                                                                  EXECUTION COPY




                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                  as Depositor,




                     ORIX REAL ESTATE CAPITAL MARKETS, LLC,
                    as Master Servicer and Special Servicer,


                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Trustee,

                         POOLING AND SERVICING AGREEMENT


                           Dated as of August 1, 2000


                         ------------------------------





                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C2

                                TABLE OF CONTENTS

                                 ---------------

SECTION                                                                                                        PAGE
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
                                    ARTICLE I

  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL              3
       SECTION 1.01.         Defined Terms ...............................................................        3
       SECTION 1.02.         General Interpretive Principles .............................................       53
       SECTION 1.03.         Certain Calculations in Respect of the Mortgage Pool ........................       54
       SECTION 1.04.         Cross-Collateralized Mortgage Loans .........................................       55

                                   ARTICLE II

  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR
    INTERESTS, REMIC II REGULAR INTERESTS, REMIC III REGULAR INTERESTS AND CERTIFICATES                          57
       SECTION 2.01.         Conveyance of Mortgage Loans ................................................       57
       SECTION 2.02.         Acceptance of Mortgage Assets by Trustee ....................................       61
       SECTION 2.03.         Certain Repurchases of Mortgage Loans by the Originators ....................       62
       SECTION 2.04.         Representations and Warranties of the Depositor .............................       65
       SECTION 2.05.         Representations and Warranties of the Master Servicer .......................       68
       SECTION 2.06.         Representations and Warranties of the Special Servicer ......................       69
       SECTION 2.07.         Representations and Warranties of the Trustee ...............................       71
       SECTION 2.08.         Designation of the Certificates .............................................       72
       SECTION 2.09.         Creation of REMIC I; Issuance of the REMIC I Regular Interests and the
                             REMIC I Residual Interest; Certain Matters Involving REMIC I and the
                             Loan REMICs .................................................................       73
       SECTION 2.10.         Conveyance of REMIC I Regular Interests; Acceptance of REMIC I Regular
                             Interests by Trustee. .......................................................       76
       SECTION 2.11.         Creation of REMIC II; Issuance of the REMIC II Regular Interests and the
                             REMIC II Residual Interest; Certain Matters Involving REMIC II ..............       76
       SECTION 2.12.         Conveyance of REMIC II Regular Interests; Acceptance of REMIC II Regular
                             Interests by Trustee ........................................................       79
       SECTION 2.13.         Creation of REMIC III; Issuance of the REMIC III Regular Interest
                             Certificates and the REMIC III Residual Interest; Certain Matters
                             Involving REMIC III .........................................................       79
       SECTION 2.14.         Acceptance of Grantor Trusts by Trustee; Issuance of the Class Y and Class
                             R Certificates. .............................................................       82

                                   ARTICLE III

  ADMINISTRATION AND SERVICING OF THE TRUST FUND                                                                 84
       SECTION 3.01.         Administration of the Mortgage Loans ........................................       84
       SECTION 3.02.         Collection of Mortgage Loan Payments ........................................       85
       SECTION 3.03.         Collection of Taxes, Assessments and Similar Items; Servicing Accounts;
                             Reserve Accounts. ...........................................................       85

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
       SECTION 3.04.         Collection Account, Distribution Account, Interest Reserve Account and
                             Gain on Sale Reserve Fund ...................................................       88
       SECTION 3.05.         Permitted Withdrawals From the Collection Account, the Distribution Account,
                             the Interest Reserve Account and the Gain on Sale Reserve Fund ..............       91
       SECTION 3.06.         Investment of Funds in the Collection Account, Servicing Accounts,
                             Reserve Accounts and the REO Account ........................................       95
       SECTION 3.07.         Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage       97
       SECTION 3.08.         Enforcement of Alienation Clauses ...........................................      101
       SECTION 3.09.         Realization Upon Defaulted Mortgage Loans ...................................      102
       SECTION 3.10.         Trustee to Cooperate; Release of Mortgage Files .............................      106
       SECTION 3.11.         Master Servicing and Special Servicing Compensation; Interest on and
                             Reimbursement of Servicing Advances; Payment of Certain Expenses;
                             Obligations of the Trustee and any Fiscal Agent regarding Back-up Servicing
                             Advances ....................................................................      107
       SECTION 3.12.         Property Inspections; Collection of Financial Statements; Delivery of
                             Certain Reports. ............................................................      112
       SECTION 3.13.         Annual Statement as to Compliance ...........................................      116
       SECTION 3.14.         Reports by Independent Public Accountants ...................................      116
       SECTION 3.15.         Access to Certain Information ...............................................      117
       SECTION 3.16.         Title to REO Property; REO Account ..........................................      118
       SECTION 3.17.         Management of REO Property ..................................................      119
       SECTION 3.18.         Sale of Mortgage Loans and REO Properties ...................................      122
       SECTION 3.19.         Additional Obligations of Master Servicer ...................................      125
       SECTION 3.20.         Modifications, Waivers, Amendments and Consents .............................      130
       SECTION 3.21.         Transfer of Servicing Between Master Servicer and Special Servicer;
                             Record Keeping. .............................................................      134
       SECTION 3.22.         Sub-Servicing Agreements ....................................................      135
       SECTION 3.23.         Controlling Class Representative ............................................      138
       SECTION 3.24.         Certain Rights and Powers of the Controlling Class Representative ...........      139
       SECTION 3.25.         Credit Tenant Leases ........................................................      141

                                   ARTICLE IV

   PAYMENTS TO CERTIFICATEHOLDERS                                                                               144
       SECTION 4.01.         Distributions ...............................................................      144
       SECTION 4.02.         Statements to Certificateholders; Certain Other Reports .....................      150
       SECTION 4.03.         P&I Advances ................................................................      154
       SECTION 4.04.         Allocation of Realized Losses and Additional Trust Fund Expenses ............      156
       SECTION 4.05.         Calculations ................................................................      157
       SECTION 4.06.         Appointment of Certificate Administrator ....................................      157

                                    ARTICLE V

   THE CERTIFICATES                                                                                             159
       SECTION 5.01.         The Certificates ............................................................      159
       SECTION 5.02.         Registration of Transfer and Exchange of Certificates .......................      159
       SECTION 5.03.         Book-Entry Certificates .....................................................      166

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
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       SECTION 5.04.         Mutilated, Destroyed, Lost or Stolen Certificates ...........................      167
       SECTION 5.05.         Persons Deemed Owners .......................................................      167
       SECTION 5.06.         Certification by Certificate Owners .........................................      168

                                   ARTICLE VI

   THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER                                                  169
       SECTION 6.01.         Liability of the Depositor, the Master Servicer and the Special Servicer ....      169
       SECTION 6.02.         Merger, Consolidation or Conversion of the Depositor, the Master Servicer
                             or the Special Servicer .....................................................      169
       SECTION 6.03.         Limitation on Liability of the Depositor, the Master Servicer, and the
                             Special Servicer. ...........................................................      169
       SECTION 6.04.         Master Servicer and Special Servicer Not to Resign ..........................      170
       SECTION 6.05.         Rights of the Depositor and the Trustee in Respect of the Master Servicer
                             and the Special Servicer ....................................................      171
       SECTION 6.06.         Designation of Special Servicer by the Controlling Class ....................      172
       SECTION 6.07.         Master Servicer or Special Servicer as Owner of a Certificate ...............      173

                                   ARTICLE VII

   DEFAULT                                                                                                      174
       SECTION 7.01.         Events of Default ...........................................................      174
       SECTION 7.02.         Trustee to Act; Appointment of Successor ....................................      177
       SECTION 7.03.         Notification to Certificateholders ..........................................      177
       SECTION 7.04.         Waiver of Events of Default .................................................      178
       SECTION 7.05.         Additional Remedies of Trustee Upon Event of Default ........................      178

                                  ARTICLE VIII

   THE TRUSTEE                                                                                                  179
       SECTION 8.01.         Duties of Trustee ...........................................................      179
       SECTION 8.02.         Certain Matters Affecting the Trustee .......................................      181
       SECTION 8.03.         Trustee and Fiscal Agent not Liable for Validity or Sufficiency of
                             Certificates or Mortgage Loans ..............................................      182
       SECTION 8.04.         Trustee and Fiscal Agent May Own Certificates ...............................      183
       SECTION 8.05.         Fees and Expenses of Trustee; Indemnification of and by Trustee and
                             Fiscal Agent ................................................................      183
       SECTION 8.06.         Eligibility Requirements for Trustee ........................................      184
       SECTION 8.07.         Resignation and Removal of Trustee ..........................................      185
       SECTION 8.08.         Successor Trustee ...........................................................      186
       SECTION 8.09.         Merger or Consolidation of Trustee ..........................................      187
       SECTION 8.10.         Appointment of Co-Trustee or Separate Trustee ...............................      187
       SECTION 8.11.         Appointment of Custodians ...................................................      188
       SECTION 8.12.         Access to Certain Information ...............................................      188
       SECTION 8.13.         Appointment of Fiscal Agent .................................................      190
       SECTION 8.14.         Advance Security Arrangement ................................................      191
       SECTION 8.15.         Filings with the Securities and Exchange Commission .........................      192

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
                                   ARTICLE IX

   TERMINATION                                                                                                  195
       SECTION 9.01.         Termination Upon Repurchase or Liquidation of All Mortgage Loans ............      195
       SECTION 9.02.         Additional Termination Requirements .........................................      197

                                    ARTICLE X

   ADDITIONAL TAX PROVISIONS                                                                                    199
       SECTION 10.01.        Tax Administration ..........................................................      199
       SECTION 10.02.        Depositor, Master Servicer, Special Servicer, Trustee and Fiscal Agent to
                             Cooperate with Tax Administrator ............................................      202
       SECTION 10.03.        Appointment of Tax Administrator ............................................      202

                                   ARTICLE XI

   MISCELLANEOUS PROVISIONS                                                                                     204
       SECTION 11.01.        Amendment ...................................................................      204
       SECTION 11.02.        Recordation of Agreement; Counterparts ......................................      205
       SECTION 11.03.        Limitation on Rights of Certificateholders ..................................      205
       SECTION 11.04.        Governing Law ...............................................................      206
       SECTION 11.05.        Notices .....................................................................      206
       SECTION 11.06.        Severability of Provisions ..................................................      207
       SECTION 11.07.        Successors and Assigns; Beneficiaries .......................................      207
       SECTION 11.08.        Article and Section Headings ................................................      207
       SECTION 11.09.        Notices to and from the Rating Agencies, the Depositor and Underwriters .....      207
       SECTION 11.10.        Notices to Controlling Class Representative .................................      209
       SECTION 11.11.        Complete Agreement ..........................................................      209

EXHIBITS

EXHIBIT A-1                Form of Class X Certificates

EXHIBIT A-2                Form of Class A-1 and Class A-2 Certificates

EXHIBIT A-3                Form of Class B, Class C, Class D, Class E and Class
                           F Certificates

EXHIBIT A-4                Form of Class G, Class H, Class J, Class K, Class L,
                           Class M, Class N and Class P Certificates

EXHIBIT A-5                Form of Class Y Certificates

EXHIBIT A-6                Form of Class R Certificates

EXHIBIT B-1A               Schedule of SBRC Mortgage Loans

EXHIBIT B-1B               Schedule of PWRES Mortgage Loans

EXHIBIT B-1C               Schedule of AMCC Mortgage Loans

EXHIBIT B-1D               Schedule of ORECM Mortgage Loans

EXHIBIT B-1E               Schedule of Mortgage Loans held by Loan REMICs

EXHIBIT B-1F               Schedule of Environmentally Insured Mortgage Loans

EXHIBIT B-1G               Schedule of Mortgage Loans with Cut-off Date
                           Principal Balances of $5,000,000 or more that do not provide for Rating Agency Confirmation Regarding
                           Waiver of Due-on-Sale Clauses

EXHIBIT B-2                Schedule of Exceptions to Mortgage File Delivery

EXHIBIT B-3                Form of Custodial Certification

EXHIBIT B-4                Form of Mortgage Loan Seller Certification

EXHIBIT C-1                Letter of Representations among Depositor,
                           Certificate Administrator and initial Depository

EXHIBIT C-2                Form of Artesia Banking Corporation Comfort Letter
                           Relating to AMCC Mortgage Loan Purchase Agreement

EXHIBIT D-1                Form of Master Servicer Request for Release

EXHIBIT D-2                Form of Special Servicer Request for Release

EXHIBIT E-1                Form of Distribution Date Statement

EXHIBIT E-2A               Form of CMSA Loan Periodic Update File

EXHIBIT E-2B               Form of CMSA Property File

EXHIBIT E-2C               Form of CMSA Loan Set-up File

EXHIBIT E-3                Form of Comparative Financial Status Report

EXHIBIT E-4                Form of Delinquent Loan Status Report

EXHIBIT E-5                Form of Historical Loan Modification Report

EXHIBIT E-6                Form of Historical Liquidation Report

EXHIBIT E-7                Form of NOI Adjustment Worksheet

EXHIBIT E-8                Form of Operating Statement Analysis Report

EXHIBIT E-9                Form of REO Status Report

EXHIBIT E-10               Form of Servicer Watch List

EXHIBIT E-11               Form of Bond File

EXHIBIT E-12               Form of Collateral Summary File

EXHIBIT E-13               Form of Financial File

EXHIBIT E-14               Paid After Determination Date Report

EXHIBIT F-1A               Form I of Transferor Certificate for Transfers of
                           Non-Registered Certificates Held in Physical Form

EXHIBIT F-1B               Form II of Transferor Certificate for Transfers of
                           Non-Registered Certificates Held in Physical Form

EXHIBIT F-2A               Form I of Transferee Certificate for Transfers of
                           Non-Registered Certificates Held in Physical Form

EXHIBIT F-2B               Form II of Transferee Certificate for Transfers of
                           Non-Registered Certificates Held in Physical Form

EXHIBIT F-2C               Form I of Transferee Certificate for Transfers of
                           Interests in Class X Certificates Held in Book-Entry
                           Form

EXHIBIT F-2D               Form II of Transferee Certificate for Transfers of
                           Interests in Class X Certificates Held in Book-Entry
                           Form

EXHIBIT G-1                Form of Transferee Certificate in Connection with
                           ERISA (Definitive Certificates)

EXHIBIT G-2                Form of Transferee Certificate in connection with
                           ERISA (Book-Entry Class X Certificates)

EXHIBIT H-1                Form of Transfer Affidavit and Agreement for
                           Transfers of Class R Certificates

EXHIBIT H-2                Form of Transferor Certificate for Transfers of Class
                           R Certificates

EXHIBIT I-1 Form of Notice and Acknowledgment Concerning Replacement of Special Servicer

EXHIBIT I-2                Form of Acknowledgment of Proposed Special Servicer

EXHIBIT J                  Form of UCC-1 Financing Statement

EXHIBIT K                  Calculation of Net Operating Income

EXHIBIT L-1                Information Request from Certificateholder or
                           Certificate Owner

EXHIBIT L-2                Information Request from Prospective Investor

EXHIBIT M-1                Form of SBRC Mortgage Loan Purchase Agreement

EXHIBIT M-2                Form of PWRES Mortgage Loan Purchase Agreement

EXHIBIT M-3                Form of AMCC Mortgage Loan Purchase Agreement

EXHIBIT M-4                Form of ORECM Mortgage Loan Purchase Agreement

EXHIBIT N                  Schedule of Designated Sub-Servicers

                  This Pooling and Servicing Agreement, is dated and effective as of August 1, 2000, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. as Depositor, ORIX REAL ESTATE CAPITAL MARKETS, LLC, as Master Servicer and Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

                  Salomon Brothers Realty Corp. (together with its successors in interest, "SBRC") has sold to Salomon Brothers Mortgage Securities VII, Inc. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of August 15, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "SBRC Mortgage Loans"). A form of the SBRC Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-1.

                  Paine Webber Real Estate Securities Inc. (together with its successors in interest, "PWRES") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of August 15, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "PWRES Mortgage Loan Purchase Agreement"), between PWRES and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "PWRES Mortgage Loans"). A form of the PWRES Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-2.

                  Artesia Mortgage Capital Corporation (together with its successors in interest, "AMCC") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of August 15, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1C (such mortgage loans, the "AMCC Mortgage Loans"). A form of the AMCC Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-3.

                  ORIX Real Estate Capital Markets, LLC (together with its successors in interest, "ORECM") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of August 15, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "ORECM Mortgage Loan Purchase Agreement"), between ORECM and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1D (such mortgage loans, the "ORECM Mortgage Loans"). A form of the ORECM Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-4.

                  The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the SBRC Mortgage Loans, the PWRES Mortgage Loans, the AMCC Mortgage Loans and the ORECM Mortgage Loans and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans and other assets that from time to time constitute part of such trust fund.

                  Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; and ORECM desires to act as "Master Servicer" and "Special Servicer" hereunder.

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL


                  SECTION 1.01.     Defined Terms.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with
Section 1.04.

                  "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

                  "ABC" shall mean Artesia Banking Corporation or its successor in interest.

                  "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

                  "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

                  "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

                  "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit, Reserve Funds and Escrow Payments) pledged and/or delivered by the related Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

                  "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

                  "Additional Right" shall mean, with respect to any Credit Tenant Lease, any termination or abatement rights of the related Credit Tenant arising from a Borrower's default under such Credit Tenant Lease in performing certain obligations, including environmental remediation of conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Borrower, compliance with laws affecting the related Mortgaged Property or common areas relating to such Mortgaged Property.

                  "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

                  "Additional Trust Fund Expense" shall mean any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

                  "Additional Yield Amount" shall have the meaning assigned thereto in Section 4.01(d).

                  "Adjusted REMIC II Remittance Rate" shall mean:

                  (a) with respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, 7.298% per annum;

                  (b) with respect to REMIC II Regular Interest A-2, for any Interest Accrual Period, 7.455% per annum;

                  (c) with respect to REMIC II Regular Interest B for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 7.526% per annum;

                  (d) with respect to REMIC II Regular Interest C for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 7.727% per annum;

                  (e) with respect to REMIC II Regular Interest D for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 7.834% per annum;

                  (f) with respect to REMIC II Regular Interest E for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 8.193% per annum;

                  (g) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 8.200% per annum;

                  (h) with respect to REMIC II Regular Interest G, for any Interest Accrual Period, a rate per annum equal to the related REMIC II Remittance Rate for such Interest Accrual Period;

                  (i) with respect to each of REMIC II Regular Interests H, J, K, L and M for any Interest Accrual Period, 6.308% per annum; and

                  (j) with respect to each of REMIC II Regular Interests N and P, for any Interest Accrual Period, 6.808% per annum.

                  "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

                  "Advance" shall mean any P&I Advance or Servicing Advance.

                  "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

                  "Advance Security Arrangement" shall have the meaning assigned thereto in Section 8.14.

                  "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or
(ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

                  "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on watch status in contemplation of any such action with respect thereto).

                  "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the Code).

                  "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

                  "A.M. Best" shall mean A.M. Best Company or its successor in interest.

                  "AMCC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "AMCC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "AMCC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

                  "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

                  "Anticipated Repayment Date" shall mean, with respect to any ARD Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

                  "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR Section 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, at the Special Servicer's option, the appraiser may be an employee of the Special Servicer).

                  "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

                  (l) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued in respect of such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property; over

                  (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of the Required Appraisal Loan, and (y) any

         Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to (i) unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, (ii) tenant improvements and leasing commissions in respect of the related Mortgaged Property and/or (iii) debt service on such Required Appraisal Loan.

                  Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal (or update to an Appraisal) has been obtained or conducted, as applicable, in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or
(B) there shall have occurred since the date of the most recent Appraisal (or update to an Appraisal) a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 90 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition. In connection with the foregoing, each Cross-Collateralized Mortgage Loan that is part of a single Cross-Collateralized Group shall be treated separately for purposes of calculating an Appraisal Reduction Amount.

                  "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

                  (i) such Mortgage Loan becomes a Modified Mortgage Loan, including by reason of an extension;

                  (ii) the Borrower under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings;

                  (iii) either (A) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 60 days past the Due Date for such payment or (B) any other material payment due under the related Mortgage Loan documents remains unpaid for 180 days past the date on which that payment was first required to be made;

                  (iv) a receiver is appointed with respect to the related Mortgaged Property; or

                  (v)      the related Mortgaged Property becomes an REO
         Property;

provided, however, no Appraisal shall be required upon the occurrence of an Appraisal Trigger Event if there has been an Appraisal or an update of an Appraisal obtained or conducted, as applicable, in accordance with Section 3.19(c) with respect to the related Mortgaged Property within the preceding 12-months.

                  "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement; provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

                  "ARD Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

                  "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment" shall mean:

                  (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

                  (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause
         (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

                  "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

                  "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that (i) is at least three times as large as the normal Monthly Payment due on such Mortgage Loan and (ii) includes a principal component equal to at least 5% of the original principal balance of such Mortgage Loan.

                  "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Prospectus" shall mean that certain prospectus dated August 4, 2000, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

                  "Bond File" shall mean the monthly report containing the information called for in the form attached hereto as Exhibit E-11, which report shall be in the form of such Exhibit E-11 or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (but in any event containing no less information than that called for in such Exhibit E-11).

                  "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

                  "Book-Entry Subordinate Certificate" shall mean any Subordinate Certificate that constitutes a Book-Entry Certificate.

                  "Borrower" shall mean the obligor or obligors on a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Breach" shall have the meaning assigned thereto in Section 2.03(a).

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

                  "Carryforward Interest Distribution Amount" shall:

                  (a) with respect to any REMIC I Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.09(g);

                  (b) with respect to any REMIC II Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.11(g); and

                  (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, have the meaning assigned thereto in Section 2.13(g);

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate" shall mean any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2000-C2, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Administrator" shall mean any certificate administrator appointed pursuant to Section 4.06 (or, in the absence of any such appointee acting in such capacity, the Trustee).

                  "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

                  "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement and the CMSA Investor Reporting Package (excluding the Loan Set-Up File).

                  "Certificate Notional Amount" shall mean, with respect to any Class X Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class X Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed or otherwise acting pursuant to Section 5.02.

                  "Chase" shall mean The Chase Manhattan Bank or its successor in interest.

                  "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 2.08(a). Any reference in any other Section or Subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in Section 2.08(a).

                  "Class A Certificate" shall mean any of the Certificates designated as such in Section 2.08(b).

                  "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which the Class X Certificates (as a collective whole) accrue interest from time to time, as calculated in accordance with Section 2.13(e).

                  "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.13(e).

                  "Class X Portion" shall mean:

                  (a) when used with respect to the Interest Accrual Amount in respect of any REMIC II Regular Interest for any Interest Accrual Period, the portion of such Interest Accrual Amount that is equal to the product of (i) the entire such Interest Accrual Amount, multiplied by (ii) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, over the Adjusted REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, and the denominator of which is the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period;

                  (b) when used with respect to the Current Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Current Interest Distribution Amount that is equal to (i) the Class X Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the product of (A) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with Section 2.11(g), multiplied by (B) a fraction, the numerator of which is equal to the Class X Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period; and

                  (c) when used with respect to the Carryforward Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Carryforward Interest Distribution Amount that is equal to the excess, if any, of (i) the aggregate of the Class X Portions of all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the aggregate amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to the first two sentences of Section 4.01(k).

                  "Class Y Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust Y, but not an asset of any REMIC Pool.

                  "Closing Date" shall mean August 24, 2000.

                  "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

                  "CMSA Investor Reporting Package" shall mean, collectively:

                  (a) the following six electronic files: (i) Loan Set-Up File, (ii) Loan Periodic Update File, (iii) Property File, (iv) Bond File, (v) Financial File and (vi) Collateral Summary File; and

                  (b) the following eight supplemental reports: (i) Delinquent Loan Status Report, (ii) Historical Loan Modification Report, (iii) Historical Liquidation Report, (iv) REO Status Report,
         (v) Operating Statement Analysis Report, (vi) Comparative Financial Status Report, (vii) Servicer Watch List and (viii) NOI Adjustment Worksheet.

                  "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

                  "Collateral Summary File" shall mean the monthly report containing the information called for in the form attached hereto as Exhibit E-12, which report shall be in the form of such Exhibit E-12 or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in trust for the Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC [or the name of any successor Master Servicer], as Master Servicer on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers

Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Collection Account".

                  "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

                  "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Comparative Financial Status Report" shall mean a report substantially in the form of Exhibit E-3 hereto, setting forth, among other things, (a) the occupancy and the Debt Service Coverage Ratio for the related Mortgage Property as of the date of the latest financial information received (covering no less than twelve (12) consecutive months trailing available) immediately preceding the preparation of such report, and (b) the revenue and Net Operating Income for each of the following periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession):
(i) each of the two (2) previous consecutive available fiscal years stated separately; and (ii) the "base year" (representing the original analysis of information used as of the Cut-off Date.)

                  "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to
Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

                  "Condemnation Proceeds" shall mean all cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third party in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage or any document to which the related Mortgage Note and Mortgage are subject.

                  "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the Class A-1 and Class A-2 Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

                  "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

                  "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

                  "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration/Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C2.

                  "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of (i) a Liquidation Event occurring in respect of such Mortgage Loan or (ii) the related Mortgaged Property becoming an REO Property).

                  "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetical and, if applicable, numerical Class designation that is the same as the alphabetical and, if applicable, numerical designation for such REMIC II Regular Interest.

                  "Corresponding REMIC II Regular Interest" shall mean, with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates.

                  "Credit Tenant" shall mean a tenant under a net lease that leases all or substantially all of a Mortgaged Property securing any of the Mortgage Loans, which tenant possesses or has a parent company that possesses, or which tenant's lease obligations are guaranteed by an affiliate that possesses, a public senior unsecured long-term debt or similar rating of at least investment grade from one or more nationally recognized statistical rating organizations.

                  "Credit Tenant Lease" shall mean a net lease with a Credit Tenant, which lease covers all or substantially all of a Mortgaged Property securing any of the Mortgage Loans.

                  "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

                  "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

                  "CSI" shall mean Chase Securities Inc. or its successor in interest;

                  "CTL Loan" shall mean each Mortgage Loan that is identified as a "CTL Loan" on the Mortgage Loan Schedule.

                  "Current Interest Distribution Amount" shall:

                  (a) with respect to any REMIC I Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.09(g);

                  (b) with respect to any REMIC II Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.11(g); and

                  (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, have the meaning assigned thereto in Section 2.13(g).

                  "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian on behalf of the Trustee for the Mortgage Files.

                  "Cut-off Date" shall mean August 1, 2000.

                  "Cut-off Date Principal Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended twelve month trailing period, to (y) the product of (i) 12 times
(ii) the Monthly Payment in effect for such Mortgage Loan and allocated on a Mortgaged Property basis as indicated in the Property File as of such date of determination.

                  "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

                  "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

                  "Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent 30 days or more in respect of its Balloon Payment, provided that if the related Borrower has a written firm commitment within 30 days following the date on which the Balloon Payment was due to refinance such Specially Serviced Mortgage Loan, such Mortgage Loan shall not become a Defaulted Mortgage Loan until such Mortgage Loan is delinquent for 60 days beyond its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                  "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

                  "Defeasance Loan" shall mean a Mortgage Loan that permits the related Borrower to obtain a release of the related Mortgaged Property through defeasance.

                  "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

                  "Deleted Mortgage Loan" shall mean a Mortgage Loan which is repurchased from the Trust as contemplated by Section 2.03.

                  "Delinquent Loan Status Report" shall mean a report substantially in the form of Exhibit E-4 hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date for the related Distribution Date, were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, or (v) in foreclosure but as to which the related Mortgaged Property has not become an REO Property, and which report shall include such additional commentary in respect of each such Mortgage Loan, such as whether the related Borrower has filed for bankruptcy or similar protection, as set forth on Exhibit E-4 attached hereto.

                  "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Depository" shall mean the Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit N hereto and any successor thereto under the related Sub-Servicing Agreement.

                  "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

                  "Determination Date" shall mean, with respect to any calendar month, commencing in September 2000, the 10th day of such month (or, if such 10th day is not a Business Day, the immediately preceding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

                  "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the

Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate" shall have the meaning assigned thereto in
Section 4.01(d).

                  "Disqualified Organization" shall mean any of the following:
(i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, or (v) any other Person so designated by the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account" shall mean the segregated account or accounts created and maintained by the Certificate Administrator on behalf of the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Distribution Account".

                  "Distribution Date" shall mean, with respect to any calendar month, commencing in September 2000, the 18th day of such month (or, if such 18th day is not a Business Day, the Business Day immediately following).

                  "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

                  "Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

                  "Due Date" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

                  "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

                  "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "Aa3" by Moody's and, if then rated thereby, "AA-" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "P-1" by Moody's and, if then rated thereby, "F-1" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

                  "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

                  "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Exhibit B-1F.

                  "Emergency Advance" Any Servicing Advance (whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make) that must be made within ten (10) days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

                  "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, net of (i) interest on any related Advances and (ii) any related Servicing Advances, over (b) the amount needed to pay off the Mortgage Loan or related REO Mortgage Loan in full.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                  "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

                  "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable, good faith judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, repurchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01, or otherwise acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

                  "Financial File" shall mean the monthly report containing the information called for in the form attached hereto as Exhibit E-13, which report shall be in the form of such Exhibit E-13 or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

                  "Fiscal Agent Agreement" shall have the meaning assigned thereto in Section 8.13.

                  "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties to this Agreement, and specific ratings of Fitch Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

                  "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

                  "Gain on Sale Reserve Fund" shall mean the segregated account created and maintained by the Certificate Administrator on behalf of the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Gain on Sale Reserve Fund".

                  "Grantor Trust" shall mean a grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

                  "Grantor Trust Pool" shall mean either of Grantor Trust R or Grantor Trust Y.

                  "Grantor Trust R" shall mean the Grantor Trust designated as such in Section 2.14(b).

                  "Grantor Trust Y" shall mean the Grantor Trust designated as such in Section 2.14(a).

                  "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property.

                  "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Historical Liquidation Report" shall mean a report setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Net Liquidation Proceeds received during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during the Collection Period ending on such Determination Date and historically, set forth on a Mortgage Loan-by-Mortgage Loan and REO Mortgage Loan-by-REO Mortgage Loan basis, which report shall be substantially in the form of, and include such additional information in respect of each Mortgage Loan and REO Mortgage Loan as to which a Final Recovery Determination has been made as set forth on, Exhibit E-6 attached hereto.

                  "Historical Loan Modification Report" shall mean a report setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, with a description of the original and the revised terms thereof, which report shall be substantially in the form of, and include such additional information in respect of each such Mortgage Loan as set forth on, Exhibit E-5 attached hereto.

                  "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof,
(ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage

Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, such Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be.

                  "Independent Contractor" shall mean any Person that would be an "independent contractor" with respect to REMIC I (or, solely for purposes of a Mortgage Loan in a Loan REMIC, the related Loan REMIC) within the meaning of
Section 856(d)(3) of the Code if REMIC I (or the related Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Tax Administrator or the Trust, delivered to the Trustee, the Certificate Administrator and the Tax Administrator), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee, the Certificate Administrator and the Tax Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Tax Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

                  "Institutional Accredited Investor" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

                  "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

                  "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower, in any case, in accordance with the Servicing Standard.

                  "Insured CTL Event" shall have the meaning assigned thereto in
Section 3.25.

                  "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

                  "Interest Accrual Amount" shall:

                  (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.09(g);

                  (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in
         Section 2.11(g); and

                  (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.13(g).

                  "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

                  "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Only Certificates" shall have the meaning assigned thereto in Section 2.08(g).

                  "Interest Reserve Account" shall mean the segregated account created and maintained by the Certificate Administrator on behalf of the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Interest Reserve Account".

                  "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Loan and each Distribution Date that occurs during February 2001 and during February of each year thereafter and during January 2001 and during January of each year thereafter that is not a leap year, an amount equal to one-day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date (and, accordingly, prior to any reduction in such Stated Principal Balance on such Distribution Date), to the extent that a Monthly Payment is received in respect of such Interest Reserve Loan for the related Due Date in the same month as such Distribution Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect of such Interest Reserve Loan for such Due Date on the related P&I Advance Date.

                  "Interest Reserve Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

                  "Interested Person" shall mean any party hereto, any Mortgage Loan Seller, any Certificateholder, or any Affiliate of any such Person.

                  "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

                  "IRS" shall mean the Internal Revenue Service or any successor.

                  "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                  "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered. The Term "Late Collections" shall specifically exclude any Default Charges.

                  "Latest Possible Maturity Date" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

                  "Lease Enhancement Policy" shall mean an insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination or abatement of a Credit Tenant Lease by the related Credit Tenant as a result of a casualty or condemnation, the insurer under such policy will be required to make a specified insurance payment.

                  "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

                  "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events -- (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01, or (v) such Mortgage Loan is acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events -- (i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01, or (iii) such REO Property is acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01.

                  "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is repurchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, that is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01 or that is acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

                  "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.00%.

                  "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the full, discounted or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage;
(ii) the realization upon any deficiency judgment obtained against a Borrower;
(iii) the purchase of a Defaulted Mortgage Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (iv) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;
(v) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01; or (vi) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder in exchange for all the Certificates pursuant to
Section 9.01.

                  "Loan Periodic Update File" shall mean the monthly report containing the information called for in the form attached hereto as Exhibit E-2A, which report shall be in the form of such Exhibit E-2A or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "Loan REMIC" shall mean, with respect to each Mortgage Loan listed on Exhibit B-1E, the segregated pool of assets consisting primarily of such Mortgage Loan, any related REO Property, and any and all payments under and the proceeds of such Mortgage Loan and/or related REO Property received after the date of the related Loan REMIC Declaration.

                  "Loan REMIC Declaration" shall mean, with respect to each Mortgage Loan identified on Exhibits B-1E, the REMIC declaration made as of a date prior to the Closing Date.

                  "Loan REMIC Interest" shall mean any Loan REMIC Regular Interest or Loan REMIC Residual Interest.

                  "Loan REMIC Regular Interest" shall mean the uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in each Loan REMIC. The principal balance of each Loan REMIC Regular Interest shall equal the principal balance of the related Mortgage Loan (or, if applicable, the deemed principal balance of any successor REO Mortgage Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of each of the Mortgage Loans listed on Exhibit B-1E (or any related REO Property) and allocable (in accordance with Section 1.03, to interest (adjusted to the related Loan REMIC Remittance Rate) on, principal of and/or Prepayment Premiums with respect to such Mortgage Loan (or any successor REO Mortgage Loan) shall be deemed paid on the related Loan REMIC Regular Interest to REMIC I at the time such amounts are so received. The terms of each Loan REMIC Regular Interest are otherwise set forth in the related Loan REMIC Declaration.

                  "Loan REMIC Remittance Rate" shall mean the per annum rate at which interest accrues in respect of a Loan REMIC Regular Interest, as set forth in or otherwise calculated in accordance with the related Loan REMIC Declaration.

                  "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in each Loan REMIC.

                  "Loan Set-Up File" shall mean the monthly report containing the information called for in the form attached hereto as Exhibit E-2C, which report shall be in the form of such Exhibit E-2C or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Loss Reimbursement Amount" shall mean:

                  (a) with respect to any REMIC I Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

                  (b) with respect to any REMIC II Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

                  (c) with respect to any Class of Principal Balance Certificates for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

                  "Maintenance Right" shall mean, with respect to any Credit Tenant Lease, any termination and abatement rights of the related Credit Tenant arising from a Borrower's default under such Credit Tenant Lease in performing obligations such as required maintenance, repairs and replacements for the related Mortgaged Property.

                  "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Principal Balance Certificates that constitute(s) the Controlling Class as of such date of determination.

                  "Master Servicer" shall mean ORECM, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following:
(i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

                  "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

                  "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

                  "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

                  "Material Breach" shall have the meaning assigned thereto in
Section 2.03(a).

                  "Material Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

                  "Memorandum" shall mean the final Private Placement Memorandum, dated August 15, 2000, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to the Underwriters as of the Closing Date.

                  "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

                  (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

                  (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

                  "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

                  "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

                  "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

                  (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, without recourse", and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

                  (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment of the Mortgage, in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, in recordable form;

                  (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, in recordable form;

                  (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

                  (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance "marked-up" at the closing of such Mortgage Loan;

                  (viii) copies of any previously filed UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2;

                  (ix) any environmental indemnity agreement and the original or a copy of any Environmental Insurance Policy relating solely to such Mortgage Loan;

                  (x) any power of attorney, guaranty, property management agreement, Ground Lease, Ground Lease estoppels, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

                  (xi) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof; and in the case of any such Letter of Credit, in a form that would permit the Master Servicer or Special Servicer, as the case may be, on behalf of the Certificateholders, to draw upon such Letter of Credit;

                  (xii) if such Mortgage Loan is a CTL Loan, an original or copy of the Credit Tenant Lease and any Lease Enhancement Policy; and

                  (xiii) in the case of any Mortgage Loan held in a Loan REMIC, the original or copy of the related Loan REMIC Declaration.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule that are from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" includes a mortgage loan that has been wholly or partially defeased.

                  "Mortgage Loan Purchase Agreements" shall mean, collectively, the SBRC Mortgage Loan Purchase Agreement, the PWRES Mortgage Loan Purchase Agreement, the AMCC Mortgage Loan Purchase Agreement and the ORECM Mortgage Loan Purchase Agreement.

                  "Mortgage Loan Schedule" shall mean, collectively, the four lists of Mortgage Loans attached hereto as Exhibit B-1A, Exhibit B-1B, Exhibit B-1C and Exhibit B-1D, respectively, as such lists may be amended from time to time in accordance with this Agreement. Such lists shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the Mortgage Loan number;

                  (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

                  (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

                  (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                  (v)      the Mortgage Rate as of the Cut-off Date;

                  (vi) the (A) original and remaining term to stated maturity and (B) Stated Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term and the Balloon Payment;

                  (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

                  (ix) whether the Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date;

                  (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

                  (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

                  (xii) whether the Mortgage Loan is a CTL Loan and, if so, the related Credit Tenant, any guarantor of that tenant's obligations under the related Credit Tenant Lease and the Rated Party;

                  (xiii) if the Mortgage Loan is a CTL Loan, whether there is a Lease Enhancement Policy in effect;

                  (xiv)    the name of the originator of the Mortgage Loan;

                  (xv)     the Interest Accrual Basis;

                  (xvi)    the Master Servicing Fee Rate; and

                  (xvii) whether the Mortgage Loan provides, at any time during its term, for a Prepayment Premium calculated based on a yield maintenance formula in connection with voluntary Principal Prepayments and, if so, whether that formula constitutes a "Present Value Type I" or a "Present Value Type II", within the meaning of the Prospectus Supplement.

                  "Mortgage Loan Sellers" shall mean, collectively, SBRC, PWRES, AMCC and ORECM.

                  "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

                  "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each of the ARD Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

                  "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

                  "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to
Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

                  "Net Assumption Fee" shall mean, with respect to any Mortgage Loan, any Assumption Fee collected thereon, net of any expenses payable therefrom in accordance with Section 3.08.

                  "Net Default Charges" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any Default Charges actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.03), to the extent such Default Charges are not allocable to pay Advance Interest accrued on Advances made in respect of any Mortgage Loan, REO Mortgage Loan or REO Property, as the case may be, in accordance with this Agreement.

                  "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

                  "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with
Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

                  "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

                  "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), a rate per annum equal to the related Mortgage Rate, minus the related Administrative Fee Rate.

                  "Net Operating Income" shall mean, with respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property for any specified period, calculated in accordance with Exhibit K.

                  "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, or allowed pursuant to the terms of such lease.

                  "NOI Adjustment Worksheet" shall mean a report or related data fields prepared by the Special Servicer with respect to Specially Serviced Mortgaged Loans and REO Mortgage Loans, and by the Master Servicer with respect to all other Mortgage Loans, substantially in the form and containing the information described in Exhibit E-7 attached hereto, presenting the computations made in accordance with the methodology described in such Exhibit to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance" shall mean as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

                  "Nonrecoverable Servicing Advance" shall mean as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

                  "Non-Registered Certificate" shall mean any Certificate that has not been registered under the Securities Act. As of the Closing Date, the Class X, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Y and Class R Certificates will constitute Non-Registered Certificates.

                  "Non-United States Person" shall mean any Person other than a United States Person.

                  "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

                  "Operating Statement Analysis Report" shall have the meaning assigned thereto in Section 3.12(b).

                  "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator, as applicable but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof.

                  "ORECM" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "ORECM Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "ORECM Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

                  "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

                  "Paid After Determination Date Report" shall mean that report referenced in Section 3.12(d).

                  "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.13(f).

                  "Percentage Interest" shall mean:

                  (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and

                  (b) with respect to a Class Y Certificate or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Performing Mortgage Loan" shall mean any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has not occurred.

                  "Permitted Investments" shall mean any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and Fitch (or, in the case of either Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency); or

                  (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) above, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

                  "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization or a Non-United States Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Person.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of Part II of the Fannie Mae Multifamily Guide, as amended from time to time.

                  "Plan" shall have the meaning assigned thereto in Section 5.02(c).

                  "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

                  "Post-ARD Additional Interest" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

                  "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

                  "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Loan REMIC Regular Interests, the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise prepaid prior to its Stated Maturity Date.

                  "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium that may have been collected).

                  "Prepayment Interest Shortfall" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest).

                  "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, including any such premium, penalty or fee that is calculated as a percentage of the principal amount being prepaid or pursuant to a yield maintenance formula.

                  "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

                  "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

                  "Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.08(e).

                  "Principal Distribution Amount" shall mean:

                  (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to such REMIC I Regular Interest; and

                  (b) with respect to any Class of REMIC III Regular Interest Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

For purposes of the foregoing, for so long as the Class A Certificates remain outstanding, the Total Principal Distribution Amount for each Distribution Date shall be allocated to the Class A Certificates, up to the lesser of (i) the aggregate of the Class Principal Balances of the Class A Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Total Principal Distribution Amount. The portion of the Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A Certificates shall, in turn, be allocated as between the Class A-1 Certificates and the Class A-2 Certificates as follows: (i) prior to the Senior Principal Distribution Cross-Over Date (or, if there is no Senior Principal Distribution Cross-Over Date, prior to the Final Distribution Date), first, to the Class A-1 Certificates, up to the Class Principal Balance thereof outstanding immediately prior to the subject Distribution Date, and then, to the Class A-2 Certificates; and (ii) on and after the Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution Date), to the Class A-1 Certificates and the Class A-2 Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date. After the Class Principal Balances of the Class A Certificates have been reduced to zero, the Total Principal Distribution Amount for each Distribution Date (net of any portion thereof that may have been allocated to the Class A Certificates in retirement thereof pursuant to the prior two sentences) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates, sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and (ii) the remaining unallocated portion of the Total Principal Distribution Amount for such Distribution Date: first, to the Class B Certificates; second, to the Class C Certificates; third, to the Class D Certificates; fourth, to the Class E Certificates; fifth, to the Class F Certificates; sixth, to the Class G Certificates; seventh, to the Class H Certificates; eighth, to the Class J Certificates; ninth, to the Class K Certificates; tenth, to the Class L Certificates; eleventh, to the Class M Certificates; twelfth, to the Class N Certificates; and thirteenth, to the Class P Certificates.

                  "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in the months subsequent to the month of prepayment, through and including the month or the respective months in which it would otherwise have been due.

                  "Property File" shall mean the monthly report containing the information called for in the form attached hereto as Exhibit E-2B, which report shall be in the form of such Exhibit E-2B or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

                  "Prospectus Supplement" shall mean that certain prospectus supplement dated August 15, 2000, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

                  "Proposed Plan" shall have the meaning assigned thereto in
Section 3.17(a)(iii).

                  "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (c) of this definition, any reasonable out-of-pocket costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the agent of any of them (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan.

                  "PWI" shall mean PaineWebber Incorporated or its successor in interest.

                  "PWRES" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "PWRES Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "PWRES Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement

                  "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

                  "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

                  "Rated Final Distribution Date" shall mean the Distribution Date in July 2033.

                  "Rated Party" shall mean, with respect to any Credit Tenant Lease, the Credit Tenant under such Credit Tenant Lease, the affiliate of such Tenant or the guarantor of such Tenant's obligations under such Credit Tenant Lease, as applicable, that as of the Closing Date has long-term senior unsecured debt obligations or long-term senior unsecured credit facilities, as the case may be, that have been assigned, as of the Closing Date, a public investment grade rating by a nationally recognized statistical rating organization, which Person is identified on the Mortgage Loan Schedule.

                  "Rating Agency" shall mean each of Moody's and Fitch.

                  "Realized Loss" shall mean:

                  (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause
         (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest), minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

                  (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

                  (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

                  "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificate" shall mean any Certificate that has been registered under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates constitute Registered Certificates.

                  "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

                  "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC I" shall mean the segregated pool of assets designated as such in Section 2.09(a)

                  "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.09.

                  "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.09(f).

                  "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

                  "REMIC II" shall mean the segregated pool of assets designated as such in Section 2.11(a).

                  "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in
Section 2.11.

                  "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.11(f).

                  "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II issued pursuant to this Agreement.

                  "REMIC III" shall mean the segregated pool of assets designated as such in Section 2.13(a).

                  "REMIC III Regular Interest Certificate" shall mean any of the Certificates designated as such in Section 2.08(h).

                  "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III issued pursuant to this Agreement.

                  "REMIC Pool" shall mean any of REMIC I, REMIC II or REMIC III or any Loan REMIC.

                  "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

                  "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC [or the name of any successor Special Servicer], as Special Servicer, on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, REO Account".

                  "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18(d).

                  "REO Extension" shall have the meaning assigned thereto in
Section 3.16(a).

                  "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

                  "REO Property" shall mean a Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Status Report" shall mean a report substantially in the form and containing the information described in Exhibit E-9 attached hereto, including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

                  "REO Tax" shall have the meaning assigned thereto in Section 3.17(a)(i).

                  "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred, provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least three consecutive Monthly Payments, and no other Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

                  "Required Claims-Paying Ratings" shall mean, with respect to any insurance carrier, a claims-paying ability or financial strength rating of "A2" or better from Moody's (or, if not rated by Moody's, rated at least "A-VIII" by A.M. Best Company) and "A" or better from Fitch (or, if not rated by Fitch, rated at least "A-VIII" by A.M. Best Company) unless, in the case of either Rating

Agency, such Rating Agency has confirmed in writing that an insurance company with lower or fewer claims-paying ability ratings shall not result, in and of itself, in an Adverse Rating Event with respect to any Class of Rated Certificates.

                  "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

                  "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any Fiscal Agent, the Certificate Registrar, the Custodian or the Certificate Administrator, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee, any Fiscal Agent, the Certificate Registrar, the Custodian or the Certificate Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

                  "Restricted Servicer Reports" shall mean each of the Servicer Watch List, the Operating Statement Analysis Report, the NOI Adjustment Worksheet, the Financial File and the Comparative Financial Status Report.

                  "SBRC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "SBRC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "SBRC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Senior Certificate" shall mean any of the Certificates designated as such in Section 2.08(c).

                  "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Standard Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

                  "Servicer Watch List" shall mean, for any Determination Date, a report (substantially in the form of Exhibit E-10) of all Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination
Date: (i) a Mortgage Loan that has a then current 12-months trailing Debt Service Coverage Ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property; (iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant or tenants collectively occupying 25% or more of the space in the related Mortgaged Property (A) has vacated or intends to vacate such space (without being replaced by a comparable tenant and lease) or (B) has declared or intends to declare bankruptcy; or (C) is or are within six (6) months of its or their respective lease expiration; (v) a Mortgage Loan that is at least 30 days delinquent in payment; and (vi) a Mortgage Loan that is within 60 days of maturity. No later than one Business Day after each Determination Date, the Special Servicer shall provide the Master Servicer with any information in its possession regarding the Specially Serviced Mortgage Loans necessary for preparation of the Servicer Watch List that is not in the possession of the Master Servicer.

                  "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

                  "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred, or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

                  "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and, with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan, the Special Servicing Fee.

                  "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

                  "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee, the Certificate Administrator and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer, as applicable.

                  "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and REO Properties for which such Person is responsible hereunder: (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest due under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (c) without regard to any conflicts of interest that may arise from: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by Affiliate thereof, (iii) the Master Servicer's obligation to make Advances, (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances, (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (vi) any ownership, servicing or management by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof of any other real estate loans or real property not included in or securing, as the case may be, the Mortgage Pool or the right to service or manage for others any such other real estate loans or real properties; and (vii) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof to repurchase any Mortgage Loan under the related Mortgage Loan Purchase Agreement or to cure a Material Document Defect or Material Breach.

                  "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

                  "Sole Certificateholder" shall mean any holder of 100% of the Certificates.

                  "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which any of the following events has occurred:

                  (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied for 60 days; or

                  (b) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur in the foreseeable future and either (i) such default is not likely to be cured within 60 days following the occurrence thereof or
         (ii) the related Borrower has requested a material modification of the related Mortgage Loan (other than a waiver of a "due-on-sale" clause permitted under Section 3.08); or the related Borrower has transferred or permitted the transfer of the Mortgage Loan, the related Mortgaged Property or direct or indirect ownership or control of the Borrower or management of the related Mortgaged Property, or has changed the management of the related Mortgaged Property, in any such case without the requisite consent or approval of the Trustee, the Master Servicer or the Special Servicer, to the extent such consent is required under the related Mortgage Loan documents; or

                  (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause
         (a) or clause (b) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                  (e) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

                  (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                  (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties;

provided, however, that a Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan:

                  (w) with respect to the circumstances described in clauses (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

                  (x) with respect to the circumstances described in clauses
         (b), (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

                  (y) with respect to the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

                  (z) with respect to the circumstances described in clause (g) above, if and when such proceedings are terminated.

                  "Special Servicer" shall mean ORECM, in its capacity as special servicer hereunder, or any successor Special Servicer appointed as herein provided.

                  "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of
Section 3.11(c).

                  "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

                  "SSB" shall mean Salomon Smith Barney Inc. or its successors in interest.

                  "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Gain on Sale Reserve Fund to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March 2001 or during March of any year thereafter , the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents, without duplication, one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Post-ARD Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (v) if such Distribution Date occurs during February 2001 or during February of any year thereafter or during January 2001 or during January of any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and
(vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

                  "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.09(a) (in the case of REMIC I), Section 2.11(a) (in the case of REMIC II), Section 2.13(a) (in the case of REMIC III) or in the related Loan REMIC Declaration (in the case of any Loan REMIC), as applicable.

                  "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which
(a) initially shall equal the Cut-off Date Principal Balance of such Mortgage Loan, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date next following the end of the Collection Period in which such Liquidation Event occurred.

                  "Subordinate Certificate" shall mean any of the Certificates designated as such in Section 2.08(d).

                  "Subordinate Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.08(f).

                  "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 10.03 (or, in the absence of any such appointee acting in such capacity, the Trustee).

                  "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to
Section 10.01(b), be the Plurality Class R Certificateholder.

                  "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

                  "Termination Price" shall have the meaning assigned thereto in
Section 9.01.

                  "Total Principal Distribution Amount" shall mean:

                  (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following --

                  (i) all payments of principal (including Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period,

                  (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received (other than as part of a Principal Prepayment) prior to the related Collection Period,

                  (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received on any of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date,

                  (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date,

                  (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date, and

                  (vi) the excess, if any, of the Total Principal Distribution Amount for the prior Distribution Date, if any, over the total distributions of principal made on such prior Distribution Date with respect to the Principal Balance Certificates; and

                  (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

                  "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

                  "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor" shall mean any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Treasury Rate" shall have the meaning assigned thereto in
Section 4.01(d).

                  "Trust" shall mean the trust created hereby.

                  "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a).

                  "Trustee's Fee Rate" shall mean 0.0025% per annum.

                  "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools.

                  "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                  "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.09(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.11(e) hereof).

                  "Underwriters" shall mean, collectively, SSB, PWI, CSI and ABC.

                  "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to
Section 4.04(c).

                  "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Loan Reporting Package (excluding the Restricted Servicer Reports).

                  "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

                  "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, 2% of the Voting Rights shall be allocated to the Holders of the Class X Certificates, and 0% of the Voting Rights shall be allocated to the Holders of the Class R and Class Y Certificates. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

                  "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                  "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0%.

                  "Yield Maintenance Certificates" shall mean the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

                  SECTION 1.02. General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                  SECTION 1.03. Certain Calculations in Respect of the Mortgage
                                Pool.

                  (a) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied for purposes of this Agreement (including for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers and also for reporting purposes) as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due
Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Loan to but not including the date of receipt. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Borrower in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers and also for reporting purposes) as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and sixth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, any accrued and unpaid Post-ARD Additional Interest.

                  (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

                  (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer, in its reasonable judgment, and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Distribution Date Statement as provided in Section 4.02.

                  SECTION 1.04. Cross-Collateralized Mortgage Loans.

                  Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                           REMIC II REGULAR INTERESTS,
                  REMIC III REGULAR INTERESTS AND CERTIFICATES


                  SECTION 2.01. Conveyance of Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "Salomon Brothers Commercial Mortgage Trust 2000-C2". Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, all payments under and proceeds of the Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), all Principal Prepayments and corresponding interest payments on the Mortgage Loans received after the Cut-off Date through and including the Closing Date, and all documents included in the related Mortgage Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account; (iv) each Mortgage Loan Purchase Agreement; (v) the Loan REMIC Interests and the Loan REMIC Declarations; and (vi) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Master Servicer and the Designated Sub-Servicers to primary service (or perform select servicing duties with respect to) certain of the Mortgage Loans and, in the case of the Mortgage Loans listed on Exhibit B-1E, subject to the related Loan REMIC Declarations. In connection with the Depositor's assignment above, the Depositor hereby directs the Trustee to execute the Artesia Banking Corporation comfort letter substantially in the form of Exhibit C-2 attached hereto, which comfort letter relates to the AMCC Mortgage Loan Purchase Agreement.

                  Under generally accepted accounting principles and for federal income tax purposes, the Depositor shall report: (i) its acquisition of the SBRC Mortgage Loans from SBRC, pursuant to the SBRC Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from SBRC; (ii) its acquisition of the PWRES Mortgage Loans from PWRES, pursuant to the PWRES Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from PWRES; (iii) its acquisition of the AMCC Mortgage Loans from AMCC, pursuant to the AMCC Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from AMCC; (iv) its acquisition of the ORECM Mortgage Loans from ORECM, pursuant to the ORECM Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from ORECM; and (v) its transfer of the Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of the Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

                  After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

                  (c) The conveyance of the Mortgage Loans (and, in the case of the Mortgage Loans listed on Exhibit B-1E, the related Loan REMIC Interests) and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Mortgage Loans, such Loan REMIC Interests and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans and Loan REMIC Interests subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans and Loan REMIC Interests after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans and the Loan REMIC Interests on or prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under each Mortgage Loan Purchase Agreement, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans and the Loan REMIC Interests subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

                  (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds and Escrow Payments) for each Mortgage Loan so assigned, subject, however, to the conditions set forth in the second paragraph of the Section 2(c) of each Mortgage Loan Purchase Agreement. The Depositor shall deliver to the Trustee or a Custodian appointed thereby and the Master Servicer on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement.

                  If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any of its Mortgage Loans, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, and such Mortgage Loan Seller has satisfied its delivery requirements as to such non-delivered document or instrument by delivering a photocopy thereof (without evidence of recording or filing, but certified by such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing), then the Trustee or a Custodian on its behalf shall, on or about the 115th day following the Closing Date and approximately every 90 days thereafter until the Trustee or Custodian on its behalf receives the original or a photocopy of the subject document or instrument reflecting evidence of recordation or filing, prepare and forward or cause to be prepared and forwarded to such Mortgage Loan Seller a certification substantially in the form of Exhibit B-4 attached hereto, to be signed and returned by such Mortgage Loan Seller, to the effect that such Mortgage Loan Seller is in good faith attempting to obtain from the appropriate public recording or filing office such original or photocopy. If any Mortgage Loan Seller does not execute and return to the Trustee or a Custodian on its behalf any such certification within 15 days following its receipt thereof, the Trustee or a Custodian on its behalf shall promptly notify the Master Servicer, the Special Servicer and the Controlling Class Representative.

                  (e) As soon as reasonably possible, and in any event within 30 days after the later of (i) the Closing Date and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee or any Custodian appointed thereby, the Trustee or a Custodian on its behalf (using a third party acceptable to the Trustee and the Master Servicer) is hereby authorized and shall complete (to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause
(viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or the applicable Custodian on its behalf following recording, and each such UCC-2 and UCC-3 shall reflect that the filed copy thereof should be returned to the Trustee or the applicable Custodian on its behalf following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee or a Custodian on its behalf shall obtain or cause to be obtained therefrom a certified copy of the recorded original. The Trustee or a Custodian on its behalf shall promptly forward copies of such recorded or final documents to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee or a Custodian on its behalf, at the option of the Trustee, either (i) shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, or (ii) shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee or a Custodian on its behalf shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If a Mortgage Loan Seller has been so notified, then the Trustee or a Custodian on its behalf shall promptly thereafter also so notify the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative. As regards the reasonable out-of-pocket costs and expenses incurred by the Trustee or any Custodian on its behalf in connection with the recording and filing of documents pursuant to this
Section 2.01(e), the Trustee shall seek reimbursement from the related Mortgage Loan Seller as and to the extent provided in the related Mortgage Loan Purchase Agreement. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (ii), (iii), (iv) or
(v) of the definition of "Mortgage File," or to file any UCC-2 or UCC-3 to the Trustee referred to in clause (viii) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trust Fund) reasonably acceptable to the Depositor, the Master Servicer and the Trustee, or the Trustee's and the Depositor's receipt of an Officer's Certificate from the Master Servicer to the effect that there exists evidence satisfactory to the Master Servicer that, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor; provided that if any such document is not going to be recorded or filed, as applicable, the Trustee or a Custodian on its behalf shall notify the Rating Agencies.

                  (f) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date (or, if any of the following items were not in the actual possession of a Mortgage Loan Seller, as soon as reasonably practical, but in any event within 30 days, after the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; and (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the particular Mortgage Loan Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the particular Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the particular Mortgage Loan Seller that relate to the respective Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Master Servicer . The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders. The Depositor hereby represents and warrants that the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, are contractually obligated to provide the Trustee with a power of attorney to enable the Trustee to record any loan documents that the Trustee and the Special Servicer has been unable to record. The Master Servicer shall not be liable to the Trust or any parties hereto for the failure of the Mortgage Loan Seller to deliver any of the above-referenced documents.

                  (g) The Depositor shall be responsible for paying the on-going surveillance fees of the Rating Agencies, which may be in the form of a one time up-front payment.

                  SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

                  (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, (ii) the Loan REMIC Interests and the Loan REMIC Declarations, and (iii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans, the Loan REMIC Interests and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, the Mortgage Loan Sellers, the Controlling Class Representative and the Underwriters that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or, a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), if any, are in its possession or the possession of a Custodian on its behalf, and (ii) if such Mortgage Loan is identified on Exhibit B-1, the original or a copy of the Loan REMIC Declaration specified in clause (xiii) of the definition of "Mortgage File" is in its possession or the possession of a Custodian on its behalf, (iii) such Mortgage Note (or copy thereof) and, if applicable, such Loan REMIC Declaration have been reviewed by it or by such Custodian on its behalf and each (A) appears regular on its face (in the case of such Mortgage Note, handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

                  (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed and (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee or a Custodian on its behalf shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers, the Controlling Class Representative and the Underwriters that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), if any, the original or a copy of each document specified in clauses (ii) through (v) of the definition of "Mortgage File", the original or a copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File", the original or a copy of each document specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical) and, in the case of each Mortgage Loan identified on Exhibit B-1E, the original or a copy of the Loan REMIC Declaration specified in clause (xiii) of the definition of "Mortgage File", has been delivered to it or to a Custodian on its behalf; (ii) if such report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

                  (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee or a Custodian on its behalf may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and any Custodian's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (vii),
(viii) and (xiii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

                  SECTION 2.03. Certain Repurchases of Mortgage Loans by the
                                Originators.

                  (a) If any party hereto discovers, or receives notice from a non-party, that any document constituting a part of the Mortgage File for any Mortgage Loan has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Mortgage File), or does not appear to be regular on its face (each, a "Document Defect"), or that there exists a breach of any representation or warranty made by the related Mortgage Loan Seller with respect to any Mortgage Loan pursuant to Section 4(b) of the related Mortgage Loan Purchase Agreement (each, a "Breach"), then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice of any such Document Defect or Breach, the Trustee shall notify the Master Servicer, the Custodian, the Controlling Class Representative, the Rating Agencies, the Underwriters and the related Mortgage Loan Seller. If such Document Defect and/or Breach materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach", as the case may be. Without limiting any of the foregoing, the absence of an original Mortgage Note, an original or a copy of a Mortgage (with or without evidence of recording thereon) or an original or a copy of a lender's title insurance policy from a Mortgage File or any material nonconformity to the Mortgage Loan Schedule of any such document or any material irregularity on the face thereof (without the presence of any factor, such as the presence of a lost note affidavit with an indemnity in the case of a missing Mortgage Note or the presence of a pro forma title policy or a commitment for title insurance "marked-up" at the closing of the subject Mortgage Loan in the case of a missing lender's title insurance policy, that in the Trustee's reasonable discretion reasonably mitigates such absence, non-conformity or irregularity) shall be a Material Document Defect.

                  (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Trustee shall direct the related Mortgage Loan Seller that such Mortgage Loan Seller must, not later than 90 days from the receipt by such Mortgage Loan Seller of such notice, cure such Material Document Defect or Material Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement) at the applicable Purchase Price; provided that if (i) any such Material Breach or Material Document Defect does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code,
(ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period, (iii) the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and (iv) the related Mortgage Loan Seller shall have delivered to the Trustee a certification executed on behalf of such Mortgage Loan Seller by an officer thereof (A) setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within an initial 90-day period, (B) specifying what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and (C) stating that such Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, if it fails to complete such cure, to repurchase the affected Mortgage Loan). If any Mortgage Loan is to be repurchased as contemplated by this Section 2.03, Trustee shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price is to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis (subject to any rights of a Designated Sub-

Servicer to continue to sub-service the Deleted Mortgage Loan as set forth in any applicable Designated Sub-Servicer Agreement and subject to any rights that the Master Servicer may have in and to the servicing of the Deleted Mortgage Loan as set forth in any applicable master servicing rights purchase agreement or other applicable agreement).

                  If a Breach or Document Defect exists with respect to any Mortgage Loan constituting part of a Cross-Collateralized Group, then the determination as to whether such Breach or Document Defect, as the case may be, is a Material Breach or a Material Document Defect, as applicable, shall be made as follows:

                  (i) if such Mortgage Loan has become a Specially Serviced Mortgage Loan by reason of such Breach or Document Defect, then based solely upon such Mortgage Loan and the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding thereto, without regard to the cross-collateralization; and

                  (ii) otherwise, treating such Cross-Collateralized Group as a single Mortgage Loan secured by all of the related Mortgaged Properties.

For purposes of applying the remedies contemplated by this Section 2.03(b) in connection with any Material Breach or Material Document Defect in respect of any Cross-Collateralized Group or any particular Cross-Collateralized Mortgage Loan that is part of such Cross-Collateralized Group, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                  In connection with any repurchase of any of the Mortgage Loans listed on Exhibit B-1E pursuant to or as contemplated by this Section 2.03(b), the Tax Administrator shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.

                  If any Mortgage Loan is to be repurchased as contemplated by this Section 2.03, the Trustee shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of the Deleted Mortgage Loan and deliver the same to the Certificate Administrator. Upon the Certificate Administrator's receipt from the Mortgage Loan Seller of such amended Mortgage Loan Schedule, the Certificate Administrator shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the respective parties hereto and to the Controlling Class Representative.

                  (c) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price for any Mortgage Loan repurchased by a Mortgage Loan Seller as contemplated by this
Section 2.03 has been deposited in the Collection Account, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the Mortgage Loan Seller effecting the repurchase or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Mortgage Loan Seller effecting the repurchase or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrowers of the transfers of the Deleted Mortgage Loan(s). In connection with any such repurchase by a Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to such Mortgage

Loan Seller or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of such Mortgage Loan Seller.

                  (d) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If any Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan as contemplated by this
Section 2.03, the Master Servicer shall promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the Trustee shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase obligations, including the institution and prosecution of appropriate legal proceedings, as the Trustee shall determine are in the best interests of the Certificateholders (taken as a collective whole).

                  Without limiting the Trustee's duties under this Section 2.03(d), the Trustee hereby irrevocably designates the Master Servicer (in the case of Performing Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans), for the benefit of the Certificateholders, to enforce (at their respective options after notifying the Trustee) any of the obligations of each Mortgage Loan Seller (other than a Mortgage Loan Seller that is an Affiliate of the Master Servicer or the Special Servicer, as the case may
be) under Section 5(a) of the related Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Master Servicer or the Special Servicer, as the case may be, shall determine are in the best interests of the Certificateholders (taken as a collective whole). The Trustee shall retain responsibility for enforcing any of the obligations of a Mortgage Loan Seller that is an Affiliate of the Master Servicer or the Special Servicer, as the case may be, under Section 5(a) of the related Mortgage Loan Purchase Agreement.

                  (e) The Trustee, the Custodian, the Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable out-of-pocket expenses, including reasonable attorneys' fees and expenses related to their obligations set forth in this Section 2.03: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller ordered or awarded pursuant to an adjudication; second, out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of any enforcement action it is determined that the amounts described in clauses first and second are insufficient, then out of general collections on the Mortgage Loans on deposit in the Collection Account.

                  SECTION 2.04. Representations and Warranties of the Depositor.

                  (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

                  (vii) The Depositor's transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (viii) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

                  (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b).

                  (x) After giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                  (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

                  (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (xiv) Assuming the accuracy of the representations and warranties of the Mortgage Loan Sellers set forth in their respective Mortgage Loan Purchase Agreements, immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan, and the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

                  (xv) The Depositor is transferring the Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

                  (xvi) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Depositor to the Trustee.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                  SECTION 2.05. Representations and Warranties of the Master
                                Servicer.

                  (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Master Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgement, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

                  (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

                  (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of such foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                  (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.06. Representations and Warranties of the Special
                                Servicer.

                  (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgement, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

                  (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

                  (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto and the Controlling Class Representative.

                  (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.07. Representations and Warranties of the Trustee.

                  (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

                  (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                  (b) The representations and warranties of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                  (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.08. Designation of the Certificates.

                  (a) The Certificates shall consist of 18 Classes hereby designated as the "Class X Certificates", the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B Certificates", the "Class C Certificates", the "Class D Certificates", the "Class E Certificates", the "Class F Certificates", the "Class G Certificates", the "Class H Certificates", the "Class J Certificates", the "Class K Certificates", the "Class L Certificates, the "Class M Certificates", the "Class N Certificates", the "Class P Certificates", the "Class Y Certificates" and the "Class R Certificates", respectively.

                  (b) The Class A-1 and Class A-2 Certificates are collectively designated as the "Class A Certificates".

                  (c) The Class X, Class A-1 and Class A-2 Certificates are collectively designated as the "Senior Certificates".

                  (d) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class R Certificates are collectively designated as the "Subordinate Certificates".

                  (e) The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates are collectively designated as the "Principal Balance Certificates".

                  (f) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates are collectively designated as the "Subordinate Principal Balance Certificates".

                  (g) The Class X Certificates are also designated as the "Interest Only Certificates".

                  (h) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "REMIC III Regular Interest Certificates".

                  SECTION 2.09. Creation of REMIC I; Issuance of the REMIC I
                                Regular Interests and the REMIC I Residual
                                Interest; Certain Matters Involving REMIC I and the Loan REMICs.

                  (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement (other than those Mortgage Loans that are, in each case, held by a Loan REMIC), together with (A) all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date, and exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates), (B) all Principal Prepayments and corresponding interest payments on the Mortgage Loans received after the Cut-off Date through and including the Closing Date, and (C) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of a Mortgage Loan (other than a Mortgage Loan that had been held by a Loan REMIC);
(iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account (exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates); (iv) the rights of the Depositor under each Mortgage Loan Purchase Agreement and (v) the Loan REMIC Regular Interests and all payments under and proceeds of such Loan REMIC Regular Interest received after the Closing Date. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

                  A Loan REMIC Declaration has been made with respect to each of the Mortgage Loans listed on Exhibit B-1E hereto. In the case of each such Mortgage Loan, the related Loan REMIC will include such Mortgage Loan and any REO Property acquired in respect of such Mortgage Loan. The "Startup Day" for each Loan REMIC within the meaning of Section 860G(a)(9) of the Code, is designated in the related Loan REMIC Declaration.

                  (b) Concurrently with the assignment of the Mortgage Loans (or, in the case of each of the Mortgage Loans listed on Exhibit B-1E hereto, the related Loan REMIC Regular Interests) and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Mortgage Loan and Loan REMIC Regular Interest that is an asset of REMIC I. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Mortgage Loan with respect to which it was issued (or, if applicable, to the Loan REMIC Regular Interest in respect of which it was issued and also to the corresponding Mortgage Loan) and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of any such Mortgage Loan. Neither the REMIC I

Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

                  (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. Each Loan REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and each Loan REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the related Loan REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I or any Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Mortgage Loan set forth in the Mortgage Loan Schedule.

                  (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate with respect to any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows:

                  (i) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; and

                  (ii) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I

         Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during January 2001 or during January of any year thereafter or during December 2000 or during December of any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during February of any year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to
         Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

                  (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I

Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

                  (h) Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Latest Possible Maturity Date for each Loan REMIC Regular Interest shall be the Stated Maturity Date for the related Mortgage Loan.

                  (i) Neither the REMIC I Residual Interest nor any Loan REMIC Residual Interest shall have a principal balance or bear interest.

                  SECTION 2.10. Conveyance of REMIC I Regular Interests;
                                Acceptance of REMIC I Regular Interests by
                                Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

                  SECTION 2.11. Creation of REMIC II; Issuance of the REMIC II
                                Regular Interests and the REMIC II Residual
                                Interest; Certain Matters Involving REMIC II.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.10 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 15 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

                  (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The REMIC II Regular Interests are hereby designated as "REMIC II Regular Interest A-1", "REMIC II Regular Interest A-2", "REMIC II Regular Interest B", "REMIC II Regular Interest C", "REMIC II Regular Interest D", "REMIC II Regular Interest E", "REMIC II Regular Interest F", "REMIC II Regular Interest G", "REMIC II Regular Interest H", "REMIC II Regular Interest J", "REMIC II Regular Interest K", "REMIC II Regular Interest L", "REMIC II Regular Interest M", "REMIC II Regular Interest N" and "REMIC II Regular Interest P", respectively.

                  (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

             DESIGNATION OF                     INITIAL UNCERTIFICATED
       REMIC II REGULAR INTEREST                   PRINCIPAL BALANCE
       -------------------------                   -----------------
                  A-1                                $114,610,000
                  A-2                                $483,255,000
                   B                                 $ 33,214,000
                   C                                 $ 33,215,000
                   D                                 $  7,815,000
                   E                                 $ 11,723,000
                   F                                 $ 13,677,000
                   G                                 $  9,769,000
                   H                                 $ 21,492,000
                   J                                 $ 13,677,000
                   K                                 $  5,861,000
                   L                                 $  5,861,000
                   M                                 $  8,792,000
                   N                                 $  6,839,000
                   P                                 $ 11,723,168

                  On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

                  (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

                  (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to
(i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

                  (h) Solely for purposes of satisfying Treasury Regulation
Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

                  (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

                  SECTION 2.12. Conveyance of REMIC II Regular Interests;
                                Acceptance of REMIC II Regular Interests by
                                Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

                  SECTION 2.13. Creation of REMIC III; Issuance of the REMIC III
                                Regular Interest Certificates and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of
Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.12 and in exchange therefor, the REMIC III Residual Interest shall be issued, and the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 16 Classes of REMIC III Regular Interest Certificates. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

                  (c) The respective Classes of the REMIC III Regular Interest Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The designations for the respective classes of the REMIC III Regular Interest Certificates are specified in Section 2.08.

                  (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof.

            CLASS                      INITIAL CLASS
         DESIGNATION                 PRINCIPAL BALANCE
         -----------                 -----------------
         Class A-1                     $114,610,000
         Class A-2                     $483,255,000
         Class B                       $ 33,214,000
         Class C                       $ 33,215,000
         Class D                       $  7,815,000
         Class E                       $ 11,723,000
         Class F                       $ 13,677,000
         Class G                       $  9,769,000
         Class H                       $ 21,492,000
         Class J                       $ 13,677,000
         Class K                       $  5,861,000
         Class L                       $  5,861,000
         Class M                       $  8,792,000
         Class N                       $  6,839,000
         Class P                       $ 11,723,168

                  On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to
Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

                  The Class X Certificates shall not have a principal balance. For purposes of accruing interest, however, the Class X Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests.

                  (f) Each Class of REMIC III Regular Interest Certificates shall have a Pass-Through Rate.

                  The Pass-Through Rate with respect to each Class of Principal Balance Certificates for any Interest Accrual Period shall be as follows:

                  (i) in the case of the Class A-1 Certificates, 7.298% per annum;

                  (ii) in the case of the Class A-2 Certificates, 7.455% per annum;

                  (iii) in the case of the Class B Certificates, the lesser of (A) 7.526% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest B for such Interest Accrual Period;

                  (iv) in the case of the Class C Certificates, the lesser of (A) 7.727% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest C for such Interest Accrual Period;

                  (v) in the case of the Class D Certificates, the lesser of (A) 7.834% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest D for such Interest Accrual Period;

                  (vi) in the case of the Class E Certificates, the lesser of (A) 8.193% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest E for such interest Accrual Period;

                  (vii) in the case of the Class F Certificates, the lesser of (A) 8.200% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest F for such Interest Accrual Period; and

                  (viii) in the case of the Class G Certificates, the REMIC II Remittance Rate with respect to REMIC II Regular Interest G for such Interest Accrual Period;

                  (ix) in the case of the Class H Certificates 6.308% per annum;

                  (x) in the case of the Class J Certificates 6.308% per annum;

                  (xi) in the case of the Class K Certificates 6.308% per annum;

                  (xii) in the case of the Class L Certificates 6.308% per annum;

                  (xiii) in the case of the Class M Certificates 6.308% per annum;

                  (xiv) in the case of the Class N Certificates 6.808% per annum;

                  (xv) in the case of the Class P Certificates 6.808% per annum.

                  With respect to the Class X Certificates, the related Pass-Through Rate for each Interest Accrual Period shall be a rate per annum equal to the excess, if any, of (i) the weighted average of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests, over (ii) the weighted average of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests. For purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the related Distribution Date.

                  (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each Class of REMIC III

Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of the Class X Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each Class of REMIC III Regular Interest Certificates during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of the Class X Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders thereof on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the Classes of REMIC III Regular Interest Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to Section 4.01(a) or
Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable.

                  (h) Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of REMIC III Regular Interest Certificates shall be the Rated Final Distribution Date.

                  (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

                  SECTION 2.14. Acceptance of Grantor Trusts by Trustee;
                                Issuance of the Class Y and Class R
                                Certificates.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust Y". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust Y and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class Y Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust Y, the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the Class Y Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust Y. The rights of the Holders of the Class Y Certificates to receive distributions from the proceeds of Grantor Trust Y, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                  (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse, all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND


                  SECTION 3.01. Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with any and all applicable laws, in accordance with the express terms of this Agreement, the respective Mortgage Loans and, in the case of a CTL Loan, any related Lease Enhancement Policy and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and
(ii) the Special Servicer shall service and administer (x) each Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and, subject to its receipt of information from the Special Servicer as provided herein, prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans), to process payments at the direction of the Special Servicer, and to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to any Performing Mortgage Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

                  (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Master Servicer and Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File.

Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

                  (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02. Collection of Mortgage Loan Payments.

                  (a) The Master Servicer and the Special Servicer shall each undertake reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with applicable law and the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section
3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

                  (b) Six months prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date and shall request confirmation that the Balloon Payment will be paid by such date.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only:

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
(i) to effect the payment of real estate taxes, assessments, insurance premiums (including, without limitation, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within one Business Day after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

                  (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan documents; provided, however, that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

                  (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (including, Specially Serviced Mortgage Loans), advance with respect to each Mortgaged Property all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies (including, without limitation, Environmental Insurance Policies), in each instance if and to the extent that Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and the related Borrower has failed to pay such item on a timely basis, and provided that the particular Advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this provision is in no way intended to affect amounts actually due and owing from the related Borrower under such Mortgage Loan.

                  (d) The Master Servicer shall, as to all the Mortgage Loans (including Specially Serviced Mortgaged Loans), establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited, and draws on any Letter of Credit delivered in lieu of Reserve Funds may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Borrower in connection with, the specific items for which such Reserve Funds were escrowed or any such Letter of Credit was delivered, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Borrower governing such Reserve Funds or Letter of Credit. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts and funds therein may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Interest and investment income on funds held in any Reserve Fund will be for the benefit of the Master Servicer subject to its withdrawal, but only to the extent it is not otherwise required to be paid to the related Borrower pursuant to applicable law and/or the related loan documents. The Special Servicer shall deliver all Reserve Funds (within one Business Day of receipt of such Reserve Funds by it) to the Master Servicer for deposit in the applicable Reserve Account.

                  (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of the related Mortgage Loan documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

                  (f) Subject to applicable law and the terms of the related Mortgage Loan documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.

                  SECTION 3.04. Collection Account, Distribution Account,
                                Interest Reserve Account and Gain on Sale
                                Reserve Fund.

                  (a) The Master Servicer shall segregate and hold all funds collected and received in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within two Business Days of receipt (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

                  (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

                  (iii) all Prepayment Premiums and late payment charges received in respect of the Mortgage Loans;

                  (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force place hazard policy;

                  (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing,
(A) actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and processing or similar fees, need not be deposited by the Master Servicer in the Collection Account and (B) with respect to any amount representing a sub-servicing fee that otherwise would be required to be deposited by the Master Servicer in the Collection Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Collection Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Collection Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

                  (b) The Certificate Administrator shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Certificate Administrator shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates and (ii) one of which sub-accounts (such sub-account, the "Class Y Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class Y Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Certificate Administrator, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Loans shall be deemed to have been deposited into the Class Y Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the

Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Certificate Administrator for deposit in the Distribution Account. The Certificate Administrator shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Certificate Administrator shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Certificate Administrator shall transfer monies from the Gain on Sale Reserve Fund to the Distribution Account. If the Certificate Administrator shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

                  (c) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2001, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Certificate Administrator shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

                  (d) Upon or prior to the receipt of any Excess Liquidation Proceeds in connection with the liquidation of any defaulted Mortgage Loan or REO Property, the Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Gain on Sale Reserve Fund") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Gain on Sale Reserve Fund shall be an Eligible Account. On each Master Servicer Remittance Date, the Certificate Administrator shall deposit into the Gain on Sale Reserve Fund that portion, if any, of the Master Servicer Remittance Amount received by it on such Master Servicer Remittance Date that constitutes Excess Liquidation proceeds, which Excess Liquidation Proceeds shall be indicated by the Master Servicer in the CMSA Loan Periodic Update File; provided that no such deposit into the Gain on Sale Reserve Fund shall be made in the month in which the Final Distribution Date occurs.

                  (e) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Gain on Sale Reserve Fund shall be held at the Corporate Trust Office of The Chase Manhattan Bank as of the Closing Date, and the Certificate Administrator shall give notice to the parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Gain on Sale Reserve Fund prior to any change thereof.

                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Certificate Administrator for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to reimburse any Fiscal Agent, the Trustee or itself, in that order, for unreimbursed P&I Advances made thereby (in each case, with its own funds), any Fiscal Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below), however, being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout
         Fees);

                  (iii) on each Master Servicer Remittance Date, to pay to itself the Master Servicing Fees earned in respect of each Mortgage Loan and REO Mortgage Loan for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, the Master Servicer's rights to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan, however, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) that are allocable as interest thereon;

                  (iv) on each Master Servicer Remittance Date, to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, the Special Servicing Fees earned in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

                  (vi) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), any Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

                  (viii) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing any Fiscal Agent, the Trustee, itself or the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause
         (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, to also pay such Person, the case may be, out of Default Charges on deposit in the Collection Account that were collected on any Mortgage Loan or REO Mortgage Loan during such Collection Period, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                  (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing any Fiscal Agent, the Trustee, itself or the Special Servicer, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the Default Charges collected during such Collection Period are not sufficient to make such payment pursuant to clause
         (viii) above, to also pay such Person, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                  (x) to pay itself any items of Additional Master Servicing Compensation, and to pay the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

                  (xi) to reimburse the Trustee, the Master Servicer and the Special Servicer for any reasonable out-of-pocket expenses for which it is entitled to be reimbursed pursuant to, and from the sources contemplated by, Section 2.03(e);

                  (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made solely from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be;

                  (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

                  (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund (A) pursuant to Section

         3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) and (B) the first sentence of Section 3.12(a);

                  (xv) to pay itself, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Custodian, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to
         Section 4.06, Section 6.03, Section 7.01(b), Section 8.05(b), Section
         8.13 or Section 10.03, as applicable;

                  (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), and (B) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for any expense (including the reasonable fees of tax accountants and attorneys) incurred by the Tax Administrator pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer;

                  (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Tax Administrator, the Certificate Administrator, the Custodian or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                  (xix) to pay itself, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase; and

                  (xx) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

                  If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds, provided that where, as in clauses (ii) and (vi), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and
(B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds, provided that where, as in clause (vii), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clause, payments, reimbursements or remittances pursuant to such clause shall be made in such order of priority to the extent of available funds.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

                  (b) The Certificate Administrator shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes, to the extent not previously paid (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

                  (ii) to pay the Trustee or any of the Trustee's directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee's Fee;

                  (iii) to pay the Certificate Administrator, the Custodian, the Tax Administrator, any Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 4.06, 8.05(b), 8.13(a) and/or 10.03;

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

                  (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

                  (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2001), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Certificate Administrator shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account.

                  (d) On each Distribution Date, prior to 11:00 a.m. New York City time, the Certificate Administrator shall withdraw from the Gain on Sale Reserve Fund and deposit in the Distribution Account, for distribution on such Distribution Date pursuant to Section 4.01, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Gain on Sale Reserve Fund and
(ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Gain on Sale Reserve Fund to the Distribution Account); provided, that on the Final Distribution Date, prior to 11:00 a.m. New York City time, the Certificate Administrator shall withdraw from the Gain on Sale Reserve Fund and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Gain on Sale Reserve Fund.

                  (e) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder (or, in the case of such expenses, to have such funds paid directly to third party contractors from any invoices approved by the Trustee, any Fiscal Agent, the Depositor, the Master Servicer or the Special Servicer, as applicable), but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                Servicing Accounts, Reserve Accounts and the REO Account.

                  (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Certificate Administrator) maintaining the Collection Account or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO

Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and
                           (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period and, further, if and to the extent not required to be paid to the related Borrower pursuant to applicable law or the terms of the related Mortgage Loan, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with
Section 3.03. If the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings and, in the case of a Servicing Account or an REO Account, other than a loss of an investment made for the benefit of the related Borrower, which is either invested at the direction of the related Borrower or as required under the related Mortgage Loan documents), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss).

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may, and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates, the Trustee shall, take such action to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings.

                  (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund shall remain uninvested.

                  (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  SECTION 3.07. Maintenance of Insurance Policies; Errors and
                                Omissions and Fidelity Coverage.

                  (a) Each of the Master Servicer and Special Servicer shall, as to those Mortgage Loans it is obliged to service hereunder, use reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain (and, if the related Borrower does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to Sections 3.11(h) and 3.11(i) hereof, and to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates) all insurance coverage as is required under the related Mortgage subject to applicable law); provided that if any Mortgage permits the holder thereof to dictate to the Borrower the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard and shall require that such insurance be obtained from Qualified Insurers with the Required Claims-Paying Ratings. The Special Servicer shall also cause to be maintained for each REO Property, in each case with a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Borrower under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance, flood insurance (if applicable) and, to the extent consistent with the Servicing Standard and available at commercially reasonable rates, business interruption or rent loss insurance and earthquake insurance, all in such amounts as are consistent with the Servicing Standard, and the Special Servicer shall be reimbursed for the premium costs thereof as a Servicing Advance pursuant to and to the extent permitted under Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this provision is in no way intended to affect amounts due and owing from the related Borrower under such Mortgage Loan.

                  (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (i) is obtained from a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Borrower has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

                  If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a master single interest insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (i) is obtained from a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Borrower has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such master single interest insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Borrower for the amount of such incremental costs. All other costs associated with any such master single interest insurance policy (including, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master single interest insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

                  (c) On or before the Closing Date, with respect to each of the Environmentally Insured Mortgage Loans, the Depositor shall notify the insurer under the related Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the

Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Borrower has not filed a claim, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

                  The Master Servicer shall abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such action as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

                  In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy with respect to Environmentally Insured Mortgage Loan, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Borrower under any Environmental Insurance Policy a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

                  Without limiting its obligations hereunder with respect to any other Mortgage Loan, the Master Servicer shall monitor the actions, and enforce the obligations, of the related Borrower under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

                  (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose obligations are guaranteed or backed, in writing, by entities having) the Required Claims-Paying Ratings, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

                  In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose obligations are guaranteed or backed, in writing, by entities having) the Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Such errors and omissions policy shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

                  (e) All insurance coverage required to be maintained under this Section 3.07 shall be obtained from Qualified Insurers.

                  SECTION 3.08. Enforcement of Alienation Clauses.

                  The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall evaluate any right to transfer and, subject to Section 3.24, shall enforce the restrictions contained in any Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as appropriate, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause unless and until (i) it has so notified the Special Servicer in writing and provided the Special Servicer with any written or electronic information (and a written recommendation and rationale therefor) in the Master Servicer's possession regarding the affected Mortgage Loan that the Special Servicer may reasonably request within ten Business Days of receiving such written notice and (ii) the Special Servicer has consented to such action (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object to such action within ten Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such written notice)); and provided, further, that the Master Servicer may, at its option, consistent with the immediately preceding proviso, seek the consent of the Special Servicer in connection with the waiver of a "due-on-sale" clause; and provided, further, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, if it involves any Mortgage Loan (other than a Mortgage Loan identified on Schedule B-1G) that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to the Master Servicer be affiliated with the Borrower under such Mortgage Loan, has a Cut-off Date Principal Balance of $5,000,000 or more, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower. After having made any determination to waive the Trust's rights under a "due-on-sale" or "due-on encumbrance" clause, the Master Servicer or the Special Servicer, as appropriate, shall deliver to the Trustee, each Rating Agency, the Controlling Class Representative and the other such party an Officer's Certificate setting forth the basis for such determination. The Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to make such determination. The Master Servicer shall not be liable to the Certificateholders, the Trust, the Trustee, the Certificate Administrator or the other parties hereto for the respective consents or failures to consent of the Special Servicer under this
Section 3.08 or for delays caused thereby, provided that (i) the Master Servicer and the Special Servicer are not the same Person or Affiliates and (ii) the Master Servicer has acted without willful misfeasance, bad faith or negligence. The Special Servicer shall not be liable to the Certificateholders, the Trust, the Trustee, the Certificate Administrator or the other parties hereto for the respective consents or failures to consent of the Master Servicer under this
Section 3.08 or for delays caused thereby, provided that (i) the Special Servicer and the Master Servicer are not the same Person or Affiliates and (ii) the Special Servicer has acted without willful misfeasance, bad faith or negligence. The Special Servicer accepts responsibility for any consents to be given by it pursuant to this Agreement. If the Master Servicer or the Special Servicer (i) collects an assumption fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property and (ii) fails to collect from such Borrower or the related transferee (or waives the collection of) any fees, expenses or costs associated with that transfer or proposed transfer which are required to be paid by such Borrower or related transferee, under the terms of the related Mortgage Loan, then the Master Servicer or the Special Servicer, as applicable, shall apply the assumption fee to first cover any such fees, expenses or costs that would otherwise be payable from or reimbursable out of the Trust Fund, and only the portion of such assumption fee remaining after payment of such fees, expenses and costs shall be payable to the Master Servicer and/or the Special Servicer, as applicable, as additional compensation under Section 3.11 hereof; and provided, further that the Master Servicer or the Special Servicer, as applicable, shall collect all fees, costs and expenses with respect to such transfer unless the Master Servicer or the Special Servicer, as applicable, determines that such collection of any such fees, costs and expenses would violate the Servicing Standard.

                  SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

                  (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-

ARD Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all costs and expenses incurred in any such proceedings shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard; provided, however, that any such bid of the Special Servicer, on behalf of the Trust, with respect to a Mortgaged Property located in either the Commonwealth of Puerto Rico or the U.S. Virgin Islands shall be equal to the aggregate of all amounts then due and owing under the related Mortgage Loan. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

                  (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I or the related Loan REMIC, as applicable, at any given time constitutes not more than a de minimis amount of the assets of REMIC I or such Loan REMIC within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income taxes under the Code. In addition, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer (to the extent it is allowed to do so herein) nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                  (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) in the event that the determination described in clause
         (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

                  Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to
Section 3.05.

                  (d) If neither of the conditions set forth in clause (i) and clause (ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                  (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                  (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, who shall promptly file same with the IRS on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Special Servicer shall deliver to the Master Servicer, who shall promptly forward it to the Certificate Administrator, an Officer's Certificate stating that all such information returns relating to Specially Serviced Mortgage Loans and REO Properties that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to the Master Servicer. The Master Servicer shall include any information with respect to the receipt of any mortgage interest received in a trade or business with respect to any Mortgaged Property or REO Property received from the Special Servicer and shall file with the IRS the information returns required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

                  (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Certificate Administrator, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, Certificate Administrator and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

                  SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and the applicable Custodian appointed on its behalf and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee or the applicable Custodian appointed on its behalf a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee or the applicable Custodian appointed on its behalf and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee or the applicable Custodian appointed on its behalf shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee or the applicable Custodian appointed on its behalf shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee and the Certificate Administrator of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee or the applicable Custodian appointed on its behalf to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the

Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11. Master Servicing and Special Servicing
                                Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent regarding Back-up Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive monthly on each Master Servicer Remittance Date the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO Mortgage Loan. As to each Mortgage Loan and REO Mortgage Loan, the Master Servicing Fee payable in respect of any Distribution Date shall accrue at the related Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding as of the Due Date in the Collection Period most recently ended prior to such Distribution Date (that is, without any reductions in such Stated Principal Balance that would occur on such Distribution Date) and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. Subject to the Master Servicer's right to employ Sub-Servicers, the right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

                  (i) that portion of any Net Default Charges collected with respect to the Mortgage Pool during any Collection Period that, in each case, accrued on the related Mortgage Loan when it was a Performing Mortgage Loan;

                  (ii) 100% of any and all Net Assumption Fees, assumption application fees, modification fees, extension fees, earnout fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees, in each case actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (iii) any Prepayment Interest Excesses collected on the Mortgage Loans;

                  (iv) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage); and

                  (v) any fee obtained by the Master Servicer from a Borrower for extending a defaulted Mortgage Loan not yet required to be transferred to the Special Servicer.

                  To the extent that amounts described in clauses (i) through
(iii), inclusive, of the preceding paragraph are collected by the Special Servicer with respect to Performing Mortgage Loans, the Special Servicer shall promptly pay such amounts to the Master Servicer.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly on each Master Servicer Remittance Date the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Specially Serviced Mortgage Loan and REO Mortgage Loan, the Special Servicing Fee payable in respect of any Distribution Date shall accrue (commencing on the date on which the subject Mortgage Loan becomes a Specially Serviced Mortgage Loan or an REO Mortgage
Loan) at the Special Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding as of the Due Date in the Collection Period most recently ended prior to such Distribution Date (that is, without any reductions in such Stated Principal Balance that would occur on such Distribution Date) and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified following the Closing Date) and applicable law. As to each Specially Serviced Mortgage Loan or REO Mortgage Loan, the Special Servicing Fee shall be computed on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the

Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), including pursuant to Section 6.06, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full, partial or discounted payoff from the related Borrower or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or a Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01, or the repurchase of any Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, or the acquisition thereof by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the applicable Liquidation Fee Rate to, any such full, partial or discounted payoff, Insurance Proceeds, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Interest or a Prepayment Premium). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or other acquisition of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

                  (i) any Net Default Charges collected with respect to the Mortgage Pool during any Collection Period that, in each case, accrued with respect to the related Mortgage loan while it was a Specially Serviced Mortgage Loan or that accrued with respect to a REO Mortgage Loan;

                  (ii) any Net Assumption Fees, assumption application fees, modification fees, extension fees, earnout fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans; and

                  (iii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

                  To the extent that amounts described in clauses (i) through
(iii), inclusive, of the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

                  (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it (including, except as provided in Section 3.22, any termination fees) and the premiums for any blanket policy or the standby fee or similar premium for any master force place policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

                  (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

                  (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advance shall be payable during the Collection Period in which such Advance is reimbursed: (i) first, out of any and all Default Charges collected with respect to the entire Mortgage Pool during such Collection Period; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.

                  (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal (if and when available) of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the Special Servicer.

                  (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificates delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

                  SECTION 3.12. Property Inspections; Collection of Financial
                                Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided that the Special Servicer shall be entitled to reimbursement of the reasonable out-of-pocket expenses incurred by it in connection therewith as provided for in Section 3.05(a). Beginning in 2001, the Master Servicer (or, in the case of an REO Property or a Mortgaged Property that secures a Specially Serviced Mortgage Loan, the Special Servicer) shall at its expense (except as provided in the prior sentence) perform or cause to be performed an inspection of each Mortgaged Property (i) at least once every two years, in the case of each Mortgage Loan with an unpaid principal balance under $2,000,000, and (ii) at least once every calendar year, in the case of all other Mortgage Loans, in any event if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, considers material. The Master Servicer and the Special Servicer shall each deliver to the Certificate Administrator and each other a copy (or image in suitable electronic media) of each such written report prepared by it within 60 days of completion of the related inspection. The Certificate Administrator shall, upon request and to the extent such items have been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer, as applicable, deliver to the Depositor, the Underwriters, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

                  (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loan and any REO Property, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly (from each related Borrower in the case of a Mortgage Loan) annual, quarterly, monthly and other periodic operating statements and related rent rolls of the related Mortgaged Property or REO Property (and, in the case of a Mortgage Loan, annual and quarterly financial statements of the related Borrower), whether or not delivery of such items is required pursuant to the terms of the related Mortgage (which efforts shall include at least three phone calls, followed by confirming correspondence, requesting such delivery). The Special

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Servicer, in the case of the Specially Serviced Mortgage Loans and REO Mortgage
Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly review and analyze, and deliver to the Certificate Administrator copies of, all such items as may be collected pursuant to this Agreement.

                  The Master Servicer shall obtain (and shall deliver to the requesting party and the Certificate Administrator) such additional information with respect to the matters addressed in the collected operating statements and rent roll items and written reports, such as the Operating Statement Analysis Reports, NOI Adjustment Worksheets or property inspections, as the Special Servicer and/or the Controlling Class Representative may reasonably request, and the Master Servicer shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Borrower to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement.

                  Upon the discovery by the Master Servicer or the Special Servicer, of any non-monetary default pursuant to the related Mortgage Loan documents, including a failure by the related Borrower to timely deliver to the Master Servicer or Special Servicer operating statements and rent rolls as provided above, the Master Servicer and Special Servicer shall (as applicable) notify and confirm to each other the nature of such default, identify the Mortgage Loan and provide the Mortgage Loan identification number. During the continuance of such a default, the Master Servicer shall determine whether or not to consent to the release or cause the release of any funds from a related Servicing Account or Reserve Account (except to pay current or past-due taxes, assessments, ground rents and insurance premiums) to the Borrower or another Person, and shall (as applicable) so inform the Borrower or the Special Servicer (who shall inform the Borrower).

                  Within 60 days after receipt by the Master Servicer or 45 days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update (and, in the case of the Special Servicer, forward within such 45-day period to the Master Servicer the related data fields in an electronic format reasonably acceptable to the recipient) an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the related operating statements and rent rolls attached thereto as an exhibit).

                  Within 60 days after receipt by the Master Servicer, as to Performing Mortgage Loans, and within 45 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual, quarterly, monthly or other periodic operating statements or related rent rolls with respect to any Mortgaged Property or REO Property, and commencing for the quarter ending on September 30, 2000 for current twelve (12) months trailing data and January 2, 2001 for annual, year end data, the Master Servicer or Special Servicer, as applicable, shall, based upon such operating statements and rent rolls, prepare (or, if previously prepared, update) the written analysis of operations (the "Operating Statement Analysis Report"). The Special Servicer shall remit each Operating Statement Analysis Report prepared by it or related data fields, together with the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer.

                  All Operating Statement Analysis Reports and NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and

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
the Master Servicer shall forward copies thereof, promptly following the initial preparation and each material revision thereof, to the Certificate Administrator, together with the related operating statements and rent rolls. The Certificate Administrator shall, upon request and to the extent such items have been delivered to the Certificate Administrator by the Master Servicer, deliver to the Trustee, the Underwriters, the related Mortgage Loan Seller, the Special Servicer, the Controlling Class Representative, any Certificateholder or, to the extent the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of each such Operating Statement Analysis Report (or update thereof), each such NOI Adjustment Worksheet and the related operating statement and rent rolls. Each such Operating Statement Analysis Report and NOI Adjustment Worksheet shall be substantially in the form of Exhibit E-8 and Exhibit E-7, respectively, attached hereto (or, at the discretion of Master Servicer, provided that no less information is provided than is set forth in Exhibit E-8 and Exhibit E-7, respectively, attached hereto, in a CMSA format).

                  If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Borrower based upon the information received by the Special Servicer pursuant to
Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.

                  (c) Not later than 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer (and, upon request, the Controlling Class Representative) the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a Property File; (ii) a Loan Periodic Update File; and (iii) a Financial File. At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination Date: (i) a Delinquent Loan Status Report; (ii) a Comparative Financial Status Report; (iii) an Historical Liquidation Report;
(iv) an Historical Loan Modification Report; and (v) an REO Status Report.

                  (d) Commencing in October 2000, no later than 2:00 p.m. (New York City time), on the third Business Day prior to each Distribution Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator, in electronic format reasonably acceptable to the Certificate Administrator, each of the files and reports comprising the CMSA Investor Reporting Package (excluding any Collateral Summary and Bond File), in each case providing the most recent information as of the related Determination Date. No later than 2:00 p.m. (New York City time) on the third Business Day prior to the Distribution Date occurring in September 2000, the Master Servicer shall prepare and deliver to the Certificate Administrator, in electronic format reasonably acceptable to the Certificate Administrator, all loan level information regarding the Mortgage Loans that is necessary for the Certificate Administrator to make the calculations and prepare the reports for which the Certificate Administrator is

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
responsible pursuant to Section 4.01, Section 4.02, Section 4.05 or any other section of this Agreement. The Master Servicer shall deliver to the Certificate Administrator by 2:00 p.m. New York City time on each P&I Advance Date the Paid After Determination Date Report, reflecting late collections of Monthly Payments received by the Master Servicer after the Determination Date but prior to the Master Servicer Remittance Date. The Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Certificate Administrator for purposes of making the calculations and preparing the reports for which the Certificate Administrator is responsible pursuant to Section 4.01, Section 4.02,
Section 4.05 or any other section of this Agreement, as set forth in written specifications or guidelines issued by the Certificate Administrator from time to time. Such supplemental information may be delivered by the Master Servicer to the Certificate Administrator by telecopy or in such electronic or other form as may be reasonably acceptable to the Certificate Administrator and the Master Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee and the Certificate Administrator .

                  (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Certificate Administrator the reports set forth in
Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Certificate Administrator. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Certificate Administrator may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Certificate Administrator pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Certificate Administrator until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or
Section 3.12(c) of this Agreement.

                  (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(g) The Master Servicer hereby acknowledges that the Depositor has provided to the Master Servicer the initial data (as of the Cut-Off Date or the most recent earlier date for which such data is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report, the Property File and the Comparative Financial Report.

                  SECTION 3.13. Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor, the Certificate Administrator, and each other, on or before March 15 of each year, beginning March 15, 2001, an Officer's Certificate (the "Annual Performance Certification") stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled its obligations under this Agreement throughout the preceding calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of any portion of the Trust Fund from the IRS or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof; provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until May 15 in any given year so long as it has received written confirmation from the Depositor or the Certificate Administrator that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

                  The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

                  SECTION 3.14. Reports by Independent Public Accountants.

                  On or before March 15 of each year, beginning March 15, 2001, each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or Special Servicer, as applicable) and that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountant's Report") to the Depositor, the Controlling Class

Representative, the Certificate Administrator and the Trustee to the effect that
(i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and (ii) on the basis of an examination conducted by such firm in accordance with standards set by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate; provided that neither the Master Servicer nor the Special Servicer will be required to cause the delivery of its Annual Accountant's Report until May 15 in any given year so long as it has received written confirmation from the Depositor or the Certificate Administrator that a Report on From 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

                  The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

                  SECTION 3.15. Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Depositor, the Trustee, the Certificate Administrator, the Controlling Class Representative and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law, except to the extent that (i) such documentation is subject to a claim of privilege under applicable law that has been asserted by the Certificateholders and of which the Master Servicer has received written notice or (ii) the Master Servicer or the Special Servicer is otherwise prohibited from making such disclosure under applicable law, or may be subject to liability for making such disclosure in the opinion of the counsel for the Master Servicer or Special Servicer (which counsel may be a salaried employee of the Master Servicer or Special Servicer). Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be permitted to affix a reasonable disclaimer to any information provided by it pursuant to this Section 3.15.

     SECTION 3.16.     Title to REO Property; REO Account.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or
(ii) obtains for the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Collection Account pursuant to Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third calendar year following the year in which the Trust acquired ownership of the related REO Property.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. At or before 1:00 p.m. New York City time on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

     SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

     (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

     (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

     (iii) It would not be commercially reasonable to operate and manage such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income from such REO Property. After receiving the information described in the two preceding sentences from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or
          (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust with respect to such property without materially impairing its marketability and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to such REO Property. Both the Special Servicer and the Tax Administrator may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion or in reasonable and good faith reliance on the advice of knowledgeable counsel while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes any REMIC Pool to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow any REMIC Pool to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

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          (i) all insurance premiums due and payable in respect of such REO
     Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(h)) the Special Servicer or the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

     (c) The Special Servicer may (and, except as otherwise permitted by Section 3.17(a), shall if it would avoid an Adverse REMIC Event) contract with any Independent Contractor for the operation and management of any REO Property, provided that:

     (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

     (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

     (iii) any such contract shall be consistent with the provisions of Treasury Regulation Section 1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from the REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

     (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

     (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the




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Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     SECTION 3.18. Sale of Mortgage Loans and REO Properties.

     (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

     (b) If the Special Servicer has determined, in its reasonable, good faith judgment, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18 is in accordance with the Servicing Standard, then the Special Servicer shall promptly so notify in writing the Certificate Administrator, the Trustee and the Master Servicer, and the Certificate Administrator shall, within five days after receipt of such notice, so notify all the Controlling Class Certificateholders. Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders may, at its or their option, within 15 days after receipt of such notice, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price; provided that, if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase such Defaulted Mortgage Loan, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class; and provided, further that, if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders have the same Percentage Interest in the Controlling Class, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders which first notifies the Special Servicer of its intention to purchase such Defaulted Mortgage Loan. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan (subject to any rights of the Master Servicer or the applicable Designated Sub-Servicer to primary service such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

     (c) If none of the Controlling Class Certificateholders has purchased any Defaulted Mortgage Loan described in the first sentence of Section 3.18(b) within 15 days of such Holders' having received notice in respect thereof pursuant to Section 3.18(b) above, then the Certificate Administrator shall within five days of the end of such 15-day period send notice to the Master Servicer and the Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Special Servicer or the Master Servicer (in that order of priority) may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this
Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate





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from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan (subject to any rights of the Master Servicer or applicable Designated Sub-Servicer to primary service (or to perform select servicing functions with respect to) such Mortgage Loan). In connection with any such purchase by the Master Servicer (or any designated Affiliate thereof), the Special Servicer shall deliver the related Servicing File to the Master Servicer (or any designated Affiliate thereof). For purposes of the other sections of this Agreement, any purchase of a Defaulted Mortgage Loan by a designated Affiliate of the Master Servicer or Special Servicer pursuant to this Section 3.18(c) shall be deemed a purchase of such Defaulted Mortgage Loan by the Master Servicer or the Special Servicer, as applicable.

     (d) Subject to Section 3.24, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or
Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than 15 days. Subject to
Section 3.18(h) and Section 3.24, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

     The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the first (and, if multiple bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property; provided that, if the Special Servicer receives more than two bids it may also submit a bid. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

     The Special Servicer shall give the Certificate Administrator, the Trustee, the Master Servicer and the Controlling Class Representative not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates or agents may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.




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     (e) Whether any cash bid constitutes a fair price for any Defaulted
Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate thereof, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than the Special Servicer or an Affiliate thereof constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received or if no additional bids are received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

     (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that




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approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(d)) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

     (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

     (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, but subject to Section 3.24, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

     SECTION 3.19. Additional Obligations of Master Servicer.

     (a) The Master Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount (a "Compensating Interest Payment") equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees payable on such Master Servicer Remittance Date that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are payable on such Master Servicer Remittance Date, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the most recently ended Collection Period.

     (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer; provided that such request shall be accompanied by any information in the Special Servicer's possession reasonably necessary to make a nonrecoverability determination. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement





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be deemed to have made such Servicing Advance at the same time as the Special
Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

     Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph), to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request and such information and documentation regarding the subject Servicing Advance(s) as the Master Servicer may reasonably request. The Special Servicer shall cooperate with the Master Servicer's verification process. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

     Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

     (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $1,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal (or an update of an Appraisal) thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that in the judgment of the Special Servicer would materially affect the value of the property, and shall





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deliver a copy of such Appraisal to the Certificate Administrator, the Trustee,
the Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer and the Certificate Administrator the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $1,000,000 or less, at its discretion, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Certificate Administrator the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain from a Qualified Appraiser and deliver to the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator an Appraisal of the related Mortgaged Property or REO Property, as the case may be. Upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount with respect to such Required Appraisal Loan based on the Appraisal delivered by the Controlling Class Representative and notify the Trustee, the Certificate Administrator, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount (if any).

     (d) The Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a (i) confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates or (ii) in connection with any other particular matter, unless the Master Servicer has failed to use efforts in accordance with the Servicing Standard to collect such fees from the Borrower.

     (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium, payable under the terms of the related Mortgage Note. Upon written request of any Certificateholder, the Master Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Premium.

     (f) The Master Servicer shall not permit defeasance of any Mortgage Loan
(x) before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, or (y) subject to the terms of such Mortgage Loan, unless
(i) the defeasance collateral consists of government securities (as defined in Section 2(a)(16) of the Investment Company Act), (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event in respect of any REMIC Pool, (iii) the Master Servicer has notified the Rating Agencies, (iv) the Master Servicer has confirmed that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided that the requirement to obtain such confirmation will be a precondition to the defeasance only if the Master Servicer is able under the





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related Mortgage Loan documents and applicable law to prevent the defeasance if such confirmation is not obtained and the subject Mortgage Loan represents at least 2.0% of the then aggregate Stated Principal Balance of the Mortgage Pool), and (v) the Master Servicer has requested and received from the related Borrower
(A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and
(B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Monthly Payment scheduled to be due prior thereto but after the defeasance; provided that, if under the terms of the related Mortgage Loan documents, the related Borrower delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the government securities contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Startup Day for the REMIC Pool that holds the subject Mortgage Loan, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (v) of the preceding sentence have been satisfied. Any reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.19(f) shall be paid by the Borrower of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents. The Master Servicer and the Special Servicer each shall, consistent with the Servicing Standard, enforce the provisions of the Mortgage Loans it is obligated to service hereunder relating to defeasance and prepayment restriction; provided that, if at any time a court with jurisdiction in the matter shall hold that the related Borrower may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with such court holding and the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or
(ii) if the Master Servicer cannot so refuse and if the related Borrower has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard.

     With respect to any of the Mortgaged Properties identified on Schedule B-1E as Hampton Inn-Columbus and Comfort Suites Hotel, in the event that the Master Servicer receives notice from the related Borrower under the related Mortgage Loan that such Borrower intends to defease the related Mortgage Loan on or before the second anniversary of the initial issuance of the Certificates, the Master Servicer shall promptly notify the Trustee and SBRC of such Borrower's intention, and the Trustee shall direct SBRC to repurchase such Mortgage Loan at the Purchase Price in accordance with the SBRC Mortgage Loan Purchase Agreement prior to the occurrence of such defeasance In connection with any repurchase of such Mortgage Loan as contemplated by this Section 3.19(f), the Tax Administrator shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.

     (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and, in any event, within 45 days)




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after the Closing Date) notify the related ground lessor of the transfer of such
Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

     (h) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and Underwriter and by any Certificateholder or Certificate Owner, or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer reasonably and in good faith determines that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Certificate Administrator as part of the reports to be delivered to the Certificate Administrator by the Master Servicer pursuant to
Section 4.02(h), and until the Certificate Administrator has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Underwriter or any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Mortgage Loan documents or if such documentation is subject to claim of privilege under applicable law that can be asserted by the Certificateholders; and provided, further, that, except in the case of the Rating Agencies, the Master Servicer shall be entitled to recover from any Person reviewing the Servicing Files pursuant to this Section 3.19(a) its reasonable "out-of-pocket" expenses incurred in connection with making the Servicing Files available to such Person. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service. The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(h) solely by reason of the Special Servicer's failure to do so.

     (i) In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential, and (b) in the case of a prospective purchaser, written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to




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the contrary. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(h).

     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

     (a) The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent permitted below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer hereunder, subject, however, to Sections 3.08 and 3.24 and, further to each of the following limitations, conditions and restrictions:

          (i) other than as provided in Sections 3.02, 3.08 and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan without the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with all information that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer (for no additional compensation, including Special Servicing Fees, Workout Fees and Liquidation Fees) shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly granted within ten Business Days of the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision, such consent shall be deemed to have been denied);

          (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, agree to (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, and the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, take (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Mortgage Rate), than would liquidation;



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
          (iii) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, extend (or, in the case of any Performing Mortgage Loan, agree to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend); and, furthermore, the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, grant (or, in the case of any Performing Mortgage Loan consent to the Master Servicer's granting) any such extension unless the related Borrower agrees to deliver to the Master Servicer, the Special Servicer, the Trustee and the Controlling Class Representative quarterly and annual operating statements and the related rent rolls with respect to the related Mortgaged Property (the Special Servicer (or, if applicable, the Master Servicer at the direction of the Special Servicer) to request that such statements be audited, provided that the Special Servicer may waive such condition relating to such statements being audited, in its sole discretion);

          (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool (it being acknowledged and agreed that neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith; and, unless it would be contrary to the Servicing Standard to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

          (v) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, permit (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of such real estate collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (vi) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, release (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (v) above, any collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d) or Section 3.20(g), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the Special Servicer's good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically by its terms, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower, if in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) (with respect to Specially Serviced Mortgage Loans) is reasonably likely to produce a greater recovery to Certificateholders (as collective whole) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer has complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Certificate Administrator. The Master Servicer shall not be liable to the Certificateholders, the Trust, the Trustee, the Certificate Administrator or the other parties hereto for the Special Servicer's consents or failure to consent or for delays caused thereby, provided that the Master Servicer has acted without willful misfeasance, bad faith or negligence. The Special Servicer accepts responsibility for any consents to be given by it pursuant to this Agreement.

     (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related processing fee, application fee and costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

     (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party, each Rating Agency, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer, the Trustee, the Certificate Administrator and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

     (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Loan if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full together with all payments required by the related Mortgage Loan documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, provided that
(i) the Master Servicer has obtained the consent of the Special Servicer (such consent to be given or withheld in accordance with the Servicing Standard) and
(ii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Post-ARD Additional Interest is in accordance with the Servicing Standard.

     (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the

Rating Agencies in order to approve the following modifications, waivers or amendments of the Performing Mortgage Loans: (i) waivers of minor in the Master Servicer's reasonable judgment covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material in the Master Servicer's reasonable judgment parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents); and (iii) grants of easements that do not materially affect in the Master Servicer's reasonable judgment the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment
(w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, and (y) would be consistent with the Servicing Standard.

     (h) Subject to the related Mortgage Loan documents, the Master Servicer shall not terminate or consent to the termination any property manager with respect to any Mortgaged Property without the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with all information that the Special Servicer may reasonably request and which information is in the possession of the Master Servicer, in order to withhold or grant any such consent, (B) the Special Servicer (for no additional compensation) shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision, such consent shall be deemed to have been granted).

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Without regard to whether the Master Servicer and the Special Servicer are the same Person, the Special Servicer shall immediately give notice of a Servicing Transfer Event to the Controlling Class Representative. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.



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     Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

     Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

     (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee (or the applicable Custodian appointed by the Trustee) originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

     (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

     (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

     (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

     SECTION 3.22. Sub-Servicing Agreements.

     (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or




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all of its obligations hereunder, provided that, in each case, the Sub-Servicing
Agreement: (i) is not inconsistent with this Agreement and does not subject the Trust to any liability; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) prohibits the Sub-Servicer from modifying any Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer or the Special Servicer; (iv) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides (unless the Special Servicer agrees otherwise) that such agreement shall be suspended or terminated with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and also expressly or effectively provides (unless the Special Servicer agrees otherwise) that the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan;
and (v) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds. Accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be; and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee, the Certificate Administrator and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee and the Certificate Administrator copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

     (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the

Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that a Designated Sub-Servicer Agreement may not be so terminated except for cause. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

     (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans.

     (g) Each successor Master Servicer hereunder shall, except as provided in
Section 7.01(c), agree to assume the responsibilities and obligations of the Master Servicer under the applicable Designated Sub-Servicer Agreement.



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     SECTION 3.23. Controlling Class Representative.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the Certificate Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Certificate Administrator for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Certificate Administrator. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Certificate Administrator with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Certificate Administrator has actual knowledge the Certificate Administrator shall deliver to the Holders or Certificate Owners, as applicable, of the Controlling Class, the Master Servicer and the Special Servicer the identity of the new Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate Administrator shall notify the parties to this Agreement of such event.

     (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator and to such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Certificate Administrator , the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer, the Master Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

     SECTION 3.24. Certain Rights and Powers of the Controlling Class
                   Representative.

     (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within ten Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Specially Serviced Mortgage Loan;

          (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

          (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

          (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

          (vi) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

          (vii) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

          (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (or approval of a waiver of a "due-on-sale" clause requested through the Master Servicer) with respect to any Mortgage Loan; and

          (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

     In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Certificate Administrator, who shall make it available for review pursuant to Section 8.12(b) unless making it so available would cause material harm to the interests of the Trust.

     (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of this Agreement requiring




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
such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any other Section of this Agreement or any provision of the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any Fiscal Agent, the Tax Administrator, the Certificate Administrator or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

     Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if (i) the Special Servicer has, in accordance with Section 3.24(a), notified the Controlling Class Representative in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest or agree to any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

     (c) The Controlling Class Representative will have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates or an interest therein, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder, of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

     SECTION 3.25. Credit Tenant Leases.

     Within 30 days after the Closing Date, the Master Servicer shall notify the insurer under any Lease Enhancement Policy for any CTL Loan that (i) both the Master Servicer and the Special Servicer shall be sent notices under each such policy and (ii) the Trustee for the benefit of the Certificateholders shall be the loss payee under each such policy. In the event that the Master Servicer or the Special Servicer (who shall promptly notify the Master Servicer) has actual knowledge of any event (an "Insured CTL Event") giving rise to a claim under any Lease Enhancement Policy, the Master Servicer shall prepare and file a "proof of loss" form with the appropriate insurer within five Business Days after receiving notice of any Insured CTL Event under any such policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. With respect to each Lease Enhancement Policy, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any other action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders; and the Master Servicer shall promptly make such claim or take such other action, consistent with the Servicing Standard, and any out-of-pocket expenses and legal fees in connection therewith shall be covered by, and be reimbursable as, a Servicing Advance.

     The Master Servicer shall abide by the terms and conditions precedent to payment of claims under the Lease Enhancement Policies and take all such action as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

     The Master Servicer shall make a Servicing Advance with respect to a Mortgaged Property subject to a Credit Tenant Lease in an amount equal to all such funds as are necessary for the costs of maintenance or repair of a Mortgaged Property or other obligation of the related Borrower to the extent the failure to complete such maintenance or repair or other obligation may give rise to a Maintenance Right or Additional Right of the related Credit Tenant and provided that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable from collections from the related Borrower, the related Reserve Funds or excess cash flow after scheduled debt service on the related Mortgage Loan or as may be provided in the related Credit Tenant Lease or general collections on the Mortgage Pool if so permitted by Section 3.05(a)(vii). Notwithstanding the foregoing, the Master Servicer shall not make such Servicing Advance or take such action unless the Master Servicer shall determine that such Advance or action would not result in liability to the Master Servicer or the Trust under any applicable law or the Mortgage Loan documents. The Master Servicer may consult with legal counsel in making such determination, and the reasonable cost of such consultation and any other reasonable out-of-pocket costs and expenses related thereto shall be covered by, and be reimbursable as, a Servicing Advance by the Master Servicer. The Master Servicer shall notify the Special Servicer of any CTL Loan in respect of which it has made Servicing Advances pursuant to this Section 3.25. No costs incurred by the Master Servicer in effecting the foregoing payments shall be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided that the foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Borrower or the related Credit Tenant such costs, together with interest thereon.

     In the event that the Master Servicer receives notice of any termination of a Lease Enhancement Policy, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with the Servicing Standard. Any reasonable out-of-pocket costs and expenses, including legal fees, incurred in connection with a resolution of such termination of a Lease Enhancement Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

     Three days prior to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator and the Rating Agencies a report stating, with respect to each CTL Loan as of the related Due Date prior to such Distribution Date, (A) all publicly available ratings of any nationally-recognized statistical rating organization for the related Rated Party as of (i) the Closing Date, (ii) the Due Date in the previous month, and
(iii) the Due Date in the current month, and (B) whether the related Rated Party had been placed on a credit watch.

     The parties hereto understand and acknowledge that, with respect to the CTL Loan identified on the Mortgage Loan Schedule as being secured by CVS-Murfreesboro the rental payment required to be made under the related Credit Tenant Lease, during any calendar month is intended to be applied to pay the Monthly Payment under such CTL Loan in the following calendar month.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Certificate Administrator shall apply the Standard Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

          first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class X Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class X Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class A-1 Certificates and/or the Holders of the Class A-2 Certificates as follows--

          (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially to the Holders of the Class A-1 Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-2 Certificates, up to their Principal Distribution Amount for such Distribution Date, and

          (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates, up to, and pro rata as between such Classes of Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, to reimburse the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as between such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Certificate Administrator shall apply any remaining portion of the Standard Available Distribution Amount for such Distribution Date to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates, in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the total of the Current Interest Distribution

Amount, the Carryforward Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Standard Available Distribution Amount for such Distribution Date (after taking into account all prior distributions made on such Distribution Date pursuant to
Section 4.01(a) and this Section 4.01(b)): first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the Class F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; and, thirteenth, to the Holders of the Class P Certificates. Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

          first, to make distributions of interest to the Holders of such Class of Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          second, to make distributions of interest to the Holders of such Class of Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

            third, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and

            fourth, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Certificate Administrator shall pay any remaining portion of the Standard Available Distribution Amount for such Distribution Date to the Holders of the Class R Certificates.

     (d) On each Distribution Date, the Certificate Administrator shall apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium collected with respect to any Mortgage Loan as of the end of the related Collection Period:

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

          second, to make distributions of additional interest to the Holders of the Class X Certificates, up to the remaining portion, if any, of such Prepayment Premiums.

     [For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Prepayment Premium that is so distributable; multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the Monthly Equivalent Discount Rate, and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Mortgage Loan in respect of which such Prepayment Premium was received, over (Y) the Monthly Equivalent Discount Rate (as defined below); multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Total Principal Distribution Amount for such Distribution Date.

     For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Monthly Equivalent Discount Rate" is a rate which, when compounded monthly, is equivalent to the relevant Discount Rate when compounded semi-annually; and the relevant "Discount Rate" shall be a rate determined by the Certificate Administrator, in good faith, as follows --

          (i) with respect to any prepaid Mortgage Loan identified on the Mortgage Loan Schedule as having a yield maintenance calculation method of "Present Value Type I", the "Discount Rate" will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining term to maturity or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan, provided that if there are no constant maturity treasuries having such a maturity, then that "Discount Rate" will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining term to maturity or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan, or

          (ii) with respect to any prepaid Mortgage Loan identified on the Mortgage Loan Schedule as having a yield maintenance calculation of "Present Value Type II", the "Discount Rate" will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining weighted average life of the prepaid Mortgage Loan, provided that in the case of an ARD Loan, the remaining weighted average life will be calculated assuming all principal is repaid on the Anticipated Repayment Date, and provided, further, that if there are no constant maturity treasuries having such a maturity, then that "Discount Rate" will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining weighted average life for the prepaid Mortgage Loan.

     (e) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts then on deposit in the Class Y Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Loans during or prior to the related Collection Period and shall distribute such amounts to the Holders of the Class Y Certificates.

     (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee or the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

     (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letter of Representations is attached hereto as Exhibit C-1.

     (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

     (i) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Certificate Administrator shall, as promptly as possible (and, in any event, no later than two Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

          (i) the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds.

     (j) Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholder. Also notwithstanding any other provision of this Agreement, any withholding tax imposed under the laws of the Commonwealth of Puerto Rico on interest payments received by any REMIC Pool with respect to any Mortgage Loan secured by a Mortgaged Property located in such Commonwealth as a result of a Certificateholder's or Certificate Owner's ownership of more than 50% of the related Borrower, shall be specially allocated to such Certificateholder or Certificate Owner, as the case may be, and the amount of such tax shall be treated as having been distributed to such Certificateholder or Certificate Owner, as the case may be.

     (k) All distributions of interest made with respect to the Class X Certificates on each Distribution Date pursuant to clause first of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class X Portion of the Current Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. All distributions of interest made with respect to the Class X Certificates on each Distribution Date pursuant to clause second of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class X Portion of the Carryforward Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums) made with respect to the Class X Certificates on each Distribution Date pursuant to
Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Prepayment Premiums) with respect to the various REMIC II Regular Interests, pro rata in accordance with the respective amounts of principal deemed distributed with respect to each such REMIC II Regular Interest for such Distribution Date as provided in the following paragraph.

     All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest.

     The actual distributions made by the Certificate Administrator on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a),
Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Certificate Administrator shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the





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following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

            first, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Current Interest Distribution Amounts for such Distribution Date;

            second, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

            third, distributions of principal with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

            fourth, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to, and pro rata as among the REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to
Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Certificate Administrator shall be deemed to have distributed to REMIC II each Prepayment Premium then on deposit in the Distribution Account that was received on any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

     The distributions deemed made by the Certificate Administrator on each Distribution Date with respect to the REMIC II Regular Interests pursuant to
Section 4.01(k), as well as the distributions actually made by the Certificate Administrator on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c),
Section 4.01(d) or Section 4.01(e), as applicable.

     SECTION 4.02. Statements to Certificateholders; Certain Other Reports.

     (a) Based solely on information provided to the Certificate Administrator by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Certificate Administrator shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the






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Master Servicer, the Special Servicer, the Mortgage Loan Sellers, the
Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc. and, to the extent that the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Distribution Date Statement"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Certificate Administrator need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, the Underwriters, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc., the Rating Agencies or the Controlling Class Representative any Distribution Date Statement that has been made available via the Certificate Administrator's Internet Website as provided below; and provided, further, that the Certificate Administrator has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that the Certificate Administrator shall not provide Charter Research Corporation, The Trepp Group and Intex Solutions, Inc. any information regarding the Certificates until the Depositor confirms to the Certificate Administrator that SSB and PWI have sold all of their respective allotments of the Non-Registered Certificates to unaffiliated third parties.

            On each Distribution Date occurring on and after the October 2000 Distribution Date, the Certificate Administrator shall also provide or make available electronically (or, upon request, by first class mail) to each Certificateholder (and each Certificate Owner that is receiving a Distribution Date Statement on such Distribution Date), at the same time that the Distribution Date Statement is delivered thereto, the Collateral Summary File, the Bond File and, to the extent received by the Certificate Administrator since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date), each other file and report comprising the CMSA Investor Reporting Package (excluding the Loan Set-Up File).

            On each Distribution Date occurring on and after the October 2000 Distribution Date, the Certificate Administrator shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative, a copy of the following reports delivered to it by the Master Servicer pursuant to
Section 3.12(d) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date): (i) the Delinquent Loan Status Report; (ii) the Historical Liquidation Report; (iii) the Historical Loan Modification Report; (iv) the REO Status Report; (v) the Servicer Watch List Report; (vi) the Comparative Financial Status Report (vii) a report setting forth for the related Collection Period and on a cumulative basis all Realized Losses and itemized expenses and Advance Interest paid by the Trust; and (viii) a statistical and descriptive summary report of Material Document Defects, Breaches and Material Breaches by any Mortgage Loan Seller, together with a copy of a certification by the Certificate Administrator that it is in compliance with its obligations pursuant to Sections 2.01, 2.02, and 2.03 herein. Such form of report in clause (viii) of the prior sentence shall be reasonably satisfactory to the Master Servicer. The Certificate Administrator shall provide or make available electronically on each Distribution Date (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Rating Agencies, and the Controlling Class Representative, a copy of the Loan Periodic Update File containing information regarding each Mortgage Loan, the Property File and Financial File containing information regarding each Mortgaged Property and REO Property as of the end of the related Collection Period and a copy of the report referred to above in clause (viii) of the second preceding sentence. On the Distribution Date occurring in September 2000, the Certificate Administrator shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative, a copy of the report delivered to it by the Master Servicer pursuant to Section 3.12(d) with respect to such Distribution Date.

            The Certificate Administrator shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer, and the Certificate Administrator shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Certificate Administrator shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Certificate Administrator's Internet Website, in a downloadable format, all Distribution Date Statements and. commencing in October 2000, Unrestricted Servicer Reports (which in each case, if applicable will identify each Mortgage Loan by mortgage loan number and property name, if any) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Certificate Administrator may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section 8.15 or (ii) the Depositor has notified the Certificate Administrator that SSB and PWI have sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Certificate Administrator's Internet Website will be password protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Certificate Administrator shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Certificate Administrator shall make the Distribution Date Statement available to any interested party via its electronic bulletin board and fax-on-demand service. The Certificate Administrator shall make the Restricted Servicer Reports available each month, via the Certificate Administrator's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any Underwriter, any Rating Agency, the Master Servicer, the Special Servicer, the Controlling Class Representative or any party hereto, with the use of a password provided by the Certificate Administrator to such person upon receipt by the Certificate Administrator from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable; provided, however, that the Certificate Administrator shall provide such password to each party hereto, the Controlling Class

Representative, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and each Rating Agency without requiring such certification. In addition, the Certificate Administrator is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Certificate Administrator's Internet Website. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            The Certificate Administrator's Internet Website shall be located at "www.chase.com/sfa" or at such other address as shall be specified by the Certificate Administrator from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Certificate Administrator's Internet Website and electronic bulletin board, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement.

            The Certificate Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (b) The Master Servicer may maintain an Internet website at "www.orecm.com", or such other site as may be specified by any successor Master Servicer, which may contain the information and reports required for the Master Servicer to produce herein. Access by Certificateholders, Certificate Owners, the Controlling Class Representative, the Depositor and the Rating Agencies shall be coordinated with the Certificate Administrator, using a password and user name.

            Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of the Distribution Date Statement hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and
(ii) such other customary information as the Certificate Administrator deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount

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of original issue discount accrued on the Certificates, if applicable. The obligations of the Certificate Administrator in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Certificate Administrator shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Certificate Administrator. The Master Servicer and the Special Servicer shall promptly provide to the Depositor, the Tax Administrator, the Certificate Administrator and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and at the requesting party's expense, and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

            (d) The Master Servicer shall have no obligation to provide information or reports required pursuant to this Agreement with respect to Specially Serviced Mortgage Loans and REO Properties until it has received the requisite information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing such information or reports caused by the Special Servicer's failure to deliver the requisite information or reports.

            SECTION 4.03. P&I Advances.

            (a) On or before 3:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any P&I Advance Date are then on deposit in the Collection Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any Master P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee and the Certificate Administrator the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Certificate Administrator shall provide notice of such failure to the Trustee and the Master Servicer, before 5:00 p.m., New York City time, on such P&I Advance Date. If, after such

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notice, the Certificate Administrator does not receive the full amount of such
P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then the Certificate Administrator shall promptly notify the Trustee and, unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, if available, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

            (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding. Such interest with respect to any P&I Advance shall be payable during the Collection Period in which such Advance is reimbursed: (i) first, out of any Default Charges collected with respect to the entire Mortgage Pool during such Collection Period; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. As and to the extent provided in Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

            SECTION 4.04. Allocation of Realized Losses and Additional Trust
                          Fund Expenses.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(k), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B, shall be

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reduced sequentially, in that order, until such excess is reduced to zero;
provided that, no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2 shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            SECTION 4.05. Calculations.

            The Certificate Administrator shall, provided it receives the necessary information from the Master Servicer and/or Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Distribution Date Statements pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Certificate Administrator shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06. Appointment of Certificate Administrator.

            The Trustee may, at its own expense, appoint any Person with appropriate experience as a paying agent and securities administrator to act as Certificate Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Certificate Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Certificate Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Certificate Administrator. The Trustee shall cause any such Certificate Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Certificate Administrator shall agree to act in such capacity in accordance with the obligations and responsibilities provided

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for herein. The Certificate Administrator shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and
8.05(e) shall apply to the Certificate Administrator to the same extent that they apply to the Trustee. Any Certificate Administrator appointed in accordance with this Section 4.06 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Certificate Administrator appointed in accordance with this
Section 4.06 by giving written notice of termination to such Certificate Administrator, the Master Servicer, the Special Servicer and the Depositor.





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                                   ARTICLE V

                                THE CERTIFICATES


         SECTION 5.01. The Certificates.

         (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Class X Certificates, initial Certificate Notional Amounts) as of the Closing Date of: (i) in the case of the Class X Certificates, $1,000,000 and any whole dollar denomination in excess thereof; (ii) in the case of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, $10,000 and any whole dollar denomination in excess thereof; and (iii) in the case of the other REMIC III Regular Interest Certificates, $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates and the Class Y Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

         (b) The Certificates shall be executed by manual or facsimile signature by an authorized officer of the Certificate Registrar on behalf of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) The Trustee may, at its own expense, appoint any Person with appropriate experience as a securities registrar to act as Certificate Registrar hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Certificate Registrar, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Certificate Registrar shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Certificate Registrar. The Trustee

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shall cause any such Certificate Registrar appointed by it to execute and deliver to the Trustee an instrument in which such Certificate Registrar shall agree to act in such capacity in accordance with the obligations and responsibilities provided for herein. The Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the Certificate Registrar to the same extent that they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Certificate Registrar appointed in accordance with this Section 5.02(a) by giving written notice of termination to such Certificate Registrar the Master Servicer, the Special Servicer and the Depositor.

         At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Tax Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         If any Certificateholder makes written request to the Certificate Registrar, and such request states that such Certificateholders desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Certificateholder proposes to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford the requesting Certificateholder access during normal business hours to, or deliver to the requesting Certificateholder a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Certificate Registrar's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

         (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If a transfer of any Non-Registered Certificate that constitutes a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or a transfer of a global Class X Certificate to a successor Depository as contemplated by Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

         If a transfer of an interest in any Class X Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in a Class X Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached either as Exhibit F-2C hereto or as Exhibit F-2D hereto; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, SSB, PWI, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator, Certificate Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         (c) No transfer of a Certificate or any interest therein shall be made
(A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

         Except in connection with the initial issuance of the Certificates or any transfer of a Subordinate, Class X or Class Y Certificate by the Depositor or an Affiliate of the Depositor or any transfer of a Class B, Class C, Class D, Class E, Class F, Class G or Class X Certificate to a successor Depository as contemplated by Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Subordinate, Class X or Class Y Certificate that constitutes a Definitive

Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) in the case of a Class X Certificate that is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate amortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

         Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Class X Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Class X Certificate shall obtain from its prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) if such interest in such Certificate is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate amortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and
(Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); or (iii) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver or cause the delivery of payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

              (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

              (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

              (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

              (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

              (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R

         Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

              (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

              (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause
         (ii) (A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

         (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing such information.

         (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:



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              (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

              (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (e) The Trust has not been registered as an investment company under the Investment Company Act. Accordingly, no transfer of any Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Y Certificate shall be made to any Person other than an Institutional Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Class R Certificate shall be made to any Person other than a Qualified Institutional Buyer. If a transfer of any such Certificate is to be made, then the Certificate Registrar shall require, in order to assure compliance with the foregoing, that the prospective transferee of such Certificate (or the transferor on its behalf) certify in writing that the prospective transferee is a Qualified Institutional Buyer or, alternatively, but solely in the case of a Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Y Certificate, an Institutional Accredited Investor.

         (f) If a Person is acquiring any Subordinate or Class Y Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c), (d) and/or (e), as appropriate, of this Section 5.02.

         (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

         (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

         (l) The Certificate Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

         SECTION 5.03. Book-Entry Certificates.

         (a) The Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with

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solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05. Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.06. Certification by Certificate Owners.

         (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

         (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Certificate Administrator shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit L-1 hereto (or such other form as shall be reasonably acceptable to the Certificate Administrator) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that none of the Trustee, the Certificate Administrator or the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee, the Certificate Administrator or the Certificate Registrar from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee, the Certificate Administrator and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be.



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
                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER
                            AND THE SPECIAL SERVICER


         SECTION 6.01. Liability of the Depositor, the Master Servicer and the
                       Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

         SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the
                       Master Servicer or the Special Servicer.

         Subject to the following paragraph, each of the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

         SECTION 6.03. Limitation on Liability of the Depositor, the Master
                       Servicer, and the Special Servicer.

         None of the Depositor, the Master Servicer, the Special Servicer or any director, manager, member, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability or reasonable out-of-pocket expense incurred in connection with any claim or legal, equitable or administrative action relating to this Agreement, the Certificates or any asset of the Trust, other than any such loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof, including Section 10.01(f); (ii) that constitutes a Servicing Advance and is otherwise reimbursable pursuant to this Agreement (provided that this clause (ii) is not intended to limit the Master Servicer's or Special Servicer's right of recovery of liabilities and expenses incurred as a result of being the defendant, or participating in a proceeding to which another indemnified party under this Section 6.03 is a defendant, in legal action relating to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, or (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal, equitable or administrative action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by
Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

         SECTION 6.04. Master Servicer and Special Servicer Not to Resign.

         The Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, with a copy to the Certificate Administrator. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed



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
and have accepted appointment within 90 days after the Master Servicer or Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor master servicer or special servicer, as applicable.

         In addition, the Master Servicer and the Special Servicer shall each have the right to resign or assign its servicing rights at any other time provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) acceptable to the Depositor has been found,
(ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation or assignment.

         Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04. Consistent with the foregoing, none of the Master Servicer or the Special Servicer shall (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, including the provisions of
Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person.

         SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the
                       Master Servicer and the Special Servicer.

         Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor, the Certificate Administrator or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that none of the Master Servicer or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

         SECTION 6.06. Designation of Special Servicer by the Controlling Class.

         The Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class may at any time and from time to time designate a Person (other than the Trustee) to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor Special Servicer by the delivery to the Trustee, the Certificate Administrator, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. The designated Person shall become the Special Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and (iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Certificate Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the resigning or terminated Special Servicer shall be entitled to any Workout Fees thereafter received on any Mortgage Loans that were Corrected Mortgage Loans at the time of the termination (but only if and to the extent permitted by Section 3.11(c)), and (iii) such Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation or termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay and entitled to receive all other amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. If the termination of the Special Servicer was without cause, the reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree. If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in this Section 6.06 with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding beneficial ownership of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

         SECTION 6.07. Master Servicer or Special Servicer as Owner of a
                       Certificate.

         The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the Trustee) a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII

                                     DEFAULT


         SECTION 7.01. Events of Default.

              (a) "Event of Default", wherever used herein, means any one of the following events:

              (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

              (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

              (iii) any failure by the Master Servicer to remit to the Certificate Administrator for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount required to be remitted on such date, which failure continues unremedied until 11:00 a.m. (New York City time) on the relevant Distribution Date; or

              (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

              (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

              (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

              (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

              (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

              (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

              (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

              (xi) the Trustee shall have received written notice from either Rating Agency that, the continuation of the Master Servicer or the Special Servicer in such capacity would result or has resulted in a qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates; or

              (xii) the Master Servicer or the Special Servicer is no longer rated by Fitch at least CMS3 or CSS3, as applicable, and the ratings of any of the Certificates by Fitch are downgraded, qualified or withdrawn, or placed on "negative credit watch", in connection with such removal.

              When a single entity acts as Master Servicer and Special Servicer, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xi) and (xii) above) in one capacity shall constitute an Event of Default in both such capacities.

              (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 51% of the Voting Rights or if the relevant Event of Default is one described in any of clauses (iii) and (viii) through (xii) of Section 7.01(a), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of
Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or its designee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee or its designee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

              SECTION 7.02. Trustee to Act; Appointment of Successor.

              On and after the time the Master Servicer or the Special Servicer resigns pursuant to the first paragraph of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to Section 6.06, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to 51% of all the Voting Rights so request in writing), the Trustee shall, subject to Section 6.06 (if applicable), promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution with a net worth of at least $10 million as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

              SECTION 7.03. Notification to Certificateholders.

              (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to



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Section 6.06, the Trustee shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate Register.

              (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

              SECTION 7.04. Waiver of Events of Default.

              The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause (xii) of Section 7.01(a) may be waived only by all of the Certificateholders; and provided, further, that if the Trustee was required to expend any monies in connection with any Event of Default, then such Event of Default may not be waived unless and until those monies have been reimbursed to the Trustee (with interest) by the Defaulting Party. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

              SECTION 7.05. Additional Remedies of Trustee Upon Event of
                            Default.

              During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


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                                  ARTICLE VIII

                                   THE TRUSTEE


              SECTION 8.01. Duties of Trustee.

              (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

              (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of
Article II), the Trustee or the Certificate Administrator, as applicable, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee or the Certificate Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

              (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

              (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

              (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

              (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

              (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

              (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from Funds available in the Collection Account or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's willful misfeasance, bad faith or negligence).

              (vi) For as long as the Person that serves as Trustee hereunder also serves as Custodian, Certificate Registrar, Certificate Administrator and/or Tax Administrator, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian, Certificate Registrar, Certificate Administrator and/or Tax Administrator, as the case may be.

              (vii) If the entity that is acting as Custodian, Certificate Registrar, Certificate Administrator, and/or Tax Administrator is the same entity that is acting as the Trustee hereunder, then no notices shall be required to be delivered by such entity to the Trustee, or by the Trustee to such entity, pursuant to the terms of this Agreement.

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              SECTION 8.02. Certain Matters Affecting the Trustee.

              Except as otherwise provided in Section 8.01:

              (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

              (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

              (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee in its reasonable discretion; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

              (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee in its reasonable discretion, against such expense or liability as a condition to taking any such action;

              (vi) except as contemplated by Section 8.06 and/or Section 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

              (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

              (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor.

              (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

              SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity or
                            Sufficiency of Certificates or Mortgage Loans.

              The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. The Trustee shall not be required to record this Agreement.

              SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

              The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

              SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and
                            by Trustee and Fiscal Agent.

              (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account, out of general collections on the Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to the Trustee all Trustee's Fees earned in respect of the Mortgage Loans and any REO Mortgage Loans for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee payable in respect of any Distribution Date shall accrue at the Trustee's Fee Rate on the Stated Principal Balance of each Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding as of the Due Date in the Collection Period most recently ended prior to such Distribution Date (that is, without any reductions in such Stated Principal Balance that would occur on such Distribution Date) and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan, as the case may be, is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall be payable whether or not interest is actually collected on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

              (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

              (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

              (d) Each of the Trustee and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

              (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

              SECTION 8.06. Eligibility Requirements for Trustee.

              The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of

Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Mortgage Loan Seller or (iv) any Affiliate of any of them, may be the Trustee hereunder.

              SECTION 8.07. Resignation and Removal of Trustee.

              (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

              (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to the Depositor by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates), then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor.

              (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this
Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

              (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates. Notwithstanding anything herein to the contrary, any resignation or removal of any Trustee shall also result in the resignation or removal of the Tax Administrator for such Trustee.

              SECTION 8.08. Successor Trustee.

              (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

              (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

              (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.


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
              SECTION 8.09. Merger or Consolidation of Trustee.

              Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

              (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

              (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer, Special Servicer, Certificate Administrator or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

              (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

              (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

              (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

              SECTION 8.11. Appointment of Custodians.

              The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the Custodian to the same extent as such Sections apply to the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

              SECTION 8.12. Access to Certain Information.

              (a) The Trustee and the Certificate Administrator shall each afford to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Certificate Administrator, as the case may be, designated by it.

              (b) Certificate Administrator shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the Underwriters, the Mortgage Loan Sellers, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Certificate Administrator as a prospective Transferee of a Certificate or an interest therein, originals



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
and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Distribution Date Statements and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Certificate Administrator since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Certificate Administrator since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to
Section 3.12(a); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator pursuant to Section 3.12(b); (viii) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) all files and reports comprising the CMSA Investor Reporting Package delivered to the Certificate Administrator since the Closing Date pursuant to Sections 4.02(b); (x) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee or any Custodian pursuant to Section 3.20; (xi) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Certificate Administrator (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Certificate Administrator by the Master Servicer or Special Servicer, as applicable, promptly following their having been obtained or formulated); (xii) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xiii) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Certificate Administrator shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Certificate Administrator, the Certificate Administrator or any Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

              In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this
Section 8.12(b), the Certificate Administrator or Custodian, as the case may be, shall require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator or Custodian, as the case may be) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator or Custodian, as the case may be) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide any such information obtained by it to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Certificate Administrator or Custodian, as the case may be, pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Certificate Administrator or Custodian, as the case may be, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this
Section 8.12(b) that has previously been filed with the Commission.

              (c) None of the Trustee, the Certificate Administrator or the Master Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

              SECTION 8.13. Appointment of Fiscal Agent.

              (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated as least "Aa3" from Moody's and "AA" from Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated

Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

              (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

              (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

              (d) The obligations of any Fiscal Agent set forth in this Section
8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

              (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

              SECTION 8.14. Advance Security Arrangement.

              Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section
8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

              SECTION 8.15. Filings with the Securities and Exchange Commission.

              (a) With respect to the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Certificate Administrator shall:

              (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements and the Unrestricted Servicer Reports attached as exhibits;

              (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Certificate Administrator has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

              (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Certificate Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII,"

"Microsoft Word," "Microsoft Excel," or another format reasonably acceptable to the Certificate Administrator) and shall not have any responsibility to convert any such items (other than those generated by it) to such format and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Certificate Administrator in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII," "Microsoft Word," "Microsoft Excel," or another format reasonably acceptable to the Certificate Administrator) any and all items (including, in the case of the Master Servicer and the Special Servicer, Unrestricted Servicer Reports) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

              (b) At all times during the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Certificate Administrator shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Certificate Administrator has actual knowledge:

              (i) any failure of the Certificate Administrator to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

              (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

              (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

              (iv) any change in the fiscal year of the Trust;

              (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

              (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

              (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of either the Trustee or the Certificate Administrator of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Certificate Administrator to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Certificate Administrator or the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

              (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2000), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Certificate Administrator shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION


              SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                            Mortgage Loans.

              Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); provided however, that any such purchase shall be subject to the rights of any affected Designated Sub-Servicer to continue to sub-service the Mortgage Loans covered by the applicable Designated Sub-Servicer Agreement, (ii) the exchange by the Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

              The Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class

Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

              The Sole Certificateholder shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of the second preceding paragraph by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Sole Certificateholder, not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, any Fiscal Agent, the Certificate Administrator and/or the Tax Administrator hereunder that may be withdrawn from the Collection Account pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. Such transfer shall be subject to the rights of the Master Servicer and the Designated Sub-Servicers to primary service (or to perform select servicing functions with respect to) the Mortgage Loans.

              Notice of any termination shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein designated. The Certificate Administrator shall give such notice to the parties hereto at the time such notice is given to Certificateholders.

              Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01.

              Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

              SECTION 9.02. Additional Termination Requirements.

              (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Certificateholder exchanges all the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

              (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

              (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell/transfer all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer, the applicable Controlling Class Certificateholder(s) or the Sole Certificateholder, as the case may be, in exchange for cash and/or Certificates in accordance with Section 9.01; and

              (iii) immediately following the making of the final payment on the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

              (b) By their acceptance of Certificates, the Holders hereby authorize the Tax Administrator to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS


              SECTION 10.01. Tax Administration.

              (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

              (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by
Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

              (c) The Tax Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of each REMIC Pool and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

              (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

              (e) The Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Tax Administrator), to the extent that the Tax Administrator has actual knowledge that any particular action is required; provided that the Tax Administrator shall be deemed to have knowledge of relevant tax laws. Except as contemplated by Section 3.17(a), the Tax Administrator shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool, unless the Tax Administrator has received an Opinion of Counsel (at the expense of the person requesting such action or non-action) to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event. Except as contemplated by Section 3.17(a), none of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

              (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its, the Tax Administrator's or the Certificate Administrator's obligations under Article IV, Article VIII or this Article X; (iii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust, out of the Trust Fund (exclusive of Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee or the Certificate

Administrator of any of its obligations under Article IV, Article VIII or this
Article X; or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the Tax Administrator out of amounts on deposit in the Distribution Account.

              (g) The Tax Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

              (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 3.06) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool.

              (i) None of the Tax Administrator, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement);
(ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool.

              (j) Except as otherwise permitted by Section 3.17(a), none of the Tax Administrator, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

              (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

              (l) On or before April 15 of each calendar year, commencing April 15, 2001, unless the Tax Administrator and the Trustee are the same Person, the Tax Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the Tax Administrator confirming the Tax Administrator's compliance with its obligations under this Agreement during the prior calendar year.

              (m) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Loans and the Class Y Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Tax Administrator shall perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

              (n) The Trustee, the Tax Administrator and the Certificate Administrator shall comply with the terms of each Loan REMIC Declaration to the extent that such Loan REMIC Declaration is not inconsistent with the provisions of this Agreement.

              SECTION 10.02. Depositor, Master Servicer, Special Servicer,
                             Trustee and Fiscal Agent to Cooperate with Tax Administrator.

              (a) The Depositor shall provide or cause to be provided to the Tax Administrator, within 10 days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

              (b) Each of the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties hereunder.

              SECTION 10.03. Appointment of Tax Administrator.

              The Trustee may, at its own expense, appoint any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity in accordance with the obligations and responsibilities provided for herein. The Tax Administrator shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the Tax Administrator to the same extent that they apply to the Trustee. Any Tax Administrator appointed in accordance with this Section 10.03 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section
10.03 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


              SECTION 11.01. Amendment.

              (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the already existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee and the Tax Administrator, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, or (v) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); provided that such amendment (other than any amendment for any of the specific purposes described in clauses (iv) and (v) above) shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee to such effect.

              (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this
Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

              (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Tax Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse

Grantor Trust Event with respect to either Grantor Trust Pool. In addition, prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

              (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

              (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

              (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

              (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

              SECTION 11.02. Recordation of Agreement; Counterparts.

              (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

              (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

              SECTION 11.03. Limitation on Rights of Certificateholders.

              (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

              (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

              (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates (except as expressly permitted by this Agreement), or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

              SECTION 11.04. Governing Law.

              This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

              SECTION 11.05. Notices.

              Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New York, New York 10013, Attention: Angela Hutzel, telecopy number: (212) 816-8306; (ii) in the case of the Master Servicer and the Special Servicer, ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention:
Edgar L. Smith II, telecopy number: (214)

237-2037, with a copy to ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 12th Floor, Dallas, Texas 75201, Attention: Paul Smyth, telecopy number:
(214) 237-2040; (iii) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention:
Corporate Trust Administration (CMBS), Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C2, telecopy number: (410) 884-2360 (iv) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number: (212) 553-0300; and (B) Fitch, Inc. One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance, telecopy number:
(212) 635-0294; (v) in the case of any Mortgage Loan Seller, the address for notices to it under the related Mortgage Loan Purchase Agreement; and (vi) in the case of the Certificate Administrator, the Tax Administrator, the Custodian and the Certificate Registrar, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services (CMFS) Salomon Brothers 2000-C2, telecopy number: (212) 946-8302; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

              SECTION 11.06. Severability of Provisions.

              If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

              SECTION 11.07. Successors and Assigns; Beneficiaries.

              The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

              SECTION 11.08. Article and Section Headings.

              The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

              SECTION 11.09. Notices to and from the Rating Agencies, the
                             Depositor and Underwriters.

              (a) The Trustee (or, with respect to items (v) and (vii) below, the Certificate Administrator) shall promptly provide notice to each Rating Agency, the Depositor and Underwriters with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

              (i) any material change or amendment to this Agreement;

              (ii) the occurrence of any Event of Default that has not been cured;

              (iii) the resignation, termination, merger or consolidation of the Master Servicer, the Special Servicer or the Tax Administrator and the appointment of a successor;

              (iv) the appointment, resignation or removal of a Fiscal Agent;

              (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Gain on Sale Reserve Fund;

              (vi) any repurchase of a Mortgage Loan by a Mortgage Loan Seller as contemplated by Section 2.03; and

              (vii) the final payment to any Class of Certificateholders.

              (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

              (i) the resignation or removal of the Trustee and the appointment of a successor; and

              (ii) any change in the location of the Collection Account.

              (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

              (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

              (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

              (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

              (iv) any defeasance of or material damage to a Mortgaged Property.

              (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

              (i) each of its Annual Performance Certifications;

              (ii) each of its Annual Accountants' Reports; and

              (iii) upon request, to the extent not already delivered, through hard copy format or electronic format, each report prepared pursuant to
         Section 3.09(e).

              (e) The Certificate Administrator shall promptly deliver to each Rating Agency (in hard copy format or through use of the Certificate Administrator's Internet Website for Moody's) a copy of each Distribution Date Statement, Unrestricted Servicer Report and Restricted Servicer Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Certificate Administrator 's Internet Website only with the use of a password, which shall be provided by the Certificate Administrator to each Rating Agency.

              (f) The parties intend that each Rating Agency provide to the Trustee any Certificate Administrator, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

              SECTION 11.10. Notices to Controlling Class Representative.

              Upon request, including a one-time standby request, the Trustee, Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies.

              SECTION 11.11. Complete Agreement.

              This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

              IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.



                                     SALOMON BROTHERS MORTGAGE
                                     SECURITIES VII, INC.
                                        as Depositor


                                     By: /s/ Angela Hutzel
                                        ---------------------------------------
                                     Name:   Angela Hutzel
                                     Title:  Assistant Vice President


                                     ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                        as Master Servicer and Special Servicer


                                     By: /s/ Edgar L. Smith
                                        ---------------------------------------
                                     Name:   Edgar L. Smith
                                     Title:  C. O. O.


                                     WELLS FARGO BANK MINNESOTA, N.A.
                                        Solely in its capacity as Trustee


                                     By: /s/ Leslie A. Gaskill
                                        --------------------------------------
                                     Name:   Leslie A. Gaskill
                                     Title:  Vice President


Wells Fargo Bank Minnesota,N.A.
its capacity as Trustee, hereby appoints The Chase
Manhattan Bank to act as Custodian, Certificate
Administrator, Tax Administrator and Certificate
Registrar under the terms of this Agreement.

WELLS FARGO BANK MINNESOTA, N.A.
   Solely in its capacity as Trustee

By: /s/  Leslie A. Gaskill
   ---------------------------------
    Name:  Leslie A. Gaskill
    Title: Vice President

The Chase Manhattan Bank hereby accepts its appointment as Custodian, Certificate
Administrator, Tax Administrator and Certificate

Registrar and agrees to act in such capacities in accordance with the terms of this Agreement.

THE CHASE MANHATTAN BANK

By: /s/ Jennifer Bohannon
   ----------------------------------
    Name:  Jennifer Bohannon
    Title: Assistant Vice President

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )


              On the 15th day of August 2000, before me, a notary public in and for said State, personally appeared Angela Hutzel, personally known to me to be a Assistant Vice President of SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 Angela Testagrossa
                                                 ------------------
                                                    Notary Public
[Notarial Seal]

STATE OF Texas              )
                            ) ss.:
COUNTY OF Dallas            )


              On the 23rd day of August 2000, before me, a notary public in and for said State, personally appeared Edgar L. Smith, known to me to be a C. O.
O. of ORIX REAL ESTATE CAPITAL MARKETS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 Joni Maxwell
                                                 ------------
                                                 Notary Public
[Notarial Seal]

STATE OF New York           )
                            ) ss.:
COUNTY OF New York          )


              On the 24th day of August 2000, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, known to me to be a Vice President of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 Jack A. Aini
                                                 ------------
                                                 Notary Public
[Notarial Seal]

                                   EXHIBIT A-1


                          FORM OF CLASS X CERTIFICATES

              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  Variable         Class Notional Amount of the Class X
                                     Certificates as of the Closing Date:
                                     $________________
Cut-off Date:  August 1, 2000
Closing Date:  August 24, 2000       Initial Certificate Notional Amount of this
                                     Certificate as of the Closing Date:
                                     $________________

First Distribution Date:             Aggregate Stated Principal Balance of the
September 18, 2000                   Mortgage Loans as of the Closing Date
                                     ("Initial Pool Balance"): $781,523,168

Master Servicer:                     Trustee:
ORIX Real Estate Capital Markets,    Wells Fargo Bank Minnesota, N.A.
   LLC

Special Servicer:                    Certificate Administrator:
ORIX Real Estate Capital Markets,    The Chase Manhattan Bank
   LLC
Certificate No. X-___                CUSIP No.:  ________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class X Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class X Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class X Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either:
(i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., PaineWebber Incorporated, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate amortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

         If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity
                                       but solely as Certificate Registrar


                                       By:______________________________________
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity
                                       but solely as Certificate Registrar


                                       By:______________________________________
                                           Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _____________________________________
                                       Signature by or on behalf of Assignor


                                       _____________________________________
                                       Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________ __________________________________________ for the account of
___________________________________________________.

         Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-2


                     FORM OF CLASS A-1 AND A-2 CERTIFICATES

         CLASS [A-1] [A-2] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  ___% per annum    Class Principal Balance of the Class [A-1]
                                      [A-2] Certificates as of the Closing Date:
                                      $_______________
Cut-off Date:  August 1, 2000
Closing Date:  August 24, 2000        Initial Certificate Principal Balance of
                                      this Certificate as of the Closing Date:
                                      $_______________

First Distribution Date:              Aggregate Stated Principal Balance of the
September 18, 2000                    Mortgage Loans as of the Closing Date
                                      ("Initial Pool Balance"): $781,523,168

Master Servicer:                      Trustee:
ORIX Real Estate Capital Markets,     Wells Fargo Bank Minnesota, N.A.
   LLC

Special Servicer:                     Certificate Administrator:
ORIX Real Estate Capital Markets,     The Chase Manhattan Bank
   LLC

Certificate No. [A-1] [A-2]-___       CUSIP No.:________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and as the special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity
                                       but solely as Certificate Registrar


                                       By:______________________________________
                                           Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class [A-1] [A-2] Certificates referred to in the within-mentioned Agreement.

Dated:



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity
                                       but solely as Certificate Registrar


                                       By:______________________________________
                                           Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:



                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________ for the account of ________________________________________.

                  Distributions made by check (such check to be made payable to ___________________________________________) and all applicable statements and notices should be mailed to _________________________________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-3


                 FORM OF CLASS B, C, D, E, F AND G CERTIFICATES

   CLASS [B] [C] [D] [E] [F] [G] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  Variable                      Class Principal Balance of the Class [B][C] [D] [E] [F] [G]
                                                  Certificates as of the Closing Date:  $_________
Cut-off Date:  August 1, 2000

Closing Date: August 24, 2000                     Initial Certificate Principal Balance of this Certificate
                                                  as of the Closing Date:  $___________

First Distribution Date:                          Aggregate Stated Principal Balance of the Mortgage Loans as
September 18, 2000                                of the Closing Date ("Initial Pool Balance"): $781,523,168

Master Servicer:                                  Trustee:
ORIX Real Estate Capital Markets, LLC             Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                 Certificate Administrator:
ORIX Real Estate Capital Markets, LLC             The Chase Manhattan Bank

Certificate No. [B][C] [D] [E] [F] [G]-_______    CUSIP No.: _________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the

Class [B] [C] [D] [E] [F] [G] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B] [C] [D] [E] [F] [G] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month, or if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B] [C] [D] [E] [F] [G] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. For so long as this Certificate constitutes a Book-Entry Certificate, each such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraph.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By:_____________________________________
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B] [C] [D] [E] [F] [G] Certificates referred to in the within-mentioned Agreement.

Dated:



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By:_____________________________________
                                          Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:



                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of __________________________________.

                  Distributions made by check (such check to be made payable to _____________) and all applicable statements and notices should be mailed to
__________________________.

                  This information is provided by _____________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-4


                FORM OF CLASS H, J, K, L, M, N AND P CERTIFICATES

              CLASS [H] [J] [K] [L] [M] [N] [P] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  ___% per annum                 Class Principal Balance of the Class [H] [J] [K] [L] [L] [M]
                                                   [N] [P] Certificates as of the Closing Date:
                                                   $____________

Cut-off Date:  August 1, 2000
Closing Date:  August 24, 2000                     Initial Certificate Principal Balance of this Certificate
                                                   as of the Closing Date:  $__________
First Distribution Date:                           Aggregate Stated Principal Balance of the Mortgage Loans
September 18, 2000                                 as of the Closing Date ("Initial Pool Balance"):
                                                   $781,523,168

Master Servicer:                                   Trustee:
ORIX Real Estate Capital Markets, LLC              Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                  Certificate Administrator:
ORIX Real Estate Capital Markets, LLC              The Chase Manhattan Bank

Certificate No. [H] [J] [K] [L] [M] [N] [P]-____   CUSIP No.:  ___________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT"

(A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [H] [J] [K] [L] [M] [N] [P] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [H] [J] [K] [L] [M] [N] [P] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [H] [J] [K] [L] [M] [N] [P] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the

Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., PaineWebber Incorporated, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent or the

Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By:______________________________________
                                           Authorized Officer







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [H] [J] [K] [L] [M] [N] [P] Certificates referred to in the within-mentioned Agreement.

Dated:



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By:______________________________________
                                           Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:



                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to _____________) and all applicable statements and notices should be mailed to
_____________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-5


                          FORM OF CLASS Y CERTIFICATES

              CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Cut-off Date:  August 1, 2000           Percentage Interest evidenced by this Class Y
                                        Certificate:  ______%

Closing Date:  August 24, 2000

First Distribution Date:                Aggregate Stated Principal Balance of the Mortgage Loans
September 18, 2000                      as of the Closing Date ("Initial Pool Balance"):
                                        $781,523,168

Master Servicer:                        Trustee:
ORIX Real Estate Capital Markets, LLC   Wells Fargo Bank Minnesota, N.A.

Special Servicer:                       Certificate Administrator:
ORIX Real Estate Capital Markets, LLC   The Chase Manhattan Bank

Certificate No. Y-___                   CUSIP No.:  ________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class Y Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class Y Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., PaineWebber Incorporated, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of

ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By: _____________________________________
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By: _____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:



                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _____________________________________________________ .

                  Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
_____________________________.

                  This information is provided by ______________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-6


                          FORM OF CLASS R CERTIFICATES

              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Cut-off Date:  August 1, 2000            Percentage Interest evidenced by this Class R
                                         Certificate:  ___%

Closing Date: August 24, 2000

First Distribution Date:                 Aggregate Stated Principal Balance of the Mortgage Loans
September 18, 2000                       as of the Closing Date ("Initial Pool Balance"):
                                         $781,523,168

Master Servicer:                         Trustee:
ORIX Real Estate Capital Markets, LLC    Wells Fargo Bank Minnesota, N.A

Special Servicer:                        Certificate Administrator:
ORIX Real Estate Capital Markets, LLC    The Chase Manhattan Bank

Certificate No. R-__                     CUSIP No.:  _______________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.

IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., PaineWebber Incorporated, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the

Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the five preceding paragraphs.

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

                  A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By: _____________________________________
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:



                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Certificate Registrar


                                       By: _____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:



                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________for the account of _______________________________________________.

                  Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
_____________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT B-1A


                         SCHEDULE OF SBRC MORTGAGE LOANS


                             [See Attached Schedule]

                        Schedule of SBRC Mortgage Loans



                                    Mortgage   Loan /
     Control       Loan             Loan       Property               Property                                            Zip
     Number        Number           Seller     Name                   Address              City               State       Code
       1           6603043          SBRC      Northpointe Plaza      9604-10220 North      Spokane              WA        99218
                                                                     Newport Highway
       6           6603071          SBRC      Western Plaza II       State Road No.        Mayaguez             PR        00680
                                              Shopping Center        2, Kilometer
                                                                     149.5
       7           6602507          SBRC      Metatec Building       7001 Metatec          Dublin               OH        43017
                                                                     Boulevard
       8           6605032          SBRC      Red Lion               9898 Roosevelt        Philadelphia         PA        19115
                                              Shopping Center        Boulevard
      20           6603488          SBRC      Fountain Oaks          3603-3697 West        Tampa                FL        33614
                                                                     Waters Avenue
      21           6603311          SBRC      Park Central           6551-6601 Park        Boca Raton           FL        33487
                                              Office                 Of Commerce
                                              Development            Boulevard
      22           6604217          SBRC      McCormick Place        8125 North            Scottsdale           AZ        85258
                                              Office Park            Hayden Road
      23           6604332          SBRC      One Michigan           120 North             Lansing              MI        48933
                                              Avenue                 Washington Square
      25           6603150          SBRC      St. Joseph             2000 Crawford         Houston              TX        77002
                                              Professional           Street
                                              Building
      26           6603774          SBRC      Penns Plaza            2 Penns Way           New Castle           DE        19720
                                                                                           Hundred
      27           6603051          SBRC      Airport Plaza          1754 Technology       San Jose             CA        95110
                                              Office Center -        Drive
                                              Phase 1
      29           6602253          SBRC      Hampton Inn -          4280                  Columbus             OH        43219
                                              Columbus               International
                                                                     Gateway
      30           7000000          SBRC      Comfort Suites         4270 Sawyer Road      Columbus             OH        43219
                                              Hotel
      31           6604495          SBRC      Raintree               15300 North 90th      Scottsdale           AZ        85260
                                              Corporate Center       Street
                                              - Phase I
      32           6604157          SBRC      For Eyes Optical
                                              Portfolio
      32A          6604157A         SBRC      For Eyes Optical       285 West 74th         Hialeah              FL        33014
                                              - Hialeah              Place
      32B          6604157B         SBRC      For Eyes Optical       7535 West 4th         Hialeah              FL        33014
                                              - Hialeah 2            Avenue
      32C          6604157C         SBRC      For Eyes Optical       1630 Walnut           Philadelphia         PA        19103
                                              - Philadelphia 2       Street
      32D          6604157D         SBRC      For Eyes Optical       5251 North            Lauderhill           FL        33351
                                              - Lauderhill           University Drive
      32E          6604157E         SBRC      For Eyes Optical       3405 US Highway       Casselberry          FL        32707
                                              - Casselberry          17-92 South
      32F          6604157F         SBRC      For Eyes Optical       3542-3544 Coral       Miami                FL        33145
                                              - Coral Gables         Way
      32G          6604157G         SBRC      For Eyes Optical       8107-8111             Richmond             VA        23235
                                              - Richmond             Midlothian
                                                                     Turnpike
      32H          6604157H         SBRC      For Eyes Optical       1213 Lancaster        Rosemont             PA        19010
                                              - Rosemont             Avenue
      32I          6604157I         SBRC      For Eyes Optical       2144 South Broad      Philadelphia         PA        19145
                                              - Philadelphia         Street
      36           6603019          SBRC      2265 Ralph Avenue      2265 Ralph Avenue     Brooklyn             NY        11234
      44           6603305          SBRC      Brookwood Square       2140 Peachtree        Atlanta              GA        30309
                                              Shopping Center        Road
      47           6604369          SBRC      Sorrento Glen          11189 & 11199         San Diego            CA        92121
                                                                     Sorrento Valley
                                                                     Road
      48           6603691          SBRC      Melrose Plaza          7500-7516             Los Angeles          CA        90046
                                                                     Melrose Avenue


                                                                                                    Monthly        Original
                                                    Mort-                         Cut-off            Debt          Term to
     Control       Loan             Original        gage           Note           Date              Service        Maturity /
     Number        Number           Balance         Rate           Date           Balance           Payment        ARD (months)
       1           6603043          31,700,000      7.8000%        08/13/99      31,483,555         228,198.95        120

       6           6603071          19,200,000      8.1700%        06/15/99      19,063,254         143,164.79        120


       7           6602507          19,000,000      8.2000%        07/28/99      18,874,391         142,073.35        120

       8           6605032          17,000,000      8.8600%        02/08/00      16,949,946         135,076.86        120

      20           6603488          11,500,000      8.0600%        08/30/99      11,426,513         84,864.43         120

      21           6603311          11,150,000      8.0300%        08/23/99      11,078,196         82,048.06         120


      22           6604217          10,512,000      8.4400%        03/02/00      10,490,896         80,381.61         120

      23           6604332          9,850,000       8.2300%        12/28/99      9,811,784          73,861.31         120

      25           6603150          8,500,000       8.2500%        08/06/99      8,448,309          63,857.66         120


      26           6603774          8,172,000       8.3800%        12/03/99      8,141,517          62,141.95         120

      27           6603051          8,100,000       7.8500%        07/15/99      8,041,261          58,590.13         120


      29           6602253          6,000,000       7.2600%        09/04/98      5,795,196          45,570.91         240


      30           7000000          2,080,000       7.2600%        09/04/98      2,009,001          15,797.92         240

      31           6604495          7,300,000       8.5300%        01/07/00      7,276,618          56,285.96         120


      32           6604157          6,950,000       8.9300%        02/29/00      6,935,696          55,571.58         120

      32A          6604157A

      32B          6604157B

      32C          6604157C

      32D          6604157D

      32E          6604157E

      32F          6604157F

      32G          6604157G


      32H          6604157H

      32I          6604157I

      36           6603019          6,375,000       7.7500%        05/07/99      6,319,280          45,671.28         120
      44           6603305          5,700,000       8.1600%        07/28/99      5,635,265          44,599.38         120

      47           6604369          5,425,000       8.4100%        03/20/00      5,414,017          41,368.02         120


      48           6603691          5,350,000       8.0300%        10/04/99      5,321,889          39,368.35         120

                                                          Stated         Calculated     Calculated
                             Remaining                    Original        Original       Remaining
                             Term to        Scheduled    Amortization     Amortization   Amortization   Loan Balance
     Control    Loan         Maturity /     Maturity        Term           Term           Term              at
     Number     Number       ARD (months)     Date        (months)        (months)       (months)       Maturity / ARD
       1        6603043       109          09/01/29         360            360            349          28,217,084

       6        6603071       107          07/01/29         360            360            347          17,248,976


       7        6602507       108          08/01/09         360            360            348          17,078,006

       8        6605032       114          02/01/10         360            360            354          15,501,558

      20        6603488       109          09/01/09         360            360            349          10,300,660

      21        6603311       109          09/01/09         360            360            349           9,980,047


      22        6604217       116          04/01/10         360            360            356           9,497,275

      23        6604332       113          01/01/10         360            360            353           8,857,314

      25        6603150       109          09/01/09         360            360            349           7,647,567


      26        6603774       113          01/01/10         360            360            353           7,373,916

      27        6603051       108          08/01/09         360            360            348           7,220,108


      29        6602253       218          10/01/18         264            264            242           1,239,045


      30        7000000       218          10/01/18         264            264            242             429,533

      31        6604495       114          02/01/10         360            360            354           6,608,151


      32        6604157       115          03/01/10         360            360            355           6,349,276

      32A       6604157A

      32B       6604157B

      32C       6604157C

      32D       6604157D

      32E       6604157E

      32F       6604157F

      32G       6604157G


      32H       6604157H

      32I       6604157I

      36        6603019       106          06/01/09         360            360            346           5,668,830
      44        6603305       108          08/01/09         300            300            288           4,721,444

      47        6604369       116          04/01/10         360            360            356           4,897,973


      48        6603691       111          11/01/09         360            360            351           4,788,443

                                     Cross        Antici-
                                     Collater-    pated
                                     alized       Repay-         Defease       Defease                       Interest
     Control       Loan              (Mortgage    ment           Start         End           Ownership       Accrual
     Number        Number            Loan Group)  Date           Date          Date          Interest        Method
       1           6603043           No           09/01/09      09/01/02       07/31/09      Fee Simple     Actual/360

       6           6603071           No           07/01/09      09/01/02       04/30/09      Fee Simple     Actual/360


       7           6602507           No            NAP          09/01/02       05/31/09      Fee Simple     Actual/360

       8           6605032           No            NAP            NAP            NAP         Fee Simple     Actual/360

      20           6603488           No            NAP          09/01/02       06/30/09      Fee Simple     Actual/360

      21           6603311           No            NAP          09/01/02       06/30/09      Fee Simple     Actual/360


      22           6604217           No            NAP          09/01/02       01/31/10      Fee Simple     Actual/360

      23           6604332           No            NAP          09/01/02       09/30/09      Fee Simple     Actual/360

      25           6603150           No            NAP          09/01/02       04/30/09      Fee Simple     Actual/360


      26           6603774           No            NAP          09/01/02       09/30/09      Fee Simple     Actual/360

      27           6603051           No            NAP          09/01/02       05/31/09      Fee Simple     Actual/360


      29           6602253         Yes (c)         NAP          10/01/01       06/30/18      Leasehold      Actual/360


      30           7000000         Yes (c)         NAP          10/01/01       06/30/18      Leasehold      Actual/360

      31           6604495           No            NAP          09/01/02       11/30/09      Fee Simple     Actual/360


      32           6604157           No            NAP          09/01/02       11/30/09                     Actual/360

      32A          6604157A                                                                  Fee Simple

      32B          6604157B                                                                  Fee Simple

      32C          6604157C                                                                  Fee Simple

      32D          6604157D                                                                  Fee Simple

      32E          6604157E                                                                  Fee Simple

      32F          6604157F                                                                  Fee Simple

      32G          6604157G                                                                  Fee Simple


      32H          6604157H                                                                  Fee Simple

      32I          6604157I                                                                  Fee Simple

      36           6603019           No            NAP          09/01/02       02/28/09      Fee Simple     Actual/360
      44           6603305           No            NAP          09/01/02       04/30/09      Fee Simple     Actual/360

      47           6604369           No            NAP          09/01/02       01/31/10      Fee Simple     Actual/360


      48           6603691           No            NAP          09/01/02       08/31/09      Fee Simple     Actual/360

                                                   Yield
                                     Master        Maintenance
     Control       Loan            Servicing       Calculation
     Number        Number          Fee Rate        Method
       1           6603043         0.0600%          NAP

       6           6603071         0.0500%          NAP


       7           6602507         0.0600%          NAP

       8           6605032         0.0500%         Present Value
                                                    Type 1
      20           6603488         0.0950%          NAP

      21           6603311         0.0900%          NAP


      22           6604217         0.0500%          NAP

      23           6604332         0.0500%          NAP

      25           6603150         0.1100%          NAP


      26           6603774         0.0500%          NAP

      27           6603051         0.1100%          NAP


      29           6602253         0.0500%          NAP


      30           7000000         0.0500%          NAP

      31           6604495         0.1100%          NAP


      32           6604157         0.1450%          NAP

      32A          6604157A

      32B          6604157B

      32C          6604157C

      32D          6604157D

      32E          6604157E

      32F          6604157F

      32G          6604157G


      32H          6604157H

      32I          6604157I

      36           6603019         0.0500%          NAP
      44           6603305         0.0500%          NAP

      47           6604369         0.0900%          NAP


      48           6603691         0.0500%          NAP

                        Schedule of SBRC Mortgage Loans

                               Mortgage   Loan /
     Control       Loan        Loan       Property           Property                                         Zip       Original
     Number        Number      Seller     Name               Address             City               State     Code      Balance
      50           6603952     SBRC      Gates Park          150 Peyton          Atlanta            GA        30311     5,250,000
                                         Crossing            Place, S.W.
                                         Apartments
      54           6603153     SBRC      Fairgrounds         2525 Flosden Road   American           CA        94589     5,080,000
                                         Mobile Estates                          Canyon
      56           6604346     SBRC      The Market at       4500 Summer         Memphis            TN        38112     5,000,000
                                         Summer Oaks         Avenue
      57           6603590     SBRC      Cambridge           12945 South Post    Houston            TX        77045     4,965,000
                                         Village             Oak Road
                                         Apartments
      59           6603771     SBRC      Princess Anne       2052-2076 South     Virginia Beach     VA        23456     4,400,000
                                         Marketplace         Independence
                                                             Boulevard
      60           6603263     SBRC      Pinon  Trails       1501 Lomaland       El Paso            TX        79935     4,300,000
                                         Apartments          Drive
      62           6604264     SBRC      500 South Salina    500 South Salina    Syracuse           NY        13202     4,200,000
                                         Street              Street
      63           6603487     SBRC      Kerman Shopping     15040 West          Kerman             CA        93630     4,150,000
                                         Center              Whitesbridge
                                                             Avenue
      67           6603452     SBRC      Beverly Westside    7122 Beverly        Los Angeles        CA        90036     3,725,000
                                                             Boulevard
      68           6603174     SBRC      Balboa Palms        8441 Balboa         Northridge         CA        91325     2,000,000
                                         Apartments          Boulevard
      69           6603178     SBRC      Tarzana Palms       5725 Reseda         Los Angeles        CA        91356     1,680,000
                                         Apartments          Boulevard
      71           6603021     SBRC      1445 Hempstead      1445 Hempstead      Elmont             NY        11003     3,650,000
                                         Turnpike            Turnpike
      73           6602817     SBRC      Campbell Hill       308-330 Campbell    Bowling Green      OH        43402     3,570,000
                                         Apartments          Hill Road
      75           6603419     SBRC      Lamar Crossing      3945-4045 Lamar     Paris              TX        75462     3,330,000
                                         Shopping Center     Street
      79           6603491     SBRC      Vacaville Town      741-791 East        Vacaville          CA        95688     3,185,000
                                         Center              Monte Vista
                                                             Avenue
      83           6603938     SBRC      411-423 East        411-423 East        New York           NY        10029     3,000,000
                                         114th Street        114th Street
      87           6603175     SBRC      Independence        7255                Canoga Park        CA        91303     2,800,000
                                         Court Apartments    Independence
                                                             Avenue
      88           6603020     SBRC      5601 Merrick Road   5601 Merrick Road   Massapequa         NY        11758     2,718,000
      89           6603887     SBRC      Pinnacle            2242 & 2272         Twinsburg          OH        44087     2,696,000
                                         Warehouse           Pinnacle Parkway
      90           6603769     SBRC      300 Wildwood        300 Wildwood        Woburn             MA        01810     2,700,000
                                         Avenue              Avenue
      95           6603246     SBRC      Spartacus           4401 Spartacus      Huntsville         AL        35805     2,640,000
                                         Apartments          Drive
      96           6604046     SBRC      Storage Depot I     276 Mt. Hermon      Scotts Valley      CA        95066     2,612,000
                                                             Road
      97           6603225     SBRC      Village Place       7701-7739 West      Houston            TX        77071     2,596,528(@)
                                         Shopping Center     Bellfort Avenue
      99           6602382     SBRC      Tivoli Square       1820 Whitley        Los Angeles        CA        90028     2,535,000
                                         Apartments          Avenue
      101          6604473     SBRC      McBee Apartments    1 Merritt Circle    Greenville         SC        29601     2,500,000
      102          6603238     SBRC      Golden Sands        15930 Nisqualli     Victorville        CA        92392     2,500,000
                                         Apartments          Road
      107          6603149     SBRC      Boardwalk at        304 - 321           Quincy             MA        02171     2,334,500
                                         Marina Bay          Victory Road
      115          6603511     SBRC      Crosstown Self      950 Crosstown       Peachtree City     GA        30269     2,000,000
                                         Storage             Drive
      120          6602692     SBRC      One Centennial      One Centennial      Peabody            MA        01960     1,925,000
                                         Drive               Drive
      121          6602379     SBRC      Diplomat            1837 Whitley        Los Angeles        CA        90028     1,910,000
                                         Apartments          Avenue
      136          6602380     SBRC      Monaco Apartments   1823 Grace Avenue   Los Angeles        CA        90028     1,550,000

                                                                                Monthly        Original       Remaining
                                    Mort-                         Cut-off        Debt           Term to        Term to
     Control       Loan             gage           Note           Date           Service        Maturity /     Maturity /
     Number        Number           Rate           Date           Balance        Payment        ARD (months)   ARD (months)
      50           6603952          8.2800%        10/14/99      5,224,150      39,552.28         120           111


      54           6603153          7.6000%        05/25/99      5,033,877      35,868.60         120           106

      56           6604346          8.4700%        02/25/00      4,988,120      38,339.42         120           115

      57           6603590          8.0200%        09/10/99      4,936,494      36,500.66         120           110


      59           6603771          8.3400%        10/19/99      4,378,676      33,334.53         120           111


      60           6603263          7.9400%        08/25/99      4,271,663      31,372.21         120           109

      62           6604264          8.4400%        03/29/00      4,191,568      32,115.94         120           116

      63           6603487          8.2000%        09/10/99      4,127,294      31,031.81         120           110


      67           6603452          8.6500%        09/14/99      3,707,014      29,038.95         120           110

      68           6603174          7.8300%        12/09/99      1,991,407      14,438.97         120           113

      69           6603178          7.8300%        12/09/99      1,672,782      12,128.74         120           113

      71           6603021          7.7500%        05/07/99      3,618,098      26,149.05         120           106

      73           6602817          8.4300%        10/27/99      3,553,108      27,273.30         120           111

      75           6603419          8.5100%        11/03/99      3,316,711      25,628.42         120           112

      79           6603491          8.0400%        08/17/99      3,164,542      23,459.28         120           109


      83           6603938          8.9800%        01/21/00      2,991,439      24,095.52         120           114

      87           6603175          7.8300%        12/09/99      2,787,969      20,214.56         120           113


      88           6603020          8.2500%        08/05/99      2,701,471      20,419.43         120           109
      89           6603887          8.3800%        12/15/99      2,685,943      20,501.06         120           113

      90           6603769          8.1000%        09/29/99      2,684,825      20,000.19         120           110

      95           6603246          7.4900%        06/01/99      2,617,493      18,441.19         120           107

      96           6604046          8.8700%        12/14/99      2,596,919      21,687.75         120           113

      97           6603225@)        8.1500%        05/21/99      2,579,991      19,353.44         117           106

      99           6602382          8.1000%        08/02/99      2,520,752      18,777.95         120           110

      101          6604473          8.4900%        02/28/00      2,494,096      19,205.12         120           115
      102          6603238          7.4200%        05/14/99      2,476,260      17,343.62         120           106

      107          6603149          8.4400%        08/05/99      2,311,282      18,703.73         120           109

      115          6603511          8.4300%        07/30/99      1,978,457      16,010.31         120           108

      120          6602692          8.8500%        12/14/99      1,918,678      15,281.68         120           113

      121          6602379          8.2300%        08/02/99      1,900,471      14,322.35         120           111

      136          6602380          8.1000%        08/02/99      1,541,288      11,481.59         120           110

                                             Stated         Calculated     Calculated                        Cross
                                            Original         Original        Remaining                      Collater-
                              Scheduled    Amortization     Amortization   Amortization   Loan Balance       alized
     Control       Loan        Maturity        Term           Term           Term              at           (Mortgage
     Number        Number        Date        (months)        (months)       (months)       Maturity/ARD     Loan Group)
      50           6603952      11/01/09         360            360            351         4,726,586         No


      54           6603153      06/01/09         360            360            346         4,500,543         No

      56           6604346      03/01/10         360            360            355         4,521,387         No

      57           6603590      10/01/09         360            360            350         4,443,632         No


      59           6603771      11/01/09         360            360            351         3,966,822         No


      60           6603263      09/01/09         360            360            349         3,840,538         No

      62           6604264      04/01/10         360            360            356         3,794,573         No

      63           6603487      10/01/09         360            360            350         3,730,043         No


      67           6603452      10/01/09         360            360            350         3,382,677         No

      68           6603174      01/01/10         360            360            353         1,781,422       Yes (e)

      69           6603178      01/01/10         360            360            353         1,496,394       Yes (e)

      71           6603021      06/01/09         360            360            346         3,245,683         No

      73           6602817      11/01/09         360            360            351         3,225,177         No

      75           6603419      12/01/09         360            360            352         3,014,332         No

      79           6603491      09/01/09         360            360            349         2,851,480         No


      83           6603938      02/01/10         360            360            354         2,742,669         No

      87           6603175      01/01/10         360            360            353         2,493,991         No


      88           6603020      09/01/09         360            360            349         2,445,421         No
      89           6603887      01/01/10         360            360            353         2,432,707         No

      90           6603769      10/01/09         360            360            350         2,421,072         No

      95           6603246      07/01/09         360            360            347         2,332,725         No

      96           6604046      01/01/10         300            300            293         2,205,776         No

      97           6603225      06/01/09         357            358            347         2,334,827         No

      99           6602382      10/01/09         360            360            350         2,273,119         No

      101          6604473      03/01/10         360            360            355         2,261,721         No
      102          6603238      06/01/09         360            360            346         2,204,819         No

      107          6603149      09/01/09         300            300            289         1,948,586         No

      115          6603511      08/01/09         300            300            288         1,669,310         No

      120          6602692      01/01/10         360            360            353         1,755,349         No

      121          6602379      11/01/09         360            360            351         1,717,581         No

      136          6602380      10/01/09         360            360            350         1,389,875         No

                             Antici-
                             pated                                                                                     Yield
                             Repay-         Defease       Defease                       Interest         Master        Maintenance
     Control       Loan      ment           Start         End           Ownership       Accrual        Servicing       Calculation
     Number        Number    Date           Date          Date          Interest        Method         Fee Rate        Method
      50           6603952     NAP          09/01/02       08/31/09      Fee Simple     Actual/360      0.1000%          NAP


      54           6603153     NAP          09/01/02       03/31/09      Fee Simple     Actual/360      0.0500%          NAP

      56           6604346     NAP          09/01/02       12/31/09      Fee Simple     Actual/360      0.0500%          NAP

      57           6603590     NAP          09/01/02       06/30/09      Fee Simple     Actual/360      0.1100%          NAP


      59           6603771     NAP          09/01/02       08/31/09      Fee Simple     Actual/360      0.0500%          NAP


      60           6603263     NAP          09/01/02       06/30/09      Fee Simple     Actual/360      0.1100%          NAP

      62           6604264     NAP          09/01/02       01/31/10      Fee Simple     Actual/360      0.0500%          NAP

      63           6603487     NAP          09/01/02       07/31/09      Fee Simple     Actual/360      0.0500%          NAP


      67           6603452     NAP          09/01/02       08/31/09      Fee Simple     Actual/360      0.0500%          NAP

      68           6603174     NAP          09/01/02       10/31/09      Fee Simple     Actual/360      0.1100%          NAP

      69           6603178     NAP          09/01/02       10/31/09      Fee Simple     Actual/360      0.1100%          NAP

      71           6603021     NAP          09/01/02       02/28/09      Fee Simple     Actual/360      0.0500%          NAP

      73           6602817     NAP          09/01/02       08/31/09      Fee Simple     Actual/360      0.1100%          NAP

      75           6603419     NAP          09/01/02       09/30/09      Fee Simple     Actual/360      0.1000%          NAP

      79           6603491     NAP          09/01/02       06/30/09      Fee Simple     Actual/360      0.1100%          NAP


      83           6603938     NAP          09/01/02       11/30/09      Fee Simple     Actual/360      0.0500%          NAP

      87           6603175     NAP          09/01/02       10/31/09      Fee Simple     Actual/360      0.1100%          NAP


      88           6603020     NAP          09/01/02       06/30/09      Fee Simple     Actual/360      0.0500%          NAP
      89           6603887     NAP          09/01/02       09/30/09      Fee Simple     Actual/360      0.0500%          NAP

      90           6603769     NAP          09/01/02       07/31/09      Fee Simple     Actual/360      0.0500%          NAP

      95           6603246     NAP          09/01/02       04/30/09      Fee Simple     Actual/360      0.1000%          NAP

      96           6604046     NAP          09/01/02       10/31/09      Leasehold      Actual/360      0.0500%          NAP

      97           6603225     NAP          06/01/03       03/31/09      Fee Simple     Actual/360      0.1100%          NAP

      99           6602382     NAP          09/01/02       07/31/09      Fee Simple     Actual/360      0.0500%          NAP

      101          6604473     NAP          09/01/02       12/31/09      Fee Simple     Actual/360      0.0500%          NAP
      102          6603238     NAP          09/01/02       03/31/09      Fee Simple     Actual/360      0.0900%          NAP

      107          6603149     NAP          09/01/02       05/31/09      Fee Simple     Actual/360      0.0500%          NAP

      115          6603511     NAP          09/01/02       05/31/09      Fee Simple     Actual/360      0.1000%          NAP

      120          6602692     NAP          09/01/02       09/30/09      Fee Simple     Actual/360      0.0500%          NAP

      121          6602379     NAP          09/01/02       08/31/09      Fee Simple     Actual/360      0.0500%          NAP

      136          6602380     NAP          09/01/02       07/31/09      Fee Simple     Actual/360      0.0500%          NAP

                        Schedule of SBRC Mortgage Loans

                             Mortgage   Loan /
     Control       Loan      Loan       Property           Property                                    Zip          Original
     Number        Number    Seller     Name               Address           City          State       Code         Balance
      142          6603541   SBRC      Bonhampton         15 & 25 South      Edison          NJ        08837        1,500,000
                                       Corners            Main Street
      176          6603177   SBRC      Parthenia Garden   15455 Parthenia    North Hills     CA        91343        1,000,000
                                       Apartments         Street

                                                                             Monthly        Original       Remaining
                             Mort-                         Cut-off            Debt          Term to        Term to        Scheduled
     Control       Loan      gage           Note           Date              Service        Maturity /     Maturity /     Maturity
     Number        Number    Rate           Date           Balance           Payment        ARD (months)   ARD (months)     Date
      142          6603541   7.7900%        07/16/99      1,447,064          14,153.53         120           108          08/01/09

      176          6603177   7.8300%        12/09/99       995,703            7,219.49         120           113          01/01/10


                               Stated         Calculated     Calculated                       Cross        Antici-
                               Original        Original       Remaining                       Collater-    pated
                              Amortization     Amortization   Amortization   Loan Balance     alized       Repay-         Defease
     Control       Loan          Term           Term           Term              at           (Mortgage    ment           Start
     Number        Number      (months)        (months)       (months)       Maturity / ARD   Loan Group)  Date           Date
      142          6603541        180            180            168           722,638         No            NAP          09/01/02

      176          6603177        360            360            353           890,710         No            NAP          09/01/02


                                                                                              Yield
                                 Defease                       Interest         Master        Maintenance
     Control       Loan          End           Ownership       Accrual        Servicing       Calculation
     Number        Number        Date          Interest        Method         Fee Rate        Method
      142          6603541       03/31/09      Fee Simple     Actual/360      0.0500%          NAP

      176          6603177       10/31/09      Fee Simple     Actual/360      0.1100%          NAP


                                  EXHIBIT B-1B

                        SCHEDULE OF PWRES MORTGAGE LOANS

                            [See Attached Schedule]

  CONTROL     LOAN NUMBER     MORTGAGE       LOAN / PROPERTY        PROPERTY ADDRESS         CITY              STATE       ZIP CODE
   NUMBER                   LOAN SELLER           NAME
-----------------------------------------------------------------------------------------------------------------------------------
     2           10651           PW       1615 Poydras Street      1615 Poydras Street     New Orleans           LA         70112
     5           10388           PW       Diplomat Centre          820 Second Avenue       New York              NY         10017
     9           11128           PW       Diamond Point Plaza      8250 Eastern Avenue     Baltimore             MD         21224
     10          11539           PW       Mount Vernon             755 Mount Vernon        Atlanta               GA         30328
                                          Medical Office           Highway
                                          Building
     12          10124           PW       110 Greenwich Street     110 Greenwich           New York              NY         10006
                                                                   Street
     13          10959           PW       San Fernando Profess
                                          ional Buildings
                                          Portfolio
    13A         10959A           PW       11155-11165              11155-11165             Mission Hills         CA         91345
                                          Sepulveda Boulevard      Sepulveda Boulevard
    13B         10959B           PW       11211 Sepulveda          11211 Sepulveda         Mission Hills         CA         91345
                                          Boulevard                Boulevard
    13C         10959C           PW       17909 Soledad            17909 Soledad           Santa Clarita         CA         91351
                                          Canyon Road              Canyon Road
     14          9913            PW       3200 Regatta             3200 Regatta            Richmond              CA         94804
                                          Boulevard                Boulevard
     17         11233A           PW       Kmart Plaza              200 South Main          West Lebanon          NH         03784
                                                                   Street
     18         11233B           PW       Miracle Mile             422 Miracle Mile        Lebanon               NH         03766
                                          Shopping Center
     19         11233C           PW       North Country Plaza      267 Plainfield Road     West Lebanon          NH         03784
     28          7217            PW       375 Ballardvale          375 Ballardvale         Wilmington            MA         01887
                                          Street                   Street
     33          8902            PW       Gateway Mobile Home      10100 Gandy Blvd.       St. Petersburg        FL         33716
                                          Park                     North
     34          9529            PW       Lake Cook Office         4201 Lake Cook Road     Northbrook            IL         60062
     35          10216           PW       Pine Terrace             838 Pine Avenue         Long Beach            CA         90813
                                          Apartments
     37          8997            PW       Shoppers Food            1320 Carl D.            Fredericksburg        VA         22401
                                          Warehouse                Silver Parkway
     42          9865            PW       400 Blair Road           400 Blair Road          Carteret              NJ         07008
     43          7222            PW       14 Jewel Drive           14 Jewel Drive          Wilmington            MA         01887
     45          7223            PW       87 Concord & 7 Lopez     Portfolio
    45A          7223A           PW       87 Concord Road          87 Concord Road         North Reading         MA         01864
    45B          7223B           PW       7 Lopez Road             7 Lopez Road            Wilmington            MA         01887
     51          4459A           PW       Days Inn Fort Wright     1945 Dixie Highway      Fort Wright           KY         41011
     52          4459B           PW       Days Inn Frankfort       1051 US Highway         Frankfort             KY         40601
                                                                   127 South
     53          4459C           PW       Days Inn                 120 South Lakeview      Shepherdsville        KY         40165
                                          Shepherdsville           Drive

  CONTROL     LOAN NUMBER     ORIGINAL       MORTGAGE RATE       NOTE DATE      CUT-OFF DATE    MONTHLY DEBT      ORIGINAL TERM
  NUMBER                       BALANCE                                            BALANCE         SERVICE          TO MATURITY
                                                                                                  PAYMENT         /ARD (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
    2           10651        29,200,000         8.4500%          04/07/00       29,159,803      223,488.84            120
    5           10388        19,300,000         8.4500%          05/04/00       19,280,819      147,716.94            120
    9           11128        15,300,000         8.8900%          06/02/00       15,295,228      121,898.23            120
    10          11539        15,250,000         8.2400%          06/29/00       15,243,746      114,460.97            120
    12          10124        14,400,000         8.4300%          05/12/00       14,385,472      110,077.61            119
    13          10959        14,100,000         9.1000%          05/22/00       14,088,419      114,467.79            120
   13A         10959A
   13B         10959B
   13C         10959C
    14          9913         12,600,000         8.8000%          12/27/99       12,558,042       99,574.55            120
    17         11233A         8,610,000         8.6400%          06/30/00        8,606,999       67,059.61            120
    18         11233B         1,495,000         8.7700%          06/30/00        1,494,508       11,782.53            120
    19         11233C         1,565,000         8.7400%          06/30/00        1,564,478       12,300.69            120
    28          7217          7,920,000         8.5500%          11/12/99        7,888,749       61,178.82            120
    33          8902          6,850,000         8.4500%          09/13/99        6,815,006       52,428.03            120
    34          9529          6,700,000         9.0000%          05/17/00        6,694,327       53,909.72            120
    35          10216         6,525,000         8.3500%          04/20/00        6,515,732       49,479.61            120
    37          8997          6,300,000         8.5000%          12/01/99        6,274,789       48,441.55            120
    42          9865          6,000,000         8.3800%          06/19/00        5,997,671       45,625.51            120
    43          7222          5,760,000         8.5500%          11/12/99        5,737,272       44,493.69            120
    45          7223          5,505,000         8.5500%          11/12/99        5,483,278       42,523.91            120
   45A          7223A
   45B          7223B
    51          4459A         1,835,000         7.8000%          07/16/98        1,788,065       13,920.57            120
    52          4459B         2,255,000         7.8000%          07/16/98        2,197,322       17,106.75            120
    53          4459C         1,215,000         7.8000%          07/16/98        1,183,923       9,217.16             120


  CONTROL   LOAN NUMBER    REMAINING TERM      SCHEDULED     STATED ORIGINAL    CALCULATED       CALCULATED          LOAN
  NUMBER                   TO MATURITY /       MATURITY       AMORTIZATION      ORIGINAL         REMAINING       BALANCE AT
                           ARD (MONTHS)         DATE          TERM (MONTHS)    AMORTIZATION     AMORTIZATION     MATURITY/ARD
                                                                               TERM (MONTHS)    TERM (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
    2          10651            117            05/01/30            360              360             357           26,391,631
    5          10388            118            06/01/10            360              360             358           17,440,104
    9          11128            119            07/01/10            360              360             359           13,963,921
    10         11539            119            07/01/10            360              360             359           13,716,170
    12         10124            117            05/01/10            359              359             357           13,009,262
    13         10959            118            06/01/10            360              360             358           12,924,549
   13A        10959A
   13B        10959B
   13C        10959C
    14         9913             113            01/01/10            360              360             353           11,477,006
    17        11233A            119            07/01/10            360              360             359            7,814,949
    18        11233B            119            07/01/10            360              360             359            1,360,869
    19        11233C            119            07/01/10            360              360             359            1,423,646
    28         7217             112            12/01/09            360              360             352            7,175,706
    33         8902             110            10/01/09            360              360             350            6,192,479
    34         9529             118            06/01/10            360              360             358            6,128,349
    35         10216            117            05/01/10            360              360             357            5,883,955
    37         8997             112            12/01/29            360              360             352            5,701,497
    42         9865             119            07/01/30            360              360             359            5,414,010
    43         7222             112            12/01/09            360              360             352            5,218,695
    45         7223             112            12/01/09            360              360             352            4,987,659
   45A         7223A
   45B         7223B
    51         4459A            96             08/01/08            300              300             276            1,504,071
    52         4459B            96             08/01/08            300              300             276            1,848,327
    53         4459C            96             08/01/08            300              300             276             995,883


  CONTROL      LOAN             CROSS          ANTICIPATED     DEFEASE START   DEFEASE END      OWNER-SHIP        INTEREST
  NUMBER      NUMBER       COLLATERALIZED     REPAYMENT DATE      DATE            DATE           INTEREST          Accrual
                           (MORTGAGE LOAN                                                                          Method
                               GROUP)
----------------------------------------------------------------------------------------------------------------------------------
    2          10651             No             05/01/10         05/01/04        04/30/10       Fee Simple        Actual/360
    5          10388             No                NAP           06/01/04        05/31/10       Fee Simple        Actual/360
    9          11128             No                NAP           07/01/04        03/31/10       Fee Simple        Actual/360
    10         11539             No                NAP           09/01/02        06/30/10       Fee Simple        Actual/360
    12         10124             No                NAP           06/01/04        04/30/10       Fee Simple        Actual/360
    13         10959             No                NAP           09/01/02        05/31/10                         Actual/360
   13A        10959A                                                                            Fee Simple
   13B        10959B                                                                            Fee Simple
   13C        10959C                                                                            Fee Simple
    14         9913              No                NAP           01/01/04        12/31/09       Fee Simple        Actual/360
    17        11233A           Yes (b)             NAP           09/01/02        06/30/10       Fee Simple        Actual/360
    18        11233B           Yes (b)             NAP           09/01/02        06/30/10       Fee Simple        Actual/360
    19        11233C           Yes (b)             NAP           09/01/02        06/30/10       Fee Simple        Actual/360
    28         7217              No                NAP           12/01/03        11/30/09       Fee Simple        Actual/360
    33         8902              No                NAP           10/01/03        09/30/09       Fee Simple        Actual/360
    34         9529              No                NAP           06/01/04        05/31/10       Fee Simple        Actual/360
    35         10216             No                NAP           05/01/04        04/30/10       Fee Simple        Actual/360
    37         8997              No             12/01/09         01/01/04        11/30/09       Fee Simple        Actual/360
    42         9865              No             07/01/10         07/01/04        03/31/10       Fee Simple        Actual/360
    43         7222              No                NAP           12/01/03        11/30/09       Fee Simple        Actual/360
    45         7223              No                NAP           12/01/03        11/30/09                         Actual/360
   45A         7223A                                                                            Fee Simple
   45B         7223B                                                                            Fee Simple
    51         4459A           Yes (d)             NAP           09/01/03        01/31/08       Fee Simple        Actual/360
    52         4459B           Yes (d)             NAP           09/01/03        01/31/08       Fee Simple        Actual/360
    53         4459C           Yes (d)             NAP           09/01/03        01/31/08       Fee Simple        Actual/360


 CONTROL    LOAN NUMBER      MASTER       YIELD MAINTENANCE    CTL LOAN   RELATED CREDIT     GUARANTOR      RATED PARTY  CTL LEASE
  NUMBER                 SERVICING FEE   CALCULATION METHOD                   TENANT                                     ENHANCEMENT
                              RATE                                                                                       POLICY
------------------------------------------------------------------------------------------------------------------------------------
    2          10651        0.0500%             NAP               No
    5          10388        0.0500%             NAP               No
    9          11128        0.0500%             NAP               No
    10         11539        0.0500%             NAP               No
    12         10124        0.0500%             NAP               No
    13         10959        0.0500%             NAP               No
   13A        10959A
   13B        10959B
   13C        10959C
    14         9913         0.0500%             NAP               No
    17        11233A        0.0500%             NAP               No
    18        11233B        0.0500%             NAP               No
    19        11233C        0.0500%             NAP               No
    28         7217         0.0500%             NAP               No
    33         8902         0.0500%             NAP               No
    34         9529         0.0500%             NAP               No
    35         10216        0.0500%             NAP               No
    37         8997         0.0500%             NAP               No
    42         9865         0.0500%             NAP               No
    43         7222         0.0500%             NAP               No
    45         7223         0.0500%             NAP               No
   45A         7223A
   45B         7223B
    51         4459A        0.0500%             NAP               No
    52         4459B        0.0500%             NAP               No
    53         4459C        0.0500%             NAP               No

  CONTROL     LOAN NUMBER     MORTGAGE       LOAN / PROPERTY        PROPERTY ADDRESS         CITY              STATE       ZIP CODE
   NUMBER                   LOAN SELLER           NAME
-----------------------------------------------------------------------------------------------------------------------------------
                                          Ville                    Drive
     61          9430            PW       Cayuga Village           9370 Niagara Falls      Niagara Falls         NY         14304
                                          Mobile Home Park         Boulevard
     64          7220            PW       155 West Street          155 West Street         Wilmington            MA         01887
     70          8686            PW       131 Spring Street        131-137 Spring          New York              NY         10012
                                                                   Street
     72          10142           PW       Jackson Professional     209-211 Gibson          Leesburg              VA         20176
                                                                   Street
     74          7218            PW       377 Ballardvale &
                                          315 New Boston Portfolio
    74A          7218A           PW       377 Ballardvale          377 Ballardvale         Wilmington            MA         01887
                                          Street                   Street
    74B          7218B           PW       315 New Boston           315 New Boston          Woburn                MA         01801
                                          Street                   Street
     77          10593           PW       Plimpton and Hills
                                          Portfolio
    77A         10593A           PW       114-146 Kings            114-146 Kings           Fairfield             CT         06432
                                          Highway East             Highway East
    77B         10593B           PW       1 Maxim Road             1 Maxim Road            Hartford              CT         06146
     78          9133            PW       4444 West Bristol        4444 West Bristol       Flint                 MI         48507
                                          Road                     Road
     81          10851           PW       RPM Warehouse            11150 N.W. 32nd         Miami                 FL         33167
                                                                   Avenue
     82          9583            PW       Deere Road               6392-6402-6412          Syracuse              NY         13206
                                          Warehouse Buildings      Deere Road
     84          10065           PW       SunTrust Centre          1890 University         Coral Springs         FL         33071
                                                                   Drive
     91          10094           PW       Congress                 1620 S. Congress        Palm Springs          FL         33437
                                          Professional Center      Avenue
                                          III
     92          10105           PW       Keystone Building        3520 Fifth Avenue       Pittsburgh            PA         15213
     93          10939           PW       4621 W. Napoleon         4621 W. Napoleon        Metairie              LA         70001
     94          10762           PW       Balboa Pointe            6626 Hayvenhurst        Van Nuys              CA         91406
                                          Apartments               Avenue
     98          7585            PW       Burke Village Center     9570 Burke Road         Burke                 VA         22015
    103          9925            PW       Eckerds -                178 North Main          Gloversville          NY         12078
                                          Gloversville             Street
    109          10003           PW       CVS - Murfreesboro       607 Southeast           Murfreesboro          TN         37130
                                                                   Broad Street
    110          7592            PW       La Quinta Gardens        4505 Aldine Mail        Houston               TX         77039
                                                                   Route
    111          7042            PW       Urban Outfitters         231-33 S. State         Ann Arbor             MI         48104
                                          Ann Arbor                Street
    113          8988            PW       South Meadows            9475 Double R           Reno                  NV         89511
                                                                   Boulevard
    116          9998            PW       Esquire Apartments       3102 Buford Highway     Atlanta               GA         30329
    118          8574            PW       Falcon Cove              13300 Biscayne Dr.      Homestead             FL         33033
                                          Apartments
    122          10193           PW       Avenue J Warehouse       1201 Avenue J East      Grand Prairie         TX         75050
    125          8696            PW       Texas Tech Office        6901 Quaker Avenue      Lubbock               TX         79423
                                          Building

  CONTROL     LOAN NUMBER     ORIGINAL       MORTGAGE RATE       NOTE DATE      CUT-OFF DATE    MONTHLY DEBT      ORIGINAL TERM
  NUMBER                       BALANCE                                            BALANCE         SERVICE          TO MATURITY
                                                                                                  PAYMENT         /ARD (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
    61          9430          4,250,000         8.8000%          12/30/99        4,235,847       33,586.65            120
    64          7220          4,030,000         8.5500%          11/12/99        4,014,098       31,130.13            120
    70          8686          3,651,000         7.8500%          12/15/99        3,635,391       26,408.96            120
    72          10142         3,600,000         8.9000%          06/07/00        3,598,882       28,707.76            120
    74          7218          3,415,000         8.5500%          11/12/99        3,401,525       26,379.50            120
   74A          7218A
   74B          7218B
    77          10593         3,200,000         8.5000%          04/06/00        3,195,664       24,605.23            120
   77A         10593A
   77B         10593B
    78          9133          3,200,000         9.1500%          01/28/00        3,191,269       26,094.05            120
    81          10851         3,100,000         8.6400%          06/16/00        3,098,919       24,144.57            120
    82          9583          3,040,000         9.1500%          02/24/00        3,034,181       24,789.34            120
    84          10065         2,962,500         8.4500%          03/13/00        2,956,569       22,674.17            120
    91          10094         2,650,000         8.5000%          05/10/00        2,647,403       20,376.21            120
    92          10105         2,650,000         8.5000%          02/29/00        2,643,761       20,376.21            120
    93          10939         2,636,000         8.7100%          05/30/00        2,633,568       20,662.16            120
    94          10762         2,625,000         8.3500%          03/28/00        2,619,596       19,905.59            120
    98          7585          2,565,000         8.7000%          03/14/00        2,556,523       21,000.92            120
   103          9925          2,428,387         8.9300%          02/02/00        2,409,906       22,073.16            232
   109          10003         2,187,876         8.7300%          03/08/00        2,178,865       18,409.00            238
   110          7592          2,165,000         8.2500%          09/23/99        2,153,314       16,264.92            120
   111          7042          2,100,000         8.9500%          11/01/99        2,091,391       16,821.58            120
   113          8988          2,000,000         9.0000%          12/30/99        1,993,702       16,092.45            120
   116          9998          1,982,000         8.6000%          02/10/00        1,977,474       15,380.55            120


   118          8574          1,950,000         8.7000%          12/29/99        1,943,325       15,271.07            120
   122          10193         1,900,000         8.3500%          03/28/00        1,896,089       14,407.86            120
   125          8696          1,850,000         8.4500%          11/04/99        1,842,492       14,159.40            120

  CONTROL   LOAN NUMBER    REMAINING TERM      SCHEDULED     STATED ORIGINAL    CALCULATED       CALCULATED          LOAN
  NUMBER                   TO MATURITY /       MATURITY       AMORTIZATION      ORIGINAL         REMAINING       BALANCE AT
                           ARD (MONTHS)         DATE          TERM (MONTHS)    AMORTIZATION     AMORTIZATION     MATURITY/ARD
                                                                               TERM (MONTHS)    TERM (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
    61         9430             113            01/01/10            360              360             353            3,871,212
    64         7220             112            12/01/09            360              360             352            3,651,275
    70         8686             113            01/01/10            360              360             353            3,253,564
    72         10142            119            07/01/10            360              360             359            3,286,343
    74         7218             112            12/01/09            360              360             352            3,094,070
   74A         7218A
   74B         7218B
    77         10593            117            05/01/30            360              360             357            2,895,521
   77A        10593A
   77B        10593B
    78         9133             114            02/01/30            360              360             354            2,936,114
    81         10851            119            07/01/10            360              360             359            2,813,745
    82         9583             115            03/01/10            360              360             355            2,790,375
    84         10065            116            04/01/10            360              360             356            2,677,138
    91         10094            118            06/01/10            360              360             358            2,397,342
    92         10105            115            03/01/10            360              360             355            2,397,968
    93         10939            118            06/01/10            360              360             358            2,395,903
    94         10762            116            04/01/10            360              360             356            2,366,731
    98         7585             116            04/01/10            300              300             296            2,155,923
   103         9925             227            07/01/19            232              232             227                0
   109         10003            234            02/01/20            238              238             234                0
   110         7592             110            10/01/09            360              360             350            1,948,186
   111         7042             111            11/01/09            360              360             351            1,919,184
   113         8988             113            01/01/10            360              360             353            1,829,671
   116         9998             115            03/01/10            360              360             355            1,797,550
   118         8574             113            01/01/10            360              360             353            1,772,293
   122         10193            116            04/01/10            360              360             356            1,713,063
   125         8696             112            12/01/09            360              360             352            1,672,347

  CONTROL      LOAN             CROSS          ANTICIPATED     DEFEASE START   DEFEASE END      OWNER-SHIP        INTEREST
  NUMBER      NUMBER       COLLATERALIZED     REPAYMENT DATE      DATE            DATE           INTEREST          Accrual
                           (MORTGAGE LOAN                                                                          Method
                               GROUP)
----------------------------------------------------------------------------------------------------------------------------------
    61         9430              No                NAP           01/01/04        12/31/09       Fee Simple        Actual/360
    64         7220              No                NAP           12/01/03        11/30/09       Fee Simple        Actual/360
    70         8686              No                NAP           01/01/04        12/31/09       Fee Simple        Actual/360
    72         10142             No                NAP           07/01/04        06/30/10        Leasehold        Actual/360
    74         7218              No                NAP           12/01/03        11/30/09                         Actual/360
   74A         7218A                                                                            Fee Simple
   74B         7218B                                                                            Fee Simple
    77         10593             No             05/01/10         05/01/04        01/31/10                         Actual/360
   77A        10593A                                                                            Fee Simple
   77B        10593B                                                                            Fee Simple
    78         9133              No             02/01/10         09/01/02        01/31/10       Fee Simple        Actual/360
    81         10851             No                NAP           07/01/04        06/30/10       Fee Simple        Actual/360
    82         9583              No                NAP           03/01/04        02/28/10       Fee Simple        Actual/360
    84         10065             No                NAP           04/01/04        03/31/10       Fee Simple        Actual/360
    91         10094             No                NAP           06/01/04        05/31/10       Fee Simple        Actual/360
    92         10105             No                NAP           03/01/04        02/28/10       Fee Simple        Actual/360
    93         10939             No                NAP           09/01/02        05/31/10       Fee Simple        Actual/360
    94         10762             No                NAP           09/01/02        03/31/10       Fee Simple        Actual/360
    98         7585              No                NAP           04/01/04        03/31/10       Fee Simple        Actual/360
   103         9925              No                NAP           03/01/04        06/30/19       Fee Simple        Actual/360
   109         10003             No                NAP           04/01/04        01/31/20       Fee Simple        Actual/360
   110         7592              No                NAP           10/01/03        09/30/09       Fee Simple        Actual/360
   111         7042              No                NAP           12/01/03        10/31/09       Fee Simple        Actual/360
   113         8988              No                NAP           01/01/04        12/31/09       Fee Simple        Actual/360
   116         9998              No                NAP           09/01/02        02/28/10       Fee Simple        Actual/360
   118         8574              No                NAP           01/01/04        12/31/09       Fee Simple        Actual/360
   122         10193             No                NAP           04/01/04        03/31/10       Fee Simple        Actual/360
   125         8696              No                NAP           12/01/03        11/30/09       Fee Simple        Actual/360

 CONTROL    LOAN NUMBER      MASTER       YIELD MAINTENANCE    CTL LOAN   RELATED CREDIT     GUARANTOR      RATED PARTY  CTL LEASE
  NUMBER                 SERVICING FEE   CALCULATION METHOD                   TENANT                                     ENHANCEMENT
                              RATE                                                                                       POLICY
------------------------------------------------------------------------------------------------------------------------------------
    61         9430         0.0500%             NAP               No
    64         7220         0.0500%             NAP               No
    70         8686         0.0500%             NAP               No
    72         10142        0.0500%             NAP               No
    74         7218         0.0500%             NAP               No
   74A         7218A
   74B         7218B
    77         10593        0.0500%             NAP               No
   77A        10593A
   77B        10593B
    78         9133         0.0500%             NAP               No
    81         10851        0.0500%             NAP               No
    82         9583         0.0500%             NAP               No
    84         10065        0.0500%             NAP               No
    91         10094        0.0500%             NAP               No
    92         10105        0.0500%             NAP               No
    93         10939        0.0500%             NAP               No
    94         10762        0.0500%             NAP               No
    98         7585         0.0500%             NAP               No
   103         9925         0.0500%             NAP              Yes           Fay's            Eckerd      JC Penney CO.   NO
                                                                           Incorporated      Corporation
   109         10003        0.0500%             NAP              Yes      Hook - SupeRx,         CVS            CVS         NO
                                                                               Inc.          Corporation     Corporation
   110         7592         0.0500%             NAP               No
   111         7042         0.0500%             NAP               No
   113         8988         0.0500%             NAP               No
   116         9998         0.0500%             NAP               No
   118         8574         0.0500%             NAP               No
   122         10193        0.0500%             NAP               No
   125         8696         0.0500%             NAP               No

  CONTROL     LOAN NUMBER     MORTGAGE       LOAN / PROPERTY        PROPERTY ADDRESS         CITY              STATE       ZIP CODE
   NUMBER                   LOAN SELLER           NAME
-----------------------------------------------------------------------------------------------------------------------------------
    127          10117           PW       Des Moines Apartments
                                          Portfolio
    127A        10117A           PW       Capital Hills            816 East Lyon           Des Moines            IA         50309
                                          Apartments               Street
    127B        10117B           PW       Lyon Manor               906 East Lyon           Des Moines            IA         50316
                                          Apartments               Street
    127C        10117C           PW       Silhouette               3710 57th Street        Des Moines            IA         50310
                                          Apartments
    128          10611           PW       69-75 Lehigh Avenue      69-75 Lehigh Avenue     Paterson              NJ         07503
    131          8951            PW       North Park               4436 Lawrence           Las Vegas             NV         89031
                                          Industrial               Street
    132          9381            PW       Midwood Medical          1915 & 1917 Ocean       Brooklyn              NY         11230
                                          Center                   Avenue
    144          9165            PW       Jupiter Corporate        825 Highway One         Jupiter               FL         33477
                                          Center
    147          9809            PW       Carrington Heights &
                                          Plaza Apts Portfolio
    147A         9809A           PW       Carrington Heights       1855 Burnet Avenue      Syracuse              NY         13206
                                          Apartments
    147B         9809B           PW       Plaza Apartments         1108 E. Genesee         Syracuse              NY         13210
    149          10326           PW       Pond Street & North
                                          Court Apts.
                                          Portfolio
    149A        10326A           PW       Pond Street              800 Pond Street         Syracuse              NY         13208
                                          Apartments
    149B        10326B           PW       North Court              1106 & 1109 First       Syracuse              NY         13208
                                          Apartments               North Street
    151          7368            PW       Paradise Palm            1360 North Dixie        St. George            UT         84770
                                          Mobile Home Park         Downs
    163          9792            PW       85 Second Avenue         85 Second Avenue        New York              NY         10003
    167          9370            PW       St. James Apartments     1226 & 1314 James       Waco                  TX         76706
                                                                   Avenue
    170          9835            PW       CVS - Lowell             1815 Middlesex Road     Lowell                MA         01851
    174          10809           PW       Ivory Garden             183-189 Ivory           Owego                 NY         13827
                                          Apartments               Foster Road
    182          7221            PW       10 Jewel Drive           10 Jewel Drive          Wilmington            MA         01887
    186          9369            PW       Pine Street              3927-3931 Pine          Philadelphia          PA         19104
                                          Apartments               Street
    192          9510            PW       Reading Business         8711 Reading Road       Reading               OH         45215
                                          Center


  CONTROL     LOAN NUMBER     ORIGINAL       MORTGAGE RATE       NOTE DATE      CUT-OFF DATE    MONTHLY DEBT      ORIGINAL TERM
  NUMBER                       BALANCE                                            BALANCE         SERVICE          TO MATURITY
                                                                                                  PAYMENT         /ARD (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
   127          10117         1,717,000         8.8000%          01/11/00        1,711,866       13,569.01            120
   127A        10117A
   127B        10117B
   127C        10117C
   128          10611         1,700,000         8.8000%          04/26/00        1,696,099       14,034.24            120
   131          8951          1,650,000         8.3500%          09/30/99        1,641,334       12,512.09            120
   132          9381          1,630,000         8.6500%          11/30/99        1,618,960       13,290.38            120
   144          9165          1,400,000         8.4000%          10/19/99        1,393,323       10,665.73            120
   147          9809          1,330,000         8.9500%          03/31/00        1,325,826       11,115.81            120
   147A         9809A
   147B         9809B
   149          10326         1,300,000         8.4000%          04/03/00        1,298,182       9,903.89             120
   149A        10326A
   149B        10326B
   151          7368          1,280,000         8.6000%          10/07/99        1,274,215       9,932.95             120
   163          9792          1,149,000         9.4000%          01/14/00        1,146,069       9,577.69             120
   167          9370          1,100,000         8.5000%          12/17/99        1,096,026       8,458.05             120
   170          9835          1,083,750         8.8500%          03/03/00        1,081,816       8,603.39             120
   174          10809         1,024,000         8.5000%          04/20/00        1,022,613       7,873.67             120
   182          7221           925,000          8.5500%          11/12/99         921,350        7,145.25             120
   186          9369           917,000          8.6000%          11/30/99         910,726        7,445.83             120
   192          9510           807,000          8.8000%          12/30/99         804,313        6,377.51             120

  CONTROL   LOAN NUMBER    REMAINING TERM      SCHEDULED     STATED ORIGINAL    CALCULATED       CALCULATED          LOAN
  NUMBER                   TO MATURITY /       MATURITY       AMORTIZATION      ORIGINAL         REMAINING       BALANCE AT
                           ARD (MONTHS)         DATE          TERM (MONTHS)    AMORTIZATION     AMORTIZATION     MATURITY/ARD
                                                                               TERM (MONTHS)    TERM (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
   127         10117            114            02/01/10            360              360             354            1,563,610
   127A       10117A
   127B       10117B
   127C       10117C
   128         10611            117            05/01/25            300              300             297            1,433,048
   131         8951             110            10/01/09            360              360             350            1,488,204
   132         9381             112            12/01/09            300              300             292            1,368,652
   144         9165             111            11/01/09            360              360             351            1,263,909
   147         9809             116            04/01/10            300              300             296            1,125,452
   147A        9809A
   147B        9809B
   149         10326            117            05/01/10            360              360             357            1,173,629
   149A       10326A
   149B       10326B
   151         7368             111            11/01/09            360              360             351            1,160,817
   163         9792             114            02/01/10            360              360             354            1,059,751
   167         9370             113            01/01/10            360              360             353             995,288
   170         9835             116            04/01/30            360              360             356             988,123
   174         10809            117            05/01/10            360              360             357             926,567
   182         7221             112            12/01/09            360              360             352             838,072
   186         9369             112            12/01/09            300              300             292             768,915
   192         9510             113            01/01/10            360              360             353             735,075

  CONTROL      LOAN             CROSS          ANTICIPATED     DEFEASE START   DEFEASE END      OWNER-SHIP        INTEREST
  NUMBER      NUMBER       COLLATERALIZED     REPAYMENT DATE      DATE            DATE           INTEREST          Accrual
                           (MORTGAGE LOAN                                                                          Method
                               GROUP)
----------------------------------------------------------------------------------------------------------------------------------
   127         10117             No                NAP           02/01/04        01/31/10                         Actual/360
   127A       10117A                                                                            Fee Simple
   127B       10117B                                                                            Fee Simple
   127C       10117C                                                                            Fee Simple
   128         10611             No             05/01/10         09/01/02        04/30/10       Fee Simple        Actual/360
   131         8951              No                NAP           10/01/03        09/30/09       Fee Simple        Actual/360
   132         9381              No                NAP           12/01/03        11/30/09       Fee Simple        Actual/360
   144         9165              No                NAP           11/01/03        10/31/09       Fee Simple        Actual/360
   147         9809              No                NAP           04/01/04        03/31/10                         Actual/360
   147A        9809A                                                                            Fee Simple
   147B        9809B                                                                            Fee Simple
   149         10326             No                NAP           05/01/04        04/30/10                         Actual/360
   149A       10326A                                                                            Fee Simple
   149B       10326B                                                                            Fee Simple
   151         7368              No                NAP           11/01/03        10/31/09       Fee Simple        Actual/360
   163         9792              No                NAP           02/01/04        01/31/10       Fee Simple        Actual/360
   167         9370              No                NAP           01/01/04        12/31/09       Fee Simple        Actual/360
   170         9835              No             04/01/10         09/01/02        01/31/10       Fee Simple        Actual/360
   174         10809             No                NAP           09/01/02        04/30/10       Fee Simple        Actual/360
   182         7221              No                NAP           12/01/03        11/30/09       Fee Simple        Actual/360
   186         9369              No                NAP           12/01/03        11/30/09       Fee Simple        Actual/360
   192         9510              No                NAP           01/01/04        12/31/09       Fee Simple        Actual/360

 CONTROL    LOAN NUMBER      MASTER       YIELD MAINTENANCE    CTL LOAN   RELATED CREDIT     GUARANTOR      RATED PARTY  CTL LEASE
  NUMBER                 SERVICING FEE   CALCULATION METHOD                   TENANT                                     ENHANCEMENT
                              RATE                                                                                       POLICY
------------------------------------------------------------------------------------------------------------------------------------
   127         10117        0.0500%             NAP               No
   127A       10117A
   127B       10117B
   127C       10117C
   128         10611        0.0500%             NAP               No
   131         8951         0.0500%             NAP               No
   132         9381         0.0500%             NAP               No
   144         9165         0.0500%             NAP               No
   147         9809         0.0500%             NAP               No
   147A        9809A
   147B        9809B
   149         10326        0.0500%             NAP               No
   149A       10326A
   149B       10326B
   151         7368         0.0500%             NAP               No
   163         9792         0.0500%             NAP               No
   167         9370         0.0500%             NAP               No
   170         9835         0.0500%             NAP               No
   174         10809        0.0500%             NAP               No
   182         7221         0.0500%             NAP               No
   186         9369         0.0500%             NAP               No
   192         9510         0.0500%             NAP               No

                                  EXHIBIT B-1C


                         SCHEDULE OF AMCC MORTGAGE LOANS



                             [See Attached Schedule]

                         SCHEDULE OF AMCC MORTGAGE LOANS

Control       Loan       Mortgage       Loan/           Property               City       State    Zip     Original       Mort-
 Number      Number        Loan       Property           Address                                  Code     Balance        gage
                          Seller        Name                                                                              Rate
-------------------------------------------------------------------------------------------------------------------------------
   15     010-00000572     AMCC     Senter Road    1875 and 1879 Senter    San Jose        CA     95112   12,600,000    7.9000%
                                    Industrial     Road
                                    Property
   16     010-00000574     AMCC     Scottsdale     8901 East Mountain      Scottsdale      AZ     85258   11,895,000    8.3500%
                                    Gateway II     View Road
   38     010-00000479     AMCC     Computer       200 Commerce Drive      Newark          DE     19713    6,225,000    8.1500%
                                    Science
                                    Corp
                                    Building
   39     010-00000558     AMCC     Sprint         8525 Silver Crossing    Oklahoma        OK     73162    6,200,000    8.1000%
                                    Customer                               City
                                    Care Center
   46     010-00000518     AMCC     National       1852 Rutan Drive        Livermore       CA     94550    5,450,000    8.1000%
                                    Refractories
                                    & Minerals
                                    Corporation
   65     010-00000562     AMCC     Lexington      130 New Circle Road     Lexington       KY     40505    3,963,110    8.0500%
                                    Kmart          NW
   66     010-00000560     AMCC     Niagara        2590 Military Road      Niagara         NY     14304    3,855,899    8.0500%
                                    Kmart
   85     010-00000439     AMCC     Lynnwood       19231 36th Avenue       Lynnwood        WA     98036      900,000    7.5000%
                                    Business       West
                                    Center
   86     010-00000440     AMCC     Quad 95        14671-14799 NE 95th     Redmond         WA     98052    2,100,000    7.5000%
                                                   Street
  100     010-00000579     AMCC     Foothills      3233 East Chandler      Phoenix         AZ     85044    2,520,000    8.7000%
                                    Village        Boulevard
                                    Centre
  104     010-00000535     AMCC     Dover          1140 Fort Campbell      Clarksville     TN     37042    2,400,000    8.2000%
                                    Crossing       Boulevard
                                    Shopping
                                    Center
  105     010-00000466     AMCC     Plainville     13 Taunton Street       Plainville      MA      2762    2,383,733(#) 8.2500%
                                    Crossing
  106     010-00000596     AMCC     Staples -      1207 NW Sheridan Road   Lawton          OK     73505    2,325,000    8.6000%
                                    Lawton
  108     010-00000450     AMCC     Kalevala       5500 SW 180th Avenue    Aloha           OR     97007    2,280,000    7.6000%
                                    Village
                                    Apartments
  112     010-00000570     AMCC     Kolstad        8501 Naples Street NE   Blaine          MN     55449    2,080,000    8.4500%
                                    Great Dane
                                    Warehouse
  114     010-00000537     AMCC     Pederson-      55 Horizon Drive        Huntington      NY     11743    2,000,000    7.8000%
                                    Krag Center
                                    Building
  117     010-00000569     AMCC     Rigid          18933 Aldine            Houston         TX     77073    2,000,000    9.1000%
                                    Building       Westfield Road
                                    Systems
  123     010-00000257     AMCC     Kiely Plaza    1052-1090 Kiely         Santa Clara     CA     95051    2,000,000    7.7500%
                                    Shopping       Boulevard
                                    Center
  126     010-00000520     AMCC     The Village    2801 23rd Avenue        Fargo           ND     58103    1,810,000    8.0500%
                                    Apartments     Southwest
  129     010-00000581     AMCC     Henderson      2223 112 Avenue NE      Bellevue        WA     98004    1,675,000    8.9000%
                                    Building
  130     010-00000188     AMCC     Park Plaza     3100 Mowry Avenue       Fremont         CA     94538    1,800,000    7.1500%
  133     020-00000037     AMCC     Southcenter    16901 Southcenter       Tukwila         WA     98188    1,650,000    7.1500%
                                    Strip Retail   Parkway
                                    Center
  134     010-00000498     AMCC     Fair Oaks      12 South Fair Oaks      Pasadena        CA     91103    1,600,000    7.8000%
                                    Office/        Avenue
                                    Retail
                                    Building
  135     010-00000464     AMCC     Southview      1033-1057 College       Grand Rapids    MI     49503    1,575,000    7.4000%
                                    Apartments     Avenue NE
  137     010-00000386     AMCC     Hafner Court   8011-8082 Hafner        University      MO     63130    1,580,000    7.1000%
                                    Apartments     Court & 1215-1229       City
                                                   Westover Court
  138     010-00000543     AMCC     Loma Vista     4676-4696 Market        San Diego       CA     92102    1,500,000    8.6000%
                                    Center         Street
  139     010-00000490     AMCC     Carroll Road   7565-7595 Carroll       San Diego       CA     92121    1,500,000    8.2000%
                                    Warehouse      Road
  140     010-00000401     AMCC     Sandalwood     1624 South Fresno       Fort Smith      AR     72903    1,550,000    7.1500%
                                    Apartments     Street

Control       Loan          Note       Cut-off      Monthly    Original    Remaining   Scheduled    Stated     Calcu-      Calcu-
 Number      Number         Date         Date        Debt      Term to      Term to     Maturity   Original    lated       lated
                                       Balance      Service    Maturity/   Maturity       Date      Amort-    Original   Remaining
                                                    Payment      ARD         ARD                   ization     Amort-      Amort-
                                                               (months)    (months)                  Term     ization     ization
                                                                                                   (months)     Term       Term
                                                                                                              (months)   (months)
----------------------------------------------------------------------------------------------------------------------------------
   15     010-00000572   11/30/1999   12,540,663   91,577.49      120         112      12/1/2009     360         360        352
   16     010-00000574   12/28/1999   11,850,277   90,200.77      120         113       1/1/2010     360         360        353
   38     010-00000479   12/22/1999    6,200,342   46,329.45      120         113       1/1/2010     360         360        353
   39     010-00000558   12/16/1999    6,175,123   45,926.36      120         113       1/1/2010     360         360        353
   46     010-00000518    9/29/1999    5,419,369   40,370.75      120         110      10/1/2009     360         360        350
   65     010-00000562   12/13/1999    3,947,003   29,218.16      120         113       1/1/2010     360         360        353
   66     010-00000560   12/13/1999    3,840,228   28,427.74      120         113       1/1/2010     360         360        353
   85     010-00000439     5/4/1999      886,397    6,650.93      120         106       6/1/2009     300         300        286
   86     010-00000440     5/4/1999    2,068,260   15,518.82      120         106       6/1/2009     300         300        286
  100     010-00000579    2/17/2000    2,514,420   19,734.93       60          55       3/1/2005     360         360        355
  104     010-00000535    9/23/1999    2,386,869   17,946.11      120         110      10/1/2009     360         360        350
  105     010-00000466    7/19/1999    2,368,545   19,711.26      113         108       8/1/2009     293         260        255
  106     010-00000596     5/9/2000    2,322,786   18,042.28      120         118       6/1/2010     360         360        358
  108     010-00000450    4/28/1999    2,243,900   16,997.59      120         105       5/1/2009     300         300        285
  112     010-00000570   12/20/1999    2,066,956   16,678.70      180         173       1/1/2015     300         300        293
  114     010-00000537    9/24/1999    1,979,853   15,172.29      120         110      10/1/2009     300         300        290
  117     010-00000569     2/4/2000    1,974,122   20,566.09      180         175       3/1/2015     180         177        172
  123     010-00000257     7/1/1998    1,877,073   17,668.43      204         180       8/1/2015     204         204        180
  126     010-00000520   11/29/1999    1,776,439   16,440.43      204         196      12/1/2016     204         201        193
  129     010-00000581     3/6/2000    1,669,689   13,942.02      120         116       4/1/2010     300         300        296
  130     010-00000188    6/12/1998    1,649,377   16,330.24      180         155       7/1/2013     180         180        155
  133     020-00000037   10/27/1998    1,580,644   12,941.42      240         219      11/1/2018     240         240        219
  134     010-00000498    7/29/1999    1,580,531   12,137.83      120         108       8/1/2009     300         300        288
  135     010-00000464     6/4/1999    1,552,733   11,536.86      120         107       7/1/2009     300         300        287
  137     010-00000386   10/30/1998    1,527,284   11,843.59      120          99      11/1/2008     264         264        243
  138     010-00000543   10/28/1999    1,488,222   12,179.66      120         111      11/1/2009     300         300        291
  139     010-00000490    8/23/1999    1,484,375   11,776.68      120         109       9/1/2009     300         300        289
  140     010-00000401   12/15/1998    1,478,987   12,776.47      216         197       1/1/2017     216         216        197

Control       Loan         Loan        Cross     Antici-    Defease     Defease    Ownership     Interest    Master       Yield
 Number      Number     Balance at   Collater-    pated      Start     End Date     Interest     Accrual     Servic-    Maintenance
                         Maturity/    alized     Repay-      Date                                 Method     ing Fee    Calculation
                           ARD       (Mortgage    ment                                                        Rate        Method
                                       Loan       Date
                                      Group)
------------------------------------------------------------------------------------------------------------------------------------
   15     010-00000572  11,244,027       No        NAP      1/1/2005   9/30/2009   Fee Simple   Actual/360   0.0500%        NAP
   16     010-00000574  10,725,940       No        NAP      2/1/2004   9/30/2009   Fee Simple   Actual/360   0.0500%        NAP
   38     010-00000479   5,587,186       No        NAP      2/1/2003   9/30/2009   Fee Simple   Actual/360   0.0500%        NAP
   39     010-00000558   5,558,205       No        NAP      2/1/2005   9/30/2009   Fee Simple   Actual/360   0.0500%        NAP
   46     010-00000518   4,886,979       No        NAP     11/1/2002   7/31/2009   Fee Simple   Actual/360   0.0500%        NAP
   65     010-00000562   3,548,667       No        NAP      2/1/2005   9/30/2009   Fee Simple   Actual/360   0.0500%        NAP
   66     010-00000560   3,452,668       No        NAP      2/1/2005   9/30/2009   Fee Simple   Actual/360   0.0500%        NAP
   85     010-00000439     731,259     Yes(f)      NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2

   86     010-00000440   1,706,274     Yes(f)      NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  100     010-00000579   2,430,087       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  104     010-00000535   2,157,133       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  105     010-00000466   1,856,737       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  106     010-00000596   2,108,063       No        NAP      7/1/2005   2/28/2010   Fee Simple   Actual/360   0.0500%        NAP
  108     010-00000450   1,858,433       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  112     010-00000570   1,417,446       No        NAP      2/1/2005   9/30/2014   Fee Simple   Actual/360   0.0500%        NAP
  114     010-00000537   1,639,424       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  117     010-00000569           0       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  123     010-00000257           0       No        NAP        NAP         NAP      Fee Simple     30/360     0.0500%   Present Value
                                                                                                                        Type 2
  126     010-00000520           0       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  129     010-00000581   1,415,496       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  130     010-00000188           0       No        NAP        NAP         NAP      Fee Simple     30/360     0.0500%   Present Value
                                                                                                                        Type 2
  133     020-00000037           0       No        NAP        NAP         NAP      Leasehold      30/360     0.0500%   Present Value
                                                                                                                        Type 2
  134     010-00000498   1,311,595       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  135     010-00000464   1,276,041       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  137     010-00000386   1,167,023       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  138     010-00000543   1,257,524       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  139     010-00000490   1,243,622       No        NAP        NAP         NAP      Fee Simple   Actual/360   0.0500%   Present Value
                                                                                                                        Type 2
  140     010-00000401           0       No        NAP        NAP         NAP      Fee Simple     30/360     0.0500%   Present Value
                                                                                                                        Type 2

                         SCHEDULE OF AMCC MORTGAGE LOANS

Control       Loan       Mortgage       Loan/           Property               City       State    Zip     Original       Mort-
 Number      Number        Loan       Property           Address                                  Code     Balance        gage
                          Seller        Name                                                                              Rate
-------------------------------------------------------------------------------------------------------------------------------
  143     010-00000281     AMCC     Greenway       4002-4024 South Yale    Tulsa           OK     74135    1,470,000      7.30%
                                    Village        Avenue
                                    Shopping
                                    Center
  145     010-00000504     AMCC     Banneker       5840 Banneker Road      Columbia        MD     21044    1,400,000      8.00%
                                    Building
  146     010-00000333     AMCC     3975           3975 Landmark Street    Culver City     CA     90232    1,375,000      7.40%
                                    Landmark
                                    Street
  148     010-00000370     AMCC     88 Sunnyside   88 Sunnyside            Plainview       NY     11803    1,350,000      7.50%
                                    Building       Boulevard
  150     010-00000452     AMCC     Plaza          6050-6080 West 92nd     Westminister    CO     80030    1,300,000      8.20%
                                    Northwest      Avenue
                                    Shopping
                                    Center
  152     020-00000043     AMCC     Kennewick      3321 West Kennewick     Kennewick       WA     99336    1,300,000      7.20%
                                    Square         Avenue
  153     010-00000311     AMCC     Party City     2525 State Highway 6    Houston         TX     77082    1,285,000      7.50%
  154     010-00000308     AMCC     Blue Devils    4065 Nelson Avenue      Concord         CA     94520    1,350,000      7.40%
                                    Building
  155     020-00000054     AMCC     Schuck's       3402 Kitsap Way         Bremerton       WA     98312    1,275,000      7.90%
                                    Retail
                                    Center
  156     010-00000550     AMCC     Northwood      2927 Julia Street       Coeur           ID     83815    1,250,000      8.25%
                                    Estates                                D'Alene
  157     010-00000280     AMCC     Miramar        6904 Miramar Road       San Diego       CA     92121    1,300,000      7.50%
                                    Commerce
                                    Center
  158     010-00000462     AMCC     South Bay      2765 Main Street        Chula Vista     CA     91911    1,250,000      8.30%
                                    Industrial
  159     010-00000378     AMCC     Bloomfield     61-81 West Long Lake    Bloomfield      MI     48304    1,250,000      6.95%
                                    Center         Road                    Hills
  160     020-00000064     AMCC     Park Willow    160 Park Street         Reno            NV     89502    1,210,000      8.25%
                                    Apartments
  161     020-00000022     AMCC     Belmond        12700 Bel-Red Road      Bellevue        WA     98005    1,300,000      7.45%
                                    Center
  162     010-00000446     AMCC     Riverwood      506 West Orchard Lane   Carlsbad        NM     88220    1,200,000      8.60%
                                    Apartments
  164     020-00000034     AMCC     PGE            14655 & 14725 SW 72nd   Tigard          OR     97224    1,200,000      7.30%
                                    Buildings      Avenue
  165     010-00000312     AMCC     Carroll        7030-7054 Carroll       San Diego       CA     92121    1,141,000      7.40%
                                    Canyon Road    Canyon Road
                                    Industrial
                                    Condos
  166     010-00000429     AMCC     Myrex          9119 Weedy Lane         Houston         TX     77093    1,220,000      8.10%
                                    Manufactur-
                                    ing Plant &
                                    Corporate
                                    Offices
  168     010-00000484     AMCC     Walnut Creek   987 North Walnut        Mansfield       TX     76063    1,100,000      8.30%
                                    Shopping       Creek Drive
                                    Center
  169     010-00000465     AMCC     Quail Hollow   12833 Covey Circle      Sonora          CA     95370    1,100,000      8.40%
                                    Mini Storage
  171     010-00000350     AMCC     Freeway        2603-2645 East Jensen   Fresno          CA     93706    1,150,000      7.50%
                                    Industries     Avenue
                                    Center
  172     020-00000051     AMCC     AT&T           18715-120th Avenue      Bothell         WA     98011    1,100,000      7.00%
                                    Building       N.E.
  173     010-00000275     AMCC     PBR III        720-730 West 17th       Costa Mesa      CA     92626    1,060,000      7.30%
                                                   Street
  175     010-00000266     AMCC     Knoxville      9126-9128 North         Peoria          IL     61615    1,065,000      7.70%
                                    Square         Lindbergh Drive
  177     010-00000349     AMCC     Larkfield      777 Larkfield Road      Commack         NY     11725    1,010,000      7.05%
                                    Road Office
                                    Building
  178     010-00000528     AMCC     Kings Kourt    2500 & 2504 South       Sioux Falls     SD     57105      990,000      8.05%
                                    Apartments     Dakota Avenue

Control       Loan          Note       Cut-off      Monthly    Original    Remaining   Scheduled    Stated     Calcu-      Calcu-
 Number      Number         Date         Date        Debt      Term to      Term to     Maturity   Original    lated       lated
                                       Balance      Service    Maturity/   Maturity       Date      Amort-    Original   Remaining
                                                    Payment      ARD         Date                  ization     Amort-      Amort-
                                                               (months)      /ARD                    Term     ization     ization
                                                                           (months)                (months)     Term       Term
                                                                                                              (months)   (months)
----------------------------------------------------------------------------------------------------------------------------------
  143     010-00000281    7/16/1998    1,428,903   10,672.67      120          96       8/1/2008     300         300        276
  145     010-00000504    7/15/1999    1,390,238   10,272.71      120         108       8/1/2009     360         360        348
  146     010-00000333    8/26/1998    1,326,621   10,563.39      120          97       9/1/2008     264         264        241
  148     010-00000370    10/9/1998    1,318,223    9,976.39      120          99      11/1/2008     300         300        279
  150     010-00000452     5/4/1999    1,282,786   10,206.46      120         106       6/1/2009     300         300        286
  152     020-00000043    9/30/1998    1,266,282    9,354.66      120          98      10/1/2008     300         300        278
  153     010-00000311    8/19/1998    1,251,703    9,496.04      144         121       9/1/2010     300         300        277
  154     010-00000308    8/19/1998    1,248,696   12,438.08      180         157       9/1/2013     180         180        157
  155     020-00000054   11/30/1998    1,248,616    9,756.35      120         100      12/1/2008     300         300        280
  156     010-00000550   10/27/1999    1,244,639    9,390.84      120         112      12/1/2009     360         360        352
  157     010-00000280    6/25/1998    1,240,127   10,472.72      120          95       7/1/2008     240         240        215
  158     010-00000462    6/30/1999    1,235,138    9,897.43      120         107       7/1/2009     300         300        287
  159     010-00000378   10/29/1998    1,217,630    8,794.91      120          99      11/1/2008     300         300        279
  160     020-00000064   10/13/1999    1,199,831    9,540.25      120         111      11/1/2009     300         300        291
  161     020-00000022    6/18/1998    1,193,708   12,014.26      180         155       7/1/2013     180         180        155
  162     010-00000446    6/18/1999    1,174,346   10,489.96      240         227       7/1/2019     240         240        227
  164     020-00000034    9/15/1998    1,113,460   10,988.21      180         158      10/1/2013     180         180        158
  165     010-00000312    7/29/1998    1,109,656    8,357.82      120          96       8/1/2008     300         300        276
  166     010-00000429     3/5/1999    1,108,351   14,866.52      120         104       4/1/2009     120         120        104
  168     010-00000484    7/29/1999    1,092,922    8,302.64      120         108       8/1/2009     360         360        348
  169     010-00000465    5/20/1999    1,085,992    8,783.50      120         106       6/1/2009     300         300        286
  171     010-00000350   11/13/1998    1,076,254   10,660.65      180         160      12/1/2013     180         180        160
  172     020-00000051   12/22/1998    1,074,565    7,774.58      120         101       1/1/2009     300         300        281
  173     010-00000275     8/3/1998    1,031,555    7,695.94      120          97       9/1/2008     300         300        277
  175     010-00000266    6/26/1998    1,017,191    8,710.28      144         119       7/1/2010     240         240        215
  177     010-00000349    9/18/1998      983,112    7,170.72      132         110      10/1/2009     300         300        278
  178     010-00000528    7/23/1999      978,515    7,673.81      120         108       8/1/2009     300         300        288

Control       Loan         Loan        Cross     Antici-    Defease     Defease    Ownership     Interest    Master       Yield
 Number      Number     Balance at   Collater-    pated      Start     End Date     Interest     Accrual     Servic-    Maintenance
                         Maturity/    alized     Repay-      Date                                 Method     ing Fee    Calculation
                           ARD       (Mortgage    ment                                                        Rate        Method
                                       Loan       Date
                                      Group)
------------------------------------------------------------------------------------------------------------------------------------
  143     010-00000281   1,187,025       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  145     010-00000504   1,252,438       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  146     010-00000333   1,025,972       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  148     010-00000370   1,096,485       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  150     010-00000452   1,078,093       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  152     020-00000043   1,046,504       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  153     010-00000311     969,258       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 1
  154     010-00000308           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  155     020-00000054   1,048,021       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  156     010-00000550   1,124,770       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  157     010-00000280     901,332       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  158     010-00000462   1,039,757       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  159     010-00000378     998,317       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  160     020-00000064   1,004,561       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  161     020-00000022           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  162     010-00000446           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  164     020-00000034           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  165     010-00000312     924,159       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  166     010-00000429           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  168     010-00000484     991,031       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  169     010-00000465     917,392       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  171     010-00000350           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  172     020-00000051     879,858       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  173     010-00000275     855,795       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  175     010-00000266     643,451       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  177     010-00000349     780,150       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  178     010-00000528     817,460       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2

                         SCHEDULE OF AMCC MORTGAGE LOANS

Control       Loan       Mortgage       Loan/           Property               City       State    Zip     Original       Mort-
 Number      Number        Loan       Property           Address                                  Code     Balance        gage
                          Seller        Name                                                                              Rate
-------------------------------------------------------------------------------------------------------------------------------
  179     020-00000036     AMCC     Philomath      2809 Main Street        Philomath       OR     97370    1,000,000      7.35%
                                    Self-Storage
  180     010-00000398     AMCC     Aztec          4116 Avenida Cochise    Sierra Vista    AZ     85635      990,000      7.50%
                                    Building
  181     010-00000279     AMCC     Stone          3501 Pan American       Albuquerque     NM     87107    1,000,000      7.55%
                                    Mountain       Freeway NE
                                    Carpet Mill
                                    Outlet
  183     010-00000258     AMCC     Williams       3707 Williams Road      San Jose        CA     95128      945,000      7.55%
                                    Road Office
                                    Building
  184     010-00000267     AMCC     Wheeling       3728-3770 Wheeling      Aurora          CO     80239    1,000,000      7.50%
                                    Service        Street
                                    Center
  185     010-00000447     AMCC     650 New Road   650 New Road            Linwood         NJ     08221      925,000      8.30%
                                    Office
                                    Building
  187     010-00000385     AMCC     The Certex     1460 West Canal Court   Littleton       CO     80120      960,000      7.25%
                                    Building
  188     010-00000461     AMCC     Pheasant Run   9830-9860 Mallard       Laurel          MD     20708      850,000      8.40%
                                    Shopping       Drive
                                    Center
  189     010-00000331     AMCC     Runnin'        4530 South Maryland     Las Vegas       NV     89119      900,000      7.70%
                                    Rebel Plaza    Parkway
  190     010-00000473     AMCC     Vic Huber      1731 Reynolds Avenue    Irvine          CA     92714      830,000      8.50%
                                    Photography
                                    Building
  191     010-00000434     AMCC     Hollywood      31250 Michigan Avenue   Westland        MI     48186      822,500      7.90%
                                    Video-
                                    Westland
  193     010-00000463     AMCC     National Die   70 Moonachie Avenue     Moonachie       NJ     07074      800,000      8.60%
                                    & Button
                                    Mould
                                    Company
  194     010-00000371     AMCC     Metropolitan   3223-3269 East 3300     Salt Lake       UT     84109      900,000      6.75%
                                    Square         South                   City
                                    Shopping
                                    Center

Control       Loan          Note       Cut-off      Monthly    Original    Remaining   Scheduled    Stated     Calcu-      Calcu-
 Number      Number         Date         Date        Debt      Term to      Term to     Maturity   Original    lated       lated
                                       Balance      Service    Maturity/   Maturity       Date      Amort-    Original   Remaining
                                                    Payment      ARD         Date                  ization     Amort-      Amort-
                                                               (months)      /ARD                    Term     ization     ization
                                                                           (months)                (months)     Term       Term
                                                                                                              (months)   (months)
----------------------------------------------------------------------------------------------------------------------------------
  179     020-00000036    9/29/1998      974,736    7,292.62      120          98      10/1/2008     300         300        278
  180     010-00000398    11/2/1998      926,514    9,177.42      180         160      12/1/2013     180         180        160
  181     010-00000279     7/7/1998      922,364    9,298.56      180         156       8/1/2013     180         180        156
  183     010-00000258    6/16/1998      918,706    7,014.23      120          95       7/1/2008     300         300        275
  184     010-00000267     6/9/1998      918,553    9,270.12      180         155       7/1/2013     180         180        155
  185     010-00000447    5/24/1999      912,988    7,324.10      120         106       6/1/2009     300         300        286
  187     010-00000385   10/30/1998      893,859    8,763.49      180         159      11/1/2013     180         180        159
  188     010-00000461    5/25/1999      831,321    7,322.79      120         106       6/1/2009     240         240        226
  189     010-00000331    7/23/1998      830,942    8,445.73      180         156       8/1/2013     180         180        156
  190     010-00000473    7/14/1999      821,183    6,683.39      120         108       8/1/2009     300         300        288
  191     010-00000434    2/24/1999      808,449    6,293.80      120         103       3/1/2009     300         300        283
  193     010-00000463    6/17/1999      784,289    6,993.31      120         107       7/1/2009     240         240        227
  194     010-00000371    10/8/1998      782,840   10,334.18      120          99      11/1/2008     120         120         99

Control       Loan         Loan        Cross     Antici-    Defease     Defease    Ownership     Interest    Master       Yield
 Number      Number     Balance at   Collater-    pated      Start     End Date     Interest     Accrual     Servic-    Maintenance
                         Maturity/    alized     Repay-      Date                                 Method     ing Fee    Calculation
                           ARD       (Mortgage    ment                                                        Rate        Method
                                       Loan       Date
                                      Group)
------------------------------------------------------------------------------------------------------------------------------------
  179     020-00000036     808,698       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  180     010-00000398           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 1
  181     010-00000279           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  183     010-00000258     769,014       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  184     010-00000267           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  185     010-00000447     769,280       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  187     010-00000385           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2
  188     010-00000461     608,014       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  189     010-00000331           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 1
  190     010-00000473     694,114       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  191     010-00000434     676,408       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  193     010-00000463     576,263       No        NAP        NAP         NAP      Fee Simple   Actual/360    0.05%    Present Value
                                                                                                                          Type 2
  194     010-00000371           0       No        NAP        NAP         NAP      Fee Simple     30/360      0.05%    Present Value
                                                                                                                          Type 2

                                  EXHIBIT B-1D


                        SCHEDULE OF ORECM MORTGAGE LOANS



                             [See Attached Schedule]

                         SCHEDULE OF ORIX MORTGAGE LOANS


  CONTROL    LOAN     MORTGAGE      LOAN / PROPERTY      PROPERTY ADDRESS        CITY          STATE      ZIP CODE     ORIGINAL
  NUMBER     NUMBER     LOAN            NAME                                                                            BALANCE
                       SELLER
-----------------------------------------------------------------------------------------------------------------------------------

     3      3727        ORIX      Medical Mutual of    3737 Sylvania Avenue     Toledo            OH         43623
                                  Ohio Office                                                                           14,700,000
                                  Building - Toledo

     4      3729        ORIX      Medical Mutual of    23700 Commerce Park      Beachwood         OH         44122
                                  Ohio Office          Road                                                              5,100,000
                                  Building -
                                  Beachwood

    11      3452        ORIX      250 Plaza Office     250 East Wisconsin       Milwaukee         WI         53202
                                  Building             Avenue                                                           15,000,000

    24      3583        ORIX      Distribution         US Highway 41 and        Princeton         IN         47670
                                  Services Limited     100 County Road West                                              9,750,000

    40      3808        ORIX      SugarOak Office      423 - 491 Carlisle       Herndon           VA         20170
                                  Retreat              Drive                                                             6,100,000

    41      3589        ORIX      Dronningens Gade     7A, 36A-2, 37A, &        Charlotte         VI         00803
                                  Portfolio            38A Dronningens          Amalie,                                  6,077,000
                                                       Gade, Queen's            St. Thomas
                                                       Quarter

    49      3288        ORIX      Bayshore             10800 Biscayne           Miami             FL         33161
                                  Executive Plaza      Boulevard                                                         5,325,000

    55      3476        ORIX      Lyrewood Pointe      7806 Lyrewood Lane       Oklahoma          OK         73132
                                  Apartments                                    City                                     5,045,000

    58      3510        ORIX      Park Square Court    400 Sibley Street        St. Paul          MN         55101
                                                                                                                         4,950,000

    76      3710        ORIX      Renner Plaza         251 Renner Parkway       Richardson        TX         75080
                                  Office Building                                                                        3,250,000

    119     3379        ORIX      CountryHouse         900 West 46th Street     Davenport         IA         52806
                                  Residences                                                                             1,933,000

    124     3753        ORIX      Miami Gardens        99 NW 183rd Street       North             FL         33169
                                  Office Center                                 Miami Beach                              1,856,000



CONTROL     LOAN       MORT-      NOTE DATE       CUT-OFF DATE      MONTHLY     ORIGINAL TERM    REMAIN-        SCHEDULED
NUMBER     NUMBER    GAGE RATE                       BALANCE          DEBT       TO MATURITY/    ING TERM     MATURITY DATE
                                                                    SERVICE      ARD (MONTHS)       TO
                                                                    PAYMENT                      MATURITY
                                                                                                 / ARD
                                                                                                 (MONTHS)
-------------------------------------------------------------------------------------------------------------------------------
    3      3727       8.6200%     03/28/00        14,671,955       114,282.80        120            116          04/01/10

    4      3729       8.6200%     03/28/00         5,090,270        39,649.14        120            116          04/01/10

    11     3452       7.6700%     07/12/99        14,886,077       106,633.79        120            108          08/01/09

    24     3583       8.1700%     10/15/99         9,700,591        72,700.87        120            111          11/01/09

    40     3808       8.2400%     05/15/00         6,093,573        45,784.39        120            118          06/01/10

    41     3589       9.3100%     01/26/00         6,061,116        50,258.43        120            114          02/01/10

    49     3288       7.5700%     05/25/99         5,276,287        37,488.75        120            106          06/01/09

    55     3476       8.3300%     09/17/99         5,018,358        38,185.51        120            110          10/01/09

    58     3510       8.1400%     09/10/99         4,922,476        36,805.61        120            110          10/01/09

    76     3710       8.9600%     02/04/00         3,243,376        26,056.75        120            115          03/01/10

   119     3379       9.1400%     11/03/99         1,921,171        16,407.38        120            112          12/01/09

   124     3753       8.3100%     04/27/00         1,853,313        14,021.87        120            117          05/01/10




CONTROL         LOAN            STATED          CALCULATED      CALCULATED REMAINING   LOAN BALANCE      CROSS     ANTICIPATED
NUMBER         NUMBER          ORIGINAL      ORIGINAL AMORT-      AMORTIZATION TERM     AT MATURITY     COLLATER-    REPAYMENT
                                 AMORT-         IZATION TERM           (MONTHS)             / ARD        ALIZED        DATE
                              IZATION TERM        (MONTHS)                                            (MORTGAGE
                                (MONTHS)                                                             LOAN GROUP)
---------------------------------------------------------------------------------------------------------------------------------
    3         3727             360               360                   356             13,335,030       Yes (a)         NAP

    4         3729             360               360                   356              4,626,438       Yes (a)         NAP

    11        3452             360               360                   348             13,311,696          No           NAP

    24        3583             360               360                   351              8,755,485          No           NAP

    40        3808             360               360                   358              5,485,618          No           NAP

    41        3589             360               360                   354              5,594,558          No           NAP

    49        3288             360               360                   346              4,714,063          No           NAP

    55        3476             360               360                   350              4,548,197          No           NAP

    58        3510             360               360                   350              4,442,824          No           NAP

    76        3710             360               360                   355              2,971,016          No           NAP

   119        3379             300               300                   292              1,644,598          No           NAP

   124        3753             360               360                   357              1,672,115          No           NAP



CONTROL      LOAN       DEFEASE START      DEFEASE END     OWNERSHIP           INTEREST           MASTER             YIELD
 NUMBER     NUMBER          DATE             DATE          INTEREST            ACCRUAL          SERVICING         MAINTENANCE
                                                                                METHOD           FEE RATE         CALCULATION
                                                                                                                    METHOD
------------------------------------------------------------------------------------------------------------------------------
    3        3727         09/01/02         12/31/09        Fee Simple          Actual/360        0.0400%              NAP

    4        3729         09/01/02         12/31/09        Fee Simple          Actual/360        0.0525%              NAP

   11        3452         09/01/02         04/30/09        Fee Simple          Actual/360        0.0400%              NAP

   24        3583         09/01/02         07/31/09        Fee Simple          Actual/360        0.0400%              NAP


   40        3808         09/01/02         02/28/10        Fee Simple          Actual/360        0.0525%              NAP

   41        3589         09/01/02         10/31/09        Fee Simple          Actual/360        0.0525%              NAP

   49        3288         09/01/02         02/28/09        Fee Simple          Actual/360        0.0525%              NAP

   55        3476         09/01/02         06/30/09        Fee Simple          Actual/360        0.0525%              NAP

   58        3510         09/01/02         06/30/09        Fee Simple          Actual/360        0.0650%              NAP

   76        3710         09/01/02         11/30/09        Fee Simple          Actual/360        0.0950%              NAP

   119       3379         09/01/02         08/31/09        Fee Simple          Actual/360        0.1450%              NAP

   124       3753         09/01/02         01/31/10        Fee Simple          Actual/360        0.1450%              NAP

                                  EXHIBIT B-1E


             SCHEDULE OF ORIGINAL MORTGAGE LOANS HELD BY LOAN REMICs

                             [See Attached Schedule]

                 SCHEDULE OF MORTGAGE LOANS HELD BY LOAN REMICS

                  MORTGAGE
CONTROL   LOAN      LOAN                                                                                     ORIGINAL
NUMBER   NUMBER    SELLER   LOAN / PROPERTY NAME     PROPERTY ADDRESS               CITY    STATE  ZIP CODE  BALANCE
----------------------------------------------------------------------------------------------------------------------
   29    6602253    SBRC    Hampton Inn - Columbus   4280 International Gateway   Columbus    OH     43219   6,000,000
   30    7000000    SBRC    Comfort Suites Hotel     4270 Sawyer Road             Columbus    OH     43219   2,080,000



                   MORT-
CONTROL   LOAN     GAGE                  CUT-OFF DATE
NUMBER   NUMBER    RATE      NOTE DATE      BALANCE
-------------------------------------------------------
   29    6602253   7.2600%   09/04/98    5,795,196
   30    7000000   7.2600%   09/04/98    2,009,001

                                  EXHIBIT B-1F


               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

             SCHEDULE OF MORTGAGE LOANS WITH ENVIRONMENTAL INSURANCE


                      MORTGAGE
CONTROL    LOAN         LOAN
NUMBER    NUMBER       SELLER       LOAN/ PROPERTY NAME                              PROPERTY ADDRESS             CITY
--------------------------------------------------------------------------------------------------------------------------------
   3      3727          ORIX        Medical Mutual of Ohio Office Building - Toledo  3737 Sylvania Avenue        Toledo
   17     11233A         PW         Kmart Plaza                                      200 South Main Street       West Lebanon
   82     9583           PW         Deere Road Warehouse Buildings                   6392-6402-6412 Deere Road   Syracuse
   98     7585           PW         Burke Village Center                             9570 Burke Road             Burke
  120     6602692       SBRC        One Centennial Drive                             One Centennial Drive        Peabody




CONTROL    LOAN                                 ORIGINAL      MORT-                   CUT-OFF DATE
NUMBER    NUMBER         STATE    ZIP CODE      BALANCE     GAGE RATE    NOTE DATE      BALANCE
--------------------------------------------------------------------------------------------------
   3      3727             OH      43623       14,700,000     8.6200%     03/28/00    14,671,955
   17     11233A           NH      03784        8,610,000     8.6400%     06/30/00     8,606,999
   82     9583             NY      13206        3,040,000     9.1500%     02/24/00     3,034,181
   98     7585             VA      22015        2,565,000     8.7000%     03/14/00     2,556,523
  120     6602692          MA      01960        1,925,000     8.8500%     12/14/99     1,918,678

                                  EXHIBIT B-1G

             SCHEDULE OF MORTGAGE LOANS WITH CUT-OFF DATE PRINCIPAL
         BALANCES OF $5,000,000 OR MORE THAT DO NOT PROVIDE FOR RATING
          AGENCY CONFIRMATION REGARDING WAIVER OF DUE-ON-SALE CLAUSES


       LOAN/PROPERTY NAME                           CUT-OFF DATE BALANCE
       ------------------                           --------------------
Mount Vernon Medical Office Building                   $  15,250,000
Senter road Industrial Property                        $  12,600,000
Scottsdale Gateway II                                  $  11,895,000
Computer Science Corp. Building                        $   6,225,000
Sprint Call Center                                     $   6,200,000
National Refactories and Minerals                      $   5,450,000

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
Series 2000-C2

LEGEND    Endorsement to the Trust must be completed on all Mortgage Loans
M-Missing         Y-Yes
O-Original        N-No
C-Copy

NOTE REVIEW EXCEPTION REPORT

                                                   ORIGINAL
CONTROL NUMBER    PROPERTY NAME                PRINCIPAL BALANCE    COMMENTS
       8          Red Lion Shopping Center     $17,000,000.00       Note is Missing
      16          Scottsdale Gateway II         11,895,000.00       Note is a Copy
      51          Days Inn Fort Wright           1,835,000.00       Note is Missing
      70          131 Spring Street              3,651,000.00       Note is Missing
      72          Jackson Professional           3,600,000.00       Note is Missing
     122          Avenue J Warehouse             1,900,000.00       Note is Missing

                                   EXHIBIT B-3


                         FORM OF CUSTODIAL CERTIFICATION

                                     [date]


Salomon Brothers Mortgage                                    Wells Fargo Bank Minnesota, N.A.
  Securities VII, Inc.                                       11000 Broken Land Parkway
388 Greenwich Street                                         Columbia, Maryland  21044
New York, New York  10013

Salomon Brothers Realty Corp.                                ORIX Real Estate Capital Markets, LLC
388 Greenwich Street                                         1717 Main Street, Suite 1400
New York, New York  10013                                    Dallas, Texas  75201

PaineWebber Real Estate Securities, Inc.                     PaineWebber Incorporated
1285 Avenue of the Americas, 38th Floor                      1285 Avenue of the Americas, 38th Floor
New York, New York  10014                                    New York, New York  10014

Artesia Mortgage Capital Corporation                         Artesia Banking Corporation
1180 Northwest Maple Street, Suite 202                       c/o Artesia Mortgage Capital Corporation
Issaquah, Washington  98027                                  1180 Northwest Maple Street, Suite 202
                                                             Issaquah, Washington  98027

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

         Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

Ladies and Gentlemen:

         Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of August 1, 2000 and related to the above-referenced Certificates (the "Agreement"), The Chase Manhattan Bank, as custodian on behalf of the Trustee (the "Custodian"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" in the Agreement and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), the original or copy of each document specified in clauses (ii) through (v) of the definition of "Mortgage File" in the Agreement, and the original or copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File" in the Agreement and each document specified in clause (viii) of the definition of "Mortgage File" in the Agreement (without regard to the parenthetical in such clause (viii)) and, in the case of each Original Mortgage Loan identified on Exhibit B-1E, the original copy of the Loan REMIC Declaration specified in clause (xiii) of the definition of "Mortgage File" is in its possession or the possession of a Custodian on its behalf; (ii) if the date of this report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and
Section 2.02(b) of the Agreement and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) and (vi)(B) of the definition of "Mortgage Loan Schedule" in the Agreement accurately reflects the information set forth in the Mortgage File.

         Pursuant to Section 2.02(c) of the Agreement, the Custodian is not under any obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, the Custodian shall not have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

         Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                                      Respectfully,


                                                      THE CHASE MANHATTAN BANK,
                                                        as Custodian


                                                      By:______________________
                                                         Name:
                                                         Title:

                                   EXHIBIT B-4


                   FORM OF MORTGAGE LOAN SELLER CERTIFICATION

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001-2697
Attention: Capital Markets Fiduciary Services (CMFS)
           Salomon Brothers 2000-C2

           Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

Ladies and Gentlemen:

         Pursuant to Section 2(c) of the Mortgage Loan Purchase Agreement dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between the undersigned as seller and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") as purchaser, and as contemplated by Section 2.01(d) of the Pooling and Servicing Agreement dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), between SBMS VII as depositor, ORIX Real Estate Capital Markets, LLC as master servicer and special servicer and Wells Fargo Bank Minnesota, N.A. as trustee, the undersigned hereby certifies as to each Mortgage Loan listed on Schedule A hereto for which it could not deliver, or cause to be delivered, on or before the Closing Date an original or photocopy of the Mortgage, Assignment of Leases and/or UCC Financing Statements specified on Schedule A hereto with evidence of recording or filing, as applicable, thereon (which documents were required to be delivered as part of the Mortgage File for such Mortgage Loan), that it is in good faith attempting to obtain from the appropriate public recording or filing office such original or photocopy with evidence of recording or filing, as applicable, thereon . The reason for the delay is [specify reason, if known, and otherwise state unknown].

         Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, then in the Mortgage Loan Purchase Agreement.


                                                      Respectfully,


                                                      [MORTGAGE LOAN SELLER]


                                                      By:______________________
                                                         Name:
                                                         Title:

                                   EXHIBIT C-1


                   LETTER OF REPRESENTATIONS AMONG DEPOSITOR,
                CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITORY

                                   [DTC Logo]



          Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities


                           Letter of Representations
                     [To be Completed by Issuer and Agent]

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
              ---------------------------------------------------
                                [Name of Issuer]

              THE CHASE MANHATTAN BANK, CERTIFICATE ADMINISTRATOR
              ---------------------------------------------------
                                [Name of Agent]


                                                       AUGUST   , 2000
                                                       ----------------------
                                                                [Date]

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY  10041-0099


Re:  SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. COMMERCIAL MORTGAGE
     ---------------------------------------------------------------------------

     PASS-THROUGH CERTIFICATES, SERIES 2000-C2, CLASS A-1, A-2, B, C, D, E, F, G
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
                     [Issue description (the "Securities")]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated AUGUST 1, 2000 (the "Document").

                                        SALOMON SMITH BARNEY INC., PAINEWEBBER
                                        ---------------------------------------
                                             ["Underwriter/Placement Agent"]
                                        INCORPORATED, CHASE SECURITIES INC. AND
                                        ARTESIA BANKING CORPORATION
is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on August 24, 2000 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Supervisor, Proxy Unit
                              Reorganization Department
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    55 Water Street 50th Floor
                    New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:


                         Supervisor, Put Bond Unit
                         Reorganization Department
                         The Depository Trust Company
                         55 Water Street 50th Floor
                         New York, NY 10041-0099


     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:


                         Manager, Announcements
                         Dividend Department
                         The Depository Trust Company
                         55 Water Street 25th Floor
                         New York, NY 10041-0099


     9. Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

          17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate: or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

          18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

          19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

          20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

          21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

          22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

          23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

         24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

          25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicted in Paragraph 3.


     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."


     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Notes:

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.


                         Very truly yours,


                         SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                         -------------------------------------------------------
                                             [ISSUER]

                         BY: /s/ Angela Hertzel
                         -------------------------------------------------------
                                        [Authorized Officer's Signature]

                         THE CHASE MANHATTAN BANK, AS CERTIFICATE ADMINISTRATOR
                         -------------------------------------------------------
                                                 [Agent]

                         By:
                             ---------------------------------------------------
                                   [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY







cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.


Very truly yours,

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
------------------------------------------------------
                     [Issuer]

By:
    --------------------------------------------------
        [Authorized Officer's Signature]


THE CHASE MANHATTAN BANK, AS CERTIFICATE ADMINISTRATOR
------------------------------------------------------
                     [Agent]


By:              /s/ Illegible
    --------------------------------------------------
        [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/ Illegible
    ------------------------
Funds should be wired to:

The Chase Manhattan Bank
ABA #021 000 021
For credit to a/c Cede & Co.
c/o The Depository Trust Company

[Select Appropriate Account.]

Dividend Deposit Account #066-026776

Redemption Deposit Account #066-027306

Reorganization Deposit Account #066-027608



cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A



                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-C2


--------------------------------------------------------------------------------
                 CUSIP         PRINCIPAL      MATURITY      INTEREST
  CLASS         NUMBER           AMOUNT       DATE(1)       RATE(2)
--------------------------------------------------------------------------------
Class A-1      79548K4L9      $114,610,000   June, 2009     7.298%
--------------------------------------------------------------------------------
Class A-2      79548K4M7      $483,255,000   April, 2010    7.455%
--------------------------------------------------------------------------------
Class B        79548K4N5      $ 33,214,000   May, 2010      7.526%
--------------------------------------------------------------------------------
Class C        79548K4P0      $ 33,215,000   June, 2010     7.727%
--------------------------------------------------------------------------------
Class D        79548K4Q8      $  7,815,000   June, 2010     7.834%
--------------------------------------------------------------------------------
Class E        79548K4R6      $ 11,723,000   June, 2010     8.193%
--------------------------------------------------------------------------------
Class F        79548K4S4      $ 13,677,000   June, 2010     8.200%
--------------------------------------------------------------------------------
Class G        79548K4T2      $  9,769,000   June, 2010     8.506%
--------------------------------------------------------------------------------


------------------------

(1) If the stated date is not a business day, the maturity date is the business day immediately following the stated date.

(2) Approximate. The interest rates shown are the approximate rates applicable for distributions in September, 2000. The interest rates are variable or otherwise subject to change.

 *  Notional Amount

                                                                      SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
(Prepared by DTC--bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

    [6.   Redemption notices shall be sent to DTC. If less than all of the
Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   [DTC Logo]



          Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities


                           Letter of Representations
                     [To be Completed by Issuer and Agent]

                 Salomon Brothers Mortgage Securities VII, Inc.
              ---------------------------------------------------
                                [Name of Issuer]

              The Chase Manhattan Bank
              ---------------------------------------------------
                                [Name of Agent]


                                                       August   , 2000
                                                       ----------------------
                                                                [Date]

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY  10041-0099


    Re:  Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage
         ----------------------------------------------------------------------

         Pass-Through Certificates, Series 2000-C2, Class X
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
                     [Issue description (the "Securities")]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a private placement memorandum authorizing the issuance of the Securities dated August 15, 2000 (the "Document").

                                        Salomon Smith Barney Inc. and
                                        ---------------------------------------
                                           ["Underwriter/Placement Agent"]
                                        PaineWebber Incorporated
is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on August 24, 2000 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Supervisor, Proxy Unit
                              Reorganization Department
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    55 Water Street 50th Floor
                    New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:


                         Supervisor, Put Bond Unit
                         Reorganization Department
                         The Depository Trust Company
                         55 Water Street 50th Floor
                         New York, NY 10041-0099


     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:


                         Manager, Announcements
                         Dividend Department
                         The Depository Trust Company
                         55 Water Street 25th Floor
                         New York, NY 10041-0099


     9. Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

          17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate: or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

          18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

          19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

          20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

          21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

          22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

          23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

         24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

          25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicted in Paragraph 3.


     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."


     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

Representations for Rule 144A Securities

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Notes:

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.


                         Very truly yours,


                         SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                         -------------------------------------------------------
                                             [ISSUER]

                         BY: /s/ Angela Hertzel
                         -------------------------------------------------------
                                        [Authorized Officer's Signature]

                         THE CHASE MANHATTAN BANK
                         -------------------------------------------------------
                                                 [Agent]

                         By:
                             ---------------------------------------------------
                                   [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY







cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.


Very truly yours,

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
------------------------------------------------------
                     [Issuer]

By:
    --------------------------------------------------
        [Authorized Officer's Signature]


THE CHASE MANHATTAN BANK
------------------------------------------------------
                     [Agent]


By:                 /s/ Illegible
    --------------------------------------------------
        [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/ Illegible
    ------------------------
Funds should be wired to:

The Chase Manhattan Bank
ABA #021 000 021
For credit to a/c Cede & Co.
c/o The Depository Trust Company

[Select Appropriate Account.]

Dividend Deposit Account #066-026776

Redemption Deposit Account #066-027306

Reorganization Deposit Account #066-027608



cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.


Very truly yours,

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
------------------------------------------------------
                     [Issuer]

By:
    --------------------------------------------------
        [Authorized Officer's Signature]


THE CHASE MANHATTAN BANK
------------------------------------------------------
                     [Agent]


By:                /s/ Illegible
    --------------------------------------------------
        [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/ Illegible
    ------------------------
Funds should be wired to:

The Chase Manhattan Bank
ABA #021 000 021
For credit to a/c Cede & Co.
c/o The Depository Trust Company

[Select Appropriate Account.]

Dividend Deposit Account #066-026776

Redemption Deposit Account #066-027306

Reorganization Deposit Account #066-027608



cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A



                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


--------------------------------------------------------------------------------
                 CUSIP         PRINCIPAL      MATURITY          INTEREST
  CLASS         NUMBER           AMOUNT       DATE(1)           RATE(2)
--------------------------------------------------------------------------------
Class X        79548K4U9      $781,523,168*  July 18, 2033      1.116%
--------------------------------------------------------------------------------


------------------------

(1) If the stated date is not a business day, the maturity date is the business day immediately following the stated date.

(2) Approximate. The interest rates shown are the approximate rates applicable for distributions in September, 2000. The interest rates are variable or otherwise subject to change.

 *  Notional Amount

                                                                      SCHEDULE A



                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


--------------------------------------------------------------------------------
                 CUSIP         PRINCIPAL      MATURITY          INTEREST
  CLASS         NUMBER           AMOUNT       DATE(1)           RATE(2)
--------------------------------------------------------------------------------
Class X        79548K4U9      $781,523,168*  July 18, 2033      1.116%
--------------------------------------------------------------------------------


------------------------

(1) If the stated date is not a business day, the maturity date is the business day immediately following the stated date.

(2) Approximate. The interest rates shown are the approximate rates applicable for distributions in September, 2000. The interest rates are variable or otherwise subject to change.

 *  Notional Amount

                                                                      SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
(Prepared by DTC--bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

    [6.   Redemption notices shall be sent to DTC. If less than all of the
Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   [DTC LOGO]




                   REPRESENTATIONS FOR RULE 144A SECURITIES --
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS


     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

________________________________


     (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A. Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

                                   EXHIBIT C-2


               FORM OF ARTESIA BANKING CORPORATION COMFORT LETTER
              RELATING TO THE AMCC MORTGAGE LOAN PURCHASE AGREEMENT

                          [See Attached Comfort Letter]

                     LETTERHEAD ARTESIA BANKING CORPORATION


                                                           As of August 15, 2000

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street, 11th Floor
New York, New York 10013
Attention: Angela Hutzel

Wells Fargo Bank, Minnesota, N.A.
45 Broadway, 12th Floor
New York, N.Y. 10006
Attention: Leslie A. Gaskill

Ladies and Gentlemen:

         In connection with the issue, offer and sale of the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Certificates"), in which Artesia Mortgage Capital Corporation ("AMCC") is involved in its capacity as a mortgage loan seller and Artesia Banking Corporation ("Artesia") is involved in its capacity as an underwriter, and for which the closing date is scheduled on or about August 24, 2000, AMCC and Salomon Brothers Mortgage Securities VII,Inc. ("SBMS VII") will enter into a Mortgage Loan Purchase Agreement dated as of August 15, 2000 (the "Agreement"). Capitalized terms not defined herein shall have the respective meanings ascribed thereto in the Agreement.

         Taking into account the capital links between Artesia and AMCC which is a 100% affiliate of Artesia and taking into account the interest of Artesia in the issue, offer and sale of the Certificates and the securitization market, Artesia irrevocably agrees for the benefit of SBMS VII, the trustee under the pooling and servicing agreement pursuant to which the Certificates were issued and the registered holders and beneficial owners of the Certificates (collectively, the "Beneficiaries"), to do any and all things and take any and all actions which may be necessary or appropriate to enable AMCC to execute and perform all of its obligations pursuant to the Agreement (collectively, the "Obligations"), including, without limitation, making all of the representations and warranties on behalf of AMCC and supporting any financial consequences incurred by any of the liability provisions of the Agreement. Without limiting the foregoing, in the event that AMCC encounters any difficulties of a human, technical or financial nature may might endanger its execution and performance of the Obligations, Artesia shall provide any and all human resources, technical assistance and financial intervention which may be necessary or appropriate to ensure the execution and performance of the Obligations.

         Subject to the following sentence, Artesia shall keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this letter agreement and to perform its respective duties under this letter agreement. Artesia may, however, be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which Artesia shall be a party, or any Person succeeding to the business of Artesia, shall be the successor of Artesia, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Furthermore and subject to the following sentence, Artesia shall cause AMCC to keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, with a net worth of at least $15,000,000 (U.S.), and shall cause AMCC to obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Agreement and to execute and perform the Obligations. AMCC may, however, be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, Artesia shall cause any Person resulting from any merger or consolidation to which AMCC shall be a party, or any Person succeeding to the business of AMCC, to assume the Obligations in writing and to be the successor of AMCC under the Agreement in all respects.

         Upon the occurrence of any of the following events, Artesia shall become directly and primarily liable for the Obligations:

         1. A failure on the part of Artesia to perform its obligations under this letter agreement, which failure continues unremedied for ten days following notice by any Beneficiary to Artesia of such failure; or

         2. A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary cause under any present or future federal, state or foreign bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against AMCC and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

         3. AMCC shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

         4. AMCC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         No delay on the part of any Beneficiary in the exercise of any right or remedy arising under this letter agreement, the Agreement or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any Beneficiary of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this letter agreement or the Agreement shall be binding upon any Beneficiary, except as expressly set forth in a writing duly signed and delivered by such Beneficiary. Failure by any Beneficiary at any time or times hereafter to require strict performance by AMCC, any other guarantor of all or any part of the Obligations or any other person or entity of any of the provisions, warranties, terms and conditions contained in the Agreement now or at any time or times hereafter executed by such persons or entities and delivered to any Beneficiary shall not waive, affect or diminish any right of any Beneficiary at any time or times hereafter to demand strict performance thereof or of this letter agreement, and such right shall not be deemed to have been waived by any act or knowledge of any Beneficiary, or any Beneficiary's respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to AMCC or Artesia, as applicable, specifying such waiver, and is signed by the Beneficiary against which enforcement is sought.

         To the maximum extent permitted by law, Artesia hereby waives any and all defenses to its obligations hereunder that would be available to a surety.

         THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         ARTESIA IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS LETTER AGREEMENT OR THE AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND ARTESIA IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. ARTESIA AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. ARTESIA WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         ARTESIA AGREES THAT THE BENEFICIARIES SHALL HAVE THE RIGHT TO PROCEED AGAINST IT OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE BENEFICIARIES TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF A BENEFICIARY. ARTESIA WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH A BENEFICIARY MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         ARTESIA IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT C/O AMCC, AT 1180 NORTHWEST MAPLE STREET, SUITE 202, ISSAQUAH, WASHINGTON 98027, ATTENTION:
GUY COOLS, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. ARTESIA IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS LETTER AGREEMENT OR THE AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF A BENEFICIARY TO BRING PROCEEDINGS AGAINST ARTESIA IN THE COURTS OF ANOTHER JURISDICTION.

         ARTESIA WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE AGREEMENT. ANY BENEFICIARY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS LETTER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT ARTESIA TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         Any notice, demand, request or other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given and delivered to Artesia c/o AMCC, at 1180 Northwest Maple Street, Suite 202, Issaquah, Washington 98027, Attention: Guy Cools.

         Wherever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this letter agreement.

         Subject to the following paragraph, this letter will remain in full force and effect and may not be terminated or otherwise revoked until the full and final repayment of all of the Certificates outstanding.

         If Artesia sells the majority of shares in AMCC, Artesia may be relieved of its obligations under this letter upon the satisfaction of all of the following conditions:

1. the purchaser of those shares or another entity is willing to perform the obligations of Artesia under this letter agreement;

2. the entity that is to assume the obligations of Artesia under this letter agreement has a senior unsecured debt rating of no less than "A2" from Moody's Investors Service, Inc. ("Moody's") and "A+" from Fitch, Inc. ("Fitch"); and

3. Moody's and Fitch have confirmed in writing that the substitution of the obligor hereunder will not result in the qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates.

                                                  ARTESIA BANKING CORPORATION


                                                  By:__________________________
                                                     Name:
                                                     Title:


Acknowledged and agreed to as of the ___ day of August, 2000,

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


By:_______________________________________
     Name:
     Title:

Acknowledged and agreed to as of the ___ day of August, 2000,

WELLS FARGO BANK MINNESOTA, N.A.
As Trustee on behalf of itself and the Certificateholders


By:_______________________________________
     Name:
     Title:

                                   EXHIBIT D-1


                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention: Capital Markets Fiduciary Services (CMFS)
           Salomon Brothers 2000-C2

           Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

         In connection with the administration of the Mortgage Files held by you as custodian (in such capacity, the "Custodian") on behalf of the trustee under a certain Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor, the undersigned, as master servicer (in such capacity, the "Master Servicer") and as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

                           The undersigned hereby certifies that all amounts
received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______   2.       Other.  (Describe)___________________________________________
                  _____________________________________________________________

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the

                  Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                                     ORIX REAL ESTATE CAPITAL
                                                      MARKETS, LLC
                                                     as Master Servicer


                                                     By:______________________
                                                        Name:
                                                        Title:

                                   EXHIBIT D-2


                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [date]



The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention: Capital Markets Fiduciary Services (CMFS)
           Salomon Brothers 2000-C2

           Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Pass-Through Certificates, Series 2000-C2

         In connection with the administration of the Mortgage Files held by you as custodian (the "Custodian") on behalf of the Trustee (as defined below) under a certain Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor, the undersigned, as master servicer and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian on behalf of the Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting Mortgage File (or portion thereof):

______   1.       The Mortgage Loan is being foreclosed.

______   2.       Other.  (Describe) __________________________________________

                  _____________________________________________________________

         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                                     ORIX REAL ESTATE CAPITAL
                                                      MARKETS, LLC,
                                                     as Special Servicer



                                                     By:_______________________
                                                        Name:
                                                        Title:

                                   EXHIBIT E-1


                       FORM OF DISTRIBUTION DATE STATEMENT

DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                              CONTACT INFORMATION

FUNCTION                                NAMES / ADDRESSES
--------                                -----------------

MASTER SERVICER
                                        Orix Real Estate Capital Markets, LLC.
                                        1717 Main Street, 14th Floor
                                        Dallas, TX 75201
SPECIAL SERVICER
                                        Orix Real Estate Capital Markets, LLC.
                                        1717 Main Street, 14th Floor
                                        Dallas, TX 75201
PAYING AGENT
                                        Chase Manhattan Bank
                                        450 W. 33rd Street, 14th Floor
                                        New York, NY 10001
                                        (212) 946-3200
TRUSTEE
                                        Norwest Bank Minnesota, N.A.
                                        3 New York Plaza
                                        New York, NY 10004

RELATIONSHIP MANAGER                    Jennifer Bohannon
                                        (212) 946-7600
                                        Email : jennifer.bohannon@chase.com

                     REPORTS AVAILABLE AT www.chase.com/sfa

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------

Certificate Distribution Detail                                           2 - 7
Certificate Ratings Detail                                                  8
Mortgage Loan Stratification Tables                                       9 - 11
Loan Status Detail                                                         12
Property History Detail                                                    13
Delinquency Loan Detail                                                    14
Specially Serviced Loan Detail                                             15
Specially Serviced Historical Information                                  16
Principal Prepayment Detail                                                17
Modified Loan Detail                                                       18
Realized Loss Detail                                                       19

The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.

[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 2 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                             Distribution in Dollars

 Class   CUSIP   Current Pass   Original Face   Beginning   Principal   Interest     Prepayment     Total     Realized      Ending
                 Through Rate       Value       Principal                          Premiums/Yield           Losses/Trust   Principal
                                                 Balance                           Maint Charges              Expenses      Balance
------------------------------------------------------------------------------------------------------------------------------------

 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  R
------------------------------------------------------------------------------------------------------------------------------------
TOTALS



 Class   CUSIP   Current Pass   Original Face   Beginning   Principal   Interest     Prepayment     Total     Realized      Ending
                 Through Rate       Value       Principal                          Premiums/Yield           Losses/Trust   Principal
                                                 Balance                           Maint Charges              Expenses      Balance
------------------------------------------------------------------------------------------------------------------------------------

  X


[CHASE LOGO] Reports available at www.chase.com/sfa (C)2000, CHASE MANHATTAN
BANK

DISTRIBUTION DATE:                                                  PAGE 3 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                 Factor Information per $1,000 of Original Face

 Class   CUSIP   Beginning Principal   Principal   Interest     Prepayment     Total     Realized     Ending Principal
                       Factor                                 Premiums/Yield           Losses/Trust       Balance
                                                              Maint Charges              Expenses
----------------------------------------------------------------------------------------------------------------------

 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  R
----------------------------------------------------------------------------------------------------------------------
TOTALS

 Class   CUSIP   Beginning Principal   Principal   Interest     Prepayment     Total     Realized     Ending Principal
                       Factor                                 Premiums/Yield           Losses/Trust       Balance
                                                              Maint Charges              Expenses
----------------------------------------------------------------------------------------------------------------------

   X


[CHASE LOGO] Reports available at www.chase.com/sfa (C)2000, CHASE MANHATTAN
BANK

DISTRIBUTION DATE:                                                  PAGE 4 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                         CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                                0

Principal Distribution Amount                                                  0

     Scheduled Principal Distribution Amount                                   0

     Unscheduled Principal Distribution Amount                                 0

Miscellaneous Trust Fund Expenses                                              0



Interest Reserve Account

     Deposits                                                                  0

     Withdrawals                                                               0

Balance Information

Group         Loan          Scheduled      Beginning   Beginning   Beginning   Ending    Ending     Ending
            Count at        Balance at       Loan      Scheduled    Unpaid      Loan    Scheduled   Unpaid
         Securitization   Securitization     Count      Balance     Balance     Count    Balance    Balance
-----------------------------------------------------------------------------------------------------------

TOTALS

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

        Period   Number       Aggregated      Percentage
                          Principal Balance
--------------------------------------------------------

       1 Month                                         %
      2 Months                                         %
     3+ Months                                         %
In Foreclosure                                         %
           REO                                         %
  Bankruptcies                                         %
--------------------------------------------------------
        TOTALS                                         %


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 5 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

                          Class   Prepayment   Yield Maintenance
                                   Premium
                         ---------------------------------------

                         TOTALS

Advance Summary

     Principal & Interest Advances

          Current Principal & Interest Advances                                0

          Outstanding Principal & Interest Advances                            0

          Reimbursement of Interest on any P&I Advances                        0

          Reimbursement of Interest on any T&I Advances                        0


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 6 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary

     Servicing Fees                                                            0

     Sub Servicing Fees                                                        0

     Trustee Fees                                                              0

     Special Servicer Fee                                                      0

     Workout Fee                                                               0



Appraisal Reduction Amounts

                           Loan Number        Appraisal          Appraisal
                                         Reduction Effected   Reduction Amount
                                                Date
                           ---------------------------------------------------

                              none


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 7 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                                 Interest Detail

 Class     Accrued     Prepayment   Beginning   Interest    Total      Certificate     Ending
         Certificate    Interest     Unpaid       Loss     Interest     Interest       Unpaid
          Interest     Shortfall    Interest               Payable    Distributable   Interest
----------------------------------------------------------------------------------------------

 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  R
  P
  X
----------------------------------------------------------------------------------------------
TOTALS


[CHASE LOGO] Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN
BANK

DISTRIBUTION DATE:                                                  PAGE 8 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                           CERTIFICATE RATINGS DETAIL

                     Original Ratings           Changed Ratings/Change Date(1)
Class   CUSIP   -----------------------------   ------------------------------
                DCR   Fitch   Moody's   S & P   DCR   Fitch   Moody's   S & P
------------------------------------------------------------------------------

 A1      N/A     X      X       X         X
 A2      N/A     X      X       X         X
 B       N/A     X      X       X         X
 C       N/A     X      X       X         X
 D       N/A     X      X       X         X
 E       N/A     X      X       X         X
 F       N/A     X      X       X         X
 G       N/A     X      X       X         X
 H       N/A     X      X       X         X
 J       N/A     X      X       X         X
 K       N/A     X      X       X         X
 L       N/A     X      X       X         X
 M       N/A     X      X       X         X
 N       N/A     X      X       X         X
 P       N/A     X      X       X         X
 R       N/A     X      X       X         X
 X       N/A     X      X       X         X

NR - Designates that the class was not rated by the above agency at the time of original issuance.
N/A - Not applicable.
X - Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                  PAGE 9 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES


                STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

                                                                                 Weighted Average
                                  # of    Principal Balance   % of Agg.    -----------------------------
Ending Scheduled Balance Amount   Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
--------------------------------------------------------------------------------------------------------
$1,000,000 or Less                0                    0.00                 0      0.000000     0.000000
$1,000,001 to $2,000,000          0                    0.00                 0      0.000000     0.000000
$2,000,001 to $4,000,000          0                    0.00                 0      0.000000     0.000000
$4,000,001 to $6,000,000          0                    0.00                 0      0.000000     0.000000
$6,000,001 to $8,000,000          0                    0.00                 0      0.000000     0.000000
$8,000,001 to $10,000,000         0                    0.00                 0      0.000000     0.000000
$10,000,001 to $15,000,000        0                    0.00                 0      0.000000     0.000000
$15,000,001 to $20,000,000        0                    0.00                 0      0.000000     0.000000
--------------------------------------------------------------------------------------------------------
Totals                            0                    0.00      0.00       0      0.000000     0.000000
========================================================================================================
AVERAGE PRINCIPAL BALANCE :                            0.00

                          STRATIFICATION BY STATE CODE

                                                                Weighted Average
                 # of    Principal Balance   % of Agg.    -----------------------------
State Code       Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
---------------------------------------------------------------------------------------
FLORIDA            0                  0.00                 0      0.000000     0.000000
---------------------------------------------------------------------------------------
        Totals     0                  0.00      0.00       0      0.000000     0.000000


                     Reports Available at www.chase.com/sfa
[CHASE LOGO]                                       (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                 PAGE 10 OF 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES

                       STRATIFICATION BY CURRENT NOTE RATE

                                                                          Weighted Average
                           # of    Principal Balance   % of Agg.    -----------------------------
Current Note Rate          Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
-------------------------------------------------------------------------------------------------
0.000000% to 7.500000%       0                  0.00                 0     0.000000      0.000000
7.510000% to 7.750000%       0                  0.00                 0     0.000000      0.000000
7.760000% to 8.000000%       0                  0.00                 0     0.000000      0.000000
8.010000% to 8.250000%       0                  0.00                 0     0.000000      0.000000
8.260000% to 8.500000%       0                  0.00                 0     0.000000      0.000000
8.510000% to 8.750000%       0                  0.00                 0     0.000000      0.000000
8.760000% to 9.000000%       0                  0.00                 0     0.000000      0.000000
9.010000% to 9.250000%       0                  0.00                 0     0.000000      0.000000
9.260000% to 9.500000%       0                  0.00                 0     0.000000      0.000000
9.510000% to 9.750000%       0                  0.00                 0     0.000000      0.000000
9.760000% to 10.000000%      0                  0.00                 0     0.000000      0.000000
10.010000% to 11.010000%     0                  0.00                 0     0.000000      0.000000
-------------------------------------------------------------------------------------------------
             Totals          0                  0.00     0.00        0     0.000000      0.000000


                 STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

                                                                             Weighted Average
                              # of    Principal Balance   % of Agg.    -----------------------------
Debt Service Coverage Ratio   Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
----------------------------------------------------------------------------------------------------
0.000000 to 1.000000            0                  0.00                 0      0.000000     0.000000
1.010000 to 1.200000            0                  0.00                 0      0.000000     0.000000
1.210000 to 1.240000            0                  0.00                 0      0.000000     0.000000
1.250000 to 1.300000            0                  0.00                 0      0.000000     0.000000
1.310000 to 1.400000            0                  0.00                 0      0.000000     0.000000
1.410000 to 1.500000            0                  0.00                 0      0.000000     0.000000
1.510000 to 1.600000            0                  0.00                 0      0.000000     0.000000
1.610000 to 1.700000            0                  0.00                 0      0.000000     0.000000
1.710000 to 1.800000            0                  0.00                 0      0.000000     0.000000
1.810000 to 1.900000            0                  0.00                 0      0.000000     0.000000
1.910000 to 2.000000            0                  0.00                 0      0.000000     0.000000
2.010000 to 2.300000            0                  0.00                 0      0.000000     0.000000
2.310000 to 2.400000            0                  0.00                 0      0.000000     0.000000
----------------------------------------------------------------------------------------------------
            Totals              0                  0.00      0.00       0      0.000000     0.000000


          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

                                                                          Weighted Average
                           # of    Principal Balance   % of Agg.    -----------------------------
Remaining Stated Term      Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
-------------------------------------------------------------------------------------------------
70 months or Less            0                  0.00                 0      0.000000     0.000000
71 months to 90 months       0                  0.00                 0      0.000000     0.000000
91 months to 110 months      0                  0.00                 0      0.000000     0.000000
111 months to 115 months     0                  0.00                 0      0.000000     0.000000
116 months to 120 months     0                  0.00                 0      0.000000     0.000000
121 months to 200 months     0                  0.00                 0      0.000000     0.000000
201 months to 274 months     0                  0.00                 0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
           Totals            0                  0.00      0.00       0      0.000000     0.000000


     STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                          Weighted Average
                           # of    Principal Balance   % of Agg.    -----------------------------
Remaining Stated Term      Loans          ($)          Prin. Bal.   WAM   Note Rate(%)     DSCR
-------------------------------------------------------------------------------------------------
70 months or Less            0                  0.00                 0      0.000000     0.000000
71 months to 90 months       0                  0.00                 0      0.000000     0.000000
91 months to 110 months      0                  0.00                 0      0.000000     0.000000
111 months to 115 months     0                  0.00                 0      0.000000     0.000000
116 months to 120 months     0                  0.00                 0      0.000000     0.000000
121 months to 200 months     0                  0.00                 0      0.000000     0.000000
201 months to 0 months       0                  0.00                 0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
           Totals            0                  0.00                 0      0.000000     0.000000


                     Reports Available at www.chase.com/sfa
[CHASE LOGO]                                       (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 11 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES

                         STRATIFICATION BY PROPERTY TYPE

                                                                                                 Weighted Average
                           # of         Principal Balance         % of Agg.       --------------------------------------------
Property Type              Loans              ($)                  Prin. Bal.        WAM       Note Rate(%)           DSCR
------------------------------------------------------------------------------------------------------------------------------
Office                     0                  0.00                                    0         0.000000             0.000000
Retail/Office              0                  0.00                                    0         0.000000             0.000000
Hotel                      0                  0.00                                    0         0.000000             0.000000
Industrial                 0                  0.00                                    0         0.000000             0.000000
Multi-Family               0                  0.00                                    0         0.000000             0.000000
Retail, Anchored           0                  0.00                                    0         0.000000             0.000000
Retail,Unanchored          0                  0.00                                    0         0.000000             0.000000
Mixed Use                  0                  0.00                                    0         0.000000             0.000000
Mobile Home                0                  0.00                                    0         0.000000             0.000000
Self Storage               0                  0.00                                    0         0.000000             0.000000
-----------------------------------------------------------------------------------------------------------------------------
        Totals             0                  0.00                  0.00              0         0.000000             0.000000
=============================================================================================================================


                           STRATIFICATION BY SEASONING

                                                                                                 Weighted Average
                           # of         Principal Balance         % of Agg.       --------------------------------------------
Seasoning                  Loans              ($)                  Prin. Bal.       WAM        Note Rate(%)            DSCR
------------------------------------------------------------------------------------------------------------------------------
12 months or Less          0                  0.00                                    0         0.000000             0.000000
13 months to 24 months     0                  0.00                                    0         0.000000             0.000000
25 months to 36 months     0                  0.00                                    0         0.000000             0.000000
37 months to 48 months     0                  0.00                                    0         0.000000             0.000000
49 months to 60 months     0                  0.00                                    0         0.000000             0.000000
61 months to 72 months     0                  0.00                                    0         0.000000             0.000000
73 months to 84 months     0                  0.00                                    0         0.000000             0.000000
85 months to 96 months     0                  0.00                                    0         0.000000             0.000000
97 months to 108 months    0                  0.00                                    0         0.000000             0.000000
-----------------------------------------------------------------------------------------------------------------------------
Totals                     0                  0.00                  0.00              0         0.000000             0.000000
=============================================================================================================================

Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation


[CHASE LOGO]
       Reports Available at www.chase.com/sfa      (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 12 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                               LOAN STATUS DETAIL

Loan      Offering    Property    City    State    Scheduled    Scheduled    Note    Maturity    Neg     Beginning     Ending
Number      Memo        Type                       Principal    Interest     Rate      Date      Amt     Scheduled    Scheduled
           Cross        (I)                         Amount       Amount                          Flag     Balance      Balance
         Reference

---------------------------------------------------------------------------------------------------------------------------------





Loan       Paid       Appraisal     Appraisal     Has Loan        Loan
Number    Through     Reduction      Reduction    Ever Been      Status
           Date          Date         Amount      Specially       Code
                                                  Serviced?       (II)
                                                    (Y/N)
-------------------------------------------------------------------------






(I) Property Type Code :

    CH Church
    CO Condo, Coop or TH
    HC Health Care
    HO Hotel
    IF Industrial/Flex
    IN Industrial
    LO Lodging
    MF Multi Family
    MH Mobile Home Park
    MP Multiple Properties
    MS Mini Storage
    MU Mixed Use
    NE Non-Exempt
    OF Office
    OT Other
    PD Plan Unit Development
    RO Retail/Office
    RT Retail
    SC School, HCF or WF
    SE Securities
    SF Single Family
    SS Self Storage
    WH Warehouse

(II) Loan Status Code :
    1. Specially Serviced
    2. Foreclosure
    3. Bankruptcy
    4. REO
    5. Prepayment in Full
    6. Discounted Payoff
    7. Foreclosure Sale
    8. Bankruptcy Sale
    9. REO Disposal
   10. Modification/Workout
   11. Rehabilitation


[CHASE LOGO]
     Reports Available at www.chase.com/sfa        (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 13 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS

                             PROPERTY HISTORY DETAIL

                                                            Data of Last
                                                        --------------------------    No. Months
                 Offering Memo                                           Financial      Revenue
Loan Number     Cross Reference     Property Name         Inspection     Statement     Annualized
---------------------------------------------------------------------------------------------------------






                   Annual Estimate based on
                       Current Quarter               Prior Full Year
                   ---------------------------    ----------------------------
Loan Number         NOI     DSCR    Occupancy     NOI      DSCR     Occupancy
------------------------------------------------------------------------------






                    NO PROPERTY HISTORY REPORTED THIS PERIOD


[CHASE LOGO]Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:                                                Page 14 of 19
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS


                             DELINQUENCY LOAN DETAIL

Loan Number     Offering     # of Months      Paid Through    Current Loan Balance   Current    Outstanding P&I     Advance
               Memo Cross    Delinquent          Date                                  P&I        Advances **     Description
               Reference                                                             Advances                         (I)
--------------------------------------------------------------------------------------------------------------------------------


                    NO DELINQUENT LOANS REPORTED THIS PERIOD




                                                            Current      Outstanding     Outstanding
Loan Number         Loan      Special       Foreclosure     Property      Property        Property
                   Status     Servicer      Date           Protection    Protection      Bankruptcy       REO
                    (II)      Start Date                    Advances      Advances        Date             Date
----------------------------------------------------------------------------------------------------------------


                    NO DELINQUENT LOANS REPORTED THIS PERIOD




(I)   Advance Description:      A. In grace period
                                B. Late but < 1 month
                                1. 1 month delinquent
                                2. 2 months delinquent
                                3. 3+ months delinquent

** Outstanding P&I advances include current period.

(II)  Loan Status Code:         1. Specially Serviced
                                2. Foreclosure
                                3. Bankruptcy
                                4. REO
                                5. Prepayment in Full
                                6. Discounted Payoff
                                7. Foreclosure Sale
                                8. Bankruptcy Sale
                                9. REO Disposal
                                10. Modification/Workout
                                11. Rehabilitation


[CHASE LOGO]Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               Page 15 of 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS

                       SPECIALLY SERVICED LOAN DETAIL LOAN

Loan        Special   Offering    Property      Date of Transfer     Inspection    Appraisal     Appraisal          Comments
Number      Service     Memo        Type      Balance to Specially       Date         Date         Value
            Code       Cross       Code            Serviced
            (II)      Reference    (I)
-----------------------------------------------------------------------------------------------------------------------------------





                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



(I)   Property Type Code :
      CH Church
      CO Condo, Coop or TH
      HC Health Care
      HO Hotel
      IF Industrial/Flex
      IN Industrial
      LO Lodging
      MF Multi Family
      MH Mobile Home Park
      MP Multiple Properties
      MS Mini Storage
      MU Mixed Use
      NE Non-Exempt
      OF Office
      OT Other
      PD Plan Unit Development
      RO Retail/Office
      RT Retail
      SC School, HCF or WF
      SE Securities
      SF Single Family
      SS Self Storage
      WH Warehouse

(II)  Special Service Code :
      (1) Request to waive prepayment penalty
      (2) Payment default
      (3) Request to modify or workout
      (4) Borrower Bankruptcy
      (5) In Foreclosure
      (6) Now REO
      (7) Paid Off
      (8) Returned to Master Servicer


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               Page 16 of 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS
                   SPECIALLY SERVICED HISTORICAL INFORMATION

Distribution       Loan          Offering       Special       Date        Current         Balance            Property       State
   Date           Number           Memo         Service        of        Scheduled       Change since           Type
                                  Cross          Code      Correction     Balance         Transfer              Code
                                Reference        (II)                                       Date                 (I)



                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD





Distribution        Loan         Interest         Net           NOI         Debt          Note      Paid         Maturity      Rem
   Date            Number           Rate        Operating       Date       Service        Date     Through         Date       Term
                                                  Income                  Coverage                   Date
                                                                            Ratio



                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







(I)   PROPERTY TYPE CODE :

      CH Church
      CO Condo, Coop or TH
      HC Health Care
      HO Hotel
      IF Industrial/Flex
      IN Industrial
      LO Lodging
      MF Multi Family
      MH Mobile Home Park
      MP Multiple Properties
      MS Mini Storage
      MU Mixed Use
      NE Non-Exempt
      OF Office
      OT Other
      PD Plan Unit Development
      RO Retail/Office
      RT Retail
      SC School, HCF or WF
      SE Securities
      SF Single Family
      SS Self Storage
      WH Warehouse

(II)  Special Service Code :
      (1) Request to waive prepayment penalty
      (2) Payment default
      (3) Request to modify or workout
      (4) Borrower Bankruptcy
      (5) In Foreclosure
      (6) Now REO
      (7) Paid Off
      (8) Returned to Master Servicer


[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               PAGE 17 OF 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                        STATEMENT TO CERTIFICATEHOLDERS

                           PRINCIPAL PREPAYMENT DETAIL


 Principal       Loan           Offering         Property        Curtailment       Payoff       Prepayment          Mortgage
Prepayment      Number            Memo             Type            Amount          Amount        Premium           Repurchase
   Date                          Cross             (I)                                                              Price
                               Reference
------------------------------------------------------------------------------------------------------------------------------



                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD



(I)   PROPERTY TYPE CODE :

      CH Church
      CO Condo, Coop or TH
      HC Health Care
      HO Hotel
      IF Industrial/Flex
      IN Industrial
      LO Lodging
      MF Multi Family
      MH Mobile Home Park
      MP Multiple Properties
      MS Mini Storage
      MU Mixed Use
      NE Non-Exempt
      OF Office
      OT Other
      PD Plan Unit Development
      RO Retail/Office
      RT Retail
      SC School, HCF or WF
      SE Securities
      SF Single Family
      SS Self Storage
      WH Warehouse



[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               PAGE 18 OF 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS


                              MODIFIED LOAN DETAIL

Loan                    Offering                   Modification              Modification Description
Number                  Memorandum                     Date
                         Cross
                        Reference
------------------------------------------------------------------------------------------------------


                     NO MODIFIED LOANS REPORTED THIS PERIOD






[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :                                               PAGE 19 OF 19
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
                         STATEMENT TO CERTIFICATEHOLDERS

                              REALIZED LOSS DETAIL

Loan     Offering    Appraisal   Appraisal   Beginning    Gross       Gross      Liquidation      Net            Net       Realized
Number     Memo         Date      Value      Scheduled   Proceeds   Proceeds %     Expenses    Liquidation    Proceeds %    Loss
          Cross                               Balance               Scheduled                  Proceeds       Scheduled
        Reference                                                   Principal                                 Balance






                     NO REALIZED LOSSES REPORTED THIS PERIOD







[LOGO]CHASE Reports Available at www.chase.com/sfa (C)2000, CHASE MANHATTAN BANK

                                  EXHIBIT E-2A



                        FORM OF LOAN PERIODIC UPDATE FILE


                             [See Attached Schedule]

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

          SPECIFICATION                                              DESCRIPTION/COMMENTS
Acceptable Media Types              Magnetic Tape, Diskette, Electronic Transfer
Character Set                       ASCII
Field Delineation                   Comma
Density (Bytes-Per-Inch)            1600 or 6250
Magnetic Tape Label                 None (unlabeled)
Magnetic Tape Blocking Factor       10285 (17 records per block)
Physical Media Label                Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                    Factor; Record Length
Return Address Label                Required for return of physical media (magnetic tape or diskette)

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Transaction Id                        1        AN        XXX97001       Unique Issue Identification Mnemonic
Group Id                              2        AN        XXX9701A       Unique Identification Number Assigned To Each Loan Group
                                                                        Within An Issue
Loan Id                               3        AN      00000000012345   Unique Servicer Loan Number Assigned To Each Collateral
                                                                        Item In A Pool
Prospectus Loan Id                    4        AN           123         Unique Identification Number Assigned To Each Collateral
                                                                        Item In The Prospectus
Distribution Date                     5        AN        YYYYMMDD       Date Payments  Made To Certificateholders
Current Beginning Scheduled
Balance                               6      Numeric     100000.00      Outstanding Sched Prin Bal at Beginning of current
                                                                        period that is part of the trust
Current Ending Scheduled  Balance     7      Numeric     100000.00      Outstanding Sched Prin Bal at End of current period that
                                                                        is part of the trust
Paid To Date                          8        AN        YYYYMMDD       Date loan is paid through. One frequency less than the
                                                                        date the loan is due for next payment
Current Index Rate                    9      Numeric       0.09         Index Rate Used In The Determination Of The Current
                                                                        Period Gross Interest Rate
Current Note Rate                     10     Numeric       0.09         Annualized Gross Rate Applicable To Calculate The
                                                                        Current Period Scheduled Interest
Maturity Date                         11       AN        YYYYMMDD       Date Collateral Is Scheduled To Make Its Final Payment
Servicer and Trustee Fee Rate         12     Numeric      0.00025       Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                 13     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
Fee Rate/Strip Rate 2                 14     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

Fee Rate/Strip Rate 3                 15     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
Fee Rate/Strip Rate 4                 16     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
Fee Rate/Strip Rate 5                 17     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
Net Rate                              18     Numeric      0.0947        Annualized Interest Rate Applicable To Calculate The
                                                                        Current Period Remittance Int.
Next Index Rate                       19     Numeric       0.09         Index Rate Used In The Determination Of The Next Period
                                                                        Gross Interest Rate
Next Note Rate                        20     Numeric       0.09         Annualized Gross Interest Rate Applicable To Calc Of The
                                                                        Next Period Sch. Interest
Next Rate Adjustment Date             21       AN        YYYYMMDD       Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date          22       AN        YYYYMMDD       Date Scheduled P&I Amount Is Next Scheduled To Change
Scheduled Interest Amount             23     Numeric      1000.00       Scheduled Gross Interest Payment Due For The Current
                                                                        Period that goes to the trust
Scheduled Principal Amount            24     Numeric      1000.00       Scheduled Principal Payment Due For The Current Period
                                                                        that goes to the trust
Total Scheduled P&I Due               25     Numeric      1000.00       Scheduled Principal & Interest Payment Due For Current
                                                                        Period for the trust

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Neg am/Deferred Interest Amount       26     Numeric      1000.00       Negative Amortization/Deferred Interest Amount Due For
                                                                        The Current Period
Unscheduled Principal Collections     27     Numeric      1000.00       Unscheduled Payments Of Principal Received During The
                                                                        Related Collection Period
Other Principal Adjustments           28     Numeric      1000.00       Unscheduled Principal Adjustments For The Related
                                                                        Collection Period
Liquidation/Prepayment Date           29       AN        YYYYMMDD       Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd    30     Numeric      1000.00       Additional Payment Req'd From Borrower Due To Prepayment
                                                                        Of Loan Prior To Maturity
Prepayment Interest Excess
(Shortfall)                           31     Numeric      1000.00       Interest Shortfall or Excess as calculated by Servicer
                                                                        per the Trust documents
Liquidation/Prepayment Code           32     Numeric         1          See Liquidation/Prepayment Codes Legend
Most Recent ASER Amount               33     Numeric      1000.00       Appraisal Subordinated Entitlement Reduction - The
                                                                        difference between a full advance and the reduced
                                                                        advance is the ASER or as defined in the Trust documents

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

Blank                                 34       AN          Blank        Left blank on purpose. (Note: was previously Most Recent
                                                                        ASER Date. Field not considered applicable to ASER.)
Cumulative ASER Amount                35     Numeric      1000.00       Cumulative Appraisal Subordinated Entitlement Reduction
Actual Balance                        36     Numeric     100000.00      Outstanding Actual Principal Balance At The End Of The
                                                                        Current Period
Total P&I Advance Outstanding         37     Numeric      1000.00       Outstanding P&I Advances At The End Of The Current Period
Total T&I Advance Outstanding         38     Numeric      1000.00       Outstanding Taxes & Insurance Advances At The End Of The
                                                                        Current Period
Other Expense Advance Outstanding     39     Numeric      1000.00       Other Outstanding Advances At The End Of The Current
                                                                        Period
Status of Loan                        40       AN            1          See Status Of Loan Legend
In Bankruptcy                         41       AN            Y          Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
Foreclosure Date                      42       AN        YYYYMMDD       P27 - If Multiple properties have the same date then
                                                                        print that date otherwise leave empty
REO Date                              43       AN        YYYYMMDD       P28 - If Multiple properties have the same date then
                                                                        print that date otherwise leave empty
Bankruptcy Date                       44       AN        YYYYMMDD       Date Of Bankruptcy
Net Proceeds Received on
Liquidation                           45     Numeric     100000.00      Net Proceeds Rec'd On Liquidation To Be Remitted to the
                                                                        Trust per the Trust Documents
Liquidation Expense                   46     Numeric     100000.00      Expenses Associated With The Liq'n To Be Netted from the
                                                                        Trust per the Trust Documents
Realized Loss to Trust                47     Numeric     10000.00       Liquidation Balance Less Net Liquidation Proceeds
                                                                        Received (as defined in Trust documents)
Date of Last Modification             48       AN        YYYYMMDD       Date Loan Was Modified
Modification Code                     49     Numeric         1          See Modification Codes Legend
Modified Note Rate                    50     Numeric       0.09         Note Rate Loan Modified To
Modified Payment Rate                 51     Numeric       0.09         Payment Rate Loan Modified To
Preceding Fiscal Year Revenue         52     Numeric     1000.00        P54 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Preceding Fiscal Year Operating
Expenses                              53     Numeric     1000.00        P55 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Preceding Fiscal Year NOI             54     Numeric     1000.00        P56 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Preceding Fiscal Year Debt Svc
Amount                                55     Numeric     1000.00        P57 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                       Legend" rule



                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Preceding Fiscal Year DSCR (NOI)      56     Numeric       2.55         P58 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule. Preceding Fiscal Yr Debt Svc
                                                                        Cvrge Ratio using NOI
Preceding Fiscal Year Physical
Occupancy                             57     Numeric       0.85         P59 - If Multiple properties, Use weighted average by
                                                                        using the calculation [ Current Allocated % (Prop) *
                                                                        Occupancy (Oper) ] for each Property, if missing any
                                                                        then leave empty
Preceding Fiscal Year Financial
As of Date                            58       AN        YYYYMMDD       P53 - If Multiple properties and all the same then print
                                                                        the date, if missing any then leave empty
Second Preceding Fiscal Year
Revenue                               59     Numeric      1000.00       P61 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                       Legend" rule
Second Preceding Fiscal Year
Operating Expenses                    60     Numeric      1000.00       P62 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Second Preceding Fiscal Year NOI      61     Numeric      1000.00       P63 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Second Preceding Fiscal Year Debt
Service Amount                        62     Numeric      1000.00       P64 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Second Preceding Fiscal Year DSCR
(NOI)                                 63     Numeric       2.55         P65 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule.   Second Preceding Fiscal Year
                                                                        Debt Service Coverage Ratio using NOI
Second Preceding Fiscal Year
Physical Occupancy                    64     Numeric       0.85         P66 - If Multiple properties, Use weighted average by
                                                                        using the calculation [ Current Allocated % (Prop) *
                                                                        Occupancy (Oper) ] for each Property, if missing any
                                                                        then leave empty
Second Preceding Fiscal Year
Financial As of Date                  65       AN        YYYYMMDD       P60 - If Multiple properties and all the same then print
                                                                        the date, if missing any then leave empty
Most Recent Revenue                   66     Numeric      1000.00       P68 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Most Recent Operating Expenses        67     Numeric      1000.00       P69 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Most Recent NOI                       68     Numeric      1000.00       P70 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

Most Recent Debt Service Amount       69     Numeric      1000.00       P71 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
Most Recent DSCR (NOI)                70     Numeric       2.55         P72 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule.   Most Recent Debt Service
                                                                        Coverage Ratio using NOI
Most Recent Physical Occupancy        71     Numeric       0.85         P29 - If Multiple properties, Use weighted average by
                                                                        using the calculation [ Current Allocated % (Prop) *
                                                                        Occupancy (Oper) ] for each Property, if missing any
                                                                        then leave empty

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Most Recent Financial As of Start
Date                                  72       AN        YYYYMMDD       P73 - If Multiple properties and all the same then print
                                                                        the date, if missing any then leave empty
Most Recent Financial As of End
Date                                  73       AN        YYYYMMDD       P74 - If Multiple properties and all the same then print
                                                                        the date, if missing any then leave empty
Most Recent Appraisal Date            74       AN        YYYYMMDD       P24 - If Multiple properties and all the same then print
                                                                        the date, if missing any then leave empty
Most Recent Appraisal Value           75     Numeric     100000.00      P25 - If Multiple properties then sum the value, if
                                                                        missing any then leave empty
Workout Strategy Code                 76     Numeric         1          See Workout Strategy Codes Legend
Most Recent Special Servicer
Transfer Date                         77       AN        YYYYMMDD       Date Transferred To The Special Servicer

Most Recent Master Servicer
Return Date                           78       AN        YYYYMMDD       Date Returned To The Master Servicer or Primary Servicer

Date Asset Expected to Be
Resolved or Foreclosed                79       AN        YYYYMMDD       P26 - If Multiple properties then print the latest date
                                                                        from the affiliated properties. If in Foreclosure -
                                                                        Expected Date of Foreclosure and if REO - Expected Sale
                                                                        Date.
Blank                                 80       AN          Blank        Left blank on purpose. (Note : was previously Year
                                                                        Renovated. Use the Property File field 15 instead)
Current Hyper Amortizing Date         81       AN        YYYYMMDD       S79 - Current Anticipated Repayment Date. Date will be
                                                                        the same as setup file unless the loan is modified and a
                                                                        new date assigned
Most Recent Financial Indicator       82       AN         T or Y        P75 - T= Trailing 12 months Y = Year to Date, Check
                                                                        Start & End Date Applies to field L66 to L73. If
                                                                        Multiple properties and all the same then print the
                                                                        value, if missing any or if the values are not the same,
                                                                        then leave empty

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

Last Setup Change Date                83       AN        YYYYMMDD       S82 - Distribution Date that information changed last in
                                                                        the setup file by loan
Last Loan Contribution Date           84       AN        YYYYMMDD       Date the loan was contributed
Last Property Contribution Date       85       AN        YYYYMMDD       P67 - Date the latest property or properties were
                                                                        contributed. For Multiple properties print the latest
                                                                        date from the affiliated properties
Number of Properties                  86     Numeric       13.00        S54 - The Number of Properties Underlying the Mortgage
                                                                        Loan
Preceding Year DSCR Indicator         87       AN          Text         Flag used to explain how the DSCR was calculated when
                                                                        there are multiple properties. See DSCR Indicator
                                                                        Legend.
Second Preceding Year DSCR
Indicator                             88       AN          Text         Flag used to explain how the DSCR was calculated when
                                                                        there are multiple properties. See DSCR Indicator
                                                                        Legend.
Most Recent  DSCR Indicator           89       AN          Text         Flag used to explain how the DSCR was calculated when
                                                                        there are multiple properties. See DSCR Indicator
                                                                        Legend.
NOI/NCF Indicator                     90       AN          Text         Indicates how NOI or Net Cash Flow was calculated should
                                                                        be the same for each financial period. See NOI/NCF
                                                                        Indicator Legend. P84 - If Multiple Properties and all
                                                                        the same then print value, if missing any or if the
                                                                        values are not the same, then leave empty.
Date of Assumption                    91       AN        YYYYMMDD       Date the loan last assumed by a new borrower- empty if
                                                                        never assumed

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Preceding Fiscal Year NCF             92     Numeric      1000.00       P78 - Preceding Fiscal Year Net Cash Flow related to
                                                                        Financial As of Date L58. If Multiple properties then
                                                                        sum the value, if missing any then populate using the
                                                                        "DSCR Indicator Legend" rule
Preceding Fiscal Year DSCR (NCF)      93     Numeric       2.55         P79 - Preceding Fiscal Yr Debt Service Coverage Ratio
                                                                        using NCF related to Financial As of Date L58. If
                                                                        Multiple properties populate using the "DSCR Indicator
                                                                        Legend" rule.
Second Preceding Fiscal Year NCF      94     Numeric      1000.00       P80 - Second Preceding Fiscal Year Net Cash Flow related
                                                                        to Financial As of Date L65. If Multiple properties
                                                                        then sum the value, if missing any then populate using
                                                                        the "DSCR Indicator Legend" rule
Second Preceding Fiscal Year DSCR
(NCF)                                 95     Numeric       2.55         P81 - Second Preceding Fiscal Year Debt Service Coverage
                                                                        Ratio using Net Cash Flow related to Financial As of
                                                                        Date L65. If Multiple properties populate using the
                                                                        "DSCR Indicator Legend" rule.




                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

Most Recent NCF                       96     Numeric      1000.00       P82 - Most Recent Net Cash Flow related to Financial As
                                                                        of Ending Date L73. If Multiple properties then sum
                                                                        the value, if missing any then populate using the "DSCR
                                                                        Indicator Legend" rule
Most Recent DSCR (NCF)                97     Numeric      1000.00       P83 - Most Recent Debt Service Coverage Ratio using Net
                                                                        Cash Flow related to Financial As of Ending Date L73.
                                                                        If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule.
Defeasance Status                     98       AN          Text         See Defeasance Status Legend
ARA Amount                            99     Numeric      1000.00       Appraisal Reduction Amount - Excess of the principal
                                                                        balance over the defined appraisal % or as defined in
                                                                        the trust documents
ARA Date                             100       AN        YYYYMMDD       Date of appraisal used to calculate ARA
Credit Tenant Lease                  101       AN            Y          S87 - Y=Yes,  N=No
Excess Liquidation Proceeds          102     Numeric      1000.00       The Net Liquidation Proceeds from the sale or
                                                                        liquidation of a Specially Serviced Mortgage Loan or REO
                                                                        property net of (I) interest on related advances (ii)
                                                                        any related Servicing Advances over (b) the amount
                                                                        needed to pay off the mortgage loan or related Mortgage
                                                                        Loan in full
Excess Interest Amount               103     Numeric      1000.00       Any ARD Loan after its Anticipated Repayment Date, all
                                                                        interest accrued on the principal balance of such ARD
                                                                        Loan at the Post-ARD Additional Interest Rate.

       WORKOUT STRATEGY CODE LEGEND
      1       Modification
      2       Foreclosure
      3       Bankruptcy
      4       Extension
      5       Note Sale
      6       DPO
      7       REO
      8       Resolved
      9       Pending Return to Master Servicer
     10       Deed In Lieu Of Foreclosure
     11       Full Payoff
     12       Reps and Warranties
     13       Other or TBD

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

                             STATUS OF MORTGAGE LOAN
                                     LEGEND
      A       Payment Not Received But Still In Grace Period
      B       Late Payment But Less Than 30 days Delinquent
      0       Current
      1       30-59 Days Delinquent
      2       60-89 Days Delinquent
      3       90+ Days Delinquent
      4       Assumed Scheduled Payment (Performing Matured Balloon)
      7       Foreclosure
      9       REO

      LIQUIDATION/PREPAYMENT CODE
                LEGEND
      1       Partial Liq'n (Curtailment)
      2       Payoff Prior To Maturity
      3       Disposition
      4       Repurchase/ Substitution
      5       Full Payoff At Maturity
      6       DPO
      7       Liquidation
      8       Payoff w/ penalty
      9       Payoff w/ yield Maintenance
     10       Curtailment w/ Penalty
     11       Curtailment w/ Yield Maintenance

      DEFEASANCE STATUS
           LEGEND
      P       Partial Defeasance
      F       Full Defeasance
      N       No Defeasance Occurred
      X       Defeasance not Allowable

 MODIFICATION
     CODE
    LEGEND
      1       Maturity Date Extension
      2       Amortization Change
      3       Principal Write-Off
      4       Combination

DSCR INDICATOR
    LEGEND
      P       Partial - Not all properties received financials, servicer to leave empty
      A       Average - Not all properties received financials, servicer allocates Debt Service only to properties where financials are received.
      F       Full - All Statements Collected for all properties
      W       Worst Case - Not all properties received financials, servicer allocates 100% of Debt
              Service to all properties where financials are received.
      N       None Collected - no financials were received
      C       Consolidated - All properties reported on one "rolled up" financial from the borrower

                                NOI/NCF INDICATOR
                                     LEGEND
     CMSA     Calculated using CMSA standard
      PSA     Calculated using a definition given in the PSA
      U/W     Calculated using the underwriting method

                                  EXHIBIT E-2B


                              FORM OF PROPERTY FILE

                            [See Attached Schedule]

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"

          SPECIFICATION                                              DESCRIPTION/COMMENTS
Acceptable Media Types              Magnetic Tape, Diskette, Electronic Transfer
Character Set                       ASCII
Field Delineation                   Comma
Density (Bytes-Per-Inch)            1600 or 6250
Magnetic Tape Label                 None (unlabeled)
Magnetic Tape Blocking Factor       10285 (17 records per block)
Physical Media Label                Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                    Factor; Record Length
Return Address Label                Required for return of physical media (magnetic tape or diskette)

                                    FIELD              FORMAT                                                             LOAN FIELD
             FIELD NAME             NUMBER   TYPE      EXAMPLE                       DESCRIPTION/COMMENTS                  REFERENCE
Transaction Id                        1       AN       XXX97001    Unique Issue Identification Mnemonic                      S1, L1
Loan ID                               2       AN       XXX9701A    Unique Servicer Loan Number Assigned To Each              S3, L3
                                                                   Collateral Item In A Pool
Prospectus Loan ID                    3       AN         123       Unique Identification Number Assigned To Each             S4, L4
                                                                   Collateral Item In The Prospectus
Property ID                           4       AN       1001-001    Should contain Prospectus ID and property
                                                                   identifier, e.g., 1001-001, 1000-002
Distribution Date                     5       AN       YYYYMMDD    Date Payments  Made To Certificateholders                    L5
Cross-Collateralized Loan                                                                                                      S75
Grouping                              6       AN         Text      All Loans With The Same Value Are Crossed, For
                                                                   example : "X02-1" would be populated in this field
                                                                   for all related loans, "X02-2" would be populated
                                                                   for the next group of related loans.
Property Name                         7       AN         Text                                                                  S55
Property Address                      8       AN         Text                                                                  S56
Property City                         9       AN         Text                                                                  S57
Property State                        10      AN          FL                                                                   S58
Property Zip Code                     11      AN        30303                                                                  S59
Property County                       12      AN         Text                                                                  S60
Property Type Code                    13      AN          MF                                                                   S61
Year Built                            14      AN         YYYY                                                                  S64
Year Last Renovated                   15      AN         YYYY
Net Square Feet At Contribution       16    Numeric     25000      RT, IN, WH, OF, MU, OT                                      S62
# Of Units/Beds/Rooms At
Contribution                          17    Numeric       75       MF, MH, LO,MU, HC, SS                                       S63

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"

Property Status                       18      AN          1        1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5=
                                                                   Released, 6= Same as at Contribution
Allocated Percentage of Loan at       19    Numeric      0.75      Issuer to allocate loan % attributable to property
Contribution                                                       for multi-property loans

                                    FIELD              FORMAT                                                             LOAN FIELD
             FIELD NAME             NUMBER   TYPE      EXAMPLE                       DESCRIPTION/COMMENTS                  REFERENCE
Current Allocated Percentage          20    Numeric      0.75      Maintained by servicer. If not supplied in by Issuer
                                                                   or Underwriter, use Underwritting NOI or NCF to
                                                                   calculate
Current Allocated Ending              21    Numeric   5900900.00   Calculation based on Current Allocated Percentage            L7
Scheduled Loan Amount                                              and Current Ending Scheduled Principal Balance (L7)
                                                                   for associated loan.
Ground Lease (Y/S/N)                  22      AN          N        Either Y=Yes, S=Subordinate, N= No ground lease             S74
Total Reserve Balance                 23    Numeric    25000.00    For Maintenance, Repairs, & Environmental. (Excludes        S77
                                                                   Tax & Insurance Escrows). An amount should be
                                                                   printed if the value in Setup File field 77 is "Y"
Most Recent Appraisal Date            24      AN       YYYYMMDD                                                                L74
Most Recent Appraisal Value           25    Numeric   1000000.00                                                               L75
Date Asset Expected to Be             26      AN       YYYYMMDD    Could be different dates for different properties.          L79
Resolved or Foreclosed                                             If in Foreclosure - Expected Date of Foreclosure and
                                                                   if REO - Expected Sale Date.
Foreclosure Date                      27      AN       YYYYMMDD                                                                L42
REO Date                              28      AN       YYYYMMDD                                                                L43
Most Recent Physical Occupancy        29    Numeric      0.75                                                                  L71
Occupancy As of Date                  30      AN       YYYYMMDD    Typically should be the effective date of the Rent
                                                                   Roll
Date Lease Rollover Review            31      AN       YYYYMMDD    Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months       32    Numeric      0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT            S62
% Sq. Feet  expiring 13-24 months     33    Numeric      0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT            S62
% Sq. Feet expiring 25-36 months      34    Numeric      0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT            S62
% Sq. Feet  expiring 37-48 months     35    Numeric      0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT            S62
% Sq. Feet  expiring 49-60 months     36    Numeric      0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT            S62
Largest Tenant                        37      AN         Text      For Office, WH, Retail, Industrial, Other or Mixed
                                                                   Use, as applicable
Square Feet of Largest Tenant         38    Numeric     15000
2nd Largest Tenant                    39      AN         Text      For Office, WH, Retail, Industrial, Other or Mixed
                                                                   Use, as applicable
Square Feet of 2nd Largest Tenant     40    Numeric     15000
3rd Largest Tenant                    41      AN         Text      For Office, WH, Retail, Industrial, Other or Mixed
                                                                   Use, as applicable
Square Feet of 3rd Largest Tenant     42    Numeric     15000

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"

Fiscal Year End Month                 43    Numeric       MM       Needed to indicate month ending for borrower's
                                                                   Fiscal Year. For example : "12"
Contribution Financials As Of Date    44      AN       YYYYMMDD                                                                S72
Revenue At Contribution               45    Numeric   1000000.00   Should match the prospectus if available. At the            S70
                                                                   Property Level
Operating Expenses At Contribution    46    Numeric   1000000.00   Should match the prospectus if available. At the            S71
                                                                   Property Level
NOI At Contribution                   47    Numeric   1000000.00   Should match the prospectus if available. At the            S65
                                                                   Property Level

                                    FIELD              FORMAT                                                             LOAN FIELD
             FIELD NAME             NUMBER   TYPE      EXAMPLE                       DESCRIPTION/COMMENTS                 REFERENCE
DSCR (NOI) At Contribution            48    Numeric      1.5       Should match the prospectus if available.                   S66
Appraisal Value At Contribution       49    Numeric   1000000.00                                                               S67
Appraisal Date At Contribution        50      AN       YYYYMMDD                                                                S68
Physical Occupancy At Contribution    51    Numeric      0.9                                                                   S69
Date of Last Inspection               52      AN       YYYYMMDD    Date of last physical site inspection
Preceding Fiscal Year Financial As    53      AN       YYYYMMDD                                                                L58
of Date
Preceding Fiscal Year Revenue         54    Numeric   1000000.00                                                               L52
Preceding Fiscal Year Operating       55    Numeric   1000000.00                                                               L53
Expenses
Preceding Fiscal Year NOI             56    Numeric   1000000.00                                                               L54
Preceding Fiscal Yr Debt Service      57    Numeric   1000000.00   Calculate using P20(percentage) to get the allocated        L55
Amount                                                             amount for each property
Preceding Fiscal Year DSCR (NOI)      58    Numeric      1.3       Uses the property NOI and the allocated debt service        L56
                                                                   amount
Preceding Fiscal Year Physical        59    Numeric      0.9                                                                   L57
Occupancy
Second Preceding FY Financial As      60      AN       YYYYMMDD                                                                L65
of Date
Second Preceding Fiscal Year          61    Numeric   1000000.00                                                               L59
Revenue
Second Preceding FY Operating         62    Numeric   1000000.00                                                               L60
Expenses
Second Preceding Fiscal Year NOI      63    Numeric   1000000.00                                                               L61
Second Preceding FY Debt Service      64    Numeric   1000000.00   Calculate using P20(percentage) to get the allocated        L62
Amount                                                             amount for each property
Second Preceding Fiscal Year DSCR     65    Numeric      1.3       Uses the property NOI and the allocated debt service        L63
(NOI)                                                              amount
Second Preceding FY Physical          66    Numeric      0.9                                                                   L64
Occupancy
Property Contribution Date            67      AN       YYYYMMDD    Date Property was contributed                               L85
Most Recent Revenue                   68    Numeric   1000000.00   Most Recent Revenue                                         L66
Most Recent Operating Expenses        69    Numeric   1000000.00   Most Recent Operating Expenses                              L67
Most Recent NOI                       70    Numeric   1000000.00   Most Recent Net Operating Income                            L68
Most Recent Debt Service Amount       71    Numeric   1000000.00   Calculate using P20(percentage) to get the allocated        L69
                                                                   amount for each property
Most Recent DSCR (NOI)                72    Numeric      2.55      Uses the property NOI and the allocated debt service        L70
                                                                   amount

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"

Most Recent Financial As of Start     73      AN       YYYYMMDD    Start date used to calculate Most Recent information        L72
Date                                                               either YTD or trailing 12 months
Most Recent Financial As of End       74      AN       YYYYMMDD    End date used to calculate Most Recent information          L73
Date                                                               either YTD or trailing 12 months
Most Recent Financial Indicator       75      AN        T or Y     T= Trailing 12 months Y = Year to Date                      L82
NCF At Contribution                   76    Numeric   1000000.00   Net Cash Flow At Contribution. Should match the             S83
                                                                   prospectus if available.
DSCR (NCF) At Contribution            77    Numeric      1.5       DSCR At Contribution using NCF to calculate. Should         S84
                                                                   match the prospectus if available.
Preceding Fiscal Year NCF             78    Numeric   1000000.00   Preceding Fiscal Year Net Cash Flow related to              L92
                                                                   Financial As of Date P53.

                                    FIELD              FORMAT                                                             LOAN FIELD
             FIELD NAME             NUMBER   TYPE      EXAMPLE                       DESCRIPTION/COMMENTS                 REFERENCE
Preceding Fiscal Year DSCR (NCF)      79    Numeric      2.55      Preceding Fiscal Yr Debt Service Coverage Ratio             L93
                                                                   using NCF related to Financial As of Date P53.
Second Preceding FY NCF               80    Numeric   1000000.00   Second Preceding Fiscal Year Net Cash Flow related          L94
                                                                   to Financial As of Date P60.
Second Preceding FY DSCR (NCF)        81    Numeric      2.55      Second Preceding Fiscal Year Debt Service Coverage          L95
                                                                   Ratio using Net Cash Flow related to Financial As of
                                                                   Date P60.
Most Recent NCF                       82    Numeric   1000000.00   Most Recent Net Cash Flow related to Financial As of        L96
                                                                   Date P74.
Most Recent DSCR (NCF)                83    Numeric      2.55      Most Recent Debt Service Coverage Ratio using Net           L97
                                                                   Cash Flow related to Financial As of Date P74.
NOI/NCF Indicator                     84      AN         Text      Indicates how NOI or Net Cash Flow was calculated           L90
                                                                   should be the same for each financial period. See
                                                                   NOI/NCF Indicator Legend.
Deferred Maintenance Flag             85      AN          N        Either Y=Yes or N= No, Deferred Maintenance

          PROPERTY TYPES CODE
                 LEGEND
     MF       Multifamily
     RT       Retail
     HC       Health Care
     IN       Industrial
     WH       Warehouse
     MH       Mobile Home Park
     OF       Office
     MU       Mixed Use
     LO       Lodging
     SS       Self Storage
     OT       Other
     SE       Securities

                  COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"

                                NOI/NCF INDICATOR
                                     LEGEND
   CMSA       Calculated using CMSA standard

    PSA       Calculated using a definition given in the PSA

    U/W       Calculated using the underwriting method

                                  EXHIBIT E-2C


                            FORM OF LOAN SET-UP FILE

                             [See Attached Schedule]

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

          SPECIFICATION                                              DESCRIPTION/COMMENTS
Acceptable Media Types              Magnetic Tape, Diskette, Electronic Transfer
Character Set                       ASCII
Field Delineation                   Comma
Density (Bytes-Per-Inch)            1600 or 6250
Magnetic Tape Label                 None (unlabeled)
Magnetic Tape Blocking Factor       10285 (17 records per block)
Physical Media Label                Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                    Factor; Record Length
Return Address Label                Required for return of physical media (magnetic tape or diskette)

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Transaction Id                        1        AN        XXX97001       Unique Issue Identification Mnemonic
Group Id                              2        AN        XXX9701A       Unique Indentification Number Assigned To Each Loan
                                                                        Group Within An Issue
Loan Id                               3        AN     00000000012345    Unique Servicer Loan Number Number Assigned To Each
                                                                        Collateral Item In A Pool
Prospectus Loan Id                    4        AN          123          Unique Identification Number Assigned To Each
                                                                        Collateral Item In The Prospectus
Original Note Amount                  5      Numeric    1000000.00      The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan                 6      Numeric       240          Original Number Of Months Until Maturity Of Loan
Original Amortization Term            7      Numeric       360          Original Number Of Months Loan Amortized Over
Original Note Rate                    8      Numeric      0.095         The Note Rate At Inception Of The Note
Original Payment Rate                 9      Numeric      0.095         Original Rate Payment Calculated On
First Loan Payment Due Date           10       AN        YYYYMMDD       First Payment Date On The Mortgage Loan
Grace Days Allowed                    11     Numeric        10          Number Of Days From Due Date Borrower Is Permitted To
                                                                        Remit Payment
Interest Only (Y/N)                   12       AN           Y           Y=Yes, N=No
Balloon (Y/N)                         13       AN           Y           Y=Yes, N=No
Interest Rate Type                    14     Numeric        1           1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code          15     Numeric        1           1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                        5=Actual/366, 6=Simple, 7=78's
Interest in Arrears (Y/N)             16       AN           Y           Y=Yes, N=No
Payment Type Code                     17     Numeric        1           See Payment Type Code Legend

Prepayment Lock-out End Date          18       AN        YYYYMMDD       Date After Which Loan Can Be Prepaid
Yield Maintenance End Date            19       AN        YYYYMMDD       Date After Which Loan Can Be Prepaid Without Yield
                                                                        Maintenance
Prepayment Premium End Date           20       AN        YYYYMMDD       Date After Which Loan Can Be Prepaid Without Penalty
Prepayment Terms Description          21       AN          Text         Should reflect the information in Annex A or use the
                                                                        format of  LO(36), YM(28), 7(12), O(3). If manually
                                                                        derived, the Cutoff Date should be the start date for
                                                                        period counting.
ARM Index Code                        22       AN           A           See Arm Index Code Legend

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
First Rate Adjustment Date            23       AN        YYYYMMDD       Date Note Rate Originally Changed
First Payment Adjustment Date         24       AN        YYYYMMDD       Date Payment Originally Changed
ARM Margin                            25     Numeric      0.025         Rate Added To Index Used In The Determination Of The
                                                                        Gross Interest Rate
Lifetime Rate Cap                     26     Numeric       0.15         Maximum Rate That The Borrower Must Pay On An Arm Loan
                                                                        Per The Loan Agreement
Lifetime Rate Floor                   27     Numeric       0.05         Minimum Rate That The Borrower Must Pay On An Arm Loan
                                                                        Per The Loan Agreement
Periodic Rate Increase Limit          28     Numeric       0.02         Maximum Periodic Increase To The Note Rate Allowed Per
                                                                        The Loan Agreement
Periodic Rate Decrease Limit          29     Numeric       0.02         Minimum Periodic Decrease To The Note Rate Allowed Per
                                                                        The Loan Agreement
Periodic Pay Adjustment Max-%         30     Numeric       0.03         Max Periodic % Increase To The P&I Payment Allowed Per
                                                                        The Loan Agreement
Periodic Pay Adjustment Max-$         31     Numeric     5000.00        Max Periodic Dollar Increase To The P&I Payment
                                                                        Allowed Per The Loan Agreement
Payment Frequency                     32     Numeric        1           1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually
Rate Reset Frequency                  33     Numeric        1           1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                        365=Daily
Pay Reset Frequency                   34     Numeric        1           1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                        365=Daily
Rounding Code                         35     Numeric        1           Rounding Method For Sum Of Index Plus Margin (See
                                                                        Rounding Code Legend)
Rounding Increment                    36     Numeric     0.00125        Used In Conjunction With Rounding Code
Index Look Back In Days               37     Numeric        45          Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization Allowed         38       AN           Y           Y=Yes, N=No
(Y/N)
Max Neg Allowed (% Of Orig Bal)       39     Numeric      0.075         Max Lifetime % Increase to the Original Balance
                                                                        Allowed Per The Loan Agreement
Maximum Negate Allowed ($)            40     Numeric     25000.00       Max Lifetime Dollar Increase to the Original Balance
                                                                        Allowed Per The Loan Agreement
Remaining Term At Contribution        41     Numeric       240          Remaining Number Of Months Until Maturity Of Loan At
                                                                        Cutoff
Remaining Amort Term At               42     Numeric       360          Remaining Number Of Months Loan Amortized Over At
Contribution                                                            Cutoff
Maturity Date At Contribution         43       AN        YYYYMMDD       The Scheduled Maturity Date Of The Mortgage Loan At
                                                                        Contribution
Scheduled Principal Balance At        44     Numeric    1000000.00      The Scheduled Principal Balance Of The Mortgage Loan
Contribution                                                            At Contribution
Note Rate At Contribution             45     Numeric      0.095         Cutoff Annualized Gross Interest Rate Applicable To
                                                                        The Calculation Of Scheduled Interest

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

Servicer And Trustee Fee Rate         46     Numeric     0.00025        Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1               47     Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against Current
                                                                        Note Rate = Net Rate
Fee Rate / Strip Rate 2               48     Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against Current
                                                                        Note Rate = Net Rate
Fee Rate / Strip Rate 3               49     Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against Current
                                                                        Note Rate = Net Rate
Fee Rate / Strip Rate 4               50     Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against Current
                                                                        Note Rate = Net Rate
Fee Rate / Strip Rate 5               51     Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against Current
                                                                        Note Rate = Net Rate
Net Rate At Contribution              52     Numeric      0.0947        Cutoff Annualized Interest Rate Applicable To The
                                                                        Calculation Of Remittance Interest
Periodic P&I Payment At               53     Numeric     3000.00        The Periodic Scheduled Principal & Interest Payment at
Contribution                                                            Contribution
# Of Properties at Contribution       54     Numeric        13          L86 - The Number Of Properties Underlying The Mortgage
                                                                        Loan
Property Name                         55       AN          Text         P7 - If Multiple properties print "Various"
Property Address                      56       AN          Text         P8 - If Multiple properties print "Various"

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Property City                         57       AN          Text         P9 - If Multiple properties have the same city then
                                                                        print the city, otherwise print "Various". Missing
                                                                        information print "Incomplete"
Property State                        58       AN          Text         P10 - If Multiple properties have the same state then
                                                                        print the state, otherwise print "XX" to represent
                                                                        various. Missing information print "ZZ"
Property Zip Code                     59       AN          Text         P11 - If Multiple properties have the same zip code
                                                                        then print the zip code, otherwise print "Various".
                                                                        Missing information print "Incomplete"
Property County                       60       AN          Text         P12 - If Multiple properties have the same county then
                                                                        print the county, otherwise print "Various". Missing
                                                                        information print "Incomplete"
Property Type Code                    61       AN           MF          P13 - If Multiple properties have the same property
                                                                        type code then print the property code, otherwise
                                                                        print "XX" to represent various. Missing information
                                                                        print "ZZ"
Net Square Feet At Contribution       62     Numeric      25000         P16 - For Multiple properties, if all the same
                                                                        Property Type, sum the values, if missing any leave empty
# Of Units/Beds/Rooms At              63     Numeric        75          P17 - For Multiple properties, if all the same
Contribution                                                            Property Type, sum the values, if missing any leave empty
Year Built                            64       AN          YYYY         P14 - If Multiple properties have the same Year Built
                                                                        then print Year Built else leave empty
NOI At Contribution                   65     Numeric    100000.00       P47 - If Multiple properties sum the values, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule. Should match the prospectus if available.

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

DSCR (NOI) At Contribution            66     Numeric       2.11         P48 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule. DSCR At Contribution using NOI.
                                                                        Should match the prospectus if available.
Appraisal Value At Contribution       67     Numeric    1000000.00      P49 - If Multiple properties sum the values, if missing
                                                                        any then leave empty
Appraisal Date At Contribution        68       AN        YYYYMMDD       P50 - If Multiple properties and all the same then print
                                                                        the date, if missing any then leave empty
Physical Occupancy At                 69     Numeric       0.88         P51 - If Multiple properties, Use weighted average by
Contribution                                                            using the calculation [ Current Allocated % (Prop) *
                                                                        Occupancy (Oper) ] for each Property, if missing one then
                                                                        leave empty
Revenue At Contribution               70     Numeric    100000.00       P45 - If Multiple properties then sum the value, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule. Should match the prospectus if available.
Operating Expenses At                 71     Numeric    100000.00       P46 - If Multiple properties then sum the value, if
Contribution                                                            missing any then populate using the "DSCR Indicator
                                                                        Legend" rule. Should match the prospectus if available.
Contribution Financials As Of         72       AN        YYYYMMDD       P44 - If Multiple properties and all the same then
Date                                                                    print the date, if missing any then leave empty
Recourse (Y/N)                        73       AN           Y           Y=Yes, N=No
Ground Lease (Y/S/N)                  74       AN           Y           Y=Yes, S=Subordinate, N= No ground lease, P22 - If
                                                                        Multiple properties and any one property is "Y" or "S"
                                                                        print "Y"

                                    FIELD                FORMAT
            FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
Cross-Collateralized Loan             75       AN          Text         P6 - All Loans With The Same Value Are Crossed, For
Grouping                                                                example : "X02-1" would be populated in this field for
                                                                        all related loans, "X02-2" would be populated for the
                                                                        next group of related loans.
Collection Of Escrows (Y/N)           76       AN           Y           Y=Yes, N=No - Referring to Taxes and Insurance
Collection Of Other Reserves          77       AN           Y           Y=Yes, N=No - Referring to Reserves other than Taxes
(Y/N)                                                                   and Insurance. If any property has a value > 0 in
                                                                        P23, this field should be "Y"
Lien Position At Contribution         78     Numeric        1           1=First, 2=Second...
Hyper Amortizing Begin Date           79       AN        YYYYMMDD       L81 - Date used to track Anticipated Repayment Date Loans
Defeasance Option Start Date          80       AN        YYYYMMDD       Date loan can start defeasance
Defeasance Option End Date            81       AN        YYYYMMDD       Date that defeasance ends
Last Setup Change Date                82       AN        YYYYMMDD       L83 - Distribution Date that the information was last
                                                                        changed by loan

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

NCF At Contribution                   83     Numeric    100000.00       P76 - If Multiple properties sum the values, if
                                                                        missing any then populate using the "DSCR Indicator
                                                                        Legend" rule. Net Cash Flow At Contribution. Should
                                                                        match the prospectus if available.
DSCR (NCF) At Contribution            84     Numeric       2.11         P77 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule. DSCR At Contribution using NCF
                                                                        to calculate. Should match the prospectus if available.
DSCR Indicator at Contribution        85       AN          Text         Flag used to explain how the DSCR was calculated when
                                                                        there are multiple properties. See DSCR Indicator Legend.
Loan Contributor to Securitization    86       AN          Text         Name of entity ultimately responsible for the reps and
                                                                        warranties of the loan contributed
Credit Tenant Lease                   87       AN           Y           L101 - Y=Yes, N=No

                     ROUNDING CODE
                        LEGEND
      1       Unrounded
      2       Nearest Percentage Increment
      3       Up To Nearest Percentage Increment
      4       Down To Nearest Percentage Increment

           PROPERTY TYPES CODE
                 LEGEND
     MF       Multifamily
     RT       Retail
     HC       Health Care
     IN       Industrial
     WH       Warehouse
     MH       Mobile Home Park
     OF       Office
     MU       Mixed Use
     LO       Lodging
     SS       Self Storage
     OT       Other
     SE       Securities

                    ARM INDEX CODE
                        LEGEND
      A       11 FHLB COFI (1 Month)
      B       11 FHLB COFI (6 Month)
      C       1 Year CMT Weekly Average Treasury
      D       3 Year CMT Weekly Average Treasury
      E       5 Year CMT Weekly Average Treasury
      F       Wall Street Journal Prime Rate
      G       1 Month LIBOR
      H       3 Month LIBOR
      I       6 Month LIBOR
      J       National Mortgage Index Rate
              All Others Use Short Text Description

                  PAYMENT TYPE CODE
                        LEGEND
      1       Fully Amortizing
      2       Amortizing Balloon
      3       Interest Only / Balloon
      4       Interest Only / Amortizing
      5       Interest Only / Amortizing / Balloon
      6       Principal Only
      7       Hyper-Amortization
      9       Other

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

DSCR INDICATOR
    LEGEND
      P       Partial - Not all properties received financials,
              servicer to leave empty
      A       Average - Not all properties received financials,
              servicer allocates Debt Service only to properties
              where financials are received.
      F       Full - All Statements Collected for all properties
      W       Worst Case - Not all properties received financials,
              servicer allocates 100% of Debt Service to all
              properties where financials are received.
      N       None Collected - no financials were received
      C       Consolidated-All properties reported on 1 "rolled up"
              financial from the borrower

                                   EXHIBIT E-3

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                             [See Attached Schedule]

                         CMSA Investor Reporting Package
                       COMPARATIVE FINANCIAL STATUS REPORT
                             as of ________________
                             (Property Level Report)

-------------------------------------------------------------------------------------------------------------
  P44       P51    P45     P47 or P76    P48 or P77   P60        P66      P61     P63 or P80   P65 or P81
-------------------------------------------------------------------------------------------------------------
        Original Underwriting                            2nd Preceding Annual Operating
-------------------------------------------------------------------------------------------------------------
  Information                                          Information
-------------------------------------------------------------------------------------------------------------
Base Year                                            as of _______      Normalized
-------------------------------------------------------------------------------------------------------------
Financial    %    Total         $            (1)     Financial    %     Total         $            (1)
Info        Occ   Revenue    NOI/NCF        DSCR     Info        Occ    Revenue    NOI/NCF        DSCR
as of                                                as of
Date                                                 Date
-------------------------------------------------------------------------------------------------------------
yyyymmdd                                             yyyymmdd
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
  **        WA     $       $              WA                   WA     $          $              WA
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   P53       P59      P54     P56 or P78   P58 or P79       P73            P74        P30          P29       P68      P70 or P82
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Annual Operating                                   Most Recent Financial
-----------------------------------------------------------------------------------------------------------------------------------
      Information                                           Information
-----------------------------------------------------------------------------------------------------------------------------------
as of _______                 Normalized                    * Normalized or Actual
-----------------------------------------------------------------------------------------------------------------------------------
Financial     %     Total         $            (1)          FS Start     FS End     Occ As of       %       Total          $
Info         Occ    Revenue    NOI/NCF         DSCR           Date        Date        Date         Occ     Revenue      NOI/NCF
as of
Date
-----------------------------------------------------------------------------------------------------------------------------------
yyyymmdd                                                    yyyymmdd     yyyymmdd   yyyymmdd
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  **         WA     $          $               WA                        WA                                $            $
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------
P72 or P83      (2)
-------------------------------------------
                           Net Change
-------------------------------------------

-------------------------------------------
                        Preceding & Basis
-------------------------------------------
    (1)          %         %          (1)
   DSCR         Occ      Total        DSCR
                        Revenue
-------------------------------------------

-------------------------------------------
-------------------------------------------
-------------------------------------------
   WA           WA      $             WA
-------------------------------------------

                                   EXHIBIT E-4

                      FORM OF DELINQUENT LOAN STATUS REPORT

                             [See Attached Schedule]

                         CMSA Investor Reporting Package
                          DELINQUENT LOAN STATUS REPORT
                              as of ______________
                               (Loan Level Report)

Operating Information Reflected As NOI______ or NCF________


                                                   S62 or
   S4         S55       S61       S57      S58      S63         L8       L7            L37           L39             L38
                                                                   (a)     (b)            (c)           (d)


                                                                        Ending                       Other
  Loan                                                         Paid    Schedule     Total P&I       Expense      Total T & I
Prospectus  Property  Property                     Sq Ft or    Thru       Loan       Advances       Advance        Advances
   ID         Name      Type     City     State     Units      Date     Balance    Outstanding    Outstanding    Outstanding
---------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS
DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

                                                                 L54 or      L56 or
                                                                 L68/L92     L70/L93
                 L25           L10         L11     L58 or L73    or L96      or L97         L74         L75
(e)=a+b+c+d
                                                                                                        (f)      (.90*f) - e
                                                                                                                    Loss
                                                                                                     Appraisal      using
               Current       Current                   LTM                     LTM                     BPO or        90%
    Total      Monthly      Interest    Maturity     NOI/NCF       LTM         DSCR      Valuation    Internal     Appr. or
  Exposure       P&I          Rate        Date         Date      NOI/NCF    (NOI/NCF)      Date         Value**     BPO (f)
-----------------------------------------------------------------------------------------------------------------------------

















   L99        L77           L79             L76


                        Date Asset
  Total                 Expected to
Appraisal               be Resolved
Reduction   Transfer        or           Workout
Realized      Date      Foreclosed      Strategy
-------------------------------------------------
















FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.

* Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc.) It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).

** BPO - Broker opinion

                                   EXHIBIT E-5

                   FORM OF HISTORICAL LOAN MODIFICATION REPORT

                             [See Attached Schedule]

                         CMSA Investor Reporting Package
                       HISTORICAL LOAN MODIFICATION REPORT
                              as of ______________
                               (Loan Level Report)

---------------------------------------------------------------------------------------------------------------------------------
     S4      S57     S58      L49                       L48             L7*              L7*           L50*                L50*
---------------------------------------------------------------------------------------------------------------------------------

                                                                     BALANCE
                                         EXTENSION                     WHEN                                    # MTHS
                              MOD/          PER       EFFECTIVE      SENT TO        BALANCE AT THE              FOR
 PROSPECTUS                 EXTENSION     DOCS OR      DATE OF       SPECIAL        EFFECTIVE DATE     OLD      RATE       NEW
     ID      CITY    STATE    FLAG       SERVICER   MODIFICATION     SERVICER      OF MODIFICATION     RATE    CHANGE      RATE
---------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------------

Information is as of modification. Each line should not change in the future.
Only new modifications should be added.


TOTAL FOR ALL
LOANS:
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
L25*    L25*     L11*         L11*                   L47
-------------------------------------------------------------------------------------------
                                                                  (2) EST.
                                         TOTAL #                   FUTURE
                                          MTHS       (1)       INTEREST LOSS
                                           FOR     REALIZED      TO TRUST $
 OLD     NEW      OLD         NEW        CHANGE     LOSS TO        (RATE
 P&I     P&I   MATURITY    MATURITY      OF MOD     TRUST $      REDUCTION)         COMMENT
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------

Information is as of modification. Each line should not change in the future.
Only new modifications should be added.


TOTAL FOR ALL
LOANS:
-------------------------------------------------------------------------------------------


* The information in these columns is from a particular point in time and should not change on this report once assigned.

    Future modifications done on the same loan are additions to the report.

(1) Actual principal loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                   EXHIBIT E-6


                      FORM OF HISTORICAL LIQUIDATION REPORT

                             [See Attached Schedule]

                         CMSA Investor Reporting Package
                          HISTORICAL LIQUIDATION REPORT
                              as of ______________
                               (Loan Level Report)

----------------------------------------------------------------------------------------------------------------------------------
    S4          S55         S61       S57      S58                        L75         L29                      L45           L7

                                                        (c) = b/a         (a)                       (b)        (d)          (e)
----------------------------------------------------------------------------------------------------------------------------------

                                                                         LATEST
                                                            %          APPRAISAL
                                                        RECEIVED           OR       EFFECTIVE               NET AMOUNT     ENDING
PROSPECTUS    PROPERTY    PROPERTY                         FROM         BROKERS      DATE OF       SALES     RECEIVED    SCHEDULED
 LOAN ID        NAME        TYPE      CITY     STATE    LIQUIDATION     OPINION    LIQUIDATION     PRICE    FROM SALE     BALANCE
----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.


TOTAL ALL LOANS:


CURRENT MONTH ONLY:



---------------------------------------------------------------------------------------------------------------------------
   L37          L39+L38                                   L47
                                            (i)=d-
   (f)            (g)             (h)       (f+g+h)       (k)                   (m)                    (n)=k+m (o)=n/e
---------------------------------------------------------------------------------------------------------------------------
                TOTAL T & I                                                                DATE OF
                 AND OTHER                                           DATE                   MINOR       TOTAL       LOSS %
TOTAL P&I         EXPENSES     SERVICING                             LOSS       MINOR        ADJ        LOSS         OF
 ADVANCE          ADVANCE        FEES        NET       REALIZED     PASSED      ADJ TO     PASSED       WITH      SCHEDULED
OUTSTANDING     OUTSTANDING     EXPENSE    PROCEEDS      LOSS        THRU      TRUST       THRU     ADJUSTMENT    BALANCE
----------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.


TOTAL ALL LOANS:


CURRENT MONTH ONLY:


(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                                   EXHIBIT E-7

                        FORM OF NOI ADJUSTMENT WORKSHEET

                             [See Attached Schedule]

     COMMERCIAL NOI ADJUSTMENT WORKSHEET (includes Retail/Office/Industrial/
                Warehouse/Mixed Use/Self Storage) as of MM/DD/YY

 PROPERTY OVERVIEW
                                    -----------
     PROSPECTUS ID
                                    -----------
                                                    ----------    ------------
      Current Scheduled Loan                                                     Current Allocated Loan Amount %
Balance/Paid to Date
                                    -----------     ----------    ------------
      Property Name
                                    -----------     ----------    ------------
      Property Type
                                    -----------     ----------
      Property Address, City, State
                                    -----------     ----------    ------------

      Net Rentable                                                Use second box to specify sqft.,units...
        SF/Units/Pads,Beds
                                    -----------     ----------
      Year Built/Year Renovated
                                    -----------     ----------

      Cap Ex Reserve (annually)/per Unit.etc.(1)                  specify annual/per unit
                                                   -----------
                                    -----------
      Year of Operations
                                    -----------
      Occupancy Rate (physical)
                                    -----------
      Occupancy Date
                                    -----------
      Average Rental Rate
                                    -----------

                                    (1) Total $ amount of Capital Reserves
                                    required annually by loan documents, excl.
                                    Leasing Commission and TI's

  INCOME:                              YYYY                                      Notes

                                     Borrower       Adjustment    Normalized
      Statement Classification        Actual
                                    -----------     ----------    ------------
      Gross Potential Rent (2)
                                    -----------     ----------    ------------
         Less: Vacancy Loss
                                    -----------     ----------    ------------
                OR
                                    -----------     ----------    ------------
      Base Rent (2)
                                    -----------     ----------    ------------
      Expense Reimbursement
                                    -----------     ----------    ------------
      Percentage Rent
                                    -----------     ----------    ------------
      Parking Income
                                    -----------     ----------    ------------
      Other Income
                                    -----------     ----------    ------------
   EFFECTIVE GROSS INCOME
                                    -----------     ----------    ------------

                                    (2) Use either Gross Potential (with Vacancy
                                    Loss) or Base Rents; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                    -----------     ----------    ------------
      Real Estate Taxes
                                    -----------     ----------    ------------
      Property Insurance
                                    -----------     ----------    ------------
      Utilities
                                    -----------     ----------    ------------
      Repairs and Maintenance
                                    -----------     ----------    ------------
      Janitorial
                                    -----------     ----------    ------------
      Management Fees
                                    -----------     ----------    ------------
      Payroll & Benefits Expense
                                    -----------     ----------    ------------
      Advertising & Marketing
                                    -----------     ----------    ------------
      Professional Fees
                                    -----------     ----------    ------------
      General and Administrative
                                    -----------     ----------    ------------
      Other Expenses                                                             For self-storage include franchise
                                                                                 fees
                                    -----------     ----------    ------------
      Ground Rent
                                    -----------     ----------    ------------
   TOTAL OPERATING EXPENSES
                                    -----------                   ------------
   OPERATING EXPENSE RATIO
                                    -----------                   ------------
   NET OPERATING INCOME
                                    -----------                   ------------
      Leasing Commissions (3)
                                    -----------     ----------    ------------
      Tenant Improvements (3)
                                    -----------     ----------    ------------
      Capital Expenditures
                                    -----------     ----------    ------------
      Extraordinary Capital

Expenditures
                                    -----------     ----------    ------------
   TOTAL CAPITAL ITEMS
                                    -----------     ----------    ------------

                                    (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

   NET CASH FLOW
                                    -----------                   ------------


                                    -----------                   ------------
   DEBT SERVICE (PER SERVICER)
                                    -----------                   ------------
   NET CASH FLOW AFTER DEBT SERVICE
                                    -----------                   ------------
   DSCR: (NOI/DEBT SERVICE)
                                    -----------                   ------------
   DSCR: (NCF/DEBT SERVICE)
                                    -----------                   ------------
   SOURCE OF FINANCIAL DATA:
                                    ------------------------------------------

                                    (i.e.. operating statements, financial
                                    statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

        MULTIFAMILY NOI ADJUSTMENT WORKSHEET (includes Mobile Home Parks)
                                 as of MM/DD/YY

 PROPERTY OVERVIEW
     Prospectus ID
                                     -------------
      Current Scheduled Loan                                                         Current Allocated Loan Amount %
Balance/Paid to Date
                                     -------------    -----------    -------------
      Property Name
                                     ---------------------------------------------
      Property Type
                                     ----------------------------    -------------
      Property Address, City, State
                                     -------------   ------------    -------------

      Net Rentable                                                   Use second box to specify sqft.,units
SF/Units/Pads,Beds
                                     -------------    -----------
      Year Built/Year Renovated
                                     -------------    -----------
      Cap Ex Reserve (annually)/per                                  specify annual/per unit
Unit.etc. (1)
                                     ----------------------------
      Year of Operations
                                     -------------
      Occupancy Rate (physical)
                                     -------------
      Occupancy Date
                                     -------------
      Average Rental Rate
                                     -------------

                                     (1) Total $ amount of Capital Reserves
                                     required annually by loan documents.

  INCOME:                                YYYY                                        Notes
                                     -------------    -----------    -------------
                                       Borrower       Adjustment      Normalized
      Statement Classification          Actual
                                     -------------    -----------    -------------
      Gross Potential Rent (2)                                                       Include Pad/RV rent
                                     -------------    -----------    -------------
         Less: Vacancy Loss
                                     -------------    -----------    -------------
                 OR

      Base Rent (2)
                                     -------------    -----------    -------------
      Laundry/Vending Income
                                     -------------    -----------    -------------
      Parking Income
                                     -------------    -----------    -------------
      Other Income                                                                   Include forfeited
                                                                                     security/late fees/pet
                                     -------------    -----------    -------------
   Effective Gross Income
                                     -------------    -----------    -------------

                                     (2) Use either Gross Potential (with
                                     Vacancy Loss) or Base Rents; use negative
                                     $ amt for Vacancy Loss

  OPERATING EXPENSES:

      Real Estate Taxes
                                     -------------    -----------    -------------
      Property Insurance
                                     -------------    -----------    -------------
      Utilities
                                     -------------    -----------    -------------
      Repairs and Maintenance
                                     -------------    -----------    -------------
      Management Fees
                                     -------------    -----------    -------------
      Payroll & Benefits Expense
                                     -------------    -----------    -------------
      Advertising & Marketing
                                     -------------    -----------    -------------
      Professional Fees
                                     -------------    -----------    -------------
      General and Administrative
                                     -------------    -----------    -------------
      Other Expenses
                                     -------------    -----------    -------------
      Ground Rent
                                     -------------    -----------    -------------
   Total Operating Expenses
                                     -------------    -----------    -------------
   Operating Expense Ratio
                                     -------------                   -------------
   Net Operating Income
                                     -------------                   -------------
      Capital Expenditures
                                     -------------    -----------    -------------
      Extraordinary Capital
Expenditures
                                     -------------    -----------    -------------
   Total Capital Items
                                     -------------                   -------------
   Net Cash Flow
                                     -------------                   -------------
   Debt Service (per Servicer)
                                     -------------                   -------------

   Net Cash Flow after debt service
                                     -------------                   -------------
   DSCR: (NOI/Debt Service)
                                     -------------                   -------------
   DSCR: (NCF/Debt Service)
                                     -------------                   -------------
   Source of Financial Data:         ---------------------------------------------

                                     (i.e.. operating statements, financial
                                     statements, tax return, other)

Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers.
Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report
Income: Comments


Expense: Comments


Capital Items: Comments

                        LODGING NOI ADJUSTMENT WORKSHEET
                                 as of MM/DD/YY

 PROPERTY OVERVIEW

     Prospectus ID
                                     -----------
      Current Scheduled Loan                                                     Current Allocated Loan
Balance/Paid to Date                                                             Amount %
                                     -----------     ---------    ------------
      Property Name
                                     -----------------------------------------
      Property Type
                                     -----------     ---------    ------------
      Property Address, City, State
                                     -----------     ---------    ------------

      Net Rentable                                                Use second box to specify sqft.,units
SF/Units/Pads,Beds
                                     -----------     ---------
      Year Built/Year Renovated
                                     -----------     ---------

      Cap Ex Reserve (annually)/                                  specify annual/per unit
        per Unit.etc. (1)            -----------     ---------

      Year of Operations
                                     -----------     ---------
      Occupancy Rate (physical)
                                     -----------
      Occupancy Date
                                     -----------
      Average Daily Rate
                                     -----------
      Rev per Av. Room
                                     -----------

                                     (1) Total $ amount of Capital Reserves
                                     required annually by loan documents.

  INCOME:                               YYYY                                     Notes
                                     -----------     ---------    ------------
                                      Borrower       Adjustment   Normalized
      Statement Classification         Actual
                                     -----------     ---------    ------------
      Room Revenue
                                     -----------     ---------    ------------
      Food & Beverage Revenues
                                     -----------     ---------    ------------
      Telephone Revenue
                                     -----------     ---------    ------------
      Other Departmental Revenue
                                     -----------     ---------    ------------
      Other Income
                                     -----------     ---------    ------------
  DEPARTMENTAL REVENUE: (2)
                                     -----------     ---------    ------------

                                     (2) Report Departmental Revenue as EGI for
                                     CMSA Loan Periodic and Property files

  OPERATING EXPENSES:
  Departmental

      Room
                                     -----------     ---------    ------------
      Food & Beverage
                                     -----------     ---------    ------------
      Telephone Expenses
                                     -----------     ---------    ------------
      Other Dept. Expenses
                                     -----------     ---------    ------------
DEPARTMENTAL EXPENSES:
                                     -----------     ---------    ------------
DEPARTMENTAL INCOME:
                                     -----------     ---------    ------------
General/Unallocated

      Real Estate Taxes
                                     -----------     ---------    ------------
      Property Insurance
                                     -----------     ---------    ------------
      Utilities
                                     -----------     ---------    ------------
      Repairs and Maintenance
                                     -----------     ---------    ------------
      Franchise Fee
                                     -----------     ---------    ------------
      Management Fees
                                     -----------     ---------    ------------
      Payroll & Benefits
                                     -----------     ---------    ------------
      Advertising & Marketing
                                     -----------     ---------    ------------
      Professional Fees
                                     -----------     ---------    ------------
      General and Administrative
                                     -----------     ---------    ------------
      Other Expenses
                                     -----------     ---------    ------------
      Ground Rent
                                     -----------     ---------    ------------
TOTAL GENERAL/Unallocated
                                     -----------                  ------------

(For CMSA files, Total Expenses = Dept. Exp +
General Exp.)

   Operating Expense Ratio
                                     -----------                  ------------
(=Departmental Revenue/(Dept. Exp. + General Exp.))

   Net Operating Income
                                     -----------                  ------------

      Capital Expenditures
                                     -----------     ---------    ------------
      Extraordinary Capital
        Expenditures
                                     -----------     ---------    ------------
   Total Capital Items
                                     -----------                  ------------
   Net Cash Flow
                                     -----------                  ------------
   Debt Service (per Servicer)
                                     -----------                  ------------
   Net Cash Flow after debt service
                                     -----------                  ------------
   DSCR: (NOI/Debt Service)
                                     -----------                  ------------
   DSCR: (NCF/Debt Service)
                                     -----------                  ------------
   Source of Financial Data:         -----------------------------------------

                                     (i.e.. operating statements, financial
                                     statements, tax return, other)

Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income:  Comments


Expense: Comments


Capital Items: Comments

                       HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                 as of MM/DD/YY

 PROPERTY OVERVIEW

     Prospectus ID
                                 -----------
                                                ----------   -----------
      Current Scheduled Loan Balance/Paid                                   Current Allocated Loan
      to Date                                                               Amount %

      Property Name
                                 ---------------------------------------
      Property Type
                                 -------------------------
      Property Address, City, State -----------    ----------
      Net Rentable SF/Units/Pads,Beds                       Use second box to specify sqft.,units...
                                                ----------
      Year Built/Year Renovated
                                 -----------    ----------
      Cap Ex Reserve (annually)/per Unit.etc. (1)--------  specify annual/per unit...

      Year of Operations
                                 -----------
      Occupancy Rate (physical)
                                 -----------
      Occupancy Date
                                 -----------
      Average Rental Rate
                                 -----------

                                 (1) Total $ amount of Capital Reserves required annually by loan documents.

  INCOME:                           YYYY                                   Notes
                                 -----------    ----------   -----------
                                  Borrower      Adjustment   Normalized
      Statement Classification     Actual
                                 -----------    ----------   -----------
      Gross Potential Rent (2)
                                 -----------    ----------   -----------
         Less: Vacancy Loss
                                 -----------    ----------   -----------
               OR
                                 -----------    ----------   -----------
     Private Pay (2)
                                 -----------    ----------   -----------
     Medicare/Medicaid
                                 -----------    ----------   -----------
     Nursing/Medical Income
                                 -----------    ----------   -----------
     Meals Income
                                 -----------    ----------   -----------
     Other Income
                                 -----------    ----------   -----------
   Effective Gross Income
                                 -----------    ----------   -----------

                                 (2) Use either Gross Potential (with Vacancy
                                 Loss) or Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                 -----------    ----------   -----------
      Real Estate Taxes
                                 -----------    ----------   -----------
      Property Insurance
                                 -----------    ----------   -----------
      Utilities
                                 -----------    ----------   -----------
      Repairs and Maintenance
                                 -----------    ----------   -----------
      Management Fees
                                 -----------    ----------   -----------
      Payroll & Benefits
                                 -----------    ----------   -----------
      Advertising & Marketing
                                 -----------    ----------   -----------
      Professional Fees
                                 -----------    ----------   -----------
      General and Administrative
                                 -----------    ----------   -----------
      Room expense -
       housekeeping
                                 -----------    ----------   -----------
      Meal expense
                                 -----------    ----------   -----------
      Other Expenses
                                 -----------    ----------   -----------
      Ground Rent
                                 -----------    ----------   -----------
   Total Operating Expenses
                                 -----------                 -----------
   Operating Expense Ratio
                                 -----------                 -----------
   Net Operating Income
                                 -----------                 -----------
      Capital Expenditures
                                 -----------    ----------   -----------
      Extraordinary Capital
Expenditures
                                 -----------    ----------   -----------
   Total Capital Items
                                 -----------    ----------   -----------

   Net Cash Flow
                                 -----------                 -----------
   Debt Service (per Servicer)
                                 -----------                 -----------

   Net Cash Flow after debt
     service
                                 -----------                 -----------
   DSCR: (NOI/Debt Service)
                                 -----------                 -----------
   DSCR: (NCF/Debt Service)
                                 -----------                 -----------
   Source of Financial Data:     ---------------------------------------

                                 (i.e.. operating statements, financial
                                 statements, tax return, other)

Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments

                                   EXHIBIT E-8

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

                             [See Attached Schedule]

     COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes Retail/Office/
                  Industrial/Warehouse/Mixed Use/Self Storage)
                                 as of MM/DD/YY

 PROPERTY OVERVIEW

      Prospectus ID

      Current Scheduled Loan Balance/Paid                        Current Allocated Loan Amount %
        to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable SF/Units/Pads, Beds                           Use second box to specify sqft.,units...
      Year Built/Year Renovated
      Cap Ex Reserve (annually)/per Unit.etc. (1)                specify annual/per unit...

      Year of Operations          Underwriting     MM/DD/YY    MM/DD/YY    MM/DD/YY     MM/DD/YY

      Occupancy Rate (physical)

      Occupancy Date

      Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

  INCOME:

      Number of Mos. Covered                                                                 (prcdng yr to (prcdng yr to 2nd
                                                                                                       prcdng) base)
      Period Ended                  Underwriting       3rd         2nd        Preceding     TTM/YTD     YYYY-U/W   YYYY-YYYY
                                                    Preceding    Preceding       Yr.          (2)
      Statement Classification(yr)    Base Line                                (fm NOI       as of      Variance    Variance
                                                                              Adj Sheet)     / /XX
      Gross Potential Rent (3)

         Less: Vacancy Loss

               OR

      Base Rent (3)

      Expense Reimbursement

      Percentage Rent

      Parking Income

      Other Income

  *  Effective Gross Income

(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

(3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

      Number of Mos. Covered                                                                 (prcdng yr to (prcdng yr to 2nd
                                                                                                       prcdng) base)
      Period Ended                  Underwriting       3rd         2nd        Preceding     TTM/YTD     YYYY-U/W   YYYY-YYYY
                                                    Preceding    Preceding       Yr.          (2)
      Statement Classification(yr)    Base Line                                (fm NOI       as of      Variance    Variance
                                                                              Adj Sheet)     / /XX

  OPERATING EXPENSES:

      Real Estate Taxes

      Property Insurance

      Utilities

      Repairs and Maintenance

      Janitorial

      Management Fees

      Payroll & Benefits

      Advertising & Marketing

      Professional Fees

      General and Administrative

      Other Expenses

      Ground Rent

 *Total Operating Expenses

  Operating Expense Ratio

 *Net Operating Income

      Leasing Commissions

      Tenant Improvements

      Capital Expenditures

      Extraordinary Capital
        Expenditures

  Total Capital Items

 *Net Cash Flow

  Debt Service (per Servicer)

 *Net Cash Flow after Debt Service

 *DSCR: (NOI/Debt Service)

 *DSCR: (NCF/Debt Service)

  Source of Financial Data:

                                        (ie. operating statements, financial
                                        statements, tax return, other)

Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments


Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)
                                 as of MM/DD/YY

 PROPERTY OVERVIEW

      Prospectus ID

      Current Scheduled Loan Balance/Paid to Date                Current Allocated Loan Amount %

      Property Name

      Property Type

      Property Address, City, State

      Net Rentable SF/Units/Pads,Beds                            Use second box to specify sq ft.,units . . .

      Year Built/Year Renovated

      Cap Ex Reserve (annually)/per Unit.etc.(1)                 specify annual/per unit . . .

      Year of Operations         Underwriting      MM/DD/YY      MM/DD/YY     MM/DD/YY      MM/DD/YY

      Occupancy Rate (physical)

      Occupancy Date

      Average Rental Rate

                                 (1) Total $ amount of Capital Reserves required annually by loan documents.

  INCOME:
      Number of Mos. Covered                                                                       (prcdng yr to   (prcdng yr to
                                                                                                       base)        2nd prcdng)

      Period Ended               Underwriting      3rd         2nd          Preceding    TTM/YTD      YYYY-U/W       YYYY-YYYY
                                                Preceding   Preceding          Yr.         (2)
      Statement                           Base Line                         (fm NOI      as of       Variance        Variance
Classification(yr)                                                          Adj Sheet)     / /
      Gross Potential Rent (3)
         Less: Vacancy Loss
               OR
      Base Rent(3)
      Laundry/Vending Income
      Parking Income
      Other Income

  *Effective Gross Income

                                 (2) Servicer will not be expected to
                                 "Normalize" these YTD/TTM numbers.

                                 (3) Use either Gross Potential (with Vacancy
                                 Loss) or Base Rents; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits
      Advertising & Marketing
      Professional Fees
      General and Administrative
      Other Expenses
      Ground Rent
 *Total Operating Expenses

  Operating Expense Ratio
 *Net Operating Income

      Capital Expenditures
      Extraordinary Capital Expenditures
    Total Capital Items

 *Net Cash Flow

    Debt Service (per Servicer)
 *Net Cash Flow after Debt Service

 *DSCR: (NOI/Debt Service)

 *DSCR: (NCF/Debt Service)

  Source of Financial Data:


                                (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                   LODGING OPERATING STATEMENT ANALYSIS REPORT
                                 as of MM/DD/YY

 PROPERTY OVERVIEW

      Prospectus ID

      Current Scheduled Loan Balance/Paid to Date                 Current Allocated Loan Amount %

      Property Name

      Property Type

      Property Address, City, State

      Net Rentable SF/Units/Pads,Beds                             Use second box to specify sqft.,units . . .

      Year Built/Year Renovated
      Cap Ex Reserve (annually)/per Unit.etc. (1)                 specify annual/per unit . . .

      Year of Operations          Underwriting     MM/DD/YY     MM/DD/YY       MM/DD/YY     MM/DD/YY
      Occupancy Rate (physical)

      Occupancy Date

      Average Daily Rate

      Rev per Av. Room

                                  (1) Total $ amount of Capital Reserves
                                  required annually by loan documents

  INCOME:
      Number of Mos. Covered
                                                                                                               (prcdng    (prcdng yr
                                                                                                                yr to       to 2nd
                                                                                                                base)       prcdng)
      Period Ended                     Underwriting          3rd         2nd       Preceding     TTM/YTD       YYYY-U/W    YYYY-YYYY
                                                          Preceding   Preceding        Yr.        (2)
      Statement Classification (yr)      Base Line                                  (fm NOI     as of / /      Variance    Variance
                                                                                   Adj Sheet)
      Room Revenue
      Food & Beverage Revenues
      Telephone Revenue
      Other Departmental Revenue
      Other Income

     *DEPARTMENTAL REVENUE

                                  (2) Servicer will not be expected to
                                  "Normalize" these YTD/TTM numbers.

  OPERATING EXPENSES:
Departmental
      Room
      Food & Beverage
      Telephone Expenses
      Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

General/Unallocated

      Real Estate Taxes

      Property Insurance

      Utilities

      Repairs and Maintenance

      Franchise Fee

      Management Fees

      Payroll & Benefits

      Advertising & Marketing

      Professional Fees

      General and Administrative

      Other Expenses

      Ground Rent

TOTAL GENERAL/Unallocated

(For CMSA files, Total Expenses = Dept. Exp + General Exp.)

   Operating Expense Ratio

(=Departmental Revenue/(Dept. Exp. + General Exp.))

   *Net Operating Income

      Capital Expenditures

      Extraordinary Capital Expenditures

   Total Capital Items

  *Net Cash Flow

  Debt Service (per Servicer)

  *Net Cash Flow after Debt Service

  *DSCR: (NOI/Debt Service)

  *DSCR: (NCF/Debt Service)

  Source of Financial Data:

                                  (ie. operating statements, financial
                                  statements, tax return, other)

Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% Dept Revenue, Dept Expenses, General Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                 as of MM/DD/YY

 PROPERTY OVERVIEW

      PROSPECTUS ID

      Current Scheduled Loan Balance/Paid to Date                   Current Allocated Loan Amount %


      Property Name

      Property Type

      Property Address, City, State

      Net Rentable SF/Units/Pads,Beds                               Use second box to specify sqft.,units

      Year Built/Year Renovated

      Cap Ex Reserve (annually)/per Unit.etc. (1)                   specify annual/per unit . . .

      Year of Operations           Underwriting        MM/DD/YY       MM/DD/YY      MM/DD/YY       MM/DD/YY
      Occupancy Rate (physical)

      Occupancy Date

      Average Rental Rate

                                 (1) Total $ amount of Capital Reserves required annually by loan documents

  INCOME:

      Number of Mos. Covered                                                                          (prcdng yr to  (prcdng yr to
                                                                                                           base)       2nd prcdng)
      Period Ended                     Underwriting       3rd         2nd        Preceding   TTM/YTD     YYYY-U/W      YYYY-YYYY
                                                       Preceding    Preceding       Yr.        (2)
      Statement Classification (yr)      Base Line                                (fm NOI     as of      Variance      Variance
                                                                                 Adj Sheet)    / /
      Gross Potential Rent (3)
         Less: Vacancy Loss
               OR
     Private Pay (3)
     Medicare/Medicaid
     Nursing/Medical Income
     Meals Income
     Other Income
   * EFFECTIVE GROSS INCOME

                                 (2) Servicer will not be expected to
                                 "Normalize" these TTM/YTD numbers.

                                 (3) Use either Gross Potential (with Vacancy
                                 Loss) or Private Pay/Medicare/Medicaid; use negative $ amt for Vacancy Loss.

  OPERATING EXPENSES:

      Real Estate Taxes

      Property Insurance

      Utilities

      Repairs and Maintenance

      Management Fees

      Payroll & Benefits

      Advertising & Marketing

      Professional Fees

      General and Administrative

      Room expense - housekeeping

      Meal expense

      Other Expenses

      Ground Rent

 * TOTAL OPERATING EXPENSES

   OPERATING EXPENSE RATIO

 * NET OPERATING INCOME

      Capital Expenditures

      Extraordinary Capital Expenditures

   TOTAL CAPITAL ITEMS

 * NET CASH FLOW

   DEBT SERVICE (PER SERVICER)

 * NET CASH FLOW AFTER DEBT SERVICE

 * DSCR: (NOI/DEBT SERVICE)

 * DSCR: (NCF/DEBT SERVICE)

   SOURCE OF FINANCIAL DATA:

                                (ie. operating statements, financial statements, tax return, other)


NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS


* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) or reporting to the CMSA Loan Periodic Update file.

                                   EXHIBIT E-9

                            FORM OF REO STATUS REPORT

                             [See Attached Schedule]

                         CMSA Investor Reporting Package
                                REO STATUS REPORT
                               as of ____________
                             (Property Level Report)

           Operating Information Reflected As NOI______ or NCF________

                                                           P16
                                                            or
     P4          P7          P13          P9       P10     P17         L8       P21          L37             L39            L38
                                                                             (a)          (b)            (c)            (d)

                                                                             Allocated
                                                                               Ending       Total           Other         Total T
                                                           Sq Ft      Paid   Scheduled       P&I           Expense          & I
  Property    Property     Property                         or        Thru      Loan       Advances        Advance        Advance
     ID         Name         Type        City     State    Units      Date     Amount    Outstanding     Outstanding    Outstanding



                                                      P58 or
                                        P53 or       P72/P79
                  L25        L11          P74         or P83         P24                        P25                          L99
(e)=a+b+c+d                                         (f)                                     (g)           (h)=(.90*g)-e
                                                                               Appraisal                      Loss
                                                                                 BPO or      Appraisal       using 90%
                                                                                Internal        BPO            Appr.         Total
                Current                   LTM           LTM                      Value           or             or        Appraisal
    Total       Monthly    Maturity     NOI/NCF        DSCR       Valuation      Source      Internal          BPO        Reduction
  Exposure        P&I        Date        Date       (NOI/NCF)        Date         (1)         Value            (f)         Realized





   L77           P28             P26


                                Date
                               Asset
                 REO         Expected
Transfer     Acquistion       to be
   Date         Date         Resolved      Comments




REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

                                  EXHIBIT E-10

                           FORM OF SERVICER WATCH LIST

                             [See Attached Schedule]

                         CMSA Investor Reporting Package
                               Servicer Watch List
                                as of __________
                               (Loan Level Report)

  Operating Information Reflected As NOI______ or
                    NCF________

   S4                 S55               S61          S57       S58            L7
                                                                             Ending
Prospectus                                                                 Scheduled
 Loan ID         Property Name     Property Type     City     State       Loan Balance


List all loans on watch list in descending balance order.

Comment section should include reason and other pertinent information.

Should not include loans that are specially serviced.


Watch list selection criteria should be footnoted on the report. The criteria may be dictated as per the PSA or the servicer's internal policy.


Total:                                                                    $

L8           L11         L56/L93             L70/L97
                        Preceding
Paid       Maturity   Fiscal Yr DSCR       Most Recent
Thru Date   Date         NOI/NCF           DSCR NOI/NCF    Comment / Action to be taken





                                  EXHIBIT E-11

                                FORM OF BOND FILE

CMSA
BOND LEVEL FILE LAYOUT
BOND LEVEL ONLY - REFLECTS DISTRIBUTION
STATEMENTS
VERSION 1.0 (12/31/98)

------------------------------------------------   ---------------------------   ---------------------------------------------------
                                                                     FORMAT
                   FIELD NAME                      #      TYPE       EXAMPLE                 DESCRIPTION/COMMENTS
------------------------------------------------   ---------------------------   ---------------------------------------------------
Character Set                                         ASCII
Field Delineation                                     Comma
------------------------------------------------   ---------------------------   ---------------------------------------------------
Transaction Id                                      1      AN         XXX97001   Unique Issue Identification Mnemonic
                                                                                 (Consistent With CSSA Periodic Loan File)
Distribution Date                                   2      AN         YYYYMMDD   Date Payments  Made To Certificateholders
Record Date                                         3      AN         YYYYMMDD   Date Class Must Be Held As Of To Be
                                                                                 Considered Holder Of Record
Class Name/Class Id                                 4      AN              A-1   Unique Class Identification Mnemonic
Cusip                                               5      AN        999999AA1   Cusip # (Null If No Cusip Exists)
Original Balance                                    6   Numeric     1000000.00   The Class Balance At Inception Of The Issue
Notional Flag                                       7      AN                Y   "Y" For Notional
Beginning Balance                                   8   Numeric      100000.00   The Outstanding Principal Balance Of The
                                                                                 Class At The Beginning Of The Current
                                                                                 Period
Scheduled Principal                                 9   Numeric        1000.00   The Scheduled Principal Paid
Unscheduled Principal                              10   Numeric        1000.00   The Unscheduled Principal Paid
Total Principal Distribution                       11   Numeric        1000.00   Total Principal Payment Made
Deferred Interest                                  12   Numeric        1000.00   Any Interest Added To The Class Balance
                                                                                 Including Negative Amortization
Realized Loss (Gain)                               13   Numeric        1000.00   The Total Realized Loss of (Gain) Allocated
Cumulative Realized Losses                         14   Numeric      100000.00   Realized Losses Allocated
                                                                                 Cumulative-To-Date.
Ending Balance                                     15   Numeric        1000.00   Outstanding Principal Balance Of The Class
                                                                                 At The End Of The Current Period
Current Index Rate                                 16   Numeric          0.055   The Current Index Rate Applicable To The
                                                                                 Calculation Of Current Period Remittance
                                                                                 Interest Rate
Current Remittance Rate / Pass-Through Rate        17   Numeric          0.075   Annualized Interest Rate Applicable To The
                                                                                 Calculation Of Current Period Remittance
                                                                                 Interest
Accrual Method                                     18   Numeric              1   1=30/360, 2=Actual/365,
                                                                                 3=Actual/360,4=Actual/Actual, 5=Actual/366
Current Accrual Days                               19   Numeric             30   The Number Of Accrual Days Applicable To
                                                                                 The Calculation Of Current Period
                                                                                 Remittance Interest
Interest Accrued                                   20   Numeric        1000.00   The Amount Of Accrued Interest
Prepayment Penalty/Premium Allocation              21   Numeric        1000.00   Total Amount Of Prepayment Penalties
                                                                                 Allocated
Yield Maintenance Allocation                       22   Numeric        1000.00   Total Amount Of Yield Maintenance
                                                                                 Penalties Allocated
Other Interest Distribution                        23   Numeric        1000.00   Other Specific Additions To Interest
Prepayment Interest Shortfall                      24   Numeric        1000.00   Total Interest Adjustments For PPIS
Appraisal Reduction Allocation                     25   Numeric        1000.00   Total Current Appraisal Reduction Allocated
Other Interest Shortfall                           26   Numeric        1000.00   Total Interest Adjustments Other Than PPIS
Total Interest Distribution                        27   Numeric        1000.00   The Total Interest Payment Made
Cumulative Appraisal Reduction                     28   Numeric        1000.00   Total Cumulative Appraisal Reduction
                                                                                 Allocated
Cumulative Prepayment Penalty/Premium Allocation   29   Numeric        1000.00   Total Amount Of Prepayment Penalties
                                                                                 Allocated To Date
Cumulative Yield Maintenance Allocation            30   Numeric        1000.00   Total Amount Of Yield Maintenance
                                                                                 Penalties Allocated To Date
Beginning Unpaid Interest Balance                  31   Numeric        1000.00   Outstanding Interest Shortfall At The
                                                                                 Beginning Of The Current Period
Ending Unpaid Interest Balance                     32   Numeric        1000.00   Outstanding Interest Shortfall At The End
                                                                                 Of The Current Period
DCR - Original Rating                              33      AN              AAA   The Original Rating Of The Class By Duff &
                                                                                 Phelps
DCR - Most Recent Rating                           34      AN              AAA   The Most Recent Rating Of The Class By
                                                                                 Duff & Phelps
DCR - Date Transmitted from Rating Agency          35      AN         YYYYMMDD   The Date On Which The Most Recent Rating
                                                                                 Was Provided To The Trustee By Duff &
                                                                                 Phelps
Fitch - Original Rating                            36      AN              AAA   The Original Rating Of The Class By Fitch
Fitch - Most Recent Rating                         37      AN              AAA   The Most Recent Rating Of The Class By
                                                                                 Fitch
Fitch - Date Transmitted from Rating Agency        38      AN         YYYYMMDD   The Date On Which The Most Recent Rating
                                                                                 Was Provided To The Trustee By Fitch
Moody's - Original Rating                          39      AN              AAA   The Original Rating Of The Class By Moody's
Moody's - Most Recent Rating                       40      AN              AAA   The Most Recent Rating Of The Class By
                                                                                 Moody's
Moody's - Date Transmitted from Rating Agency      41      AN         YYYYMMDD   The Date On Which The Most Recent Rating
                                                                                 Was Provided To The Trustee By Moody's
Standard & Poor's - Original Rating                42      AN              AAA   The Original Rating Of The Class By

Standard & Poor's
Standard & Poor's - Most Recent Rating             43      AN              AAA   The Most Recent Rating Of The Class By
                                                                                 Standard & Poor's
Standard & Poor's - Date Transmitted from Rating   44      AN         YYYYMMDD   The Date On Which The Most Recent Rating
Agency                                                                           Was Provided To The Trustee By Standard &
                                                                                 Poor's
------------------------------------------------   ---------------------------   ---------------------------------------------------

                     040298           Date the interest accrual period began
                     050198           Date the interest accrual period ended
                     043098           Date security had to held on to be
                                      due this payment

                                  EXHIBIT E-12

                         FORM OF COLLATERAL SUMMARY FILE

CMSA
COLLATERAL SUMMARY FILE LAYOUT
COLLATERAL LEVEL SUMMARY - SUMMARIZES
CSSA 100.1 PERIODIC FILE
VERSION 1.0 (12/31/98)

                                                    PERIODIC
                                                      FIELD                     FORMAT
           FIELD NAME                              REFERENCE #  #     TYPE      EXAMPLE             DESCRIPTION/COMMENTS
Character Set                                                         ASCII
Field Delineation                                                     Comma

Transaction Id                                                  1       AN     XXX97001    Unique Issue Identification Mnemonic
Group Id                                                        2       AN     XXX97001    Unique Identification Number Assigned To
                                                                                           Each Loan Group Within An Issue
Distribution Date                                               3       AN     YYYYMMDD    Date Payments  Made To
                                                                                           Certificateholders
Original Loan Count                                             4    Numeric      100      Number of loans at time of securitization
Ending current period loan count                                5    Numeric      99       Number of loans at end of current period
Ending current period                                   7       6    Numeric  1000000.00   Aggregate scheduled balance of loans at
collateral balance                                                                         end of current period
1 month Delinquent - number                                     7    Numeric       1       Number of loans one month delinquent
1 month Delinquent - scheduled                                  8    Numeric    1000.00    Scheduled principal balance of loans one
balance                                                                                    month delinquent
2 months Delinquent - number                                    9    Numeric       1       Number of loans two months delinquent
2 months Delinquent - scheduled                                 10   Numeric    1000.00    Scheduled principal balance of loans two
balance                                                                                    months delinquent
3 months Delinquent - number                                    11   Numeric       1       Number of loans three months delinquent
3 months Delinquent - scheduled                                 12   Numeric    1000.00    Scheduled principal balance of loans
balance                                                                                    three months delinquent
Foreclosure - number                                            13   Numeric       1       Number of loans in foreclosure -
                                                                                           overrides loans in delinquency
Foreclosure - scheduled balance                                 14   Numeric    1000.00    Scheduled principal balance of loans in
                                                                                           foreclosure - overrides loans in
                                                                                           delinquency
REO - number                                                    15   Numeric       1       Number of REOs - overrides loans in
                                                                                           delinquency or foreclosure
REO - scheduled balance                                         16   Numeric    1000.00    Book value of REOs - overrides loans in
                                                                                           delinquency or foreclosure
Specially serviced - number                                     17   Numeric       1       Number of specially serviced loans -
                                                                                           includes loans in delinquency,
                                                                                           foreclosure, REO
Specially serviced - scheduled                                  18   Numeric    1000.00    Scheduled principal of Specially
balance                                                                                    Serviced loans
In Bankruptcy - number                                          19   Numeric       1       Number of loans in bankruptcy - included
                                                                                           in delinquency aging category
In Bankruptcy - scheduled                                       20   Numeric    1000.00    Scheduled principal balance of loans in
balance                                                                                    bankruptcy - included in delinquency
                                                                                           aging category
Prepaid loans - number                                          21   Numeric       1       Number of prepayments in full for the
                                                                                           current period
Prepaid loans - principal                                       22   Numeric    1000.00    Principal balance of loans prepaid in
                                                                                           full for the current period.
Total unscheduled principal                           27+28     23   Numeric    1000.00    Includes prepayments in full, partial
                                                                                           pre-payments, curtailments in the
                                                                                           current period
Total Penalty for the period                                    24   Numeric    1000.00    The aggregate prepayment or yield
                                                                                           maintenance penalties on the loans for
                                                                                           the period.
Current realized losses (gains)                        47       25   Numeric    1000.00    Realized losses (gain) in the current
                                                                                           period
Cumulative realized losses                                      26   Numeric    1000.00    Cumulative realized losses
Appraisal Reduction Amount                             33       27   Numeric    1000.00    Total Current Appraisal Reduction
                                                                                           Allocated
Cumulative Appraisal Reduction                         35       28   Numeric    1000.00    Total Cumulative Appraisal Reduction
                                                                                           Allocated
Total P&I Advance Outstanding                          37       29   Numeric    1000.00    Outstanding P&I Advances At The End Of
                                                                                           The Current Period
Total T&I Advance Outstanding                          38       30   Numeric    1000.00    Outstanding Taxes & Insurance Advances
                                                                                           At The End Of The Current Period
Other Expense Advance                                  39       31   Numeric    1000.00    Other Outstanding Advances At The End Of
Outstanding                                                                                The Current Period
Reserve Balances                                                32   Numeric    1000.00    Balance of cash or equivalent reserve
                                                                                           accounts pledged as credit enhancement
LOC Balances                                                    33   Numeric    1000.00    Balance of letter of credit reserve
                                                                                           accounts pledged as credit enhancement
Amortization WAM                                                34   Numeric      333      Weighted average maturity based on
                                                                                           amortization term
Maturity WAM                                                    35   Numeric      333      Weighted average maturity based on term
                                                                                           to maturity
Calculated WAC                                                  36   Numeric     0.105     Weighted average coupon used to
                                                                                           calculate gross interest

             040298              Date the
                                 interest
                                 accrual
                                 period
                                 began
             050198              Date the
                                 interest
                                 accrual
                                 period
                                 ended
             043098              Date
                                 security
                                 had to
                                 held on to
                                 be due
                                 this
                                 payment

                                  EXHIBIT E-13


                             FORM OF FINANCIAL FILE

                             [See Attached Schedule]

       ATTACHMENT A:
                CMSA FINANCIAL FILE - CATEGORY CODE MATRIX

           ------------------------------------------------------------------------------------------------------
                                                                                  PROPERTY TYPE
                                                               --------------------------------------------------
              CODE/                                                            MULTI-       HEALTH
            SORT ORDER              DESCRIPTION                COMMERCIAL      FAMILY        CARE         LODGING
           ------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
INCOME
           010GROSRNT       Gross Potential Rent                   -              -            -
           020VACANCY       Less: Vacancy/Collection Loss          -              -            -
           030BASERNT       Base Rent                              -              -
           040EXPREMB       Expense Reimbursement                  -
           050PCTRENT       Percentage Rent                        -
           060ROOMREV       Room Revenue                                                                     -
           070FOODBEV       Food & Beverage Revenues                                                         -
           080PHONE         Telephone Revenue                                                                -
           090OTHDREV       Other Departmental Revenue                                                       -
           100PVTPAY        Private Pay                                                        -
           110MEDCARE       Medicare/Medicaid                                                  -
           120NURSING       Nursing/Medical Income                                             -
           130MEALS         Meals Income                                                       -
           140LAUNDRY       Laundry/Vending Income                                -
           150PARKING       Parking Income                         -              -
           160OTHERIN       Other Income                           -              -            -             -
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
EXPENSES   270ROOMS         Room (Department)                                                                -
           280FOODBEV       Food & Beverage (Departmental)                                                   -
           290PHONE         Telephone Expenses (Departmental)                                                -
           300OTHDEPT       Other Dept. Expenses                                                             -
           310RETAXES       Real Estate Taxes                      -              -            -             -
           320PROPINS       Property Insurance                     -              -            -             -
           330UTILITI       Utilities                              -              -            -             -
           340REPAIRS       Repairs and Maintenance                -              -            -             -
           350JANITOR       Janitorial                             -
           360FRANCHI       Franchise Fee                                                                    -
           370MANAGEM       Management Fees                        -              -            -             -
           380PAYROLL       Payroll & Benefits                     -              -            -             -
           390MARKETI       Advertising & Marketing                -              -            -             -
           400PROFESS       Professional Fees                      -              -            -             -
           410GENERAL       General and Administrative             -              -            -             -
           420ROOMS         Room Expense - Housekeeping                                        -
           430MEALS         Meal expense                                                       -
           440OTHEREX       Other Expenses                         -              -            -             -
           450GROUNDR       Ground Rent                            -              -            -             -
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
RESRV &    490LEASING       Leasing Commissions                    -
CAPEX
           500TENANTI       Tenant Improvements                    -
           510CAPEX         Capital Expenditures                   -              -            -             -
           520EXCAPEX       Extraordinary Capital                  -              -            -             -
                            Expenditures
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
           ------------------------------------------------------------------------------
           DATA TYPES
           ------------------------------------------------------------------------------
              YTD           Current Year - Year to Date
               AN           Annual (prior 12 months' data...fiscal year - audited)
               TR           Trailing 12 months' data
               UB           Underwriting Base Line
           ------------------------------------------------------------------------------

           ------------------------------------------------------------------------------
                            STATEMENT TYPES
           ------------------------------------------------------------------------------
              BOR           Borrower's Statement (as submitted)
              ADJ           Adjustments to Borrower's Statement
              NOR           Normalized Statement (to CMSA format)
           ------------------------------------------------------------------------------

                                  ATTACHMENT B:
                       CMSA FINANCIAL FILE SPECIFICATIONS

--------------------------------------------------------------------------------
                                  RECORD LAYOUT
--------------------------------------------------------------------------------
Fields:  Trans ID        From CMSA Loan Setup File, Field #1
         Loan #          From CMSA Property File, Field #2
         Property ID     From CMSA Property File, Field #4, Example:  1001-001
         YYYYMM          Financial Statement Beginning Date
         YYYYMM          Financial Statement Ending Date
         Data Type       See attached values
         Stmt Type       See attached values
         Category Code   See attached values
         Amount          Example : 999999.99    Enter positive values except for
                         adjustments, contra accounts or other negative numbers.
Key:     Trans ID
         Loan #
         Property ID     CMSA Property File, P4
         YYYYMM          Financial Statement Ending Date
         Data Type
         Statement Type
         Category Code

                      SAMPLE ASCII PRESENTATION (PREFERRED)

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,010GROSRNT,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,020VACANCY,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,030BASERNT,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,160OTHERIN,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,310RETAXES,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,320PROPINS,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,330UTILITI,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,340REPAIRS,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,350JANITOR,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,370MANAGEM,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,380PAYROLL,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,390MARKETI,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,410GENERAL,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,440OTHEREX,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,500TENANTI,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,510CAPEX,999999.99

                         SAMPLE SPREADSHEET PRESENTATION

--------    --------    --------   ------    ------     ---------   ----     ----------    ---------
TRANS ID    LOAN #      PROP ID    BEGIN     ENDING     DATA TYPE   STMT     CATEGORY      AMOUNT
                                   YYYYMM    YYYYMM                 TYPE
--------    --------    --------   ------    ------     ---------   ----     ----------    ---------
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      010GROSRNT    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      020VACANCY    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      030BASERNT    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      160OTHERIN    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      310RETAXES    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      320PROPINS    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      330UTILITI    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      340REPAIRS    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      350JANITOR    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      370MANAGEM    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      380PAYROLL    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      390MARKETI    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      410GENERAL    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      440OTHEREX    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      500TENANTI    999999.99
XX97D4      12768-34    1001-001   199901    199903     YTD         NOR      510CAPEX      999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      010GROSRNT    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      020VACANCY    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      030BASERNT    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      160OTHERIN    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      310RETAXES    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      320PROPINS    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      330UTILITI    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      340REPAIRS    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      350JANITOR    999999.99

XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      370MANAGEM    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      380PAYROLL    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      390MARKETI    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      410GENERAL    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      440OTHEREX    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      500TENANTI    999999.99
XX97D4      12768-34    1001-002   199901    199903     YTD         NOR      510CAPEX      999999.99
--------    --------    --------   ------    ------     ---------   ----     ----------    ---------

                                  EXHIBIT E-14

                  FORM OF PAID AFTER DETERMINATION DATE REPORT

                              [SEE ATTACHED REPORT]

ORIX REAL ESTATE CAPITAL MARKETS, LLC
SALOMON 2000 C2
FOR THE COLLECTION PERIOD ENDING:
PAID AFTER DETERMINATION DATE REPORT
(FOR LOANS DELINQUENT AS OF DETERMINATION DATE)

                                                                                  UPDATED
                                                                                  -------
PRIMARY SERVICER  PROSPECTUS  PRIMARY  SCHEDULED  SCHEDULED   CURRENT   CURRENT     PAID    PRIMARY    SUB      MASTER
---------------------------------------------------------------------------------------------------------------------------------
       ID            LOAN       LOAN   PRINCIPAL   INTEREST  PRINCIPAL  INTEREST     TO    SERVICER  SERVICER  SERVICER  WORKOUT
---------------------------------------------------------------------------------------------------------------------------------
                    NUMBER     NUMBER   AMOUNT      AMOUNT    ADVANCE   ADVANCE     DATE     FEES      FEES      FEES      FEES
---------------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------           --------------------------------------
                                          0.00       0.00      0.00      0.00                0.00      0.00      0.00      0.00




                     -------
                       NET
                     -------
                     ADVANCE
                     -------

                  ----------
                       0.00
                     -------

                                  EXHIBIT F-1A


                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:     Capital Markets Fiduciary Services (CMFS)
               Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of August 24, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                  3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

         ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

         ___      (e) Other. (Please specify brief description of method) _____

                  4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

         (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

         (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

         (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

                  5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

                  6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                      Very truly yours,

                                      (Transferor)



                                      By: ______________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-1B


                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:     Capital Markets Fiduciary Services (CMFS)
               Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of August 24, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates, (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                         Very truly yours,



                                         (Transferor)

                                         By:__________________________
                                             Name:
                                             Title:

                                  EXHIBIT F-2A


                        FORM I OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:     Capital Markets Fiduciary Services (CMFS)
               Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of August 24, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
(b) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

                  3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                          Very truly yours,



                                          (Transferee)

                                          By:________________________
                                              Name:
                                              Title:

                             Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                            (Nominee)

                                            By:_______________________
                                                Name:
                                                Title:

                                                         ANNEX 1 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan

---------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such

Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___    ___     Will the Transferee be purchasing the Transferred
         Yes    No      Certificates only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                            _______________________________
                                                Print Name of Transferee


                                            By:____________________________
                                                Name:
                                                Title:
                                                Date:

                                                         ANNEX 2 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Transferred
         Yes      No       Certificates only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                  8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                         Print Name of Transferee or Adviser


                                         By: _________________________________
                                             Name:
                                             Title:


                                         IF AN ADVISER:



                                         Print Name of Transferee_____________
                                         Date: _______________________________

                                  EXHIBIT F-2B


                        FORM II OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:     Capital Markets Fiduciary Services (CMFS)
               Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of August 24, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to ______________________
_______________ (the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, the Certificate Administrator or Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

                  3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
         (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2),
         (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS.]

                  4. Neither the Transferee nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and
(e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                  7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                             Very truly yours,



                                             (Transferee)

                                             By: ____________________________
                                                 Name:
                                                 Title:
                                                 Date:

                             Nominee Acknowledgment

                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                             (Nominee)


                                             By: ____________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT F-2C


                        FORM I OF TRANSFEREE CERTIFICATE
               FOR TRANSFERS OF INTERESTS IN CLASS X CERTIFICATES
                          WHILE HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class X

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class X Certificates having an initial Certificate Notional Amount as of August 24, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), ORIX Real Estate Capital Markets, LLC, as master servicer and as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

                  2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is
         (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                             Very truly yours,

                                             (Transferee)

                                             By: ____________________________
                                                 Name:
                                                 Title:

                                                         ANNEX 1 TO EXHIBIT F-2C



            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar

---------------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)


                  3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

                  ____    ____   Will the Transferee be acquiring interests in
                  Yes     No     the Transferred Certificates only for the
                                 Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                             (Transferee)

                                             By: _______________________________
                                                 Name:
                                                 Title:
                                                 Date:

                                                         ANNEX 2 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

                  ____     ____      Will the Transferee be acquiring interests
                  Yes      No        in the Transferred Certificates only for
                                     the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                  8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                           (Transferee or Adviser)

                                           By: _________________________________
                                               Name:
                                               Title:


                                           IF AN ADVISER:

                                           Print Name of Transferee

                                           Date:

                                  EXHIBIT F-2D


                        FORM II OF TRANSFEREE CERTIFICATE
               FOR TRANSFERS OF INTERESTS IN CLASS X CERTIFICATES
                          WHILE HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class X

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class X Certificates having an initial Certificate Notional Amount as of August 24, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), ORIX Real Estate Capital Markets, LLC, as master servicer and as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

                  1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  4. Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and

Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                           Very truly yours,


                                           By: _________________________________
                                               Name:

                                   EXHIBIT G-1


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                     (DEFINITIVE SUBORDINATED CERTIFICATES)

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:  Capital Markets Fiduciary Services (CMFS)
              Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ______ Certificates [having an initial Certificate [Principal Balance] [Notional Amount] as of June __, 2000 (the "Closing Date") of $________] [evidencing a _____% Percentage Interest in the related Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned mortgage pass-through certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

___ The Transferred Certificates are Class X Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                         Very truly yours,



                                         (Transferee)

                                         By: ___________________________
                                             Name:
                                             Title:

                                   EXHIBIT G-2


                         FORM OF TRANSFEREE CERTIFICATE
                 IN CONNECTION WITH ERISA (CLASS X CERTIFICATES)

                                     [Date]

[TRANSFEROR]

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class X

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class X Certificates having an initial Certificate Notional Amount as of August 24, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer and as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ The Transferred Certificates are Class X Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan

         Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                                (Transferee)


                                                By: ____________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT H-1


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF                            )
                                    ) ss:
COUNTY OF                           )

                  ____________________, being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class R, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "Disqualified Organization" or a "non-United States Person", but in addition, if such Person is classified as a partnership under the Code, such Person can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons. For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income. A "non-United States Person" is any Person other than a "United States Person". A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust or, to the extent provided in the Treasury regulations, a trust if it was in existence on August 20, 1996 and if elected to be treated as a United States Person).

                  3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false. In addition, the Transferee is aware the Certificate Registrar will not register any transfer of the Residual Interest Certificates to an entity classified as a partnership under the Code unless at the time of transfer, all of the beneficial owners of such entity are "United States Persons".

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
______________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, the portion of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and the portion of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Interest Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Interest Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed Transferee (or its current beneficial owners if such Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of
______________.



                                              [NAME OF TRANSFEREE]


                                              By:__________________________
                                                  [Name of Officer]
                                                  [Title of Officer]
[Corporate Seal]

ATTEST:

________________________________
[Assistant] Secretary

Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

Subscribed and sworn before me this ______ day of __________________, ________.



                                          NOTARY PUBLIC
COUNTY OF
STATE OF __________________________

My Commission expires the _________ day of ___________, ____.

                                   EXHIBIT H-2


                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:  Capital Markets Fiduciary Services (CMFS)
            Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the

Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                             Very truly yours,



                                             (Transferor)

                                             By: __________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT I-1


                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                     [date]


Moody's Investors Service
99 Church Street, 6th Floor
New York, New York  10007
Attention:   Commercial MBS Monitoring Department

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York  10004

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of August 1, 2000, and relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

                  Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated __________________ to serve as the Special Servicer under the Agreement.

The designation of ____________________________as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                  Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                              Very truly yours,



                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                              as Trustee


                                              By: ______________________________
                                                  Name:
                                                  Title:
Receipt acknowledged:

MOODY'S INVESTORS SERVICE

By: ________________________________
    Name:
    Title:
    Date:

FITCH, INC.

By: ________________________________
    Name:
    Title:
    Date:

                                   EXHIBIT I-2


               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                 August __, 2000


Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland  21044-3562

ORIX Real Estate Capital Markets, LLC
1717 Main Street, Suite 1400
Dallas, Texas  75201

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2

Ladies and Gentlemen:

                  Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of August 1, 2000 relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ___________________________.



                                           By: _________________________________
                                               Name:
                                               Title:

                                    EXHIBIT J


                        FORM OF UCC-1 FINANCING STATEMENT

DEBTOR:
Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

SECURED PARTY:
Wells Fargo Bank Minnesota, N.A.
as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc.,
Commercial Mortgage Pass-Through Certificates,
Series 2000-C2
45 Broadway, 12th Floor
New York, New York 10006

TEXT:


See Exhibit 1 Attached Hereto

                             EXHIBIT 1 TO EXHIBIT J

                  This Exhibit 1 is attached to and incorporated in a financing statement pertaining to Salomon Brothers Mortgage Securities VII, Inc., as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A., as trustee for the holders of the Series 2000-C2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (collectively, the "Series 2000-C2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

                  1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, which Mortgage Loan Schedule is attached hereto as Exhibit A;

                  2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

                  3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

                  4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  5.       All REO Property;

                  6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

                  8. (a) the Distribution Account, Interest Reserve Account and Gain on Sale Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account,
                           (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

                  10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY

SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                       EXHIBIT A TO EXHIBIT 1 TO EXHIBIT J


                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT K

                       CALCULATION OF NET OPERATING INCOME

                  With respect to any Mortgaged Property, "Net Operating Income" shall mean for each fiscal year, trailing twelve (12) months or portion thereof,
(i) the related Operating Income allocable to such period, less (ii) the related Operating Expenses allocable to such period.

                  With respect to any Mortgaged Property "Operating Income" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Operating Income but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof.

                  With respect to any Mortgaged Property "Operating Expenses" shall mean, for each fiscal year, trailing twelve (12) months or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, impositions, insurance premiums, management fees, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and actually paid for by the Mortgagor. Operating Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

                                   EXHIBIT L-1


                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:  Capital Markets Fiduciary Services (CMFS)
              Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

                  In accordance with the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), ORIX Real Estate Capital Markets, LLC, as master servicer and as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a beneficial holder of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information"):

                           ___      The information on the Certificate
                                    Administrator's Internet Website pursuant to
                                    Section 4.02(a) of the Pooling and Servicing
                                    Agreement.

                           ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                  3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                            [BENEFICIAL HOLDER OF A
                                                CERTIFICATE]


                                            By: ____________________________
                                                Name:
                                                Title:
                                                Telephone No.:

                                   EXHIBIT L-2


                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [date]


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York  10001
Attention:  Capital Markets Fiduciary Services (CMFS)
              Salomon Brothers 2000-C2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

                  In accordance with the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), ORIX Real Estate Capital Markets, LLC, as master servicer and as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                           ___      The information on the Certificate
                                    Administrator's Internet Website pursuant to
                                    Section 4.02(a) of the Pooling and Servicing
                                    Agreement.

                           ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                  3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                           [PROSPECTIVE PURCHASER]


                                           By: ___________________________
                                               Name:
                                               Title:
                                               Telephone No.:

                                   EXHIBIT M-1

                       FORM OF SBRC MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of August 15, 2000, between Salomon Brothers Realty Corp., a New York Corporation ("SBRC"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

                  SBRC desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                  A real estate mortgage investment conduit ("REMIC") election has been made with respect to each of two Mortgage Loans (the resulting REMICs being herein referred to as "Loan REMICs"), for federal income tax purposes. SBRC also desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the regular interests (the "Loan REMIC Regular Interests") and residual interests (the "Loan REMIC Residual Interests"; and, collectively with the Loan REMIC Regular Interests, the "Loan REMIC Interests") in the Loan REMICs.

                  SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans") and the Loan REMIC Interests. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans and the Loan

REMIC Interests to the Trust contemporaneously with its purchase of the Mortgage Loans and the Loan REMIC Interests hereunder.

                  The Depositor will acquire some of the Other Loans from Paine Webber Real Estate Securities Inc. ("PWRES"), some of the Other Loans from Artesia Mortgage Capital Corporation ("AMCC"), and the remaining Other Loans from ORIX Real Estate Capital Markets, LLC ("ORECM"; and, collectively with PWRES and AMCC, the "Other Loan Sellers").

                  SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("Salomon"), PaineWebber Incorporated ("PaineWebber"), Chase Securities Inc. ("Chase") and Artesia Banking Corp. ("Artesia BC"), pursuant to an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among SBMS VII, Salomon, PaineWebber, Chase and Artesia BC; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to Salomon and PaineWebber, pursuant to a certificate purchase agreement, dated the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, Salomon and PaineWebber. The Registered Certificates are more fully described in the prospectus dated August 4, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated August 15, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated August 15, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                  SBRC will indemnify SBMS VII, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and certain related parties with respect to the disclosure regarding the Mortgage Loans and SBRC contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among SBRC, SBMS VII, Salomon, PaineWebber, Chase and Artesia BC.

                  Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  SECTION 1. Agreement to Purchase.

                  The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans and the Loan REMIC Interests. The purchase and sale of the Mortgage Loans and the Loan REMIC Interests shall take place on August 24, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective scheduled due dates in August 2000 (collectively the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $297,922,193, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans and the Loan REMIC Interests shall be $301,409,780, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the

Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                  SECTION 2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral; and any and all related Loan REMIC Interests. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                  (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                  (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                  If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, the original Mortgage Note, the Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnification of the Purchaser, Trustee, Master Servicer and Special Servicer against any losses and expenses that may be incurred by reason of such lost or destroyed Mortgage Note. If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument provided that a photocopy of such non-delivered document or instrument (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of a Mortgage, to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Purchaser, the Trustee or such Custodian within 365 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser may consent to, which consent shall not be unreasonably withheld so long as the Seller is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in the definition of "Mortgage File", with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified, in the case of a Mortgage, by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to any Mortgage Loan, and notwithstanding the foregoing, the Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Seller by the applicable filing office, and the Seller may deliver assignments of documents and/or instruments that do not contain the recording information for the related documents and/or instruments, as applicable, if such documents and/or instruments have not been returned to the Seller by the applicable recording office. The Seller hereby authorizes the Purchaser, acting in its stead and on its behalf, to fill in any missing filing or recording information or any instrument or document required to be delivered pursuant to this subsection (b). The delivery of an original pro forma or specimen title insurance policy or an original marked, redated and recertified commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf no later than the 90th day following the Closing Date (or such later date provided that the reason for the delay in delivery of the title policy to the Trustee or Custodian is either (i) because of a delay caused by the public recording or filing office where the Mortgage has been delivered for recording or filing in returning a filed copy of the Mortgage or (ii) due to the failure of the title company to forward such title policy in a timely manner).

                  If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, and the Seller has satisfied its delivery requirements as to such non-delivered document or instrument by delivering a photocopy thereof (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing), then:

                  (i) the Purchaser will, on or about the 115th day following the Closing Date and approximately every 90 days thereafter until it or its designee receives the original or a photocopy of the subject document or instrument reflecting evidence of recordation or filing, prepare and forward or cause to be prepared and forwarded to the Seller a certification, to be signed and returned by the Seller, to the effect that the Seller is in good faith attempting to obtain from the appropriate public recording or filing office such original or photocopy; and

                  (ii) the Seller agrees to execute and return to the Purchaser or its designee each such certification within 15 days following its receipt thereof.

                  In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, on or before the Closing Date (or, if any of the following items are not in the actual possession of the Seller as soon as reasonably or practical, but in any event within 30 days, after Closing Date):
(i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/ engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

                  The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                  (d) The Seller shall be responsible for: (i) all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement (provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer); and (ii) all other reasonable out-of-pocket costs and expenses incurred by the Trustee or a Custodian pursuant to Section 2.01(e) of the Pooling and Servicing Agreement. In connection with the endorsement of any Mortgage Note and the delivery of any assignment from the Seller hereby authorizes the Purchaser or its designee to complete each endorsement or assignment in blank appearing thereon in favor of the Purchaser in such manner as the Purchaser shall determine the exercise of its sole discretion, provided that such endorsement will be without recourse, representation or warranty of the Seller except as expressly set forth in this Agreement. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Purchaser or an assignee thereof, which may include the Trustee or its Custodian or its agent, shall notify the Seller of same. The Seller shall cure such defect within 90 days following such notice or the Purchaser may prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Purchaser shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate, all at the Seller's expense. The Purchaser may (and, at the Purchaser's request, the Seller shall) execute any replacement assignment or instrument of transfer, being filed in substitution for any such lost or returned unrecorded or unfiled assignment or instrument of transfer, at the Seller's expense, and the Seller shall assist the Purchaser or its designee or agent in recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee or to file any UCC-3 in those jurisdictions where, in the written opinion of the local counsel to Purchaser or Trustee or such other evidence as is acceptable to the Trustee or its designee such recordation and/or filing is not required to protect the Purchaser's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Seller, and the reasonable costs of such opinion and/or other evidence shall be borne by the Seller. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                  (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan).

                  (f) After the Seller's transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans and the Loan REMIC Interests. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser.

                  SECTION 3. Examination of Mortgage Loan Files and Due
                             Diligence Review.

                  The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans and the Loan REMICs, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans and the Loan REMICs, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 except as such remedies are otherwise limited by the terms of this Agreement.

                  SECTION 4. Representations, Warranties and Covenants of the
                             Seller.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                  (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans and/or the Loan REMIC Interests remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

         SECTION 4A. Representations, Warranties and Covenants of Purchaser.

         The Purchaser hereby represents and warrants, as of the Closing Date, that:

                  (d) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                  (e) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (f) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (g) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (h) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (i) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

                  (j) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  SECTION 5. Notice of Breach; Cure, Repurchase and
                             Substitution.

                  (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, to be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan was, as of the Closing Date, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"),
(ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and
(iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have up to an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                  If a Breach or Document Defect exists with respect to any Mortgage Loan constituting part of a Cross-Collateralized Group, then the determination as to whether such

Breach or Document Defect, as the case may be, is a Material Breach or a Material Document Defect, as applicable, shall be made as follows:

                  (i) if such Mortgage Loan has become a Specially Serviced Mortgage Loan by reason of such Breach or Document Defect, then based solely upon such Mortgage Loan and the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding thereto, without regard to the cross-collateralization; and

                  (ii) otherwise, treating such Cross-Collateralized Group as a single Mortgage Loan secured by all of the related Mortgaged Properties.

For purposes of applying the remedies contemplated by this Section 5(a) in connection with any Material Breach or Material Document Defect in respect of any Cross-Collateralized Group or any particular Cross-Collateralized Mortgage Loan that is part of such Cross-Collateralized Group, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                  If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                  The Seller hereby acknowledges the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligations of the Seller to cure Material Breaches/Material Document Defects or repurchase Defective Mortgage Loans pursuant to this Section 5(a). In addition, the Seller hereby acknowledges and agrees that, pursuant to Section 2.03(d) of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) have the right, for the benefit of the Certificateholders, to enforce the obligations of the Seller under this Agreement. If the Seller is required to repurchase a Defective Mortgage Loan, the reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Purchaser, the Trustee, the Custodian, the Master Servicer and the Special Servicer as a result of such repurchase shall be part of the purchase price.

                  (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any

Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                  (c) Promptly upon the receipt of notice from Master Servicer that the Borrower under either of the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Hampton Inn-Columbus and Comfort Suites Hotel, respectively, intends to defease the related Mortgage Loan prior to the second anniversary of the initial issuance of the Certificates, the Seller shall repurchase such Mortgage Loan at the related Purchase Price in accordance with the reasonable directions of the Master Servicer.

                  SECTION 6. Closing.

                  The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                  (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                  (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                  Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents.

                  The Closing Documents shall consist of the following:

                  (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

                  (b) The Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of Salomon, PaineWebber, Chase and Artesia BC;

                  (c) The Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                  (d) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in
(g) below;

                  (e) A certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

                  (f) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (g) Resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                  (h) A written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement, Salomon, PaineWebber, Chase, Artesia BC and each Rating Agency; a written opinion of Sidley & Austin as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement, Salomon, PaineWebber, Chase, Artesia BC and each Rating Agency; and such other written opinions as may be required by a Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

                  (i) With respect to each Loan REMIC, the related Loan REMIC Declaration and a written opinion of counsel for the Seller, addressed to the Interested Parties, to the effect that, assuming the election required by
Section 860D(b) of the Internal Revenue Code of 1986 (the "Code") is properly made, such Loan REMIC will qualify for treatment as a REMIC for federal income tax purposes;

                  (j) One or more accountants' comfort letters relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

                  (k) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  SECTION 8. Costs.

                  Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated May 30, 2000 (the "Term Sheet").

                  SECTION 9. Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no. 212-816-8306, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 388 Greenwich Street, 11th Floor, New York, New York 10013, attention:
Angela Hutzel, facsimile no.: (212) 816-8307, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                  SECTION 10. Characterization.

                  The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans and the Loan REMIC Interests by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the Loan REMIC Interests are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans and the Loan REMIC Interests provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans and the Loan REMIC Interests as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Loan REMIC Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 11. Representations, Warranties and Agreements to
                              Survive Delivery.

                  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser.

                  SECTION 12. Severability of Provisions.

                  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 13. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 14. GOVERNING LAW.

                  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN

ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 15. Further Assurances.

                  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  SECTION 16. Successors and Assigns.

                  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans and the Loan REMIC Interests to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                  SECTION 17. Amendments.

                  (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                  (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects, the Seller, shall be effective against the Seller.

                  SECTION 18. Entire Agreement.

                  Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                                 SALOMON BROTHERS REALTY CORP.


                                                 By:___________________________
                                                 Name:
                                                 Title:


                                                 SALOMON BROTHERS MORTGAGE
                                                 SECURITIES VII, INC.


                                                 By:___________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT A


                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]

                         Schedule of SBRC Mortgage Loans


Control     Loan       Mortgage       Loan /           Property         City           State    Zip        Original      Mortgage
Number     Number       Loan       Property Name       Address                                  Code       Balance         Rate
                       Seller


   1       6603043      SBRC       Northpointe         9604-10220       Spokane          WA     99218     31,700,000      7.8000%
                                   Plaza               North
                                                       Newport
                                                       Highway
   6       6603071      SBRC       Western Plaza       State Road       Mayaguez         PR     00680     19,200,000      8.1700%
                                   II Shopping         No. 2,
                                   Center              Kilometer
                                                       149.5
   7       6602507      SBRC       Metatec             7001 Metatec     Dublin           OH     43017     19,000,000      8.2000%
                                   Building            Boulevard
   8       6605032      SBRC       Red Lion            9898             Philadelphia     PA     19115     17,000,000      8.8600%
                                   Shopping            Roosevelt
                                   Center              Boulevard
  20       6603488      SBRC       Fountain Oaks       3603-3697        Tampa            FL     33614     11,500,000      8.0600%
                                                       West Waters
                                                       Avenue
  21       6603311      SBRC       Park Central        6551-6601        Boca Raton       FL     33487     11,150,000      8.0300%
                                   Office              Park Of
                                   Development         Commerce
                                                       Boulevard
  22       6604217      SBRC       McCormick           8125 North       Scottsdale       AZ     85258     10,512,000      8.4400%
                                   Place Office        Hayden Road
                                   Park
  23       6604332      SBRC       One Michigan        120 North        Lansing          MI     48933      9,850,000      8.2300%
                                   Avenue              Washington
                                                       Square
  25       6603150      SBRC       St. Joseph          2000             Houston          TX     77002      8,500,000      8.2500%
                                   Professional        Crawford
                                   Building            Street
  26       6603774      SBRC       Penns Plaza         2 Penns Way      New Castle       DE     19720      8,172,000      8.3800%
                                                                        Hundred
  27       6603051      SBRC       Airport Plaza       1754             San Jose         CA     95110      8,100,000      7.8500%
                                   Office Center       Technology
                                   - Phase 1           Drive
  29       6602253      SBRC       Hampton Inn -       4280             Columbus         OH     43219      6,000,000      7.2600%
                                   Columbus            International
                                                       Gateway
  30       7000000      SBRC       Comfort             4270 Sawyer      Columbus         OH     43219      2,080,000      7.2600%
                                   Suites Hotel        Road
  31       6604495      SBRC       Raintree            15300 North      Scottsdale       AZ     85260      7,300,000      8.5300%
                                   Corporate           90th Street
                                   Center -
                                   Phase I
  32       6604157      SBRC       For Eyes Optical
                                   Portfolio                                                                6,950,000      8.9300%

  32A      6604157A     SBRC       For Eyes            285 West         Hialeah          FL     33014
                                   Optical -           74th Place
                                   Hialeah
  32B      6604157B     SBRC       For Eyes            7535 West        Hialeah          FL     33014
                                   Optical -           4th Avenue
                                   Hialeah 2
  32C      6604157C     SBRC       For Eyes            1630 Walnut      Philadelphia     PA     19103
                                   Optical -           Street
                                   Philadelphia 2
  32D      6604157D     SBRC       For Eyes            5251 North       Lauderhill       FL     33351
                                   Optical -           University
                                   Lauderhill          Drive
  32E      6604157E     SBRC       For Eyes            3405 US          Casselberry      FL     32707
                                   Optical -           Highway
                                   Casselberry         17-92 South
  32F      6604157F     SBRC       For Eyes            3542-3544        Miami            FL     33145
                                   Optical -           Coral Way
                                   Coral Gables
  32G      6604157G     SBRC       For Eyes            8107-8111        Richmond         VA     23235
                                   Optical -           Midlothian
                                   Richmond            Turnpike
  32H      6604157H     SBRC       For Eyes            1213             Rosemont         PA     19010
                                   Optical -           Lancaster
                                   Rosemont            Avenue
  32I      6604157I     SBRC       For Eyes            2144 South       Philadelphia     PA     19145
                                   Optical -           Broad Street
                                   Philadelphia
  36       6603019      SBRC       2265 Ralph          2265 Ralph       Brooklyn         NY     11234      6,375,000      7.7500%
                                   Avenue              Avenue
  44       6603305      SBRC       Brookwood           2140             Atlanta          GA     30309      5,700,000      8.1600%
                                   Square              Peachtree
                                   Shopping            Road
                                   Center
  47       6604369      SBRC       Sorrento Glen       11189 &          San Diego        CA     92121      5,425,000      8.4100%
                                                       11199


Control     Loan        Note        Cut-off        Monthly      Original        Remaining     Scheduled        Stated
Number     Number       Date         Date           Debt         Term to         Term to      Maturity        Original
                                    Balance        Service      Maturity /      Maturity /      Date        Amortization
                                                   Payment     ARD (months)    ARD (months)                     Term
                                                                                                              (months)


   1       6603043    08/13/99    31,483,555     228,198.95        120             109        09/01/29          360



   6       6603071    06/15/99    19,063,254     143,164.79        120             107        07/01/29          360



   7       6602507    07/28/99    18,874,391     142,073.35        120             108        08/01/09          360

   8       6605032    02/08/00    16,949,946     135,076.86        120             114        02/01/10          360


  20       6603488    08/30/99    11,426,513      84,864.43        120             109        09/01/09          360


  21       6603311    08/23/99    11,078,196      82,048.06        120             109        09/01/09          360



  22       6604217    03/02/00    10,490,896      80,381.61        120             116        04/01/10          360


  23       6604332    12/28/99     9,811,784      73,861.31        120             113        01/01/10          360


  25       6603150    08/06/99     8,448,309      63,857.66        120             109        09/01/09          360


  26       6603774    12/03/99     8,141,517      62,141.95        120             113        01/01/10          360

  27       6603051    07/15/99     8,041,261      58,590.13        120             108        08/01/09          360


  29       6602253    09/04/98     5,795,196      45,570.91        240             218        10/01/18          264


  30       7000000    09/04/98     2,009,001      15,797.92        240             218        10/01/18          264

  31       6604495    01/07/00     7,276,618      56,285.96        120             114        02/01/10          360



  32       6604157    02/29/00     6,935,696      55,571.58        120             115        03/01/10          360

  32A      6604157A


  32B      6604157B


  32C      6604157C


  32D      6604157D


  32E      6604157E


  32F      6604157F


  32G      6604157G


  32H      6604157H


  32I      6604157I


  36       6603019    05/07/99      6,319,280     45,671.28        120             106        06/01/09          360

  44       6603305    07/28/99      5,635,265     44,599.38        120             108        08/01/09          300



  47       6604369    03/20/00      5,414,017     41,368.02        120             116        04/01/10          360



Control     Loan        Calculated       Calculated        Loan               Cross          Anticipated     Defease       Defease
Number     Number        Original        Remaining       Balance at       Collateralized      Repayment     Start Date     End Date
                       Amortization     Amortization    Maturity/ARD      (Mortgage Loan        Date
                           Term             Term                              Group)
                         (months)         (months)


   1       6603043         360              349          28,217,084             No            09/01/09       09/01/02      07/31/09



   6       6603071         360              347          17,248,976             No             07/01/09      09/01/02      04/30/09



   7       6602507         360              348          17,078,006             No               NAP         09/01/02      05/31/09

   8       6605032         360              354          15,501,558             No               NAP           NAP           NAP


  20       6603488         360              349          10,300,660             No               NAP         09/01/02      06/30/09


  21       6603311         360              349           9,980,047             No               NAP         09/01/02      06/30/09



  22       6604217         360              356           9,497,275             No               NAP         09/01/02      01/31/10


  23       6604332         360              353           8,857,314             No               NAP         09/01/02      09/30/09


  25       6603150         360              349           7,647,567             No               NAP         09/01/02      04/30/09


  26       6603774         360              353           7,373,916             No               NAP         09/01/02      09/30/09

  27       6603051         360              348           7,220,108             No               NAP         09/01/02      05/31/09


  29       6602253         264              242           1,239,045           Yes (c)            NAP         10/01/01      06/30/18


  30       7000000         264              242             429,533           Yes (c)            NAP         10/01/01      06/30/18

  31       6604495         360              354           6,608,151             No               NAP         09/01/02      11/30/09



  32       6604157         360              355           6,349,276             No               NAP         09/01/02      11/30/09

  32A      6604157A


  32B      6604157B


  32C      6604157C


  32D      6604157D


  32E      6604157E


  32F      6604157F


  32G      6604157G


  32H      6604157H


  32I      6604157I


  36       6603019         360              346           5,668,830             No               NAP         09/01/02      02/28/09

  44       6603305         300              288           4,721,444             No               NAP         09/01/02      04/30/09


  47       6604369         360              356           4,897,973             No               NAP         09/01/02      01/31/10



Control     Loan          Ownership       Interest        Master             Yield
Number     Number         Interest         Accrual       Servicing        Maintenance
                                           Method        Fee Rate         Calculation
                                                                             Method


   1       6603043       Fee  Simple     Actual/360       0.0600%             NAP



   6       6603071       Fee Simple      Actual/360       0.0500%             NAP



   7       6602507       Fee Simple      Actual/360       0.0600%             NAP

   8       6605032       Fee Simple      Actual/360       0.0500%        Present Value
                                                                             Type 1

  20       6603488       Fee Simple      Actual/360       0.0950%             NAP


  21       6603311       Fee Simple      Actual/360       0.0900%             NAP



  22       6604217       Fee Simple      Actual/360       0.0500%             NAP


  23       6604332       Fee Simple      Actual/360       0.0500%             NAP


  25       6603150       Fee Simple      Actual/360       0.1100%             NAP


  26       6603774       Fee Simple      Actual/360       0.0500%             NAP

  27       6603051       Fee Simple      Actual/360       0.1100%             NAP


  29       6602253       Leasehold       Actual/360       0.0500%             NAP


  30       7000000       Leasehold       Actual/360       0.0500%             NAP

  31       6604495       Fee Simple      Actual/360       0.1100%             NAP



  32       6604157       Fee Simple      Actual/360       0.1450%             NAP

  32A      6604157A      Fee Simple


  32B      6604157B      Fee Simple


  32C      6604157C      Fee Simple


  32D      6604157D      Fee Simple


  32E      6604157E      Fee Simple


  32F      6604157F      Fee Simple


  32G      6604157G      Fee Simple


  32H      6604157H      Fee Simple


  32I      6604157I      Fee Simple


  36       6603019       Fee Simple      Actual/360       0.0500%             NAP

  44       6603305       Fee Simple      Actual/360       0.0500%             NAP



  47       6604369       Fee Simple      Actual/360       0.0900%             NAP

                         Schedule of SBRC Mortgage Loans


Control     Loan         Mortgage       Loan /           Property           City        State     Zip      Original      Mortgage
Number     Number      Loan Seller   Property Name        Address                                 Code      Balance        Rate


                                                       Sorrento
                                                       Valley Road
  48       6603691      SBRC       Melrose Plaza       7500-7516         Los Angeles     CA      90046                    8.0300%
                                                       Melrose                                             5,350,000
                                                       Avenue
  50       6603952      SBRC       Gates Park          150 Peyton        Atlanta         GA      30311                    8.2800%
                                   Crossing            Place, S.W.                                         5,250,000
                                   Apartments
  54       6603153      SBRC       Fairgrounds         2525 Flosden      American        CA      94589                    7.6000%
                                   Mobile Estates      Road              Canyon                            5,080,000
  56       6604346      SBRC       The Market at       4500 Summer       Memphis         TN      38112                    8.4700%
                                   Summer Oaks         Avenue                                              5,000,000
  57       6603590      SBRC       Cambridge           12945 South       Houston         TX      77045                    8.0200%
                                   Village             Post Oak Road                                       4,965,000
                                   Apartments
  59       6603771      SBRC       Princess Anne       2052-2076         Virginia        VA      23456                    8.3400%
                                   Marketplace         South             Beach                             4,400,000
                                                       Independence
                                                       Boulevard
  60       6603263      SBRC       Pinon  Trails       1501              El Paso         TX      79935                    7.9400%
                                   Apartments          Lomaland                                            4,300,000
                                                       Drive
  62       6604264      SBRC       500 South           500 South         Syracuse        NY      13202                    8.4400%
                                   Salina Street       Salina Street                                       4,200,000
  63       6603487      SBRC       Kerman              15040 West        Kerman          CA      93630                    8.2000%
                                   Shopping            Whitesbridge                                        4,150,000
                                   Center              Avenue
  67       6603452      SBRC       Beverly             7122 Beverly      Los Angeles     CA      90036                    8.6500%
                                   Westside            Boulevard                                           3,725,000
  68       6603174      SBRC       Balboa Palms        8441 Balboa       Northridge      CA      91325                    7.8300%
                                   Apartments          Boulevard                                           2,000,000
  69       6603178      SBRC       Tarzana Palms       5725 Reseda       Los Angeles     CA      91356                    7.8300%
                                   Apartments          Boulevard                                           1,680,000
  71       6603021      SBRC       1445                1445              Elmont          NY      11003                    7.7500%
                                   Hempstead           Hempstead                                           3,650,000
                                   Turnpike            Turnpike
  73       6602817      SBRC       Campbell Hill       308-330           Bowling         OH      43402                    8.4300%
                                   Apartments          Campbell          Green                             3,570,000
                                                       Hill Road
  75       6603419      SBRC       Lamar               3945-4045         Paris           TX      75462                    8.5100%
                                   Crossing            Lamar Street                                        3,330,000
                                   Shopping
                                   Center
  79       6603491      SBRC       Vacaville           741-791 East      Vacaville       CA      95688                    8.0400%
                                   Town Center         Monte Vista                                         3,185,000
                                                       Avenue
  83       6603938      SBRC       411-423 East        411-423 East      New York        NY      10029                    8.9800%
                                   114th Street        114th Street                                        3,000,000
  87       6603175      SBRC       Independence        7255              Canoga Park     CA      91303                    7.8300%
                                   Court               Independence                                        2,800,000
                                   Apartments          Avenue
  88       6603020      SBRC       5601 Merrick        5601 Merrick      Massapequa      NY      11758                    8.2500%
                                   Road                Road                                                2,718,000
  89       6603887      SBRC       Pinnacle            2242 & 2272       Twinsburg       OH      44087                    8.3800%
                                   Warehouse           Pinnacle                                            2,696,000
                                                       Parkway
  90       6603769      SBRC       300 Wildwood        300 Wildwood      Woburn          MA      01810                    8.1000%
                                   Avenue              Avenue                                              2,700,000
  95       6603246      SBRC       Spartacus           4401              Huntsville      AL      35805                    7.4900%
                                   Apartments          Spartacus                                           2,640,000
                                                       Drive
  96       6604046      SBRC       Storage Depot       276 Mt.           Scotts          CA      95066                    8.8700%
                                   I                   Hermon Road       Valley                            2,612,000
  97       6603225      SBRC       Village Place       7701-7739         Houston         TX      77071     2,596,528      8.1500%
                                   Shopping            West                                                      (@)
                                   Center              Bellfort
                                                       Avenue
  99       6602382      SBRC       Tivoli Square       1820 Whitley      Los Angeles     CA      90028                    8.1000%
                                   Apartments          Avenue                                              2,535,000
 101       6604473      SBRC       McBee               1 Merritt         Greenville      SC      29601                    8.4900%
                                   Apartments          Circle                                              2,500,000
 102       6603238      SBRC       Golden Sands        15930             Victorville     CA      92392                    7.4200%
                                   Apartments          Nisqualli                                           2,500,000
                                                       Road
 107       6603149      SBRC       Boardwalk at        304 - 321         Quincy          MA      02171                    8.4400%
                                   Marina Bay          Victory Road                                        2,334,500
 115       6603511      SBRC       Crosstown           950               Peachtree       GA      30269                    8.4300%
                                   Self Storage        Crosstown         City                              2,000,000
                                                       Drive


Control     Loan        Note        Cut-off       Monthly       Original        Remaining       Scheduled        Stated
Number     Number       Date         Date          Debt          Term to         Term to        Maturity        Original
                                    Balance       Service       Maturity /      Maturity /        Date        Amortization
                                                  Payment      ARD (months)    ARD (months)                       Term
                                                                                                                (months)


  48       6603691     10/04/99    5,321,889     39,368.35        120              111          11/01/09           360


  50       6603952     10/14/99    5,224,150     39,552.28        120              111          11/01/09           360


  54       6603153     05/25/99    5,033,877     35,868.60        120              106          06/01/09           360

  56       6604346     02/25/00    4,988,120     38,339.42        120              115          03/01/10           360

  57       6603590     09/10/99    4,936,494     36,500.66        120              110          10/01/09           360


  59       6603771     10/19/99    4,378,676     33,334.53        120              111          11/01/09           360



  60       6603263     08/25/99    4,271,663     31,372.21        120              109          09/01/09           360


  62       6604264     03/29/00    4,191,568     32,115.94        120              116          04/01/10           360

  63       6603487     09/10/99    4,127,294     31,031.81        120              110          10/01/09           360


  67       6603452     09/14/99    3,707,014     29,038.95        120              110          10/01/09           360

  68       6603174     12/09/99    1,991,407     14,438.97        120              113          01/01/10           360

  69       6603178     12/09/99    1,672,782     12,128.74        120              113          01/01/10           360

  71       6603021     05/07/99    3,618,098      26,149.05        120             106          06/01/09           360


  73       6602817     10/27/99    3,553,108     27,273.30        120              111          11/01/09           360


  75       6603419     11/03/99    3,316,711     25,628.42        120              112          12/01/09           360



  79       6603491     08/17/99    3,164,542     23,459.28        120              109          09/01/09           360


  83       6603938     01/21/00    2,991,439     24,095.52        120              114          02/01/10           360

  87       6603175     12/09/99    2,787,969     20,214.56        120              113          01/01/10           360


  88       6603020     08/05/99    2,701,471     20,419.43        120              109          09/01/09           360

  89       6603887     12/15/99    2,685,943     20,501.06        120              113          01/01/10           360


  90       6603769     09/29/99    2,684,825     20,000.19        120              110          10/01/09           360

  95       6603246     06/01/99    2,617,493     18,441.19        120              107          07/01/09           360


  96       6604046     12/14/99    2,596,919     21,687.75        120              113          01/01/10           300

  97       6603225     05/21/99    2,579,991     19,353.44        117              106          06/01/09           357



  99       6602382     08/02/99    2,520,752     18,777.95        120              110          10/01/09           360

 101       6604473     02/28/00    2,494,096     19,205.12        120              115          03/01/10           360

 102       6603238     05/14/99    2,476,260     17,343.62        120              106          06/01/09           360


 107       6603149     08/05/99    2,311,282     18,703.73        120              109          09/01/09           300

 115       6603511     07/30/99    1,978,457     16,010.31        120              108          08/01/09           300


Control     Loan       Calculated      Calculated           Loan             Cross          Anticipated     Defease       Defease
Number     Number       Original        Remaining        Balance at      Collateralized      Repayment     Start Date     End Date
                      Amortization    Amortization      Maturity/ARD     (Mortgage Loan        Date
                          Term            Term                              Group)
                        (months)        (months)




  48       6603691        360             351             4,788,443           No                NAP         09/01/02      08/31/09


  50       6603952        360             351             4,726,586           No                NAP         09/01/02      08/31/09


  54       6603153        360             346             4,500,543           No                NAP         09/01/02      03/31/09

  56       6604346        360             355             4,521,387           No                NAP         09/01/02      12/31/09

  57       6603590        360             350             4,443,632           No                NAP         09/01/02      06/30/09


  59       6603771        360             351             3,966,822           No                NAP         09/01/02      08/31/09



  60       6603263        360             349             3,840,538           No                NAP         09/01/02      06/30/09


  62       6604264        360             356             3,794,573           No                NAP         09/01/02      01/31/10

  63       6603487        360             350             3,730,043           No                NAP         09/01/02      07/31/09


  67       6603452        360             350             3,382,677           No                NAP         09/01/02      08/31/09

  68       6603174        360             353             1,781,422         Yes(e)              NAP         09/01/02      10/31/09

  69       6603178        360             353             1,496,394         Yes(e)              NAP         09/01/02      10/31/09

  71       6603021        360             346             3,245,683           No                NAP         09/01/02      02/28/09


  73       6602817        360             351             3,225,177           No                NAP         09/01/02      08/31/09


  75       6603419        360             352             3,014,332           No                NAP         09/01/02      09/30/09



  79       6603491        360             349             2,851,480           No                NAP         09/01/02      06/30/09


  83       6603938        360             354             2,742,669           No                NAP         09/01/02      11/30/09

  87       6603175        360             353             2,493,991           No                NAP         09/01/02      10/31/09


  88       6603020        360             349             2,445,421           No                NAP         09/01/02      06/30/09

  89       6603887        360             353             2,432,707           No                NAP         09/01/02      09/30/09


  90       6603769        360             350             2,421,072           No                NAP         09/01/02      07/31/09

  95       6603246        360             347             2,332,725           No                NAP         09/01/02      04/30/09


  96       6604046        300             293             2,205,776           No                NAP         09/01/02      10/31/09

  97       6603225        358             347             2,334,827           No                NAP         06/01/03      03/31/09



  99       6602382        360             350             2,273,119           No                NAP         09/01/02      07/31/09

 101       6604473        360             355             2,261,721           No                NAP         09/01/02      12/31/09

 102       6603238        360             346             2,204,819           No                NAP         09/01/02      03/31/09


 107       6603149        300             289             1,948,586           No                NAP         09/01/02      05/31/09

 115       6603511        300             288             1,669,310           No                NAP         09/01/02      05/31/09




Control     Loan        Ownership        Interest       Master         Yield
Number     Number       Interest         Accrual       Servicing    Maintenance
                                         Method        Fee Rate     Calculation
                                                                      Method




  48       6603691     Fee Simple      Actual/360      0.0500%          NAP


  50       6603952     Fee Simple      Actual/360      0.1000%          NAP


  54       6603153     Fee Simple      Actual/360      0.0500%          NAP

  56       6604346     Fee Simple      Actual/360      0.0500%          NAP

  57       6603590     Fee Simple      Actual/360      0.1100%          NAP


  59       6603771     Fee Simple      Actual/360      0.0500%          NAP



  60       6603263     Fee Simple      Actual/360      0.1100%          NAP


  62       6604264     Fee Simple      Actual/360      0.0500%          NAP

  63       6603487     Fee Simple      Actual/360      0.0500%          NAP


  67       6603452     Fee Simple      Actual/360      0.0500%          NAP

  68       6603174     Fee Simple      Actual/360      0.1100%          NAP

  69       6603178     Fee Simple      Actual/360      0.1100%          NAP

  71       6603021     Fee Simple      Actual/360      0.0500%          NAP


  73       6602817     Fee Simple      Actual/360      0.1100%          NAP


  75       6603419     Fee Simple      Actual/360      0.1000%          NAP



  79       6603491     Fee Simple      Actual/360      0.1100%          NAP


  83       6603938     Fee Simple      Actual/360      0.0500%          NAP

  87       6603175     Fee Simple      Actual/360      0.1100%          NAP


  88       6603020     Fee Simple      Actual/360      0.0500%          NAP

  89       6603887     Fee Simple      Actual/360      0.0500%          NAP


  90       6603769     Fee Simple      Actual/360      0.0500%          NAP

  95       6603246     Fee Simple      Actual/360      0.1000%          NAP


  96       6604046     Leasehold       Actual/360      0.0500%          NAP

  97       6603225     Fee Simple      Actual/360      0.1100%          NAP



  99       6602382     Fee Simple      Actual/360      0.0500%          NAP

  101      6604473     Fee Simple      Actual/360      0.0500%          NAP

  102      6603238     Fee Simple      Actual/360      0.0900%          NAP


  107      6603149     Fee Simple      Actual/360      0.0500%          NAP

  115      6603511     Fee Simple      Actual/360      0.1000%          NAP

                        Schedule of SBRC Mortgage Loans


Control     Loan       Mortgage       Loan /           Property         City         State     Zip       Original       Mortgage
Number     Number       Loan       Property Name       Address                                 Code      Balance          Rate
                       Seller


  120      6602692      SBRC       One                One             Peabody          MA      01960     1,925,000       8.8500%
                                   Centennial         Centennial
                                   Drive              Drive
  121      6602379      SBRC       Diplomat           1837 Whitley    Los Angeles      CA      90028     1,910,000       8.2300%
                                   Apartments         Avenue
  136      6602380      SBRC       Monaco             1823 Grace      Los Angeles      CA      90028     1,550,000       8.1000%
                                   Apartments         Avenue
  142      6603541      SBRC       Bonhampton         15 & 25         Edison           NJ      08837     1,500,000       7.7900%
                                   Corners            South Main
                                                      Street
  176      6603177      SBRC       Parthenia          15455           North Hills      CA      91343     1,000,000       7.8300%
                                   Garden             Parthenia
                                   Apartments         Street


Control     Loan         Note        Cut-off       Monthly      Original        Remaining     Scheduled        Stated
Number     Number        Date         Date          Debt         Term to         Term to      Maturity        Original
                                     Balance       Service      Maturity /      Maturity /      Date        Amortization
                                                   Payment     ARD (months)    ARD (months)                     Term
                                                                                                              (months)


  120      6602692     12/14/99     1,918,678     15,281.68       120              113        01/01/10           360


  121      6602379     08/02/99     1,900,471     14,322.35       120              111        11/01/09           360

  136      6602380     08/02/99     1,541,288     11,481.59       120              110        10/01/09           360

  142      6603541     07/16/99     1,447,064     14,153.53       120              108        08/01/09           180


  176      6603177     12/09/99       995,703      7,219.49       120              113        01/01/10           360


Control     Loan      Calculated       Calculated          Loan              Cross          Anticipated      Defease      Defease
Number     Number      Original        Remaining        Balance at       Collateralized      Repayment     Start Date     End Date
                     Amortization     Amortization     Maturity/ARD      (Mortgage Loan        Date
                         Term             Term                              Group)
                       (months)         (months)


  120      6602692       360              353            1,755,349             No               NAP         09/01/02      09/30/09


  121      6602379       360              351            1,717,581             No               NAP         09/01/02      08/31/09

  136      6602380       360              350            1,389,875             No               NAP         09/01/02      07/31/09

  142      6603541       180              168              722,638             No               NAP         09/01/02      03/31/09


  176      6603177       360              353              890,710             No               NAP         09/01/02      10/31/09



Control     Loan      Ownership        Interest       Master          Yield
Number     Number     Interest         Accrual       Servicing     Maintenance
                                       Method        Fee Rate      Calculation
                                                                     Method


  120    6602692      Fee Simple      Actual/360     0.0500%           NAP


  121    6602379      Fee Simple      Actual/360     0.0500%           NAP

  136    6602380      Fee Simple      Actual/360     0.0500%           NAP

  142    6603541      Fee Simple      Actual/360     0.0500%           NAP


  176    6603177      Fee Simple      Actual/360     0.1100%           NAP


                                      A-3

                                    EXHIBIT B

         The Seller hereby represents and warrants, as of the Closing Date, that:

                  (a) The Seller is a duly formed corporation, validly existing and in good standing under the laws of the State of New York.

                  (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  (h) The transfer of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (i) The Seller is not transferring the Mortgage Loans and the Loan REMIC Interests to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

                  (j) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as contemplated herein.

                  (k) After giving effect to its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                  (l) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  (m) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                                    EXHIBIT C

         The Seller hereby represents and warrants, as of the Closing Date (or as of such other date specified in the particular representation and warranty) with respect to each Mortgage Loan, subject to the exceptions attached hereto as Schedule C-1, that:

                  (1) Immediately prior to the transfer thereof by Seller to the Purchaser and the assignment thereof to the Trustee, Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, charges, encumbrances or any other ownership, participation or other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage Loan). Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest.

                  (2) The Seller has no knowledge of any material default (or any event, circumstance or condition that would under the Mortgage Loan documents be considered a material default) by a related Borrower resulting from the material representations and warranties made by such Borrower in the related Mortgage Loan documents being untrue at the time of origination of the related Mortgage Loan. Seller had full right and authority to sell, assign and transfer such Mortgage Loan to the Purchaser; and each Mortgage Loan is properly endorsed as provided in the Pooling and Servicing Agreement, and such endorsement is genuine.

                  (3) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct, and met the requirements of this Agreement and the Pooling and Servicing Agreement, in all material respects as of the Cut-off Date.

                  (4) Such Mortgage Loan was not, as of the Cut-off Date or at any time since origination, more than thirty (30) days delinquent in respect of any Scheduled P&I Payment required thereunder, without giving effect to any applicable grace period.

                  (5) Each Mortgage securing such Mortgage Loan constitutes a legal, valid and, subject to the exceptions in paragraph 12 below, enforceable first lien upon the Borrower's interest in the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such

                  Mortgage, except for) (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan or approved after origination, which do not materially and adversely affect the current use of the Mortgaged Property, the security interest intended to be provided by such Mortgage or the value of the Mortgaged Property, (c) the rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and
                  (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d) and (e), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), or materially and adversely affect the current use or value of the related Mortgaged Property or the current ability of such Mortgaged Property to generate Net Operating Income sufficient to service the Mortgage Loan. Except as contemplated by clause (e) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or pari passu with the lien of the related Mortgage. With respect to personal property of the related Borrower constituting part of the related Mortgaged Property which is material to the value of the related real estate constituting part of such Mortgaged Property, or which, if no UCC financing statement were filed with respect to such personal property, would result in a material impairment of the security for the related Mortgage Loan (such personal property is herein referred to as "Material Personal Property"), (a) a UCC financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in the Material Personal Property; (b) an assignment of such UCC financing statement has been executed by the Seller in favor of the Trustee or in blank (which the Trustee or its designated agent may complete and file in the same filing office in which such UCC financing statement was filed); and (c) any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject to the exceptions in paragraph 12 below, enforceable first lien and first priority security interest in the property of the related Borrower described therein, subject to any purchase money security interest or any security interest to secure a line of credit or similar financing attaching subsequent to the date of origination of such Mortgage Loan and of which Seller has no actual (as opposed to constructive) knowledge.

                  (6) The lien of each related Mortgage is insured by an American Land Title Insurance ("ALTA") lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company or its subsidiary, insuring the originator of such Mortgage Loan, its successors and assigns (as sole insured), as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to Seller's knowledge as of the Closing Date, no material claims have been made thereunder and no claims have been paid thereunder (and Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would, and Seller has no actual knowledge of any other circumstance that would, materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Purchaser, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Purchaser without the consent of or notice to the insurer. To Seller's knowledge, the insurance company that issued (or is obligated to issue) such title policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Such policy contains no material exclusion for or affirmatively insures (except for any Mortgaged Property located in jurisdictions where such affirmative insurance is not available) (a) access to a physically open street, (b) encroachments of any part of the buildings thereon over easements, (c) that the area shown on the survey is the same as the property legally described in the Mortgage, (d) that the Mortgaged Property constitutes one or more separate tax parcels containing no other real property, and (e) that, to the extent the Mortgaged Property consists of more than one parcel used as a single tract of real property (other than separate parcels with respect to Mortgage Loans secured by more than one property), such parcels are contiguous. The Mortgage has been properly recorded on the related Mortgaged Property and all applicable Mortgage recording taxes have been paid.

                  (7) Neither Seller nor, to Seller's knowledge, any prior holder of such Mortgage Loan has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, except that certain post-closing conditions or requirements that would either be reasonably acceptable to a prudent commercial lender or that would not otherwise materially and adversely affect the security intended to be provided for such Mortgage Loan, may not have yet been completed.

                  (8) As of the Closing Date there is no valid offset, defense, counterclaim or right to rescission, including the defense of usury, with respect to any of the Mortgage Note, Mortgage or other agreements executed in connection therewith (except in each case with respect to any excess interest on an ARD Loan after the related Anticipated Repayment Date and any Default Interest, late charges, Prepayment Premiums and Yield Maintenance Charges).

                  (9) As of the Cut-off Date and as of the Closing Date, to Seller's knowledge, there is no proceeding pending or threatened for condemnation affecting all or a material portion of the related Mortgaged Property. To the Seller's knowledge based upon a site inspection conducted in connection with the origination of the Mortgage Loan and a review of the related engineering report, there is no unremedied damage at the related Mortgaged Property that materially and adversely affects the use, operation, or value of such Mortgaged Property (except in such case where an escrow of funds or letter of credit exists in an amount at least equal to 125% of the amount estimated to be sufficient to effect the necessary repairs and maintenance).

                  (10) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws (including, without limitation, laws pertaining to usury) relating to the origination, funding and terms of such Mortgage Loan or, to the best of Seller's knowledge, servicing of such Mortgage Loan.

                  (11) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

                  (12) The Mortgage and Mortgage Note for such Mortgage Loan and all other documents to which the related Borrower is a party and which evidence or secure such Mortgage Loan, are each the legal, valid and binding obligations of the related Borrower (subject to any non-recourse provisions and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provisions nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby.

                  (13) The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least A:VIII from A.M. Best Company or "A" (or the equivalent) from Moody's Investor Service, Inc., Standard & Poor's Rating Services, or its equivalent, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, on a full replacement cost basis (or without deduction for depreciation)(excepting, however, each Mortgaged Property which is a multifamily mobile home park without material improvements), with (if applicable) an appropriate endorsement to avoid the application of any co-insurance provisions with respect to such Mortgaged Property, and is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by institutional lenders, and (except if such Mortgaged Property is operated as a mobile home park) by business interruption or rental loss insurance in an amount equal to the gross rentals for at least a 12-month period (or an 18 month period for a Mortgaged Property which is not an office, retail, self storage, industrial, multifamily mobile home park or mixed use of the foregoing). An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 which is listed on Schedule C-2 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the property in the event of an earthquake. In such instance the PML was based on a return period of not less than 100 years, an exposure period of 50 years and a 10% probability of excedence. If the resulting report concluded the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A:VIII by A.M. Best Company or "A" (or the equivalent) from Moody's Investor Services, Inc., Standard & Poor's Rating Services or its equivalent. In addition, no such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty (30) days' prior written notice, and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; all such policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage Loan; and the related Mortgage obligates the related Borrower to maintain all such insurance and, at the related Borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the related Borrower's cost and expense and to seek reimbursement from such Borrower. Further, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area, the related Borrower is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof) to the extent available under the National Flood Insurance Act of 1968. To Seller's knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located. Subject to clause (I) of paragraph 51 below with respect to ground lease properties, any insurance proceeds in respect of a casualty loss or taking, will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon, except that in the case of a ground-leased property casualty and condemnation proceeds are required to be paid first to the owner of the fee interest in the related property in accordance with terms of the related ground lease and then in accordance with the related Mortgage.

                  (14) A "Phase I" environmental site assessment meeting ASTM requirements (or an update of a previously conducted assessment) was performed by a licensed third-party professional experienced in environmental matters with respect to the related Mortgaged

                  Property within the 24-month period prior to the Closing Date, and in the case of the Mortgage Loans identified on the Schedule C-1, a "Phase II" environmental site assessment was performed in connection with the origination of each such loan. Either (x) the related environmental reports did not reveal any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date(s) of such environmental report(s), in material violation of any applicable environmental laws or (y) if any such environmental report did reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation (and the Borrower has covenanted in the Mortgage Loan documents to perform such remediation), or (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment. Seller has no knowledge of any environmental condition or circumstance affecting such Mortgaged Property and not disclosed in the related environmental report(s), which would impact such Mortgaged Property's soil or groundwater quality or require remediation by the related Borrower under, or otherwise would be a material violation of, applicable environmental law. All such environmental assessments that were in the possession of the Seller and that relate to a Mortgaged Property which is insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy. The related Mortgage or other loan documents contain covenants on the part of the related Borrower requiring its compliance with applicable federal and state environmental laws and regulations in respect of the related Mortgaged Property. To Seller's actual knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to the environmental hazards other than as disclosed in such environmental reports, and to Seller's actual knowledge, Seller has received no notice of violation of such laws issued by any governmental agency or authority, which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to the environmental hazards. Each Borrower represents and warrants in the related

                  Mortgage Loan documents that except as set forth in certain environmental reports and to its knowledge there is not located on the related Mortgaged Property and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations or orders relating to the environment. The related Borrower (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of any kind whatsoever (including reasonable attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan.

                  (15) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool. Each Mortgage securing a Cross-Collateralized Mortgage Loan or other Mortgage Loan secured by more than one related Mortgaged Property secures an amount no less than the aggregate original loan balance of the related Mortgage Loan combined with that of any other Mortgage Loans in the related Cross-Collateralized Group, if any; provided, that in the case of each Mortgage on a related Mortgaged Property located in Florida or New York, the Mortgage secures an amount no less than 150% of the allocated loan amount for such Mortgaged Property.

                  (16) The terms of the Mortgage Note and Mortgage for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except those that occurred prior to the Cut-off Date by written instrument which is specifically set forth in the related Mortgage File and which is duly recorded to the extent required to perfect, maintain, or continue the validity and priority of the Mortgage Loan Documents. No Mortgage has been satisfied, canceled, rescinded or subordinated, no material portion of the related Mortgaged Property has been released, and no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

                  (17) There are no delinquent insurance premiums (to the best knowledge of Seller), or delinquent taxes, water charges, sewer rents or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

                  (18) The interest of the Borrower in the related Mortgaged Property consists of a fee simple and/or, in the case of the Mortgaged Properties identified on the Mortgage Loan Schedule as Kenney Portfolio #2 and Storage Depot 1, leasehold estate or interest in real property and the improvements thereon.

                  (19) Such Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

                  (20) The assignment of the related Mortgage to the Purchaser has been duly authorized, executed and delivered by Seller, is in a recordable form and constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment of such Mortgage from the relevant assignor to the Purchaser, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Purchaser constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment thereof from the relevant assignor to the Purchaser.

                  (21) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrows and deposits are conveyed hereunder to the Purchaser. Any and all requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released.

                  (22) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s).

                  (23) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent (except to the extent that it may constitute a legal non-conforming use or structure or title insurance was provided with respect thereto); no improvements on adjoining properties encroach upon such Mortgaged Property (except to the extent not material or covered by title insurance); and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances and any non-material violation does not materially and adversely affect the use, operation or value of such Mortgaged Property (provided, however, that, although it does not constitute a violation of law, the improvements on such Mortgaged Property may constitute a legal non-conforming use or structure).

                  (24) To the extent required under applicable law as of the date of origination and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

                  (25) With respect to each Mortgage Loan: (a) since the date of origination of the such Mortgage Loan, there has been no declaration by the Seller of an event of acceleration under the related Mortgage or Mortgage Note; (b) there is no existing material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases; (c) to Seller's knowledge there has not been a material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases since the origination of the related Mortgage Loan; and (d) Seller has not, without having reviewed any public records, received notice of any event (other than payments due but not yet 30 days' delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any other paragraph of this Exhibit C and provided, further, that certain post-closing conditions or requirements may not have yet been completed.

                  (26) If such Mortgage Loan is secured in whole or in part by the interest of a Borrower under a Ground Lease and by the related fee interest, such fee interest is encumbered by the related Mortgage, and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

                  (27) No Mortgage Loan contains any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, except for ARD Loans, provide for the negative amortization of interest. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Borrower under the Mortgage Loan. The Mortgage Loan was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

                  (28) No holder of such Mortgage Loan has, to Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by thirty (30) days the first Due Date under the related Mortgage Note.

                  (29) To Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (a)(i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable laws for its ownership and occupancy of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations) and (ii) with respect to each Mortgaged Property improved by a hotel or health care facility, the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations), and (b) all such licenses, permits and authorizations were valid and in full force and effect. The Mortgage Loan requires the related Borrower (if not an individual) to be qualified to do business and for the Borrower to cause the Mortgaged Property to be in material compliance with all regulations, licenses, permits, zoning, and building laws.

                  (30) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 12 above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  (31) Such Mortgage Loan is (and, if such Mortgage loan is an asset of a Loan REMIC, the related Loan REMIC Regular Interest also is) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2)). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

                  (32) No fraud with respect to such Mortgage Loan has taken place on the part of Seller or, to Seller's knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

                  (33) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of the Pooling and Servicing Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

                  (34) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards utilized by institutional and commercial mortgage lenders and loan servicers the main business of which is the origination and servicing of similar commercial and multifamily mortgage loans.

                  (35) There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and (subject to the exceptions set forth in paragraph 12 above) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity. Seller has the full right to assign to the Purchaser such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the Borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the lender to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

                  (36) At the time of origination of the related Mortgage Loan the Mortgaged Property was not encumbered by, and without having reviewed any public records since origination, Seller has no actual knowledge (as opposed to constructive knowledge) that the related Mortgaged Property is presently encumbered by, any debt (excluding preferred equity and mezzanine debt) other than the related Mortgage Loan or another Mortgage Loan.

                  (37) Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed to a transferee reasonably acceptable to the lender in accordance with certain provisions set forth in the related Mortgage, and excluding transfers for estate planning purposes, transfers to affiliates or family members, transfers for or other purposes where no change of control occurs or such transfers which have been pre-approved to transferees which otherwise have met the Mortgage Loan Seller's underwriting criteria, the related Mortgage contains a "due-on-sale" clause which provides for the acceleration of, or permits the lender to accelerate, the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of the Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan documents, either (a) the related Borrower transfers ownership of the related Mortgaged Property subject to such Mortgage or (b) any controlling interest in the related Borrower is directly or indirectly transferred or sold. The related Mortgage requires the related Borrower to pay all of the lender's reasonable fees and expenses relating to obtaining consent and approval, including the cost of any REMIC opinion required under the related Mortgage Loan documents.

                  (38) Seller has not waived any claims against the related Borrower or any related guarantor under any non-recourse exceptions contained in the related Mortgage Note.

                  (39) The related Mortgage and/or Mortgage Note provides either
                  (a) that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of, or (b) that the related Mortgage Loan shall become a recourse obligation of the Borrower and an individual guarantor in the event of, any fraud or intentional material misrepresentation by the related Borrower. Further, the related Mortgage and/or Mortgage Note provides that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of the related Borrower's misapplication or misappropriation of rents (after the occurrence of a default), insurance proceeds or condemnation awards, acts of waste (or failure to maintain and repair the related Mortgage Property in accordance with the Mortgage Loan documents to the extent not covered by insurance proceeds made available to the lender) and breaches of environmental covenants.

                  (40) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date, and it provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Scheduled P&I Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures; and (v) if the property manager for the related Mortgaged Property can be removed by or at the direction of the lender on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such Mortgage Loan's Anticipated Repayment Date.

                  (41) At origination of such Mortgage Loan, neither the related Borrower nor any related guarantor was, to Seller's knowledge (based on customary and usual due diligence conducted by prudent institutional commercial mortgage lenders), a debtor in any pending state or federal bankruptcy or insolvency proceeding. Furthermore, at the Closing Date, without having reviewed any public records, Seller has no knowledge that the related Borrower was a debtor in any pending state or federal bankruptcy or insolvency proceeding.

                  (42) The servicing and collection practices used with respect to such Mortgage Loan have in all material respects been legal and met customary standards used by institutional lenders with respect to comparable mortgage loans.

                  (43) (a) Without having reviewed any public records since origination, Seller has no knowledge of any pending litigation or other pending legal proceedings involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

         (b) Without having reviewed any public records, Seller has no knowledge of any pending governmental investigations involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

                  (44) If such Mortgage Loan had a Cut-off Date Balance greater than $5,000,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it is a "single purpose entity". For purposes of this representation, "single purpose entity" shall mean an entity, other than an individual, which is limited in its purpose by its organization documents and/or by the terms of the related Mortgage Loan documents to owning and operating a single property or group of properties, and which is not permitted by its organization documents and/or by the related Mortgage Loan documents to engage in any business unrelated to such property and its financing, have any material assets other than those related to its interest in the related Mortgaged Property or its financing, or have any indebtedness prohibited under the related Mortgage Loan. Furthermore, if such Mortgage Loan had a Cut-off Date Balance greater than $7,500,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it shall maintain its own books, records and accounts, in each case which are separate and apart from the books and records and accounts of any other person, conduct its business in its own name, not guarantee or assume the debts or obligations of any other person, not commingle its assets or funds with those of any other person, transact business with affiliates on an arm's length basis and hold itself out as being a legal entity, separate and apart from any other person. To Seller's knowledge, at the time of origination of such Mortgage Loan, the related Borrower was in compliance with the aforementioned provisions/covenants.

                  (45) Except in cases where the related Mortgage Note or the related Mortgage provide for (a) a substitution of governmental securities for such Mortgaged Properties in a defeasance, (b) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, or (c) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements, property performance requirements and/or the payment of a release price or a partial defeasance, neither the related Mortgage Note nor the related Mortgage requires the lender to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

                  (46) Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the date of origination of such Mortgage Loan by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. The Seller has not consented to the encumbrance of the related Mortgage Property by any lien junior to or of equal priority with the lien of the related Mortgage.

                  (47) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or Mortgage provides that the Defeasance Option is not exercisable prior to a date that is at least two (2) years following the Startup Day for REMIC I (or, if such Mortgage Loan is an asset of a Loan REMIC, for such Loan REMIC). In addition, each Mortgage loan that is a Defeasance Loan permits defeasance (i) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, as certified by an independent certified public accountant and (ii) to Seller's knowledge, only for the purpose of facilitating the disposition of mortgaged real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  (48) If the Mortgage Loan permits defeasance, then the related Mortgage or other related loan document provides that the related

                  Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion, and any a applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction and that the related Mortgage is fully enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity).

                  (49) If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by Seller or any subsequent mortgagee.

                  (50) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

                  (51) If such Mortgage Loan is secured by the interest of the related Borrower as a lessee under a Ground Lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

         (a) Such Ground Lease was in full force and effect and, to Seller's knowledge, no default existed under such Ground Lease nor did any estoppel from the related ground lessor indicate a material incipient default nor is there any existing condition which, but for the passage of time or giving of notice or both would result in a default; Seller has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease; and, as of the Closing Date, Seller has not received written notice of any, and to Seller's knowledge there is no, default under such Ground Lease;

         (b) Either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to written notice of and the right to cure any default or breach by the ground lessee, including, when necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings or to take other action so long as the Seller or its assignee is proceeding diligently;

         (c) Upon the foreclosure of such Mortgage Loan or acceptance of a deed in lieu thereof, the related Ground Lease is assignable to the lender under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder;

         (d) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, permits the interest of the lessee thereunder to be encumbered by the related Mortgage; such Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially, adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

         (e) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances;

         (f) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, provides that no notice of termination given under such Ground Lease is effective against the holder unless a copy has been delivered to such lender in the manner described in such Ground Lease;

         (g) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, requires the ground lessor to enter into a new lease with the holder of such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

         (h) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the holder of such Mortgage Loan if it becomes the owner of such leasehold interest) that extends not less than the later to occur of (i) ten (10) years beyond the stated maturity of or Anticipated Repayment Date for such Mortgage Loan or (ii) ten (10) years beyond the amortization period of such Mortgage Loan;

         (i) Under the terms of such Ground Lease, or an estoppel letter or other agreement received by the originator of the Mortgage Loan from the ground lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses or (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, any insurance proceeds or condemnation awards in respect of a total or substantially total loss or taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law);

         (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and

         (k) Such Ground Lease may not be amended, modified or, except in the case of a default, canceled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, provided that such holder has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

                  (52) Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

                  (53) Each Mortgaged Property constitutes one or more complete separate tax lots.

                  (54) Seller has inspected or caused to be inspected each related Mortgaged Property within the twelve (12) months preceding the Cut-off Date.

                  (55) The related Mortgage requires the related Borrower to provide the holder of such Mortgage with quarterly and annual operating statements, rent rolls and related information and either quarterly or annual financial statements.

                  (56) The related Mortgage or other related loan document provides that the Borrower shall pay any fees payable to a Rating Agency in connection with the approval of an assumption of the related Mortgage Loan (if such Mortgage or other related loan document provides that Rating Agency approval is a specific condition precedent thereto).

                  (57) The related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than ten (10) days from the applicable Due Date.

                  (58) The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

                  (59) As of the Closing Date, no group of the Seller's Mortgage Loans representing more than 5% of the Initial Pool Balance have the same Borrower or, to the Seller's knowledge, have Borrowers that are affiliates of each other.

                  (60) To Seller's knowledge based on its inquiry and/or engineering reports and/or appraisals obtained in connection with the origination of each Mortgage Loan, each related Mortgaged Property is served by public utilities, water and sewer (or septic facilities).

                                  SCHEDULE C-1

                  Exceptions to Representations for SBRC Loans

Representation #6 & 23. Loan #6604209 (95 Metcalf Square). The adjacent improvements encroach across the mortgaged property boundary. An encroachment agreement was executed.

Representation #6 & 23. Loan #6603305 (Brookwood Square). Encroachment by adjacent improvement. An encroachment agreement was executed.

Representation #6 & 23. Loan #6603263 (Pinon Trails Apartments). The building crosses a setback line on the west side of the mortgaged property. A letter was obtained from the licensed architect that the buildings that cross a setback line could be relocated elsewhere on the site in the event of damage/destruction without violating the current zoning rules.

Representation #6 & 23. Loans #6603174 and 6603178 (Balboa Palms & Tarzana Palms). Each property short one parking space. A building encroaches over a "future alley".

Representation #13. Loan No. 6603149 (Boardwalk at Marina Bay). Insurance rating is A.M. Best A:VII.

Representation #13. Loan No. 6603488 (Fountain Oaks Business Center). Insurance rating is A.M. Best A:XIV.

Representation #13. Loan No. 6602692 (One Centennial Drive). Insurance rating is A.M. Best A:X.

Representation #13. Loan No. 6603311 (Sorrento Glen). Insurance rating is A.M. Best B++:VII.

Representation #13. Loan No. 6603071 (Western Plaza SC). Insurance rating is A.M. Best A:VII.

Representation #13. Loan No. 6603263 (Pinon Trails Apartments). One of the insurers is not rated.

Representation #13. Loan No. 6603153 (Fairgrounds Mobile Estates). The PML for the Mortgaged Property was calculated assuming a 9.5% excedence probability, 50 year exposure period and 500 year return period, resulting in a PML% of 16.4%.

Representation #14. Loan No. 6603153 (Fairgrounds Mobile Estates). The Phase I environmental site assessment is dated June 29, 1998.

Representation #14. Loan No. 6602253 (Hampton Inn - Columbus). The Phase I environmental site assessment is dated July 7, 1998.

Representation #14. Loan No. 7000000 (Comfort Suites Hotel). The Phase I environmental site assessment is dated July 6, 1998.

Representation #29. Loan #6603590 (Cambridge Village Apartments). A certificate of occupancy not obtained at closing, although it appeared that all pre-requisites were met at closing for its issuance.

Representation #29. Loan #6603487 (Kerman Shopping Center). The city refused to locate or produce a certificate of occupancy because at the time of the request, it was changing its recording systems for archiving data.

Representation #39. Loan #6603043 (Northpointe Plaza). An individual does not guaranty the recourse obligations of the Borrower. However, the recourse obligations are guaranteed by Wesbild Inc.

Representation #39. Loan #6602507 (Metatec Buildings). An individual does not guaranty the recourse obligations of the Borrower. However, the recourse obligations are guaranteed by Metatec International, Inc.

Representation #39. Loan #6604332 (One Michigan Avenue). There is no Guaranty.

Representation #39. Loan #6600069 (Frank's Nursery). There is no Guaranty.

Representation #39. Loan #6603019 (2265 Ralph Avenue). An individual does not guaranty the recourse obligations of the Borrower. However, the recourse obligations are guaranteed by Homeport Associates.

Representation #39. Loan #6603021 (1445 Hempstead Turnpike). An individual does not guaranty the recourse obligations of the Borrower. However, the recourse obligations are guaranteed by Elmont Realty Associates, L.P.

Representation #39. Loan #6603020 (5601 Merrick Road). An individual does not guaranty the recourse obligations of the Borrower. However, the recourse obligations are guaranteed by Massapequa KSI Venture L.L.C.

Representations #2, #7, #25, & #44. Loan #6603051 (Airport Plaza Office Center). SPE requirements waived for this borrower at time off origination. The borrower owns multiple properties.

Representations #2, #7, #25, & #44. Loan #6604495 (Raintree Corporate Center). SPE requirements waived for this borrower at time off origination, although there is a covenant to become an SPE within 18 months of origination (July, 2001).

Representation #45. Loan #6603311 (Park Central Office Development). A partial release is permitted. REMIC opinion and rating agency approval required, as well as opinion from architect regarding no adverse impact on development.

Representation #51(A). Loans #6602253 & #7000000 (Kenney Portfolio #2). Although the estoppels indicate that there is no material default, the lessor reserves its right to conduct an audit.

Representation #51(B). Loans #6602253 & #7000000 (Kenney Portfolio #2). The estoppels provide that Lender shall promptly and diligently gain possession through foreclosure.

Representation #51(B). Loan #6604046 (Storage Depot I). Neither the lease nor the estoppel explicitly provides that the Lender is allowed sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings. Notwithstanding the foregoing, the Lender has a 60 day cure right which may be extended to any reasonable time so long as Lender is making a good faith effort at curing the default. The Lessor may not terminate the lease within 180 days of the time notice of a default is tendered to the Borrower without the consent of the Lender.

Representation #51(I). Loan #6604046 (Storage Depot I). The estoppel provides that insurance proceeds shall be applied in accordance with the terms set forth in the Mortgage. The Mortgage states that the Lender shall not apply insurance proceeds to the payment of sums secured by the mortgage if the Borrower is not in default under the Mortgage, the Lender determines that there are sufficient funds to restore the Property to the Pre-Existing Condition, the Lender determines that the rental income will meet operating costs, and the rebuilding will be completed within one year of the date of the casualty.

Representation #51(I). Loans #6602253 & 700000 (Kenney Portfolio #2). In each case the Mortgage provides that insurance proceeds and condemnation awards are subject to the lessor's interest under any ground lease. Each lease provides that with respect to insurance, in the event of a total casualty, if the cost of restoration is less than the proceeds available, the Borrower must rebuild. If the cost exceeds the proceeds available, the Borrower shall rebuild to the original condition of the Mortgaged Property. With respect to condemnation, in the event that a taking renders the Mortgaged Premises unsuitable for Borrower's intended purpose, then the Borrower can terminate the lease and Borrower surrenders the Premises.

Representation #53. Loan #6604495 (Raintree Corporate Center). The Lender cannot confirm that the Property is currently a separate tax parcel. The rules of the local jurisdiction permit the transfer of partial lots without government approval. The division of tax lots occurs promptly upon the filing of the conveyance deed. The tax assessment for 2001 will reflect the subdivided parcels.

Representation #17 & 25. Loan #6603071 (Western Plaza), 6603019 (2265 Ralph Avenue) and 6603021 (1445 Hempstead Turnpike). Escrowed funds are not being released to pay the current insurance premiums until satisfactory invoices are received. Additional detail is set forth on the attached Servicer Disclosure.

Representation #7 & 25. Loan #6603225 (Village Place Shopping Center), 6603019 (2265 Ralph Avenue), 30223048 (Melrose Plaza), 6603021 (1445 Hempstead Turnpike), 6603769 (300

Wildwood Avenue) and 6604473 (McBee Apartments). Financial statements have not in all cases been timely provided in accordance with the requirements of the Mortgage Loan documents. Additional detail is set forth on the attached Servicer Disclosure.

Representation #7 & 25. Loans #6603071 (Western Plaza), 6604217 (McCormick Place), 6603305 (Brookwood Square), 6604346 (Summer Oaks), 6603887 (Pinnacle Warehouse ), 6604046 (Storage Depot I), 6604473 (McBee Apartments) and 6602692 (One Centennial Drive). With respect to each of the above, the date(s) has/have passed under the related Mortgage Loan documents for which items of work or other conditions to the release of reserved funds was/were to have been completed and/or satisfied, and while the related escrowed funds have not been disbursed, there is thus a non-compliance with the requirements of the Mortgage Loan documents, which would perhaps not prevent the release of funds upon satisfaction of the relevant requirements. Additional detail is set forth on the attached Servicer Disclosure.

NOTE ALSO THAT THE FOLLOWING WILL BE INDICATED IN THE SCHEDULE REFERRED TO IN REPRESENTATION 14 AS MORTGAGED PROPERTIES FOR WHICH A "PHASE II" ENVIRONMENTAL ASSESSMENT WAS PERFORMED:

         Loan #        Property Name                      Report Date
         #6605032      Red Lion Shopping Center           02/18/00
         #6604346      The Market at Summer Oaks          01/05/00
         #6604264      500 South Salina Street            03/01/00
         #6603938      411-423 East 114th Street          12/21/99

                               SERVICER DISCLOSURE

------------  --------------------------  -----------------  ---------------------------------------------------------------------
Salomon Nos.  Borrower or Loan Name       Issue                                          Description
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603071       SFS Mayaguez LP             Insurance          Midland has not received Insurance invoice to pay premiums.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603071       SFS Mayaguez LP             Reserve            Repair Reserve expired 06/15/2000 (Structural portions have been completed; still waiting for Environmental documentation).
------------  --------------------------  -----------------  ---------------------------------------------------------------------

------------  --------------------------  -----------------  ---------------------------------------------------------------------
6604217       Abart Properties            Reserve            Tenant Reserve has expired.  Midland is in the process of getting all necessary documentation to release funds.  Tenant has informed that all required improvement/repairs have been completed.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6604217       Abart Properties            Reserve            Voicestream Tenant Estoppel and SNDA not received to date.  This reserve terminates 10 days after Voicestream has occupied the space and paying rent.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603019       Homeport Associates         Insurance          Midland has not received Insurance amounts for this loan.  The insurance is part of a package policy (for many properties) and the management company pays (according to ins. agent, Lois Behr at the
                                                             Harbor Group).
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603305       Atlanta Brookwood           Reserve            Repair Reserve expires on 07/28/00; Borrower will request extension
              Associates                                     of one month to complete Asphalt repair.  The other two items have been completed (but Midland has not received any documentation).
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6604346       Park Place MHP Ltd.         Reserve            Environmental Reserve expired on 05/18/00; Borrower is working on list of items and will request an extension.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6604346       Park Place MHP Ltd.         Reserve            Deferred Maintenance Reserve expired 05/18/00.  Borrower has requested release of funds, but work has not been completed, because his inspector has told him repairs are not necessary as originally thought.  He will request an extension.
------------  --------------------------  -----------------  ---------------------------------------------------------------------

------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603021       Elmont Realty               Insurance          Midland has not received Insurance amounts for this loan.  The insurance is part of a package policy (for many properties) and the management company pays (according to ins agent, Lois Behr at the
                                                             Harbor Group).
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603188       Castle Court Apartments     Reserve            Repair Reserve has expired; Borrower is in the process of sending
                                                             Midland documentation for the release of the funds.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6202726       BH Westside Building LLC    Reserve            Deferred Maintenance Reserve has expired.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603887       Five-D Properties           Reserve            Deferred Maintenance has expired.  According to the borrower, the
                                                             DM is for several items for a tenant.  The borrower has tried a couple of time(s) trying to get a hold of the new contact person at the tenant's office.  They are
------------  --------------------------  -----------------  ---------------------------------------------------------------------

------------  --------------------------  -----------------  ---------------------------------------------------------------------
Salomon Nos.  Borrower or Loan Name       Issue                                          Description
------------  --------------------------  -----------------  ---------------------------------------------------------------------
                                                             working on the outstanding items, but needs to coordinate with the
                                                             Tenant.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6604046       Airport Mini-Storage        Reserve            Repair Reserve has expired; the borrower has requested that Lender review their contract to repair and release funds if repairs
                                                             (instead of replacement) would be satisfactory (contractor will guarantee for 10 years).
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6604473       McBee Apartments            Reserve            Deferred Maintenance Reserve has expired.  Borrower has stated all necessary repairs have been completed.  He is waiting on some pictures before he sends the documentation (draw request) to
                                                             Midland.  He expects to be able to send this to Midland next week.
----------------------------------------- ------------------ ---------------------------------------------------------------------
6602692       Cadlerock's Centennial      Reserve            Deferred Maintenance Reserve has expired.  Have not heard from property maintenance person as to the status of the repairs.
------------  --------------------------  -----------------  ---------------------------------------------------------------------
6603225       Village Place Shopping      Financial          Servicer has requested and informed the borrower of their
              Center                      Statements         obligation to provide financial statements in accordance with the loan documents for Village Place Shopping Center; however, servicer has been unable to obtain all statements in accordance with the loan documents.
------------  --------------------------  -----------------  ---------------------------------------------------------------------

--------------  ---------------------------------------------------  ------------
                First Quarter Financial Statement Exceptions
--------------  ---------------------------------------------------  ------------

  MIS #         SSB #                       PROPERTY NAME              RECEIVED
--------------                                                       ------------
30221968        6603019                     2265 Ralph Avenue             NO
--------------                                                       ------------
30223048        6603691                     Melrose Plaza                 NO
--------------                                                       ------------
30221966        6603021                     1445 Hempstead Turnpike       NO
--------------                                                       ------------

--------------                                                       ------------

--------------                                                       ------------
30223011        6603769                     300 Wildwood Avenue           NO
--------------                                                       ------------
30223775        6604473                     McBee Apartments              NO
--------------  ---------------------------------------------------  ------------

                                  SCHEDULE C-2

LOAN NUMBER       MORTGAGE            LOAN / PROPERTY NAME               ALLOCATED
                 LOAN SELLER                                            CUT-OFF DATE
                                                                          BALANCE
-------------------------------------------------------------------------------------
6603051              SBRC      Airport Plaza Office Center - Phase 1    8,041,260.72
6604369              SBRC      Sorrento Glen                            5,414,016.97
6603691              SBRC      Melrose Plaza                            5,321,889.11
6603153              SBRC      Fairgrounds Mobile Estates               5,033,877.38
6603487              SBRC      Kerman Shopping Center                   4,127,294.17
6603452              SBRC      Beverly Westside                         3,707,014.24
6603491              SBRC      Vacaville Town Center                    3,164,542.00
6603175              SBRC      Independence Court Apartments            2,787,969.36
6604046              SBRC      Storage Depot I                          2,596,919.00
6602382              SBRC      Tivoli Square Apartments                 2,520,752.43
6603238              SBRC      Golden Sands Apartments                  2,476,259.66
6603174              SBRC      Balboa Palms Apartments                  1,991,406.70
6602379              SBRC      Diplomat Apartments                      1,900,471.30
6603178              SBRC      Tarzana Palms Apartments                 1,672,781.59
6602380              SBRC      Monaco Apartments                        1,541,288.43
6603177              SBRC      Parthenia Garden Apartments                995,703.31


                                     C-2-1

                                   EXHIBIT D-1


                             FORM OF CERTIFICATE OF
                       A SECRETARY OR ASSISTANT SECRETARY
                        OF SALOMON BROTHERS REALTY CORP.

       Certificate of Assistant Secretary of Salomon Brothers Realty Corp.

                  I, Andrew W. Alter, hereby certify that I am a duly elected and acting Assistant Secretary of Salomon Brothers Realty Corp. (the "Company"), and certify further as follows:

                  a) The Company is a corporation duly organized and validly existing under the laws of the State of New York;

                  b) Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

                  c) Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of New York, issued within ten days of the date hereof with respect to the good standing of the Company;

                  d) Since the date of the certificate of good standing referred to in clause 3 above, the Company has not received any notification from the Secretary of the State of New York, or from any other source, that the Company is not in good standing in New York;

                  e) Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. Such resolutions are in full force and effect on the date hereof and are not in conflict with any other resolutions of the board of directors of the Company in effect on the date hereof.

                  f) The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

                  g) To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated; and

                  h) Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement dated as of August 15, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities


                                     D-1-1

         Inc. and Artesia Banking Corporation, and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such persons appearing on such documents are their genuine signatures.

                  Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name as of __________, 2000.



                                             By:  ______________________________
                                             Name:        Andrew W. Alter
                                             Title:       Assistant Secretary


                  The undersigned, an officer of the Company hereby certifies that Andrew W. Alter is the duly elected and qualified and acting Assistant Secretary of the Company and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name as of August __, 2000.



                                             By:  ______________________________
                                             Name:
                                             Title:



                                     D-1-2

                                   EXHIBIT D-2


                             FORM OF CERTIFICATE OF
                          SALOMON BROTHERS REALTY CORP.

                  Certificate of Salomon Brothers Realty Corp.

                  In connection with the execution and delivery by Salomon Brothers Realty Corp. (the "Company") of, and the consummation of the transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, the Company hereby certifies that (i) its representations and warranties set forth in the Mortgage Loan Purchase Agreement and in the Indemnification Agreement dated as of August 15, 2000, among the Company, SBMS VII, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation (the "Indemnification Agreement"; and, collectively with the Mortgage Loan Purchase Agreement, the "Agreements"), are true and correct in all material respects at and as of the date hereof (or, in the case of the representations an warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) it has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                  Certified this ___ day of August __, 2000.



                                             SALOMON BROTHERS REALTY CORP.



                                             By:  ______________________________
                                             Name:
                                             Title:


                                     D-2-1

                                  EXHIBIT D-3A


                       FORM OF OPINION OF IN-HOUSE COUNSEL
                                  TO THE SELLER




                                 August __, 2000


Addressees listed on Exhibit A hereto

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through
                           Certificates, Series 2000-C2


Ladies and Gentlemen:

                  This opinion is being provided to you by Andrew W. Alter pursuant to Section 7(h) the Mortgage Loan Purchase Agreement, dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and Salomon Brothers Realty Corp. (the "Company"), relating to the sale by the Company of certain mortgage loans (the "Mortgage Loans"). I have also acted as counsel to the Company in connection with its entering into the Indemnification Agreement dated as of August 15, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation. The Mortgage Loan Purchase Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements". Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

                  I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

                  Based upon the foregoing, I am of the opinion that:

                  a) The Company is a validly existing corporation in good standing under the laws of the State of New York, with corporate power and authority under such laws to enter into and perform its obligations under the Agreements.

                  b) Each Agreement has been duly authorized, executed and delivered by the Company.

                  c) No consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery by the Company of the Agreements, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  d) The transfer of the Mortgage Loans as provided in the Agreements and the fulfillment of the other terms of the Agreements will not conflict with or result in a violation of the Certificate of Incorporation or the By-laws of the Company or any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject.

                  e) To the best of my knowledge, there are no actions or proceedings against the Company, pending (with regard to which the Company has received service of process) or overtly threatened in writing before any court, governmental agency or arbitrator which affect the enforceability of the Agreements, or which would draw into question the validity of the Agreements or any action taken or to be taken in connection with the Company's obligations contemplated therein, or which would materially impair the Company's ability to perform under the terms of the Agreements.

                  The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States.

                  This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without my express written consent.

                                Very truly yours,


                                     D-2-3

                                  EXHIBIT D-3B


                       FORM OF OPINION OF SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER




                                                     August 24, 2000

Salomon Brothers Mortgage                    Moody's Investors Service, Inc.
Securities VII, Inc.                         99 Church Street
388 Greenwich Street                         New York, New York  10007
New York, New York 10013

Salomon Smith Barney Inc.                    Fitch, Inc.
388 Greenwich Street                         One State Street Plaza, 31st Floor
New York, New York 10013                     New York, New York  10004

PaineWebber Incorporated                     Salomon Brothers Realty Corp.
1285 Avenue of the Americas, 38th Floor      388 Greenwich Street
New York, New York  10019                    New York, New York 10013

Chase Securities Inc.                        Wells Fargo Bank Minnesota, N.A.
270 Park Avenue                              45 Broadway, 12th Floor
New York, New York  10017                    New York, New York 10006

Artesia Banking Corporation
c/o Artesia Mortgage Capital Corporation
1180 Northwest Maple Street, Suite 202
Issaquah, Washington  98027

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

Ladies and Gentlemen:

                  We have acted as special counsel to Salomon Brothers Realty Corp. ("SBRC") with respect to certain matters in connection with transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between SBRC, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser.

                  This opinion letter is being provided to you pursuant to
Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement.


                                     D-2-4

                  For the purposes of this opinion letter, we have reviewed the Mortgage Loan Purchase Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Mortgage Loan Purchase Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Mortgage Loan Purchase Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to the authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of the parties to the Mortgage Loan Purchase Agreement and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in paragraph 2 below, the power and authority of the parties to the Mortgage Loan Purchase Agreement to enter into, perform under and consummate the transactions contemplated by the Mortgage Loan Purchase Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreement by the parties thereto, (ix) except as expressly addressed in paragraph 1 below, the constitution of the Mortgage Loan Purchase Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Mortgage Loan Purchase Agreement, as expressed therein.

                  In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.

                  Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law;
(3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive
(i) the application of any federal, state or local statute, rule or regulation,
(ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any


                                     D-2-5
rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York; (4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of SBRC, enforceable against SBRC in accordance with its terms.

                  2. The execution, delivery and performance of the Mortgage Loan Purchase Agreement by SBRC will not conflict with or result in a violation of any federal or State of New York statute or regulation generally applicable to New York corporations in connection with transactions of the type contemplated by the Mortgage Loan Purchase Agreement.

                  The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                                       Very truly yours,


                                     D-2-6

                                   EXHIBIT M-2


                      FORM OF PWRES MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of August 15, 2000, between Paine Webber Real Estate Securities Inc., a Delaware corporation ("PWRES"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

                  PWRES desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                  SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                  SBMS VII will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC"), some of the Other Loans from Artesia Mortgage Capital Corporation ("AMCC"), and the remaining Other Loans from ORIX Real Estate Capital Markets, LLC ("ORECM"; and, collectively with SBRC and AMCC, the "Other Loan Sellers").

                  SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("Salomon"), PaineWebber Incorporated ("PaineWebber"), Chase Securities Inc. ("Chase") and Artesia Banking Corp. ("Artesia BC"), pursuant to an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among SBMS VII, Salomon, PaineWebber, Chase and Artesia BC; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to Salomon and PaineWebber, pursuant to a certificate purchase agreement, dated the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, Salomon and PaineWebber. The Registered Certificates are more fully described in the prospectus dated August 4, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated August 15, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated August 15, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                  PWRES will indemnify SBMS VII, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and certain related parties with respect to the disclosure regarding the Mortgage Loans and PWRES contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among PWRES, SBMS VII, Salomon, PaineWebber, Chase and Artesia BC.

                  Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  SECTION 1. Agreement to Purchase.

                  The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on August 24, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective scheduled due dates in August 2000 (collectively the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $273,146,121, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be $284,525,797, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                  SECTION 2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any

Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                  (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                  (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                  If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, the original Mortgage Note, the Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnification of the Purchaser, Trustee, Master Servicer and Special Servicer against any losses and expenses that may be incurred by reason of such lost or destroyed Mortgage Note. If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument provided that a photocopy of such non-delivered document or instrument (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of a Mortgage, to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Purchaser, the Trustee or such Custodian within 365 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser may consent to, which consent shall not be unreasonably withheld so long as the Seller is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in the definition of "Mortgage File", with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the

Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified, in the case of a Mortgage, by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to any Mortgage Loan, and notwithstanding the foregoing, the Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Seller by the applicable filing office, and the Seller may deliver assignments of documents and/or instruments that do not contain the recording information for the related documents and/or instruments, as applicable, if such documents and/or instruments have not been returned to the Seller by the applicable recording office. The Seller hereby authorizes the Purchaser, acting in its stead and on its behalf, to fill in any missing filing or recording information or any instrument or document required to be delivered pursuant to this subsection (b). The delivery of an original pro forma or specimen title insurance policy or an original marked, redated and recertified commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf no later than the 90th day following the Closing Date (or such later date provided that the reason for the delay in delivery of the title policy to the Trustee or Custodian is either (i) because of a delay caused by the public recording or filing office where the Mortgage has been delivered for recording or filing in returning a filed copy of the Mortgage or (ii) due to the failure of the title company to forward such title policy in a timely manner).

                  If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, and the Seller has satisfied its delivery requirements as to such non-delivered document or instrument by delivering a photocopy thereof (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing), then:

                  (i) the Purchaser will, on or about the 115th day following the Closing Date and approximately every 90 days thereafter until it or its designee receives the original or a photocopy of the subject document or instrument reflecting evidence of recordation or filing, prepare and forward or cause to be prepared and forwarded to the Seller a certification, to be signed and returned by the Seller, to the effect that the Seller is in good faith attempting to obtain from the appropriate public recording or filing office such original or photocopy; and

                  (ii) the Seller agrees to execute and return to the Purchaser or its designee each such certification within 15 days following its receipt thereof.

                  In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, on or before the Closing Date (or, if any of the following items are not in the actual possession of the Seller as soon as reasonably or practical, but in any event within 30 days, after Closing Date):
(i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/ engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

                  The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                  (d) The Seller shall be responsible for: (i) all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement (provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer); and (ii) all other reasonable out-of-pocket costs and expenses incurred by the Trustee or a Custodian pursuant to Section 2.01(e) of the Pooling and Servicing Agreement. In connection with the endorsement of any Mortgage Note and the delivery of any assignment from the Seller hereby authorizes the Purchaser or its designee to complete each endorsement or assignment in blank appearing thereon in favor of the Purchaser in such manner as the Purchaser shall determine the exercise of its sole discretion, provided that such endorsement will be without recourse, representation or warranty of the Seller except as expressly set forth in this Agreement. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Purchaser or an assignee thereof, which may include the Trustee or its Custodian or its agent, shall notify the Seller of same. The Seller shall cure such defect within 90 days following such notice or the Purchaser may prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Purchaser shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate, all at the Seller's expense. The Purchaser may (and, at the Purchaser's request, the Seller shall) execute any replacement assignment or instrument of transfer, being filed in substitution for any such lost or returned unrecorded or unfiled assignment or instrument of transfer, at the Seller's expense, and the Seller shall assist the Purchaser or its designee or agent in recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee or to file any UCC-3 in those jurisdictions where, in the written opinion of the local counsel to Purchaser or Trustee or such other evidence as is acceptable to the Trustee or its designee such recordation and/or filing is not required to protect the Purchaser's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Seller, and the reasonable costs of such opinion and/or other evidence shall be borne by the Seller. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                  (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan).

                  (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

                  The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 except as such remedies are otherwise limited by the terms of this Agreement.

                  SECTION 4. Representations, Warranties and Covenants of the Seller.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                  (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

     SECTION 4A. Representations, Warranties and Covenants of Purchaser.

     The Purchaser hereby represents and warrants, as of the Closing Date, that:

          (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

          (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

          (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  SECTION 5. Notice of Breach; Cure, Repurchase and
Substitution.

                  (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, to be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan was, as of the Closing Date, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"),
(ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and
(iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have up to an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                  If a Breach or Document Defect exists with respect to any Mortgage Loan constituting part of a Cross-Collateralized Group, then the determination as to whether such Breach or Document Defect, as the case may be, is a Material Breach or a Material Document Defect, as applicable, shall be made as follows:

                  (i) if such Mortgage Loan has become a Specially Serviced Mortgage Loan by reason of such Breach or Document Defect, then based solely upon such Mortgage Loan and the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding thereto, without regard to the cross-collateralization; and

                  (ii) otherwise, treating such Cross-Collateralized Group as a single Mortgage Loan secured by all of the related Mortgaged Properties.

For purposes of applying the remedies contemplated by this Section 5(a) in connection with any Material Breach or Material Document Defect in respect of any Cross-Collateralized Group or any particular Cross-Collateralized Mortgage Loan that is part of such Cross-Collateralized Group, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                  If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                  The Seller hereby acknowledges the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligations of the Seller to cure Material Breaches/Material Document Defects or repurchase Defective Mortgage Loans pursuant to this Section 5(a). In addition, the Seller hereby acknowledges and agrees that, pursuant to Section 2.03(d) of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) have the right, for the benefit of the Certificateholders, to enforce the obligations of the Seller under this Agreement. If the Seller is required to repurchase a Defective Mortgage Loan, the reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Purchaser, the Trustee, the Custodian, the Master Servicer and the Special Servicer as a result of such repurchase shall be part of the purchase price.

                  (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                  SECTION 6. Closing.

                  The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                  (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the

Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                  (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                  Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents.

                  The Closing Documents shall consist of the following:

                  (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

                  (b) The Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of Salomon, PaineWebber, Chase and Artesia BC;

                  (c) The Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                  (d) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in
(g) below;

                  (e) A certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware dated not earlier than 10 days prior to the Closing Date;

                  (f) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (g) Resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                  (h) A written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement, Salomon, PaineWebber, Chase, Artesia BC and each Rating Agency; a written opinion of Sidley & Austin as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement, Salomon, PaineWebber, Chase, Artesia BC and each Rating Agency; and such other written opinions as may be required by a Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement); (i) One or more accountants' comfort letters relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

                  (j) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  SECTION 8. Costs.

                  Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated May 30, 2000 (the "Term Sheet").

                  SECTION 9. Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no. 212-816-8306, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 1285 Avenue of the Americas, 38th Floor, New York, New York 10019, attention: Mark Lebowitz, facsimile no.: (212) 713-3006, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                  SECTION 10. Characterization.

                  The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

                  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 12. Severability of Provisions.

                  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 13. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 14. GOVERNING LAW.

                  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 15. Further Assurances.

                  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  SECTION 16. Successors and Assigns.

                  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                  SECTION 17. Amendments.

                  (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                  (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects, the Seller, shall be effective against the Seller.

                  SECTION 18. Entire Agreement.

                  Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                        PAINE WEBBER REAL ESTATE SECURITIES INC.



                                        By:_____________________________________
                                        Name:
                                        Title:


                                        SALOMON BROTHERS MORTGAGE
                                        SECURITIES VII, INC.



                                        By:_____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A


                             MORTGAGE LOAN SCHEDULE

                            [See Attached Schedule]

                        SCHEDULE OF PWRES MORTGAGE LOANS

CONTROL  LOAN     MORTGAGE   LOAN / PROPERTY NAME        PROPERTY ADDRESS               CITY                     ZIP     ORIGINAL
NUMBER   NUMBER     LOAN                                                                                STATE    CODE    BALANCE
                   SELLER
-----------------------------------------------------------------------------------------------------------------------------------
    2    10651       PW      1615 Poydras Street        1615 Poydras Street           New Orleans         LA    70112   29,200,000
    5    10388       PW      Diplomat Centre            820 Second Avenue             New York            NY    10017   19,300,000
    9    11128       PW      Diamond Point Plaza        8250 Eastern Avenue           Baltimore           MD    21224   15,300,000
   10    11539       PW      Mount Vernon Medical       755 Mount Vernon Highway      Atlanta             GA    30328   15,250,000
                             Office Building
   12    10124       PW      110 Greenwich Street       110 Greenwich Street          New York            NY    10006   14,400,000
   13    10959       PW      San Fernando Professional
                               Buildings Portfolio                                                                      14,100,000
   13A   10959A      PW      11155-11165 Sepulveda      11155-11165 Sepulveda         Mission Hills       CA    91345
                             Boulevard                  Boulevard
   13B   10959B      PW      11211 Sepulveda Boulevard  11211 Sepulveda Boulevard     Mission Hills       CA    91345
   13C   10959C      PW      17909 Soledad Canyon Road  17909 Soledad Canyon Road     Santa Clarita       CA    91351
   14    9913        PW      3200 Regatta Boulevard     3200 Regatta Boulevard        Richmond            CA    94804   12,600,000
   17    11233A      PW      Kmart Plaza                200 South Main Street         West Lebanon        NH    03784    8,610,000
   18    11233B      PW      Miracle Mile Shopping      422 Miracle Mile              Lebanon             NH    03766    1,495,000
                             Center
   19    11233C      PW      North Country Plaza        267 Plainfield Road           West Lebanon        NH    03784    1,565,000
   28    7217        PW      375 Ballardvale Street     375 Ballardvale Street        Wilmington          MA    01887    7,920,000
   33    8902        PW      Gateway Mobile Home Park   10100 Gandy Blvd. North       St. Petersburg      FL    33716    6,850,000
   34    9529        PW      Lake Cook Office           4201 Lake Cook Road           Northbrook          IL    60062    6,700,000
   35    10216       PW      Pine Terrace Apartments    838 Pine Avenue               Long Beach          CA    90813    6,525,000
   37    8997        PW      Shoppers Food Warehouse    1320 Carl D. Silver Parkway   Fredericksburg      VA    22401    6,300,000
   42    9865        PW      400 Blair Road             400 Blair Road                Carteret            NJ    07008    6,000,000
   43    7222        PW      14 Jewel Drive             14 Jewel Drive                Wilmington          MA    01887    5,760,000
   45    7223        PW      87 Concord & 7 Lopez
                               Portfolio                                                                                 5,505,000
   45A   7223A       PW      87 Concord Road            87 Concord Road               North Reading       MA    01864
   45B   7223B       PW      7 Lopez Road               7 Lopez Road                  Wilmington          MA    01887
   51    4459A       PW      Days Inn Fort Wright       1945 Dixie Highway            Fort Wright         KY    41011    1,835,000
   52    4459B       PW      Days Inn Frankfort         1051 US Highway 127 South     Frankfort           KY    40601    2,255,000

CONTROL  LOAN          MORT-     NOTE       CUT-OFF      MONTHLY     ORIGINAL     REMAIN-     SCHED-      STATED     CALCU-
NUMBER   NUMBER      GAGE RATE   DATE        DATE         DEBT       TERM TO     ING TERM      ULED      ORIGINAL    LATED
                                            BALANCE      SERVICE     MATURITY       TO       MATURITY     AMORT-    ORIGINAL
                                                         PAYMENT     / ARD       MATURITY /    DATE      IZATION     AMORT-
                                                                     (MONTHS)     / ARD                   TERM      IZATION
                                                                                 (MONTHS)                (MONTHS)    TERM
                                                                                                                    (MONTHS)
------------------------------------------------------------------------------------------------------------------------------
    2    10651        8.4500%  04/07/00   29,159,803     223,488.84    120         117       05/01/30     360        360
    5    10388        8.4500%  05/04/00   19,280,819     147,716.94    120         118       06/01/10     360        360
    9    11128        8.8900%  06/02/00   15,295,228     121,898.23    120         119       07/01/10     360        360
   10    11539        8.2400%  06/29/00   15,243,746     114,460.97    120         119       07/01/10     360        360

   12    10124        8.4300%  05/12/00   14,385,472     110,077.61    119         117       05/01/10     359        359
   13    10959        9.1000%  05/22/00   14,088,419     114,467.79    120         118       06/01/10     360        360
   13A   10959A

   13B   10959B
   13C   10959C
   14    9913         8.8000%  12/27/99   12,558,042      99,574.55    120         113       01/01/10     360        360
   17    11233A       8.6400%  06/30/00    8,606,999      67,059.61    120         119       07/01/10     360        360
   18    11233B       8.7700%  06/30/00    1,494,508      11,782.53    120         119       07/01/10     360        360

   19    11233C       8.7400%  06/30/00    1,564,478      12,300.69    120         119       07/01/10     360        360
   28    7217         8.5500%  11/12/99    7,888,749      61,178.82    120         112       12/01/09     360        360
   33    8902         8.4500%  09/13/99    6,815,006      52,428.03    120         110       10/01/09     360        360
   34    9529         9.0000%  05/17/00    6,694,327      53,909.72    120         118       06/01/10     360        360
   35    10216        8.3500%  04/20/00    6,515,732      49,479.61    120         117       05/01/10     360        360
   37    8997         8.5000%  12/01/99    6,274,789      48,441.55    120         112       12/01/29     360        360
   42    9865         8.3800%  06/19/00    5,997,671      45,625.51    120         119       07/01/30     360        360
   43    7222         8.5500%  11/12/99    5,737,272      44,493.69    120         112       12/01/09     360        360
   45    7223         8.5500%  11/12/99    5,483,278      42,523.91    120         112       12/01/09     360        360
   45A   7223A
   45B   7223B
   51    4459A        7.8000%  07/16/98    1,788,065      13,920.57    120         96        08/01/08     300        300
   52    4459B        7.8000%  07/16/98    2,197,322      17,106.75    120         96        08/01/08     300        300

CONTROL  LOAN         CALCULATED     LOAN          CROSS       ANTICI-      DEFEASE       DEFEASE   OWNER-SHIP    INTEREST
NUMBER   NUMBER       REMAINING     BALANCE       COLLATER-     PATED      START DATE     END DATE   INTEREST      ACCRUAL
                     AMORT-         AT           ALIZED       REPAY-                                             METHOD
                      IZATION      MATURITY /    (MORTGAGE    MENT DATE
                        TERM          ARD       LOAN GROUP)
                      (MONTHS)

-------------------------------------------------------------------------------------------------------------------------------
    2    10651          357        26,391,631       No        05/01/10      05/01/04      04/30/10  Fee Simple    Actual/360
    5    10388          358        17,440,104       No           NAP        06/01/04      05/31/10  Fee Simple    Actual/360
    9    11128          359        13,963,921       No           NAP        07/01/04      03/31/10  Fee Simple    Actual/360
   10    11539          359        13,716,170       No           NAP        09/01/02      06/30/10  Fee Simple    Actual/360

   12    10124          357        13,009,262       No           NAP        06/01/04      04/30/10  Fee Simple    Actual/360
   13    10959          358        12,924,549       No           NAP        09/01/02      05/31/10                Actual/360
   13A   10959A                                                                                     Fee Simple

   13B   10959B                                                                                     Fee Simple
   13C   10959C                                                                                     Fee Simple
   14    9913           353        11,477,006       No           NAP        01/01/04      12/31/09  Fee Simple    Actual/360
   17    11233A         359         7,814,949    Yes (b)         NAP        09/01/02      06/30/10  Fee Simple    Actual/360
   18    11233B         359         1,360,869    Yes (b)         NAP        09/01/02      06/30/10  Fee Simple    Actual/360

   19    11233C         359         1,423,646    Yes (b)         NAP        09/01/02      06/30/10  Fee Simple    Actual/360
   28    7217           352         7,175,706       No           NAP        12/01/03      11/30/09  Fee Simple    Actual/360
   33    8902           350         6,192,479       No           NAP        10/01/03      09/30/09  Fee Simple    Actual/360
   34    9529           358         6,128,349       No           NAP        06/01/04      05/31/10  Fee Simple    Actual/360
   35    10216          357         5,883,955       No           NAP        05/01/04      04/30/10  Fee Simple    Actual/360
   37    8997           352         5,701,497       No        12/01/09      01/01/04      11/30/09  Fee Simple    Actual/360
   42    9865           359         5,414,010       No        07/01/10      07/01/04      03/31/10  Fee Simple    Actual/360
   43    7222           352         5,218,695       No           NAP        12/01/03      11/30/09  Fee Simple    Actual/360
   45    7223           352         4,987,659       No           NAP        12/01/03      11/30/09                Actual/360
   45A   7223A                                                                                      Fee Simple
   45B   7223B                                                                                      Fee Simple
   51    4459A          276         1,504,071    Yes (d)         NAP        09/01/03      01/31/08  Fee Simple    Actual/360
   52    4459B          276         1,848,327    Yes (d)         NAP        09/01/03      01/31/08  Fee Simple    Actual/360

CONTROL  LOAN         MASTER         YIELD       CTL    RELATED        GUARANTOR         RATED         CTL LEASE
NUMBER   NUMBER     SERVICING     MAINTENANCE    LOAN   CREDIT                           PARTY         ENHANCEME
                     FEE RATE     CALCULATION           TENANT                                          POLICY
                                     METHOD



---------------------------------------------------------------------------------------------------------------
    2    10651        0.0500%         NAP         No
    5    10388        0.0500%         NAP         No
    9    11128        0.0500%         NAP         No
   10    11539        0.0500%         NAP         No

   12    10124        0.0500%         NAP         No
   13    10959        0.0500%         NAP         No
   13A   10959A

   13B   10959B
   13C   10959C
   14    9913         0.0500%         NAP         No
   17    11233A       0.0500%         NAP         No
   18    11233B       0.0500%         NAP         No

   19    11233C       0.0500%         NAP         No
   28    7217         0.0500%         NAP         No
   33    8902         0.0500%         NAP         No
   34    9529         0.0500%         NAP         No
   35    10216        0.0500%         NAP         No
   37    8997         0.0500%         NAP         No
   42    9865         0.0500%         NAP         No
   43    7222         0.0500%         NAP         No
   45    7223         0.0500%         NAP         No
   45A   7223A
   45B   7223B
   51    4459A        0.0500%         NAP         No
   52    4459B        0.0500%         NAP         No

CONTROL  LOAN     MORTGAGE   LOAN / PROPERTY NAME        PROPERTY ADDRESS               CITY                     ZIP     ORIGINAL
NUMBER   NUMBER     LOAN                                                                                STATE    CODE    BALANCE
                  SELLER
------------------------------------------------------------------------------------------------------------------------------------
   53    4459C       PW      Days Inn Shepherdsville    120 South Lakeview Drive      Shepherdsville      KY    40165    1,215,000
   61    9430        PW      Cayuga Village Mobile      9370 Niagara Falls Boulevard  Niagara Falls       NY    14304    4,250,000
                             Home Park
   64    7220        PW      155 West Street            155 West Street               Wilmington          MA    01887    4,030,000
   70    8686        PW      131 Spring Street          131-137 Spring Street         New York            NY    10012    3,651,000
   72    10142       PW      Jackson Professional       209-211 Gibson Street         Leesburg            VA    20176    3,600,000
   74    7218        PW      377 Ballardvale &
                               315 New Boston Portfolio                                                                  3,415,000
   74A   7218A       PW      377 Ballardvale Street     377 Ballardvale Street        Wilmington          MA    01887
   74B   7218B       PW      315 New Boston Street      315 New Boston Street         Woburn              MA    01801
   77    10593       PW      Plimpton and Hills
                               Portfolio                                                                                 3,200,000
   77A   10593A      PW      114-146 Kings Highway East 114-146 Kings Highway East    Fairfield           CT    06432
   77B   10593B      PW      1 Maxim Road               1 Maxim Road                  Hartford            CT    06146
   78    9133        PW      4444 West Bristol Road     4444 West Bristol Road        Flint               MI    48507    3,200,000
   81    10851       PW      RPM Warehouse              11150 N.W. 32nd Avenue        Miami               FL    33167    3,100,000
   82    9583        PW      Deere Road Warehouse       6392-6402-6412 Deere Road     Syracuse            NY    13206    3,040,000
                             Buildings
   84    10065       PW      SunTrust Centre            1890 University Drive         Coral Springs       FL    33071    2,962,500
   91    10094       PW      Congress Professional      1620 S. Congress Avenue       Palm Springs        FL    33437    2,650,000
                             Center III
   92    10105       PW      Keystone Building          3520 Fifth Avenue             Pittsburgh          PA    15213    2,650,000
   93    10939       PW      4621 W. Napoleon           4621 W. Napoleon              Metairie            LA    70001    2,636,000
   94    10762       PW      Balboa Pointe Apartments   6626 Hayvenhurst Avenue       Van Nuys            CA    91406    2,625,000
   98    7585        PW      Burke Village Center       9570 Burke Road               Burke               VA    22015    2,565,000
   103   9925        PW      Eckerds - Gloversville     178 North Main Street         Gloversville        NY    12078    2,428,387

   109   10003       PW      CVS - Murfreesboro         607 Southeast Broad Street    Murfreesboro        TN    37130    2,187,876

   110   7592        PW      La Quinta Gardens          4505 Aldine Mail Route        Houston             TX    77039    2,165,000
   111   7042        PW      Urban Outfitters Ann Arbor 231-33 S. State Street        Ann Arbor           MI    48104    2,100,000
   113   8988        PW      South Meadows              9475 Double R Boulevard       Reno                NV    89511    2,000,000
   116   9998        PW      Esquire Apartments         3102 Buford Highway           Atlanta             GA    30329    1,982,000
   118   8574        PW      Falcon Cove Apartments     13300 Biscayne Dr.            Homestead           FL    33033    1,950,000

CONTROL  LOAN       MORT-     NOTE       CUT-OFF      MONTHLY     ORIGINAL     REMAIN-     SCHED-      STATED     CALCU-
NUMBER   NUMBER   GAGE RATE   DATE        DATE         DEBT       TERM TO     ING TERM      ULED      ORIGINAL    LATED
                                         BALANCE      SERVICE     MATURITY       TO       MATURITY     AMORT-    ORIGINAL
                                                      PAYMENT     / ARD       MATURITY      DATE      IZATION     AMORT-
                                                                  (MONTHS)     / ARD                   TERM      IZATION
                                                                              (MONTHS)                (MONTHS)    TERM
                                                                                                                 (MONTHS)
---------------------------------------------------------------------------------------------------------------------------
   53    4459C     7.8000%  07/16/98     1,183,923      9,217.16    120         96        08/01/08     300        300
   61    9430      8.8000%  12/30/99    4,235,847      33,586.65    120         113       01/01/10     360        360

   64    7220      8.5500%  11/12/99    4,014,098      31,130.13    120         112       12/01/09     360        360
   70    8686      7.8500%  12/15/99    3,635,391      26,408.96    120         113       01/01/10     360        360
   72    10142     8.9000%  06/07/00    3,598,882      28,707.76    120         119       07/01/10     360        360
   74    7218      8.5500%  11/12/99    3,401,525      26,379.50    120         112       12/01/09     360        360
   74A   7218A
   74B   7218B
   77    10593     8.5000%  04/06/00    3,195,664      24,605.23    120         117       05/01/30     360        360
   77A   10593A
   77B   10593B
   78    9133      9.1500%  01/28/00     3,191,269     26,094.05    120         114       02/01/30     360        360
   81    10851     8.6400%  06/16/00    3,098,919      24,144.57    120         119       07/01/10     360        360
   82    9583      9.1500%  02/24/00     3,034,181     24,789.34    120         115       03/01/10     360        360

   84    10065     8.4500%  03/13/00    2,956,569      22,674.17    120         116       04/01/10     360        360
   91    10094     8.5000%  05/10/00    2,647,403      20,376.21    120         118       06/01/10     360        360

   92    10105     8.5000%  02/29/00    2,643,761      20,376.21    120         115       03/01/10     360        360
   93    10939     8.7100%  05/30/00    2,633,568      20,662.16    120         118       06/01/10     360        360
   94    10762     8.3500%  03/28/00    2,619,596      19,905.59    120         116       04/01/10     360        360
   98    7585      8.7000%  03/14/00    2,556,523      21,000.92    120         116       04/01/10     300        300
   103   9925      8.9300%  02/02/00    2,409,906      22,073.16    232         227       07/01/19     232        232

   109   10003     8.7300%  03/08/00    2,178,865      18,409.00    238         234       02/01/20     238        238

   110   7592      8.2500%  09/23/99     2,153,314     16,264.92    120         110       10/01/09     360        360
   111   7042      8.9500%  11/01/99     2,091,391     16,821.58    120         111       11/01/09     360        360
   113   8988      9.0000%  12/30/99    1,993,702      16,092.45    120         113       01/01/10     360        360
   116   9998      8.6000%  02/10/00    1,977,474      15,380.55    120         115       03/01/10     360        360
   118   8574      8.7000%  12/29/99    1,943,325      15,271.07    120         113       01/01/10     360        360

CONTROL  LOAN     CALCULATED     LOAN          CROSS       ANTICI-      DEFEASE       DEFEASE   OWNERSHIP     INTEREST       MASTER
NUMBER   NUMBER   REMAINING     BALANCE       COLLATER-     PATED      START DATE     END DATE   INTEREST      ACCRUAL     SERVICING
                   AMORT-         AT           ALIZED       REPAY-                                             METHOD       FEE RATE
                  IZATION      MATURITY /    (MORTGAGE    MENT DATE
                    TERM          ARD       LOAN GROUP)
                  (MONTHS)

------------------------------------------------------------------------------------------------------------------------------------
   53    4459C      276           995,883    Yes (d)         NAP        09/01/03      01/31/08  Fee Simple    Actual/360     0.0500%
   61    9430       353         3,871,212       No           NAP        01/01/04      12/31/09  Fee Simple    Actual/360     0.0500%

   64    7220       352         3,651,275       No           NAP        12/01/03      11/30/09  Fee Simple    Actual/360     0.0500%
   70    8686       353         3,253,564       No           NAP        01/01/04      12/31/09  Fee Simple    Actual/360     0.0500%
   72    10142      359         3,286,343       No           NAP        07/01/04      06/30/10  Leasehold     Actual/360     0.0500%
   74    7218       352         3,094,070       No           NAP        12/01/03      11/30/09                Actual/360     0.0500%
   74A   7218A                                                                                  Fee Simple
   74B   7218B                                                                                  Fee Simple
   77    10593      357         2,895,521       No        05/01/10      05/01/04      01/31/10                Actual/360     0.0500%
   77A   10593A                                                                                 Fee Simple
   77B   10593B                                                                                 Fee Simple
   78    9133       354         2,936,114       No        02/01/10      09/01/02      01/31/10  Fee Simple    Actual/360     0.0500%
   81    10851      359         2,813,745       No           NAP        07/01/04      06/30/10  Fee Simple    Actual/360     0.0500%
   82    9583       355         2,790,375       No           NAP        03/01/04      02/28/10  Fee Simple    Actual/360     0.0500%

   84    10065      356         2,677,138       No           NAP        04/01/04      03/31/10  Fee Simple    Actual/360     0.0500%
   91    10094      358         2,397,342       No           NAP        06/01/04      05/31/10  Fee Simple    Actual/360     0.0500%

   92    10105      355         2,397,968       No           NAP        03/01/04      02/28/10  Fee Simple    Actual/360     0.0500%
   93    10939      358         2,395,903       No           NAP        09/01/02      05/31/10  Fee Simple    Actual/360     0.0500%
   94    10762      356         2,366,731       No           NAP        09/01/02      03/31/10  Fee Simple    Actual/360     0.0500%
   98    7585       296         2,155,923       No           NAP        04/01/04      03/31/10  Fee Simple    Actual/360     0.0500%
   103   9925       227                 0       No           NAP        03/01/04      06/30/19  Fee Simple    Actual/360     0.0500%

   109   10003      234                 0       No           NAP        04/01/04      01/31/20  Fee Simple    Actual/360     0.0500%

   110   7592       350         1,948,186       No           NAP        10/01/03      09/30/09  Fee Simple    Actual/360     0.0500%
   111   7042       351         1,919,184       No           NAP        12/01/03      10/31/09  Fee Simple    Actual/360     0.0500%
   113   8988       353         1,829,671       No           NAP        01/01/04      12/31/09  Fee Simple    Actual/360     0.0500%
   116   9998       355         1,797,550       No           NAP        09/01/02      02/28/10  Fee Simple    Actual/360     0.0500%
   118   8574       353         1,772,293       No           NAP        01/01/04      12/31/09  Fee Simple    Actual/360     0.0500%

CONTROL  LOAN          YIELD       CTL    RELATED        GUARANTOR         RATED         CTL LEASE
NUMBER   NUMBER     MAINTENANCE    LOAN   CREDIT                           PARTY       ENHANCEMENT
                    CALCULATION           TENANT                                          POLICY
                       METHOD



-------------------------------------------------------------------------------------------------
   53    4459C          NAP         No
   61    9430           NAP         No

   64    7220           NAP         No
   70    8686           NAP         No
   72    10142          NAP         No
   74    7218           NAP         No
   74A   7218A
   74B   7218B
   77    10593          NAP         No
   77A   10593A
   77B   10593B
   78    9133           NAP         No
   81    10851          NAP         No
   82    9583           NAP         No

   84    10065          NAP         No
   91    10094          NAP         No

   92    10105          NAP         No
   93    10939          NAP         No
   94    10762          NAP         No
   98    7585           NAP         No
   103   9925           NAP        Yes       Fay's           Eckerd       JC Penney CO.     No
                                          Incorporated     Corporation         CVS
   109   10003          NAP        Yes       Hook -      CVS Corporation   Corporation      No
                                          SupeRx, Inc.
   110   7592           NAP         No
   111   7042           NAP         No
   113   8988           NAP         No
   116   9998           NAP         No
   118   8574           NAP         No

                        SCHEDULE OF PWRES MORTGAGE LOANS

CONTROL  LOAN     MORTGAGE   LOAN / PROPERTY NAME        PROPERTY ADDRESS               CITY                     ZIP     ORIGINAL
NUMBER   NUMBER     LOAN                                                                                STATE    CODE    BALANCE
                  SELLER
-----------------------------------------------------------------------------------------------------------------------------------
   122   10193       PW      Avenue J Warehouse         1201 Avenue J East            Grand Prairie       TX    75050    1,900,000
   125   8696        PW      Texas Tech Office Building 6901 Quaker Avenue            Lubbock             TX    79423    1,850,000
   127   10117       PW      Des Moines Apartments
                               Portfolio                                                                                 1,717,000
  127A   10117A      PW      Capital Hills Apartments   816 East Lyon Street          Des Moines          IA    50309
  127B   10117B      PW      Lyon Manor Apartments      906 East Lyon Street          Des Moines          IA    50316
  127C   10117C      PW      Silhouette Apartments      3710 57th Street              Des Moines          IA    50310
   128   10611       PW      69-75 Lehigh Avenue        69-75 Lehigh Avenue           Paterson            NJ    07503    1,700,000
   131   8951        PW      North Park Industrial      4436 Lawrence Street          Las Vegas           NV    89031    1,650,000
   132   9381        PW      Midwood Medical Center     1915 & 1917 Ocean Avenue      Brooklyn            NY    11230    1,630,000
   144   9165        PW      Jupiter Corporate Center   825 Highway One               Jupiter             FL    33477    1,400,000
   147   9809        PW      Carrington Heights & Plaza
                               Apts Portfolio                                                                            1,330,000
  147A   9809A       PW      Carrington Heights         1855 Burnet Avenue            Syracuse            NY    13206
                             Apartments
  147B   9809B       PW      Plaza Apartments           1108 E. Genesee               Syracuse            NY    13210
   149   10326       PW      Pond Street & North Court
                               Apts. Portfolio                                                                           1,300,000
  149A   10326A      PW      Pond Street Apartments     800 Pond Street               Syracuse            NY    13208
  149B   10326B      PW      North Court Apartments     1106 & 1109 First North       Syracuse            NY    13208
                                                        Street
   151   7368        PW      Paradise Palm Mobile Home  1360 North Dixie Downs        St. George          UT    84770    1,280,000
                             Park
   163   9792        PW      85 Second Avenue           85 Second Avenue              New York            NY    10003    1,149,000
   167   9370        PW      St. James Apartments       1226 & 1314 James Avenue      Waco                TX    76706    1,100,000
   170   9835        PW      CVS - Lowell               1815 Middlesex Road           Lowell              MA    01851    1,083,750
   174   10809       PW      Ivory Garden Apartments    183-189 Ivory Foster Road     Owego               NY    13827    1,024,000
   182   7221        PW      10 Jewel Drive             10 Jewel Drive                Wilmington          MA    01887      925,000
   186   9369        PW      Pine Street Apartments     3927-3931 Pine Street         Philadelphia        PA    19104      917,000
   192   9510        PW      Reading Business Center    8711 Reading Road             Reading             OH    45215      807,000

CONTROL  LOAN       MORT-     NOTE       CUT-OFF      MONTHLY     ORIGINAL     REMAIN-     SCHED-     STATED     CALCU-   CALCULATED
NUMBER   NUMBER   GAGE RATE   DATE        DATE         DEBT       TERM TO     ING TERM      ULED     ORIGINAL    LATED     REMAINING
                                         BALANCE      SERVICE     MATURITY       TO       MATURITY    AMORT-    ORIGINAL    AMORT-
                                                      PAYMENT     / ARD       MATURITY      DATE     IZATION     AMORT-    IZATION
                                                                  (MONTHS)     / ARD                  TERM      IZATION      TERM
                                                                              (MONTHS)               (MONTHS)    TERM      (MONTHS)
                                                                                                                (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
   122   10193     8.3500%  03/28/00    1,896,089     14,407.86    120         116       04/01/10    360        360         356
   125   8696      8.4500%  11/04/99    1,842,492     14,159.40    120         112       12/01/09    360        360         352
   127   10117     8.8000%  01/11/00    1,711,866     13,569.01    120         114       02/01/10    360        360         354
  127A   10117A
  127B   10117B
  127C   10117C
   128   10611     8.8000%  04/26/00    1,696,099     14,034.24    120         117       05/01/25    300        300         297
   131   8951      8.3500%  09/30/99     1,641,334    12,512.09    120         110       10/01/09    360        360         350
   132   9381      8.6500%  11/30/99     1,618,960    13,290.38    120         112       12/01/09    300        300         292
   144   9165      8.4000%  10/19/99    1,393,323     10,665.73    120         111       11/01/09    360        360         351
   147   9809      8.9500%  03/31/00    1,325,826     11,115.81    120         116       04/01/10    300        300         296
  147A   9809A

  147B   9809B
   149   10326     8.4000%  04/03/00     1,298,182     9,903.89    120         117       05/01/10    360        360         357
  149A   10326A
  149B   10326B

   151   7368      8.6000%  10/07/99     1,274,215     9,932.95    120         111       11/01/09    360        360         351

   163   9792      9.4000%  01/14/00     1,146,069     9,577.69    120         114       02/01/10    360        360         354
   167   9370      8.5000%  12/17/99    1,096,026      8,458.05    120         113       01/01/10    360        360         353
   170   9835      8.8500%  03/03/00    1,081,816      8,603.39    120         116       04/01/30    360        360         356
   174   10809     8.5000%  04/20/00     1,022,613     7,873.67    120         117       05/01/10    360        360         357
   182   7221      8.5500%  11/12/99      921,350      7,145.25    120         112       12/01/09    360        360         352
   186   9369      8.6000%  11/30/99      910,726      7,445.83    120         112       12/01/09    300        300         292
   192   9510      8.8000%  12/30/99      804,313      6,377.51    120         113       01/01/10    360        360         353

CONTROL  LOAN     LOAN          CROSS       ANTICI-      DEFEASE       DEFEASE   OWNER-SHIP     INTEREST      MASTER        YIELD
NUMBER   NUMBER   BALANCE       COLLATER-     PATED      START DATE     END DATE   INTEREST      ACCRUAL    SERVICING    MAINTENANCE
                    AT           ALIZED       REPAY-                                             METHOD      FEE RATE    CALCULATION
                 MATURITY /    (MORTGAGE    MENT DATE                                                                       METHOD
                    ARD       LOAN GROUP)
------------------------------------------------------------------------------------------------------------------------------------
   122   10193   1,713,063       No           NAP        04/01/04      03/31/10  Fee Simple    Actual/360    0.0500%        NAP
   125   8696    1,672,347       No           NAP        12/01/03      11/30/09  Fee Simple    Actual/360    0.0500%        NAP
   127   10117   1,563,610       No           NAP        02/01/04      01/31/10                Actual/360    0.0500%        NAP
  127A   10117A                                                                  Fee Simple
  127B   10117B                                                                  Fee Simple
  127C   10117C                                                                  Fee Simple
   128   10611   1,433,048       No        05/01/10      09/01/02      04/30/10  Fee Simple    Actual/360    0.0500%        NAP
   131   8951    1,488,204       No           NAP        10/01/03      09/30/09  Fee Simple    Actual/360    0.0500%        NAP
   132   9381    1,368,652       No           NAP        12/01/03      11/30/09  Fee Simple    Actual/360    0.0500%        NAP
   144   9165    1,263,909       No           NAP        11/01/03      10/31/09  Fee Simple    Actual/360    0.0500%        NAP
   147   9809    1,125,452       No           NAP        04/01/04      03/31/10                Actual/360    0.0500%        NAP
  147A   9809A                                                                   Fee Simple

  147B   9809B                                                                   Fee Simple
   149   10326   1,173,629       No           NAP        05/01/04      04/30/10                Actual/360    0.0500%        NAP
  149A   10326A                                                                  Fee Simple
  149B   10326B                                                                  Fee Simple

   151   7368    1,160,817       No           NAP        11/01/03      10/31/09  Fee Simple    Actual/360    0.0500%        NAP

   163   9792    1,059,751       No           NAP        02/01/04      01/31/10  Fee Simple    Actual/360    0.0500%        NAP
   167   9370      995,288       No           NAP        01/01/04      12/31/09  Fee Simple    Actual/360    0.0500%        NAP
   170   9835      988,123       No        04/01/10      09/01/02      01/31/10  Fee Simple    Actual/360    0.0500%        NAP
   174   10809     926,567       No           NAP        09/01/02      04/30/10  Fee Simple    Actual/360    0.0500%        NAP
   182   7221      838,072       No           NAP        12/01/03      11/30/09  Fee Simple    Actual/360    0.0500%        NAP
   186   9369      768,915       No           NAP        12/01/03      11/30/09  Fee Simple    Actual/360    0.0500%        NAP
   192   9510      735,075       No           NAP        01/01/04      12/31/09  Fee Simple    Actual/360    0.0500%        NAP

CONTROL  LOAN         CTL    RELATED        GUARANTOR         RATED        CTL LEASE
NUMBER   NUMBER      LOAN   CREDIT                           PARTY       ENHANCEMENT
                            TENANT                                          POLICY
----------------------------------------------------------------------------------
   122   10193       No
   125   8696        No
   127   10117       No
  127A   10117A
  127B   10117B
  127C   10117C
   128   10611       No
   131   8951        No
   132   9381        No
   144   9165        No
   147   9809        No
  147A   9809A

  147B   9809B
   149   10326       No
  149A   10326A
  149B   10326B

   151   7368        No

   163   9792        No
   167   9370        No
   170   9835        No
   174   10809       No
   182   7221        No
   186   9369        No
   192   9510        No

                                    EXHIBIT B

         The Seller hereby represents and warrants, as of the Closing Date, that:

                  (a) The Seller is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  (h) The transfer of the Mortgage Loans by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (i) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

                  (j) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

                  (k) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                  (l) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  (m) No proceedings looking toward merger (except for the merger of the Seller's parent Paine Webber Group Inc. into a subsidiary of UBS
AG), liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                                    EXHIBIT C

         The Seller hereby represents and warrants, as of the Closing Date (or as of such other date specified in the particular representation and warranty) with respect to each Mortgage Loan, subject to the exceptions attached hereto as Schedule C-1, that:

                  (1) Immediately prior to the transfer thereof by Seller to the Purchaser and the assignment thereof to the Trustee, Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, charges, encumbrances or any other ownership, participation or other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage Loan). Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest.

                  (2) The Seller has no knowledge of any material default (or any event, circumstance or condition that would under the Mortgage Loan documents be considered a material default) by a related Borrower resulting from the material representations and warranties made by such Borrower in the related Mortgage Loan documents being untrue at the time of origination of the related Mortgage Loan. Seller had full right and authority to sell, assign and transfer such Mortgage Loan to the Purchaser; and each Mortgage Loan is properly endorsed as provided in the Pooling and Servicing Agreement, and such endorsement is genuine.

                  (3) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct, and met the requirements of this Agreement and the Pooling and Servicing Agreement, in all material respects as of the Cut-off Date.

                  (4) Such Mortgage Loan was not, as of the Cut-off Date or at any time since origination, more than thirty (30) days delinquent in respect of any Scheduled P&I Payment required thereunder, without giving effect to any applicable grace period.

                  (5) Each Mortgage securing such Mortgage Loan constitutes a legal, valid and, subject to the exceptions in paragraph 12 below, enforceable first lien upon the Borrower's interest in the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such

                  Mortgage, except for) (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan or approved after origination, which do not materially and adversely affect the current use of the Mortgaged Property, the security interest intended to be provided by such Mortgage or the value of the Mortgaged Property, (c) the rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and
                  (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d) and (e), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), or materially and adversely affect the current use or value of the related Mortgaged Property or the current ability of such Mortgaged Property to generate Net Operating Income sufficient to service the Mortgage Loan. Except as contemplated by clause (e) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or pari passu with the lien of the related Mortgage. With respect to personal property of the related Borrower constituting part of the related Mortgaged Property which is material to the value of the related real estate constituting part of such Mortgaged Property, or which, if no UCC financing statement were filed with respect to such personal property, would result in a material impairment of the security for the related Mortgage Loan (such personal property is herein referred to as "Material Personal Property"), (a) a UCC financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in the Material Personal Property; (b) an assignment of such UCC financing statement has been executed by the Seller in favor of the Trustee or in blank (which the Trustee or its designated agent may complete and file in the same filing office in which such UCC financing statement was filed); and (c) any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject to the exceptions in paragraph 12 below, enforceable first lien and first priority security interest in the property of the related Borrower described therein, subject to any purchase money security interest or any security interest to secure a line of credit or similar financing attaching subsequent to the date of origination of such Mortgage Loan and of which Seller has no actual (as opposed to constructive) knowledge.

                  (6) The lien of each related Mortgage is insured by an American Land Title Insurance ("ALTA") lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company or its subsidiary, insuring the originator of such Mortgage Loan, its successors and assigns (as sole insured), as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to Seller's knowledge as of the Closing Date, no material claims have been made thereunder and no claims have been paid thereunder (and Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would, and Seller has no actual knowledge of any other circumstance that would, materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Purchaser, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Purchaser without the consent of or notice to the insurer. To Seller's knowledge, the insurance company that issued (or is obligated to issue) such title policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Such policy contains no material exclusion for or affirmatively insures (except for any Mortgaged Property located in jurisdictions where such affirmative insurance is not available) (a) access to a physically open street, (b) encroachments of any part of the buildings thereon over easements, (c) that the area shown on the survey is the same as the property legally described in the Mortgage, (d) that the Mortgaged Property constitutes one or more separate tax parcels containing no other real property, and (e) that, to the extent the Mortgaged Property consists of more than one parcel used as a single tract of real property (other than separate parcels with respect to Mortgage Loans secured by more than one property), such parcels are contiguous. The Mortgage has been properly recorded on the related Mortgaged Property and all applicable Mortgage recording taxes have been paid.

                  (7) Neither Seller nor, to Seller's knowledge, any prior holder of such Mortgage Loan has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, except that certain post-closing conditions or requirements that would either be reasonably acceptable to a prudent commercial lender or that would not otherwise materially and adversely affect the security intended to be provided for such Mortgage Loan, may not have yet been completed.

                  (8) As of the Closing Date there is no valid offset, defense, counterclaim or right to rescission, including the defense of usury, with respect to any of the Mortgage Note, Mortgage or other agreements executed in connection therewith (except in each case with respect to any excess interest on an ARD Loan after the related Anticipated Repayment Date and any Default Interest, late charges, Prepayment Premiums and Yield Maintenance Charges).

                  (9) As of the Cut-off Date and as of the Closing Date, to Seller's knowledge, there is no proceeding pending or threatened for condemnation affecting all or a material portion of the related Mortgaged Property. To the Seller's knowledge based upon a site inspection conducted in connection with the origination of the Mortgage Loan and a review of the related engineering report, there is no unremedied damage at the related Mortgaged Property that materially and adversely affects the use, operation, or value of such Mortgaged Property (except in such case where an escrow of funds or letter of credit exists in an amount at least equal to 125% of the amount estimated to be sufficient to effect the necessary repairs and maintenance).

                  (10) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws (including, without limitation, laws pertaining to usury) relating to the origination, funding and terms of such Mortgage Loan or, to the best of Seller's knowledge, servicing of such Mortgage Loan.

                  (11) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

                  (12) The Mortgage and Mortgage Note for such Mortgage Loan and all other documents to which the related Borrower is a party and which evidence or secure such Mortgage Loan, are each the legal, valid and binding obligations of the related Borrower (subject to any non-recourse provisions and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provisions nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby.

                  (13) The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least A:VIII from A.M. Best Company or "A" (or the equivalent) from Moody's Investor Service, Inc., Standard & Poor's Rating Services, or its equivalent, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, on a full replacement cost basis (or without deduction for depreciation)(excepting, however, each Mortgaged Property which is a multifamily mobile home park without material improvements), with (if applicable) an appropriate endorsement to avoid the application of any co-insurance provisions with respect to such Mortgaged Property, and is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by institutional lenders, and (except if such Mortgaged Property is operated as a mobile home park) by business interruption or rental loss insurance in an amount equal to the gross rentals for at least a 12-month period (or an 18 month period for a Mortgaged Property which is not an office, retail, self storage, industrial, multifamily mobile home park or mixed use of the foregoing). An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 which is listed on Schedule C-2 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the property in the event of an earthquake. In such instance the PML was based on a return period of not less than 100 years, an exposure period of 50 years and a 10% probability of excedence. If the resulting report concluded the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A:VIII by A.M. Best Company or "A" (or the equivalent) from Moody's Investor Services, Inc., Standard & Poor's Rating Services or its equivalent. In addition, no such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty (30) days' prior written notice, and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; all such policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage Loan; and the related Mortgage obligates the related Borrower to maintain all such insurance and, at the related Borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the related Borrower's cost and expense and to seek reimbursement from such Borrower. Further, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area, the related Borrower is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof) to the extent available under the National Flood Insurance Act of 1968. To Seller's knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located. Subject to clause (I) of paragraph 51 below with respect to ground lease properties, any insurance proceeds in respect of a casualty loss or taking, will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon, except that in the case of a ground-leased property casualty and condemnation proceeds are required to be paid first to the owner of the fee interest in the related property in accordance with terms of the related ground lease and then in accordance with the related Mortgage.

                  (14) Except in the case of the Mortgage Loans identified on Schedule C-1, where a limited environmental screen or assessment was obtained (collectively, the "Limited Environmental Report Loans"), and in the case of the Mortgage Loans identified on

                  Schedule C-1, where no environmental screen or assessment was obtained (collectively, the "Waived Environmental Report Loans"), but for which the related Mortgaged Property for such Limited Environmental Report Loans and Waived Environmental Report Loans, is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against possible losses arising from certain environmental circumstances or conditions, a "Phase I" environmental site assessment meeting ASTM requirements (or an update of a previously conducted assessment) was performed by a licensed third-party professional experienced in environmental matters with respect to the related Mortgaged Property within the 24-month period prior to the Closing Date, and in the case of the Mortgage Loans identified on Schedule C-1, a "Phase II" environmental site assessment was performed in connection with the origination of each such loan. Either
                  (x) the related environmental reports did not reveal any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date(s) of such environmental report(s), in material violation of any applicable environmental laws or (y) if any such environmental report did reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or
                  (ii) a sufficient escrow of funds exists for purposes of effecting such remediation (and the Borrower has covenanted in the Mortgage Loan documents to perform such remediation), or
                  (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment. Seller has no knowledge of any environmental condition or circumstance affecting such Mortgaged Property and not disclosed in the related environmental report(s), which would impact such Mortgaged Property's soil or groundwater quality or require remediation by the related Borrower under, or otherwise would be a material violation of, applicable environmental law. All such environmental assessments that were in the possession of the Seller and that relate to a Mortgaged Property which is insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy. The related Mortgage or other loan documents contain covenants on the part of the related Borrower requiring its compliance with applicable federal and state environmental laws and regulations in respect of the related Mortgaged Property. To Seller's actual knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to the environmental hazards other than as disclosed in such environmental reports, and to Seller's actual knowledge, Seller has received no notice of violation of such laws issued by any governmental agency or authority, which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to the environmental hazards. Each Borrower represents and warrants in the related Mortgage Loan documents that except as set forth in certain environmental reports and to its knowledge there is not located on the related Mortgaged Property and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations or orders relating to the environment. The related Borrower (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of any kind whatsoever (including reasonable attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan.

                  (15) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool. Each Mortgage securing a Cross-Collateralized Mortgage Loan or other Mortgage Loan secured by more than one related Mortgaged Property secures an amount no less than the aggregate original loan balance of the related Mortgage Loan combined with that of any other Mortgage Loans in the related Cross-Collateralized Group, if any; provided, that in the case of each Mortgage on a related Mortgaged Property located in Florida or New York, the Mortgage secures an amount no less than 150% of the allocated loan amount for such Mortgaged Property.

                  (16) The terms of the Mortgage Note and Mortgage for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except those that occurred prior to the Cut-off Date by written instrument which is specifically set forth in the related Mortgage File and which is duly recorded to the extent required to perfect, maintain, or continue the validity and priority of the Mortgage Loan Documents. No Mortgage has been satisfied, canceled, rescinded or subordinated, no material portion of the related Mortgaged Property has been released, and no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

                  (17) There are no delinquent insurance premiums (to the best knowledge of Seller), or delinquent taxes, water charges, sewer rents or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

                  (18) The interest of the Borrower in the related Mortgaged Property consists of a fee simple and/or, with respect to the Mortgage Property identified on the Mortgage Loan Schedule as Jackson Professional Building, leasehold estate or interest in real property and the improvements thereon.

                  (19) Such Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

                  (20) The assignment of the related Mortgage to the Purchaser has been duly authorized, executed and delivered by Seller, is in a recordable form and constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment of such Mortgage from the relevant assignor to the Purchaser, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Purchaser constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment thereof from the relevant assignor to the Purchaser.

                  (21) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrows and deposits are conveyed hereunder to the Purchaser. Any and all requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released.

                  (22) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s).

                  (23) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent (except to the extent that it may constitute a legal non-conforming use or structure or title insurance was provided with respect thereto); no improvements on adjoining properties encroach upon such Mortgaged Property (except to the extent not material or covered by title insurance); and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances and any non-material violation does not materially and adversely affect the use, operation or value of such Mortgaged Property (provided, however, that, although it does not constitute a violation of law, the improvements on such Mortgaged Property may constitute a legal non-conforming use or structure).

                  (24) To the extent required under applicable law as of the date of origination and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

                  (25) With respect to each Mortgage Loan: (a) since the date of origination of the such Mortgage Loan, there has been no declaration by the Seller of an event of acceleration under the related Mortgage or Mortgage Note; (b) there is no existing material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases; (c) to Seller's knowledge there has not been a material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases since the origination of the related Mortgage Loan; and (d) Seller has not, without having reviewed any public records, received notice of any event (other than payments due but not yet 30 days' delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any other paragraph of this Exhibit C and provided, further, that certain post-closing conditions or requirements may not have yet been completed.

                  (26) If such Mortgage Loan is secured in whole or in part by the interest of a Borrower under a Ground Lease and by the related fee interest, such fee interest is encumbered by the related Mortgage, and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

                  (27) No Mortgage Loan contains any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, except for ARD Loans, provide for the negative amortization of interest. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Borrower under the Mortgage Loan. The Mortgage Loan was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

                  (28) No holder of such Mortgage Loan has, to Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by thirty (30) days the first Due Date under the related Mortgage Note.

                  (29) To Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (a)(i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable laws for its ownership and occupancy of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations) and (ii) with respect to each Mortgaged Property improved by a hotel or health care facility, the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations), and (b) all such licenses, permits and authorizations were valid and in full force and effect. The Mortgage Loan requires the related Borrower (if not an individual) to be qualified to do business and for the Borrower to cause the Mortgaged Property to be in material compliance with all regulations, licenses, permits, zoning, and building laws.

                  (30) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 12 above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  (31) Such Mortgage Loan is (and, if such Mortgage loan is an asset of a Loan REMIC, the related Loan REMIC Regular Interest also is) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2)). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

                  (32) No fraud with respect to such Mortgage Loan has taken place on the part of Seller or, to Seller's knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

                  (33) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of the Pooling and Servicing Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

                  (34) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards utilized by institutional and commercial mortgage lenders and loan servicers the main business of which is the origination and servicing of similar commercial and multifamily mortgage loans.

                  (35) There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and (subject to the exceptions set forth in paragraph 12 above) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity. Seller has the full right to assign to the Purchaser such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the Borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the lender to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

                  (36) At the time of origination of the related Mortgage Loan the Mortgaged Property was not encumbered by, and without having reviewed any public records since origination, Seller has no actual knowledge (as opposed to constructive knowledge) that the related Mortgaged Property is presently encumbered by, any debt (excluding preferred equity and mezzanine debt) other than the related Mortgage Loan or another Mortgage Loan.

                  (37) Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed to a transferee reasonably acceptable to the lender in accordance with certain provisions set forth in the related Mortgage, and excluding transfers for estate planning purposes, transfers to affiliates or family members, transfers for or other purposes where no change of control occurs or such transfers which have been pre-approved to transferees which otherwise have met the Mortgage Loan Seller's underwriting criteria, the related Mortgage contains a "due-on-sale" clause which provides for the acceleration of, or permits the lender to accelerate, the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of the Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan documents, either (a) the related Borrower transfers ownership of the related Mortgaged Property subject to such Mortgage or (b) any controlling interest in the related Borrower is directly or indirectly transferred or sold. The related Mortgage requires the related Borrower to pay all of the lender's reasonable fees and expenses relating to obtaining consent and approval, including the cost of any REMIC opinion required under the related Mortgage Loan documents.

                  (38) Seller has not waived any claims against the related Borrower or any related guarantor under any non-recourse exceptions contained in the related Mortgage Note.

                  (39) The related Mortgage and/or Mortgage Note provides either
                  (a) that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of, or (b) that the related Mortgage Loan shall become a recourse obligation of the Borrower and an individual guarantor in the event of, any fraud or intentional material misrepresentation by the related Borrower. Further, the related Mortgage and/or Mortgage Note provides that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of the related Borrower's misapplication or misappropriation of rents (after the occurrence of a default), insurance proceeds or condemnation awards, acts of waste (or failure to maintain and repair the related Mortgage Property in accordance with the Mortgage Loan documents to the extent not covered by insurance proceeds made available to the lender) and breaches of environmental covenants.

                  (40) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date, and it provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Scheduled P&I Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures; and (v) if the property manager for the related Mortgaged Property can be removed by or at the direction of the lender on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such Mortgage Loan's Anticipated Repayment Date.

                  (41) At origination of such Mortgage Loan, neither the related Borrower nor any related guarantor was, to Seller's knowledge (based on customary and usual due diligence conducted by prudent institutional commercial mortgage lenders), a debtor in any pending state or federal bankruptcy or insolvency proceeding. Furthermore, at the Closing Date, without having reviewed any public records, Seller has no knowledge that the related Borrower was a debtor in any pending state or federal bankruptcy or insolvency proceeding.

                  (42) The servicing and collection practices used with respect to such Mortgage Loan have in all material respects been legal and met customary standards used by institutional lenders with respect to comparable mortgage loans.

                  (43) (a) Without having reviewed any public records since origination, Seller has no knowledge of any pending litigation or other pending legal proceedings involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

         (b) Without having reviewed any public records, Seller has no knowledge of any pending governmental investigations involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

                  (44) If such Mortgage Loan had a Cut-off Date Balance greater than $5,000,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it is a "single purpose entity". For purposes of this representation, "single purpose entity" shall mean an entity, other than an individual, which is limited in its purpose by its organization documents and/or by the terms of the related Mortgage Loan documents to owning and operating a single property or group of properties, and which is not permitted by its organization documents and/or by the related Mortgage Loan documents to engage in any business unrelated to such property and its financing, have any material assets other than those related to its interest in the related Mortgaged Property or its financing, or have any indebtedness prohibited under the related Mortgage Loan. Furthermore, if such Mortgage Loan had a Cut-off Date Balance greater than $7,500,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it shall maintain its own books, records and accounts, in each case which are separate and apart from the books and records and accounts of any other person, conduct its business in its own name, not guarantee or assume the debts or obligations of any other person, not commingle its assets or funds with those of any other person, transact business with affiliates on an arm's length basis and hold itself out as being a legal entity, separate and apart from any other person. To Seller's knowledge, at the time of origination of such Mortgage Loan, the related Borrower was in compliance with the aforementioned provisions/covenants.

                  (45) Except in cases where the related Mortgage Note or the related Mortgage provide for (a) a substitution of governmental securities for such Mortgaged Properties in a defeasance, (b) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, or (c) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements, property performance requirements and/or the payment of a release price or a partial defeasance, neither the related Mortgage Note nor the related Mortgage requires the lender to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

                  (46) Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the date of origination of such Mortgage Loan by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. Except in the case of the Mortgaged Property identified on the Mortgage Loan Schedule as Paradise Palm Mobile Home, the Seller has not consented to the encumbrance of the related Mortgage Property by any lien junior to or of equal priority with the lien of the related Mortgage.

                  (47) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or Mortgage provides that the Defeasance Option is not exercisable prior to a date that is at least two (2) years following the Startup Day for REMIC I (or, if such Mortgage Loan is an asset of a Loan REMIC, for such Loan

                  REMIC). In addition, each Mortgage loan that is a Defeasance Loan permits defeasance (i) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, as certified by an independent certified public accountant and (ii) to Seller's knowledge, only for the purpose of facilitating the disposition of mortgaged real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  (48) If the Mortgage Loan permits defeasance, then the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion, and any a applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction and that the related Mortgage is fully enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity).

                  (49) If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by Seller or any subsequent mortgagee.

                  (50) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

                  (51) If such Mortgage Loan is secured by the interest of the related Borrower as a lessee under a Ground Lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

         (a) Such Ground Lease was in full force and effect and, to Seller's knowledge, no default existed under such Ground Lease nor did any estoppel from the related ground lessor indicate a material incipient default nor is there any existing condition which, but for the passage of time or giving of notice or both would result in a default; Seller has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease; and, as of the Closing Date, Seller has not received written notice of any, and to Seller's knowledge there is no, default under such Ground Lease;

         (b) Either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to written notice of and the right to cure any default or breach by the ground lessee, including, when necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings or to take other action so long as the Seller or its assignee is proceeding diligently;

         (c) Upon the foreclosure of such Mortgage Loan or acceptance of a deed in lieu thereof, the related Ground Lease is assignable to the lender under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder;

         (d) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, permits the interest of the lessee thereunder to be encumbered by the related Mortgage; such Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially, adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

         (e) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances;

         (f) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, provides that no notice of termination given under such Ground Lease is effective against the holder unless a copy has been delivered to such lender in the manner described in such Ground Lease;

         (g) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, requires the ground lessor to enter into a new lease with the holder of such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

         (h) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the holder of such Mortgage Loan if it becomes the owner of such leasehold interest) that extends not less than the later to occur of (i) ten (10) years beyond the stated maturity of or Anticipated Repayment Date for such Mortgage Loan or (ii) ten (10) years beyond the amortization period of such Mortgage Loan;

         (i) Under the terms of such Ground Lease, or an estoppel letter or other agreement received by the originator of the Mortgage Loan from the ground lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses or (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, any insurance proceeds or condemnation awards in respect of a total or substantially total loss or taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law);

         (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and

         (k) Such Ground Lease may not be amended, modified or, except in the case of a default, canceled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, provided that such holder has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

                  (52) Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

                  (53) Each Mortgaged Property constitutes one or more complete separate tax lots.

                  (54) Seller has inspected or caused to be inspected each related Mortgaged Property within the twelve (12) months preceding the Cut-off Date.

                  (55) The related Mortgage requires the related Borrower to provide the holder of such Mortgage with quarterly and annual operating statements, rent rolls and related information and either quarterly or annual financial statements.

                  (56) The related Mortgage or other related loan document provides that the Borrower shall pay any fees payable to a Rating Agency in connection with the approval of an assumption of the related Mortgage Loan (if such Mortgage or other related loan document provides that Rating Agency approval is a specific condition precedent thereto).

                  (57) The related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than ten (10) days from the applicable Due Date.

                  (58) The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

                  (59) As of the Closing Date, no group of the Seller's Mortgage Loans representing more than 5% of the Initial Pool Balance have the same Borrower or, to the Seller's knowledge, have Borrowers that are affiliates of each other.

                  (60) To Seller's knowledge based on its inquiry and/or engineering reports and/or appraisals obtained in connection with the origination of each Mortgage Loan, each related Mortgaged Property is served by public utilities, water and sewer (or septic facilities).

                  (61) With respect to each Mortgage Loan which is identified as a Credit Tenant Loan on Schedule C-1 attached hereto (each a "Credit Tenant Loan"):

         (A) the base rental payments under each related lease with respect to such Credit Tenant Loan (the "Credit Lease") are equal to or greater than the payments due under the Mortgage Loan documents executed in connection with the related Credit Tenant Loan and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense and, subject to the rights of the tenant under the Credit Lease (the "Tenant") to terminate the Credit Lease or offset, abate, suspend or otherwise diminish any amounts payable by the Tenant under the Credit Lease;

         (B) either (1) the obligations of the Tenant under each Credit Lease, including, but not limited to, the obligation of the Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the related Mortgaged Property (each a "Credit Tenant Property"), any taking of such Credit Tenant Property or any part thereof, by condemnation or otherwise or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant's use, occupancy or enjoyment of such Credit Tenant Property, (2) with respect to each Credit Lease listed on Schedule C-1 hereto, a Lease Enhancement Policy has been obtained or
(3) with respect to condemnation, the Tenant is required to make a rejectable purchase offer for a purchase price that is greater than the then outstanding principal balance secured by the Mortgage;

         (C) every obligation associated with managing, owning, developing and operating the Credit Tenant Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant;

         (D) no Borrower has any monetary obligations under any Credit Lease that have not been met, or any material nonmonetary obligations under any Credit Lease the breach of which would result in either the abatement of rent, a right of setoff or the termination of the related Credit Lease;

         (E) no Tenant can terminate any Credit Lease for any reason (except for a default by the related Borrower under the Credit Lease) prior to the payment in full of (1) the principal balance of the related Credit Tenant Loan, (2) all accrued and unpaid interest on such Credit Tenant Loan and (3) any other sums due and payable under such Credit Tenant Loan or, if a Tenant can terminate any Credit Lease as a result of a casualty or condemnation, a Lease Enhancement Policy has been obtained; or if a Tenant can terminate the Credit Lease with respect to a condemnation, the Tenant must make a rejectable purchase offer for a purchase price that is greater than the then outstanding principal balance secured by the Mortgage;

         (F) if a Tenant assigns its Credit Lease or sublets the related Credit Tenant Property, such Tenant remains primarily obligated under such Credit Lease;

         (G) each Tenant has agreed to indemnify the related landlord from any claims of any nature (1) to which such landlord is subject because of such landlord's estate in the leased property or (2) arising from (I) injury to or death of any person or damage to or loss of property on the related Credit Tenant Property or connected with the use, condition or occupancy of the related Credit Tenant Property, (II) Tenant's violation of the related Credit Lease,
(III) any act or omission of Tenant or (IV) any environmental or hazardous material affecting the property created by the Tenant;

         (H) if the obligations of the Tenant under any Credit Lease are guaranteed by a guarantor pursuant to a guaranty, the guaranty states that it represents the unconditional obligation of the guarantor and is a guarantee of payment, not merely of collection;

         (I) to the Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

         (J) to the Seller's knowledge, in reliance on a Tenant estoppel certificate and representations made by the Tenant under the Credit Lease or representations made by the related Borrower under the Mortgage Loan documents, as of the date of origination of each Credit Tenant Loan (1) each Credit Lease was in full force and effect, and no default by the related Borrower or any Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of the Credit Lease, (2) none of the terms of the related Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related Tenant estoppel), (3) no Tenant has been released, in whole or in part, from its obligations under the related Credit Lease, (4) there is no right of rescission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of any Credit Lease, or the exercise of any rights thereunder, render the Credit Lease unenforceable in whole or in part, or subject it to any right of rescission, offset, abatement, diminution, defense or counterclaim and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto and (5) each Credit Lease has a term ending on or after the maturity date (or anticipated repayment date) of the related Credit Tenant Loan;

         (K) to the Seller's knowledge, the related Credit Tenant Property is not subject to any lease other than the related Credit Lease, no Person has any possessory interest in, or right to occupy, the such Credit Tenant Property except under and pursuant to such Credit Lease, and the related Credit Tenant or an affiliate is in occupancy of the such Credit Tenant Property;

         (L) the Seller is entitled to notice of any event of default from the Tenant under a Credit Lease;

         (M) each Tenant under a Credit Lease is required to make all rental payments directly to the Seller, its successors and assignees under the related Credit Tenant Loan;

         (N) each Credit Tenant Loan provides that the related Credit Lease cannot be modified without the consent of the holder of the Mortgage Loan thereunder;

         (O) either (1) each Credit Tenant Loan fully amortizes over its original term and there is no "balloon" payment due under the Credit Tenant Loan or (2) a Residual Value Policy has been obtained with respect to such Credit Tenant Loan;

         (P) the related Credit Tenant Property has a permanent certificate of occupancy (or its equivalent in jurisdictions that do not provide for the issuance of certificates of occupancy) and the Tenant has commenced making lease payments.

         (Q) each Tenant has delivered an estoppel verifying the rents and terms of the related lease, acknowledging that no rent has been paid in advance, and an estoppel and/or subordination and nondisturbance agreement agreeing to attorn to the holder of the Mortgage Loan.

                  (62) With respect to a Credit Tenant Loan for which a Residual Value Policy or a Lease Enhancement Policy (collectively, the "Policies") has been obtained, and which are identified on Schedule C-1 attached hereto:

         (A) Each Credit Tenant Loan in connection with which the related Credit Lease may be terminated upon the occurrence of a casualty or condemnation has a noncancellable Lease Enhancement Policy from Chubb Custom Insurance Company ("Chubb") or Lexington Insurance Company ("Lexington"). The Chubb Lease Enhancement Policy in effect for each related Credit Tenant Loan is the "7/98" version. The Lexington Lease Enhancement Policy in effect for each related Credit Tenant Loan was issued in 1998 and the policy number is 63241(4-95).

         (B) Each Credit Tenant Loan in connection with which the related Credit Lease will have a balloon payment due at maturity has a non-cancelable Residual Value Policy, from R.V.I. American Insurance Company ("RVI") or Financial Structures Limited ("FSL"). The RVI Residual Value Policy in effect for each related Credit Tenant Loan is the "Single 1.1" policy and the FSL Residual Value Policy in effect for each related Credit Tenant Loan was issued in 1998.

         (C) The Trustee and its assigns are designated as the loss payee under each related Policy. All claims proceeds are payable to the loss payee.

         (D) Payment under each Policy will be made at least within 15 days of notification of a claim.

         (E) The premium for each Policy has been paid in full as of the Policy effective date for the related Policy and the Policy cannot be terminated prior to the termination date.

         (F) The effective date for each Policy with respect to each Credit Tenant Loan is on or prior to the Closing Date.

         (G) The termination date for each Policy with respect to each Credit Tenant Loan is the date upon which the outstanding principal balance of the Credit Tenant Loan is reduced to zero.

         (H) The insured amount for each such Policy is what the applicable provider will pay to the loss payee upon notification of a claim and is at least equal to the outstanding principal balance of the related Mortgage Note at the time the claim is made plus all accrued interest.

         (I) The Policy cannot be amended without the prior written consent of the Trustee.

                                  SCHEDULE C-1

ORIX
CTL Reps - Exceptions

        ORIX Rep #                               Exception                                                 Action or Comment
        ----------                               ---------                                                 -----------------
A
CVS Murfreesboro           No exception
Eckerds-Gloversville       No exception

B
CVS Murfreesboro           (1) Rent and other charges shall abate after casualty or after a partial condemnation until the Property is restored.
                           Tenant may terminate for landlord's failure to diligently restore after casualty.

Eckerds-Gloversville       (1) Rent and other charges shall abate after casualty or after a partial condemnation until the Property is restored.
                           Tenant may terminate for landlord's failure to diligently restore after casualty.
C
CVS Murfreesboro           True except for specified LL repairs/maintenance      Escrowing replacement reserves representing
                           obligations                                           LL obligation

Eckerds-Gloversville       True except for specified LL repairs/maintenance      Escrowing replacement reserves representing LL
                           obligations                                           obligation
D
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

E
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception


F
CVS Murfreesboro           Tenant may assign the Lease and be released from its obligations if the guarantor of the Lease remains liable for the obligations of Tenant

Eckerds-Gloversville       No exception



                                     C-1-1

G
CVS Murfreesboro           Tenant indemnifies LL for willful, negligent or tortuous acts or omissions on the part of Tenant, its agents, contractors or employees;  for Tenant's failure to perform or comply with any of the convenants, agreements, terms, provisions, conditions or limitations contained in the Lease and any Haz Mats existing on the Property caused by the Tenant.  No specific indemnity for (1), (2)(I).

Eckerds-Gloversville       Tenant indemnifies LL from and against any and all claims and demands whether from injury to person, loss of life or damage to property occurring within the Property, except as caused by LL and for any Haz Mats existing on the Property caused by Tenant.  No specific indemnification for (1), (2)(II) or (III).
H
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

I
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

J
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

K
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

L
CVS Murfreesboro           In SNDA, not in Lease

Eckerds-Gloversville       In SNDA, not in Lease

M
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

N
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception



                                     C-1-2

O
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

P
CVS Murfreesboro           No exception

Eckerds-Gloversville       No exception

Q
CVS Murfreesboro           No exception
Eckerds-Gloversville       No exception

[2] Residual Value or Condemnation (Lease Enhancement) Policies

General Comment:  The Chubb 7/98 policies obtained cover only losses incurred by the result of condemnation; casualty is not covered under the policies; each credit tenant lease does not provide for termination rights by the tenant for casualty; rental interruption insurance is provided for the restoration period;

        ORIX Rep #                               Exception                                Action or Comment
A
CVS Murfreesboro           Policy is terminated if Tenant terminates the Lease for any reason unrelated to an occurrence covered by the policy which is condemnation

Eckerd-Gloversville        Policy is terminated if Tenant terminates the Lease for any reason unrelated to an occurrence covered by the policy which is condemnation

B
CVS Murfreesboro           No exception (NAP)
Eckerd-Gloversville        No exception (NAP)

C
CVS Murfreesboro           No exception                                          The Insured is Paine Webber Real Estate Securities
                                                                                 Inc. and its assignees of the Mortgage Loan (note:
                                                                                 assignment of policy requires 90 days notice to
                                                                                 Insurer), including any Trustee or Servicer of the
                                                                                 Mortgage Loan and claims are paid to the Insured.



                                     C-1-3

Eckerd-Gloversville        No exception                                          The Insured is Paine Webber Real Estate Securities
                                                                                 Inc. and its assignees of the Mortgage Loan (note:
                                                                                 assignment of policy requires 90 days notice to
                                                                                 Insurer), including any Trustee or Servicer of the
                                                                                 Mortgage Loan and claims are paid to the Insured.
D
CVS Murfreesboro           No exception

Eckerd-Gloversville        No exception

E
CVS Murfreesboro           Policy is terminated if Tenant terminates the Lease for any reason unrelated to an occurrence covered by the policy

Eckerd-Gloversville        Policy is terminated if Tenant terminates the Lease for any reason unrelated to an occurrence covered by the policy

F
CVS Murfreesboro           No exception

Eckerd-Gloversville        No exception

G
CVS Murfreesboro           No exception

Eckerd-Gloversville        No exception

H
CVS Murfreesboro           No exception
Eckerd-Gloversville        No exception

I
CVS Murfreesboro           Policy is silent as to amendment
Eckerd-Gloversville        Policy is silent as to amendment




                                     C-1-4

Rep 1 No exceptions

Rep 2
One tenant, NE Restaurant ("Chili's"), responsible for 5.6% of the rent for loan C-11233A (Kmart Plaza) has sent a Notice of Default to the landlord regarding inadequate parking lot lighting. The landlord is moving towards a satisfactory resolution. See attached letter.

Rep 3
No exceptions

Rep 4
No exceptions

Rep 5
Paradise Palms MPH (C-7368) has secured subordinate debt with an original balance of $200,000 in place.

Rep 6
(e) Cross-collateralized and multiple property loans are secured by more than one parcel which are not contiguous.

The following loans are cross-collateralized with each other (multiple Notes multiple Mortgages)::
Days Inn - Ft. Wright (C-4459A)
Days Inn - Frankfort (C-4459B)
Days Inn - Shepherdsville (C-4459C)

New Hampshire Retail Portfolio
Kmart Plaza (C-11233A)
Miracle Mile Shopping Center (C-11233B)
North Country Plaza (C-11233C)

The following loans are multiple property loans (1 Note and 1 Mortgage) 377 Ballardvale/315 New Boston (C-7218)
87 Concord/7 Lopez (C-7223)
Carrington Heights/Plaza Apts (C-9809)
Pond Street/NorthCourt Apts (C-10326)
Plimpton & Hills (C-10593)
San Fernando Professional Buildings (C-10959)

The following loans are multiple property loans (1 Note and multiple Mortgages) Des Moines Apts (C-10117)

Rep 7
No exceptions

Rep 8
No exceptions



                                     C-1-5

Rep 9
The following loans do not have a holdback of at least 125% of the recommended repair costs:
4621 W. Napoleon (C-10939) - $500 requirement was waived

Rep 10
No exceptions

Rep 11
No exceptions

Rep 12
No exceptions

Rep 13

The following Mortgaged Properties have investment grade tenants who, under the terms of their respective leases, are required to provide insurance below the minimum standard:

In the case of Loan 8997, the tenant, Shoppers Food Warehouse Corp. (a subsidiary of Supervalu Inc. S&P - BBB+ Moody's - Baa1) is required under its lease to maintain insurance below the minimum requirement. Currently, their insurance provider is rated A-X (AM Best) and A- (S&P)

The following is list of Mortgaged Properties located in either seismic zone 3 or 4 (all of which met the PML requirements):
South Meadows (C-8988)
3200 Regatta Blvd (C-9913)
Pine Terrace Apts (C-10216)
Balboa Point Apts (C-10762)
11155-11165 Sepulveda Blvd (C-10959a)
11211 Sepulveda Blvd (C-10959b)
17909 Soledad Canyon Road (C-10959c)

Rep 14
The following loans had Transaction Screens completed:
Pine Street Apts - C-9369 (original balance of $917,000)
St. James Apts - C-9370 (original balance of $1,100,000)
85 Second Avenue - C-9792 (original balance of $1,149,000)
Des Moines Apts - C-10117A, B, and C (total original balance of $1,717,000) Ivory Garden Apts - C-10809 (original balance of $1,024,000)

The following loans have reports that are over 24 months old
Days Inn - Ft. Wright (C-4459A)
Days Inn - Frankfort (C-4459B)
Days Inn - Shepherdsville (C-4459C)

The following loans had a Phase II performed:
315 New Boston Street (C-7218B)


                                     C-1-6

155 West Street (C-7220)
14 Jewel Drive (C-7222)
87 Concord Road (C-7223A)
7 Lopez Road (C-7223B)
Reading Business Center (C-9510)
Deere Road Warehouse Buildings (C-9583)


The following loans have environmental insurance:
C-7585  Burke Village Center

Dry cleaner present. In lieu of Phase II, PaineWebber required environmental insurance and the installation of a secondary containment facility around dry cleaning equipment. The engineer recommended a holdback of $5,000 to $7,000 for the construction of the secondary containment unit and further testing for ground contamination. PaineWebber escrowed $8,500 for the secondary containment facility and $10,000 for environmental insurance deductible. The environmental insurance is for the full loan amount and for a 13 year term.

C-9583  Deere Road Warehouse

The Phase II report indicated that contaminated soils are present at the subject. Although the Phase II engineer noted that these soils are contained and should not pose any environmental problems, PaineWebber required the borrower to purchase environmental insurance for the full amount of the mortgage loan and for a term of 13 years.

C-11233a  New Hampshire Retail Portfolio - Kmart Plaza

The environmental report identified soil and groundwater contamination from an adjacent property and a UST that was reportedly removed from the subject in 1989. PaineWebber obtained a Secured Creditor Impaired Property Policy that will be assigned to the Trust to cover any current or future liability and or remediation. The environmental insurance is for the full loan amount and for a 13 year term.

Rep 15
The following loans are cross-collateralized with each other (multiple Notes multiple Mortgages):
Days Inn - Ft. Wright (C-4459A)
Days Inn - Frankfort (C-4459B)
Days Inn - Shepherdsville (C-4459C)

New Hampshire Retail Portfolio
Kmart Plaza (C-11233A)
Miracle Mile Shopping Center (C-11233B)
North Country Plaza (C-11233C)

The following loans are multiple property loans (1 Note and 1 Mortgage) 377 Ballardvale/315 New Boston (C-7218)


                                     C-1-7

87 Concord/7 Lopez (C-7223)
Carrington Heights/Plaza Apts (C-9809)
Pond Street/NorthCourt Apts (C-10326)
Plimpton & Hills (C-10593)
San Fernando Professional Buildings (C-10959)


The following loans are multiple property loans (1 Note and multiple Mortgages) Des Moines Apts (C-10117)


Rep 16
No exceptions



Rep 17
No exceptions

Rep 18
No exceptions

Rep 19
No exceptions

Rep 20
No exceptions

Rep 21
No exceptions

Rep 22
No exceptions

Rep 23

St. James Apartments (C-9370) Improvements encroach by up to 3 inches onto the 25 foot setback. No affirmative insurance available in Texas. Zoning is legal conforming as to use.

Rep 24
No exceptions

Rep 25 No exceptions.

Rep 26
No exceptions

Rep 27


                                     C-1-8

Mount Vernon Medical Center (C-11539)
RSVP was organized to invest in real estate; RSVP is a key principal in the borrowing entity for this mortgage loan. Paine Webber Real Estate Securities Inc. is the largest preferred equity holder in RSVP. RSVP is allowed to make capital calls on the preferred and common equity holders.

Rep 28
No exceptions

Rep 29
No exceptions

Rep 30
No exceptions


Rep 31
No exceptions

Rep 32
No exceptions

Rep 33
No exceptions

Rep 34
No exceptions

Rep 35
No exceptions

Rep 36
Paradise Palms MHP (C- 7368) has secured subordinate debt in the original amount of $200,000 in place.

Rep 37
No exceptions

Rep 38
No exceptions

Rep 39
THE FOLLOWING LOANS DO NOT HAVE "WARM BODIES" AS INDEMNITORS FOR EITHER THE ENVIRONMENTAL INDEMNITY AGREEMENT OR THE GUARANTY OF RECOURSE OBLIGATIONS:


Guaranty of Recourse Obligations: Loan 9583 (Deere Road Warehouse Buildings), Loan 11128 (Diamond Point Plaza), 11233a, 11233b, 11233c (New Hampshire Retail Portfolio)


                                     C-1-9

Although loans 9583,11128, 11233a, 11233b, and 11233c do not have so called "warm body" indemnitors they do have "deep pocket" corporate indemnitors in addition to the borrowing entity. Loans 9583, 11128, and 11233a-c have corporate indemnitors with reported net worth's of $4,600,000, $4,200,000, and $56,733,000 respectively.



In the case of Loan 9583, their indemnification is capped at $750,000.

Please note, Loan 9925 and Loan 10003 have a "warm body" indemnitor for fraud and lease violation only; however, a "deep pocket" corporate indemnitor with a reported net worth of $747,000 is also in place for all carveouts.

Environmental Indemnity Agreement: Loan 8997 (Shoppers Food Warehouse), Loan 9583 (Deere Road Warehouse Buildings), Loan 9925 (Eckerds Gloversville), Loan 10003 (CVS Murfreesboro), Loan 11128 (Diamond Point Plaza), 11233a, 11233b, and 11233c (New Hampshire Retail Portfolio)

Although loans 9583, 9925, 10003, 11128, 11233a, 11233b, and 11233c do not have so called "warm body" indemnitors they do have "deep pocket" corporate indemnitors in addition to the borrowing entity.

In the case of Loan 8997, the tenant, Shoppers Food Warehouse Corp. (a subsidiary of Supervalu Inc. S&P - BBB+ Moody's - Baa1) is responsible for all environmental contamination it causes during the term of the lease

In the case of Loan 9583, indemnification is capped at $750,000.

Loan 9925, and Loan 10003 are credit tenant loans.

In the case of Loan 9925, the tenant, Fays Incorporated (a subsidiary of JC Penney Co., Inc. S&P - BBB Moody's - Baa2) is responsible for all environmental contamination it causes during the term of the lease


                                     C-1-10

In the case of Loan 10003, the tenant, CVS/Hook SupeRx, Inc. (a subsidiary of CVS Corporation S&P - A Moody's - A3) is responsible for all environmental contamination it causes during the term of the lease.

Loan 8997 - No carveout for breach of a provision of the Environmental Indemnity Agreement. However, the tenant, Shoppers Food Warehouse Corp. (a subsidiary of Supervalu Inc. S&P - BBB+ Moody's - Baa1) is responsible for all environmental contamination it causes during the term of the lease.

Rep 40
No exceptions

Rep 41
No exceptions

Rep 42
No exceptions

Rep 43
No exceptions

Rep 44
No exceptions


Rep 45
No exceptions

Rep 46
No exceptions

Rep 47
PaineWebber has no requirement of certification by a certified public accountant for any of its loans. Under PaineWebber loan documents, Mortgagor is generally required to pay all costs and expenses incurred by Mortgagee incurred in connection the defeasance.

Rep 48
No exceptions

Rep 49
No exceptions

Rep 50
No exceptions

Rep 51
No exceptions


                                     C-1-11

Rep 52
No exceptions

Rep 53
No exceptions

Rep 54
No exceptions

Rep 55
Ivory Gardens Apts (C-10809) with an original balance of $1,024,000 requires monthly operating and financial statements be provided for the first 12 months of the term and annual statements thereafter.

Credit tenant loans only require that annual operating and financial statements be provided.
Eckerds Gloversville (C-9925)
CVS Murfreesboro (C-10003)

Rep 56
No exceptions

Rep 57
Eckerds Gloversville (C-9925 (CTL)) has a 15-day grace period

Rep 58
No exceptions

Rep 59
No exceptions

Rep 60
155 West Street (C-7220) Septic system is the responsibility of borrower 87 Concord Road (C-7223a) Septic system is the responsibility of borrower 7 Lopez Road (C-7223b) Septic system is the responsibility of borrower

Lake Cook Road (C-9529) is required to connect the subject to the city water line. The engineer estimated this cost at $120,000, PaineWebber held back 125% of this amount, or $150,000.





                                     C-1-12

                                  SCHEDULE C-2

8988                PW      South Meadows
                                                                   1,993,702
9913                PW      3200 Regatta Boulevard
                                                                  12,558,042
10216               PW      Pine Terrace Apartments
                                                                   6,515,732
10762               PW      Balboa Pointe Apartments
                                                                   2,619,596








                                     C-2-1

                                   EXHIBIT D-1


                             FORM OF CERTIFICATE OF
                                    SECRETARY
                   OF PAINE WEBBER REAL ESTATE SECURITIES INC.

 Certificate of Assistant Secretary of Paine Webber Real Estate Securities Inc.

                  I, John L. Fearey, hereby certify that I am a duly elected and acting Assistant Secretary of Paine Webber Real Estate Securities Inc. (the "Company"), and certify further as follows:

                  a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  b) Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

                  c) Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware, issued within 10 days of the date hereof with respect to the good standing of the Company;

                  d) Since the date of the certificate attached hereto as Exhibit B, the Company has not received any notification from the Secretary of the State of Delaware, or from any other source, that the Company is not in good standing in Delaware;

                  e) Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company.

                  f) To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated; and

                  g) Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement dated as of August 15, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation, and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such persons appearing on such documents are their genuine signatures.




                                     D-1-1

                  Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                IN WITNESS WHEREOF, I have hereunto signed my name as of August __, 2000.



                                                   By:
                                                   Name:  John L. Fearey
                                                   Title: Assistant Secretary


                  The undersigned, an officer of the Company hereby certifies that ________________________ is the duly elected and qualified and acting [Assistant] Secretary of the Company and that the signature appearing above is his/her genuine signature.

                IN WITNESS WHEREOF, I have hereunto signed my name as of August __, 2000.



                                                   By:
                                                   Name:
                                                   Title:






                                     D-1-2

                                   EXHIBIT D-2


                             FORM OF CERTIFICATE OF
                    PAINE WEBBER REAL ESTATE SECURITIES INC.

             Certificate of Paine Webber Real Estate Securities Inc.

                In connection with the execution and delivery by Paine Webber Real Estate Securities Inc. (the "Company") of, and the consummation of the transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, the Company hereby certifies that (i) its representations and warranties set forth in the Mortgage Loan Purchase Agreement and in the Indemnification Agreement dated as of August 15, 2000, among the Company, SBMS VII, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation (the "Indemnification Agreement"; and, collectively with the Mortgage Loan Purchase Agreement, the "Agreements"), are true and correct in all material respects at and as of the date hereof (or, in the case of the representations an warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) it has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                Certified this ___ day of August, 2000.



                                    PAINE WEBBER REAL ESTATE SECURITIES INC.



                                    By:
                                        ---------------------------------
                                    Name:
                                    Title:







                                     D-2-1

                                  EXHIBIT D-3A


                       FORM OF OPINION OF IN-HOUSE COUNSEL
                                  TO THE SELLER


                                                              August 24, 2000




Addressees listed on Exhibit A hereto

                Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

        I am an Associate General Counsel of PaineWebber Incorporated and as such as generally familiar with its affiliate Paine Webber Real Estate Securities Inc. I am rendering this opinion pursuant to Section 7(h) the Mortgage Loan Purchase Agreement, dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and Paine Webber Real Estate Securities Inc. (the "Company"), relating to the sale by the Company of certain mortgage loans (the "Mortgage Loans"). I have also acted as counsel to the Company in connection with its entering into the Indemnification Agreement dated as of August 15, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation. The Mortgage Loan Purchase Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements".
Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

       I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

       Based upon the foregoing, I am of the opinion that:

                  i) The Company is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to enter into and perform its obligations under the Agreements.

                  j) Each Agreement has been duly authorized, executed and delivered by the PWRES.


                                     D-3A-1

                  k) No consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery by the Company of the Agreements, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  l) The transfer of the Mortgage Loans as provided in the Agreements and the fulfillment of the other terms of the Agreements will not conflict with or result in a violation of the Articles of Incorporation or the By-laws of the Company or any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject.

                  m) To the best of my knowledge, there are no actions or proceedings against the Company, pending (with regard to which the Company has received service of process) or overtly threatened in writing before any court, governmental agency or arbitrator which affect the enforceability of the Agreements, or which would draw into question the validity of the Agreements or any action taken or to be taken in connection with the Company's obligations contemplated therein, or which would materially impair the Company's ability to perform under the terms of the Agreements.

         I am a member of the bar of the State of New York and, with your permission, my opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States.

                This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without my express written consent. The opinions expressed herein are based upon circumstances, including applicable law, in effect on the date hereof and I assume no obligation to revise or supplement this opinion should such circumstances change, whether by legislative action, judicial decision or otherwise.

                                                   Very truly yours,





                                     D-3A-2

                                   Schedule A





Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York 10013

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

PaineWebber Incorporated
1285 Avenue of the Americas, 38th Floor
New York, New York  10019

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Artesia Banking Corporation
c/o Artesia Mortgage Capital Corporation
1180 Northwest Maple Street, Suite 202
Issaquah, Washington  98027

Moody's Investors Service, Inc.
99 Church Street
New York, New York 1000

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York  10004

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas, 38th Floor
New York, New York 10019

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York 10006







                                     D-3A-3

                                  EXHIBIT D-3B


                       FORM OF OPINION OF SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER



                                               August 24, 2000

Salomon Brothers Mortgage                               Moody's Investors Service, Inc.
Securities VII, Inc.                                    99 Church Street
388 Greenwich Street                                    New York, New York 1000
New York, New York 10013

Salomon Smith Barney Inc.                               Fitch, Inc.
388 Greenwich Street                                    One State Street Plaza, 31st Floor
New York, New York 10013                                New York, New York  10004

PaineWebber Incorporated                                Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas, 38th Floor                 1285 Avenue of the Americas, 38th Floor
New York, New York  10019                               New York, New York 10019

Chase Securities Inc.                                   Wells Fargo Bank Minnesota, N.A.
270 Park Avenue                                         45 Broadway, 12th Floor
New York, New York 10017                                New York, New York 10006

Artesia Banking Corporation
c/o Artesia Mortgage Capital Corporation
1180 Northwest Maple Street, Suite 202
Issaquah, Washington  98027


         Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2


Ladies and Gentlemen:

                We have acted as special counsel to Paine Webber Real Estate Securities Inc. ("PWRES") with respect to certain matters in connection with the transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between PWRES, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser.

                 This opinion letter is being provided to you pursuant to
Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement.

                For the purposes of this opinion letter, we have reviewed the Mortgage Loan Purchase Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Mortgage Loan Purchase Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Mortgage Loan Purchase Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to the authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of the parties to the Mortgage Loan Purchase Agreement and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in paragraph 2 below, the power and authority of the parties to the Mortgage Loan Purchase Agreement to enter into, perform under and consummate the transactions contemplated by the Mortgage Loan Purchase Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreement by the parties thereto, (ix) except as expressly addressed in paragraph 1 below, the constitution of the Mortgage Loan Purchase Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Mortgage Loan Purchase Agreement, as expressed therein.

                In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities and "doing business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.

                Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or

                                   D-3A-18-2
regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York; (4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

                Based upon and subject to the foregoing, we are of the opinion that:

                1. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of PWRES, enforceable against PWRES in accordance with its terms.

                2. The execution, delivery and performance of the Mortgage Loan Purchase Agreement by PWRES will not conflict with or result in a violation of any Federal or State of New York statute or regulation generally applicable to Delaware corporations in connection with transactions of the type contemplated by the Mortgage Loan Purchase Agreement.

                The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                                       Very truly yours,




                                   D-3A-18-3

                                   EXHIBIT M-3


                       FORM OF AMCC MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of August 15, 2000, between Artesia Mortgage Capital Corporation, a Delaware corporation ("AMCC"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

                AMCC desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                SBMS VII will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC"), some of the Other Loans from Paine Webber Real Estate Securities Inc. ("PWRES"), and the remaining Other Loans from ORIX Real Estate Capital Markets, LLC ("ORECM"; and, collectively with SBRC and PWRES, the "Other Loan Sellers").

                SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("Salomon"), PaineWebber Incorporated ("PaineWebber"), Chase Securities Inc. ("Chase") and Artesia Banking Corp. ("Artesia BC"), pursuant to an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among SBMS VII, Salomon, PaineWebber, Chase and Artesia BC; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to Salomon and PaineWebber, pursuant to a certificate purchase agreement, dated the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, Salomon and PaineWebber. The Registered Certificates are more fully described in the prospectus dated August 4, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated August 15, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated August 15, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                AMCC will indemnify SBMS VII, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and certain related parties with respect to the disclosure regarding the Mortgage Loans and AMCC contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among AMCC, SBMS VII, Salomon, PaineWebber, Chase and Artesia BC.

                Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                SECTION 1. Agreement to Purchase.

                The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on August 24, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective scheduled due dates in August 2000 (collectively the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $131,716,273, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be $131,444,432, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                SECTION 2. Conveyance of the Mortgage Loans.

                (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any

Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, the original Mortgage Note, the Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnification of the Purchaser, Trustee, Master Servicer and Special Servicer against any losses and expenses that may be incurred by reason of such lost or destroyed Mortgage Note. If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument provided that a photocopy of such non-delivered document or instrument (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of a Mortgage, to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Purchaser, the Trustee or such Custodian within 365 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser may consent to, which consent shall not be unreasonably withheld so long as the Seller is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in the definition of "Mortgage File", with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the

Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified, in the case of a Mortgage, by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to any Mortgage Loan, and notwithstanding the foregoing, the Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Seller by the applicable filing office, and the Seller may deliver assignments of documents and/or instruments that do not contain the recording information for the related documents and/or instruments, as applicable, if such documents and/or instruments have not been returned to the Seller by the applicable recording office. The Seller hereby authorizes the Purchaser, acting in its stead and on its behalf, to fill in any missing filing or recording information or any instrument or document required to be delivered pursuant to this subsection (b). The delivery of an original pro forma or specimen title insurance policy or an original marked, redated and recertified commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf no later than the 90th day following the Closing Date (or such later date provided that the reason for the delay in delivery of the title policy to the Trustee or Custodian is either (i) because of a delay caused by the public recording or filing office where the Mortgage has been delivered for recording or filing in returning a filed copy of the Mortgage or (ii) due to the failure of the title company to forward such title policy in a timely manner).

                If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, and the Seller has satisfied its delivery requirements as to such non-delivered document or instrument by delivering a photocopy thereof (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing), then:

                (i) the Purchaser will, on or about the 115th day following the Closing Date and approximately every 90 days thereafter until it or its designee receives the original or a photocopy of the subject document or instrument reflecting evidence of recordation or filing, prepare and forward or cause to be prepared and forwarded to the Seller a certification, to be signed and returned by the Seller, to the effect that the Seller is in good faith attempting to obtain from the appropriate public recording or filing office such original or photocopy; and

               (ii) the Seller agrees to execute and return to the Purchaser or its designee each such certification within 15 days following its receipt thereof.

                In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, on or before the Closing Date (or, if any of the following items are not in the actual possession of the Seller as soon as reasonably or practical, but in any event within 30 days, after Closing Date):
(i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/ engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

                The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                (d) The Seller shall be responsible for: (i) all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement (provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer); and (ii) all other reasonable out-of-pocket costs and expenses incurred by the Trustee or a Custodian pursuant to Section 2.01(e) of the Pooling and Servicing Agreement. In connection with the endorsement of any Mortgage Note and the delivery of any assignment from the Seller hereby authorizes the Purchaser or its designee to complete each endorsement or assignment in blank appearing thereon in favor of the Purchaser in such manner as the Purchaser shall determine the exercise of its sole discretion, provided that such endorsement will be without recourse, representation or warranty of the Seller except as expressly set forth in this Agreement. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Purchaser or an assignee thereof, which may include the Trustee or its Custodian or its agent, shall notify the Seller of same. The Seller shall cure such defect within 90 days following such notice or the Purchaser may prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Purchaser shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate, all at the Seller's expense. The Purchaser may (and, at the Purchaser's request, the Seller shall) execute any replacement assignment or instrument of transfer, being filed in substitution for any such lost or returned unrecorded or unfiled assignment or instrument of transfer, at the Seller's expense, and the Seller shall assist the Purchaser or its designee or agent in recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee or to file any UCC-3 in those jurisdictions where, in the written opinion of the local counsel to Purchaser or Trustee or such other evidence as is acceptable to the Trustee or its designee such recordation and/or filing is not required to protect the Purchaser's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Seller, and the reasonable costs of such opinion and/or other evidence shall be borne by the Seller. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan).

                (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

                The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 except as such remedies are otherwise limited by the terms of this Agreement.

                SECTION 4. Representations, Warranties and Covenants of the Seller.

                (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

                (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

         SECTION 4A. Representations, Warranties and Covenants of Purchaser.

         The Purchaser hereby represents and warrants, as of the Closing Date, that:

                (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

                (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

                (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, to be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan was, as of the Closing Date, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"),
(ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and
(iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have up to an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                If a Breach or Document Defect exists with respect to any Mortgage Loan constituting part of a Cross-Collateralized Group, then the determination as to whether such Breach or Document Defect, as the case may be, is a Material Breach or a Material Document Defect, as applicable, shall be made as follows:

                  (i) if such Mortgage Loan has become a Specially Serviced Mortgage Loan by reason of such Breach or Document Defect, then based solely upon such Mortgage Loan and the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding thereto, without regard to the cross-collateralization; and

                  (ii) otherwise, treating such Cross-Collateralized Group as a single Mortgage Loan secured by all of the related Mortgaged Properties.

For purposes of applying the remedies contemplated by this Section 5(a) in connection with any Material Breach or Material Document Defect in respect of any Cross-Collateralized Group or any particular Cross-Collateralized Mortgage Loan that is part of such Cross-Collateralized Group, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                The Seller hereby acknowledges the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligations of the Seller to cure Material Breaches/Material Document Defects or repurchase Defective Mortgage Loans pursuant to this Section 5(a). In addition, the Seller hereby acknowledges and agrees that, pursuant to Section 2.03(d) of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) have the right, for the benefit of the Certificateholders, to enforce the obligations of the Seller under this Agreement. If the Seller is required to repurchase a Defective Mortgage Loan, the reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Purchaser, the Trustee, the Custodian, the Master Servicer and the Special Servicer as a result of such repurchase shall be part of the purchase price.

                (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                SECTION 6. Closing.

                The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                The Closing shall be subject to each of the following conditions:

                (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                SECTION 7. Closing Documents.

                The Closing Documents shall consist of the following:

                (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

                (b) The Indemnification Agreement, duly executed and delivered by the Seller, the Purchaser and each of Salomon, PaineWebber, Chase and Artesia BC;

                (c) The Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                (d) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in
(g) below;

                (e) A certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware dated not earlier than 10 days prior to the Closing Date;

                (f) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                (g) Resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                (h) A written opinion of Sidley & Austin as special counsel for the Seller, substantially in the form of Exhibit D-3 hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement, Salomon, PaineWebber, Chase, Artesia BC and each Rating Agency; and such other written opinions as may be required by a Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

                (i) One or more accountants' comfort letters relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

                (j) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                SECTION 8. Costs.

                Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated May 30, 2000 (the "Term Sheet").

                SECTION 9. Notices.

                All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no. 212-816-8306, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 1180 N.W. Maple Street, Suite 202, Issaquah, Washington 98027, attention: Diana Kelsey Kutas, facsimile no.: (425) 313-1005, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                SECTION 10. Characterization.

                The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

                All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

                SECTION 12. Severability of Provisions.

                Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                SECTION 13. Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                SECTION 14. GOVERNING LAW.

                THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                SECTION 15. Further Assurances.

                The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                SECTION 16. Successors and Assigns.

                The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                SECTION 17. Amendments.

                (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects, the Seller, shall be effective against the Seller.

                SECTION 18. Entire Agreement.

                Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.



                            [SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                  ARTESIA MORTGAGE CAPITAL CORPORATION



                                  By:
                                  Name:
                                  Title:


                                  SALOMON BROTHERS MORTGAGE
                                  SECURITIES VII, INC.



                                  By:
                                  Name:
                                  Title:

                                    EXHIBIT A


                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]

                                             SCHEDULE OF AMCC MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------------------------

CONTROL                  MORTGAGE
NUMBER    LOAN NUMBER   LOAN SELLER        LOAN / PROPERTY NAME                 PROPERTY ADDRESS                 CITY        STATE
-------   ------------  -----------  ---------------------------------  ----------------------------------  ---------------  -----
15        010-00000572     AMCC        Senter Road Industrial Property           1875 and 1879 Senter Road         San Jose  CA
16        010-00000574     AMCC                  Scottsdale Gateway II        8901 East Mountain View Road       Scottsdale  AZ
38        010-00000479     AMCC         Computer Science Corp Building                  200 Commerce Drive           Newark  DE
39        010-00000558     AMCC            Sprint Customer Care Center                8525 Silver Crossing    Oklahoma City  OK
46        010-00000518     AMCC       National Refractories & Minerals                    1852 Rutan Drive        Livermore  CA
                                                           Corporation
65        010-00000562     AMCC                        Lexington Kmart              130 New Circle Road NW        Lexington  KY
66        010-00000560     AMCC                          Niagara Kmart                  2590 Military Road          Niagara  NY
85        010-00000439     AMCC               Lynnwood Business Center              19231 36th Avenue West         Lynnwood  WA
86        010-00000440     AMCC                                Quad 95          14671-14799 NE 95th Street          Redmond  WA
100       010-00000579     AMCC               Foothills Village Centre        3233 East Chandler Boulevard          Phoenix  AZ
104       010-00000535     AMCC         Dover Crossing Shopping Center        1140 Fort Campbell Boulevard      Clarksville  TN
105       010-00000466     AMCC                    Plainville Crossing                   13 Taunton Street       Plainville  MA
106       010-00000596     AMCC                       Staples - Lawton               1207 NW Sheridan Road           Lawton  OK
108       010-00000450     AMCC            Kalevala Village Apartments                5500 SW 180th Avenue            Aloha  OR
112       010-00000570     AMCC           Kolstad Great Dane Warehouse               8501 Naples Street NE           Blaine  MN
114       010-00000537     AMCC          Pederson-Krag Center Building                    55 Horizon Drive       Huntington  NY
117       010-00000569     AMCC                 Rigid Building Systems         18933 Aldine Westfield Road          Houston  TX
123       010-00000257     AMCC            Kiely Plaza Shopping Center           1052-1090 Kiely Boulevard      Santa Clara  CA
126       010-00000520     AMCC                 The Village Apartments          2801 23rd Avenue Southwest            Fargo  ND
129       010-00000581     AMCC                     Henderson Building                  2223 112 Avenue NE         Bellevue  WA
130       010-00000188     AMCC                             Park Plaza                   3100 Mowry Avenue          Fremont  CA
133       020-00000037     AMCC        Southcenter Strip Retail Center           16901 Southcenter Parkway          Tukwila  WA
134       010-00000498     AMCC       Fair Oaks Office/Retail Building           12 South Fair Oaks Avenue         Pasadena  CA
135       010-00000464     AMCC                   Southview Apartments         1033-1057 College Avenue NE     Grand Rapids  MI
137       010-00000386     AMCC                Hafner Court Apartments  8011-8082 Hafner Court & 1215-1229  University City  MO
                                                                                            Westover Court
138       010-00000543     AMCC                      Loma Vista Center             4676-4696 Market Street        San Diego  CA
139       010-00000490     AMCC                 Carroll Road Warehouse              7565-7595 Carroll Road        San Diego  CA
140       010-00000401     AMCC                  Sandalwood Apartments            1624 South Fresno Street       Fort Smith  AR

                                                         SCHEDULE OF AMCC MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------

                                                                                                      ORIGINAL
                                                                                                      TERM TO
                                                                                         MONTHLY     MATURITY /
CONTROL                                              MORT-               CUT-OFF DATE  DEBT SERVICE     ARD
NUMBER   LOAN NUMBER   ZIP CODE  ORIGINAL BALANCE  GAGE RATE  NOTE DATE    BALANCE       PAYMENT      (MONTHS)
-------  ------------  --------  ----------------  ---------  ---------  ------------  ------------  ----------
15       010-00000572   95112       12,600,000      7.9000%   11/30/99    12,540,663    91,577.49       120
16       010-00000574   85258       11,895,000      8.3500%   12/28/99    11,850,277    90,200.77       120
38       010-00000479   19713        6,225,000      8.1500%   12/22/99     6,200,342    46,329.45       120
39       010-00000558   73162        6,200,000      8.1000%   12/16/99     6,175,123    45,926.36       120
46       010-00000518   94550        5,450,000      8.1000%   09/29/99     5,419,369    40,370.75       120
65       010-00000562   40505        3,963,110      8.0500%   12/13/99     3,947,003    29,218.16       120
66       010-00000560   14304        3,855,899      8.0500%   12/13/99     3,840,228    28,427.74       120
85       010-00000439   98036          900,000      7.5000%   05/04/99       886,397     6,650.93       120
86       010-00000440   98052        2,100,000      7.5000%   05/04/99     2,068,260    15,518.82       120
100      010-00000579   85044        2,520,000      8.7000%   02/17/00     2,514,420    19,734.93        60
104      010-00000535   37042        2,400,000      8.2000%   09/23/99     2,386,869    17,946.11       120
105      010-00000466   02762        2,383,733(#)   8.2500%   07/19/99     2,368,545    19,711.26       113
106      010-00000596   73505        2,325,000      8.6000%   05/09/00     2,322,786    18,042.28       120
108      010-00000450   97007        2,280,000      7.6000%   04/28/99     2,243,900    16,997.59       120
112      010-00000570   55449        2,080,000      8.4500%   12/20/99     2,066,956    16,678.70       180
114      010-00000537   11743        2,000,000      7.8000%   09/24/99     1,979,853    15,172.29       120
117      010-00000569   77073        2,000,000      9.1000%   02/04/00     1,974,122    20,566.09       180
123      010-00000257   95051        2,000,000      7.7500%   07/01/98     1,877,073    17,668.43       204
126      010-00000520   58103        1,810,000      8.0500%   11/29/99     1,776,439    16,440.43       204
129      010-00000581   98004        1,675,000      8.9000%   03/06/00     1,669,689    13,942.02       120
130      010-00000188   94538        1,800,000      7.1500%   06/12/98     1,649,377    16,330.24       180
133      020-00000037   98188        1,650,000      7.1500%   10/27/98     1,580,644    12,941.42       240
134      010-00000498   91103        1,600,000      7.8000%   07/29/99     1,580,531    12,137.83       120
135      010-00000464   49503        1,575,000      7.4000%   06/04/99     1,552,733    11,536.86       120
137      010-00000386   63130        1,580,000      7.1000%   10/30/98     1,527,284    11,843.59       120
138      010-00000543   92102        1,500,000      8.6000%   10/28/99     1,488,222    12,179.66       120
139      010-00000490   92121        1,500,000      8.2000%   08/23/99     1,484,375    11,776.68       120
140      010-00000401   72903        1,550,000      7.1500%   12/15/98     1,478,987    12,776.47       216

                                                             SCHEDULE OF AMCC MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                               CALCU-
                                                               LATED
                         REMAINING                 STATED     ORIGINAL   CALCULATED
                           TERM        SCHED-     ORIGINAL     AMORT-    REMAINING       LOAN     CROSS COLLATER-   ANTICI-
                       TO MATURITY /    ULED       AMORT-     IZATION      AMORT-     BALANCE AT      ALIZED         PATED
CONTROL                     ARD       MATURITY  IZATION TERM    TERM    IZATION TERM  MATURITY /     (MORTGAGE      REPAY-
NUMBER   LOAN NUMBER     (MONTHS)       DATE      (MONTHS)    (MONTHS)    (MONTHS)       ARD        LOAN GROUP)    MENT DATE
-------  ------------  -------------  --------  ------------  --------  ------------  ----------  ---------------  ---------
15       010-00000572       112       12/01/09      360         360         352       11,244,027          No          NAP
16       010-00000574       113       01/01/10      360         360         353       10,725,940          No          NAP
38       010-00000479       113       01/01/10      360         360         353        5,587,186          No          NAP
39       010-00000558       113       01/01/10      360         360         353        5,558,205          No          NAP
46       010-00000518       110       10/01/09      360         360         350        4,886,979          No          NAP
65       010-00000562       113       01/01/10      360         360         353        3,548,667          No          NAP
66       010-00000560       113       01/01/10      360         360         353        3,452,668          No          NAP
85       010-00000439       106       06/01/09      300         300         286          731,259      Yes (f)         NAP
86       010-00000440       106       06/01/09      300         300         286        1,706,274      Yes (f)         NAP
100      010-00000579        55       03/01/05      360         360         355        2,430,087          No          NAP
104      010-00000535       110       10/01/09      360         360         350        2,157,133          No          NAP
105      010-00000466       108       08/01/09      293         260         255        1,856,737          No          NAP
106      010-00000596       118       06/01/10      360         360         358        2,108,063          No          NAP
108      010-00000450       105       05/01/09      300         300         285        1,858,433          No          NAP
112      010-00000570       173       01/01/15      300         300         293        1,417,446          No          NAP
114      010-00000537       110       10/01/09      300         300         290        1,639,424          No          NAP
117      010-00000569       175       03/01/15      180         177         172                0          No          NAP
123      010-00000257       180       08/01/15      204         204         180                0          No          NAP
126      010-00000520       196       12/01/16      204         201         193                0          No          NAP
129      010-00000581       116       04/01/10      300         300         296        1,415,496          No          NAP
130      010-00000188       155       07/01/13      180         180         155                0          No          NAP
133      020-00000037       219       11/01/18      240         240         219                0          No          NAP
134      010-00000498       108       08/01/09      300         300         288        1,311,595          No          NAP
135      010-00000464       107       07/01/09      300         300         287        1,276,041          No          NAP
137      010-00000386        99       11/01/08      264         264         243        1,167,023          No          NAP
138      010-00000543       111       11/01/09      300         300         291        1,257,524          No          NAP
139      010-00000490       109       09/01/09      300         300         289        1,243,622          No          NAP
140      010-00000401       197       01/01/17      216         216         197                0          No          NAP

                                                            SCHEDULE OF AMCC MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------

                                                                          INTEREST
CONTROL                                                      OWNERSHIP    ACCRUAL    MASTER SERVICING   YIELD MAINTENANCE
NUMBER   LOAN NUMBER   DEFEASE START DATE  DEFEASE END DATE   INTEREST     METHOD        FEE RATE       CALCULATION METHOD
-------  ------------  ------------------  ----------------  ----------  ----------  ----------------  --------------------
15       010-00000572       01/01/05           09/30/09      Fee Simple  Actual/360       0.0500%                       NAP
16       010-00000574       02/01/04           09/30/09      Fee Simple  Actual/360       0.0500%                       NAP
38       010-00000479       02/01/03           09/30/09      Fee Simple  Actual/360       0.0500%                       NAP
39       010-00000558       02/01/05           09/30/09      Fee Simple  Actual/360       0.0500%                       NAP
46       010-00000518       11/01/02           07/31/09      Fee Simple  Actual/360       0.0500%                       NAP
65       010-00000562       02/01/05           09/30/09      Fee Simple  Actual/360       0.0500%                       NAP
66       010-00000560       02/01/05           09/30/09      Fee Simple  Actual/360       0.0500%                       NAP
85       010-00000439            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
86       010-00000440            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
100      010-00000579            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
104      010-00000535            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
105      010-00000466            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
106      010-00000596       07/01/05           02/28/10      Fee Simple  Actual/360       0.0500%                       NAP
108      010-00000450            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
112      010-00000570       02/01/05           09/30/14      Fee Simple  Actual/360       0.0500%                       NAP
114      010-00000537            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
117      010-00000569            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
123      010-00000257            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
126      010-00000520            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
129      010-00000581            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
130      010-00000188            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
133      020-00000037            NAP                NAP       Leasehold      30/360       0.0500%      Present Value Type 2
134      010-00000498            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
135      010-00000464            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
137      010-00000386            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
138      010-00000543            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
139      010-00000490            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
140      010-00000401            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2

                                             SCHEDULE OF AMCC MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------

CONTROL                  MORTGAGE
NUMBER    LOAN NUMBER   LOAN SELLER          LOAN / PROPERTY NAME                  PROPERTY ADDRESS                CITY        STATE
-------   ------------  -----------  -------------------------------------  -------------------------------  ----------------  -----
143       010-00000281   AMCC             Greenway Village Shopping Center      4002-4024 South Yale Avenue             Tulsa  OK
145       010-00000504   AMCC                            Banneker Building               5840 Banneker Road          Columbia  MD
146       010-00000333   AMCC                         3975 Landmark Street             3975 Landmark Street       Culver City  CA
148       010-00000370   AMCC                        88 Sunnyside Building           88 Sunnyside Boulevard         Plainview  NY
150       010-00000452   AMCC              Plaza Northwest Shopping Center       6050-6080 West 92nd Avenue      Westminister  CO
152       020-00000043   AMCC                             Kennewick Square       3321 West Kennewick Avenue         Kennewick  WA
153       010-00000311   AMCC                                   Party City             2525 State Highway 6           Houston  TX
154       010-00000308   AMCC                         Blue Devils Building               4065 Nelson Avenue           Concord  CA
155       020-00000054   AMCC                       Schuck's Retail Center                  3402 Kitsap Way         Bremerton  WA
156       010-00000550   AMCC                            Northwood Estates                2927 Julia Street     Coeur D'Alene  ID
157       010-00000280   AMCC                      Miramar Commerce Center                6904 Miramar Road         San Diego  CA
158       010-00000462   AMCC                         South Bay Industrial                 2765 Main Street       Chula Vista  CA
159       010-00000378   AMCC                            Bloomfield Center        61-81 West Long Lake Road  Bloomfield Hills  MI
160       020-00000064   AMCC                       Park Willow Apartments                  160 Park Street              Reno  NV
161       020-00000022   AMCC                               Belmond Center               12700 Bel-Red Road          Bellevue  WA
162       010-00000446   AMCC                         Riverwood Apartments            506 West Orchard Lane          Carlsbad  NM
164       020-00000034   AMCC                                PGE Buildings     14655 & 14725 SW 72nd Avenue            Tigard  OR
165       010-00000312   AMCC        Carroll Canyon Road Industrial Condos    7030-7054 Carroll Canyon Road         San Diego  CA
166       010-00000429   AMCC        Myrex Manufacturing Plant & Corporate                  9119 Weedy Lane           Houston  TX
                                                                   Offices
168       010-00000484   AMCC                 Walnut Creek Shopping Center     987 North Walnut Creek Drive         Mansfield  TX
169       010-00000465   AMCC                    Quail Hollow Mini Storage               12833 Covey Circle            Sonora  CA
171       010-00000350   AMCC                    Freeway Industries Center     2603-2645 East Jensen Avenue            Fresno  CA
172       020-00000051   AMCC                                AT&T Building          18715-120th Avenue N.E.           Bothell  WA
173       010-00000275   AMCC                                      PBR III         720-730 West 17th Street        Costa Mesa  CA
175       010-00000266   AMCC                             Knoxville Square  9126-9128 North Lindbergh Drive            Peoria  IL
177       010-00000349   AMCC               Larkfield Road Office Building               777 Larkfield Road           Commack  NY
178       010-00000528   AMCC                       Kings Kourt Apartments  2500 & 2504 South Dakota Avenue       Sioux Falls  SD

                                                      SCHEDULE OF AMCC MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ORIGINAL
                                                                                                      TERM TO
                                                                                         MONTHLY     MATURITY /
CONTROL                                              MORT-               CUT-OFF DATE  DEBT SERVICE     ARD
NUMBER   LOAN NUMBER   ZIP CODE  ORIGINAL BALANCE  GAGE RATE  NOTE DATE    BALANCE       PAYMENT      (MONTHS)
-------  ------------  --------  ----------------  ---------  ---------  ------------  ------------  ----------
143      010-00000281   74135        1,470,000      7.3000%   07/16/98     1,428,903    10,672.67       120
145      010-00000504   21044        1,400,000      8.0000%   07/15/99     1,390,238    10,272.71       120
146      010-00000333   90232        1,375,000      7.4000%   08/26/98     1,326,621    10,563.39       120
148      010-00000370   11803        1,350,000      7.5000%   10/09/98     1,318,223     9,976.39       120
150      010-00000452   80030        1,300,000      8.2000%   05/04/99     1,282,786    10,206.46       120
152      020-00000043   99336        1,300,000      7.2000%   09/30/98     1,266,282     9,354.66       120
153      010-00000311   77082        1,285,000      7.5000%   08/19/98     1,251,703     9,496.04       144
154      010-00000308   94520        1,350,000      7.4000%   08/19/98     1,248,696    12,438.08       180
155      020-00000054   98312        1,275,000      7.9000%   11/30/98     1,248,616     9,756.35       120
156      010-00000550   83815        1,250,000      8.2500%   10/27/99     1,244,639     9,390.84       120
157      010-00000280   92121        1,300,000      7.5000%   06/25/98     1,240,127    10,472.72       120
158      010-00000462   91911        1,250,000      8.3000%   06/30/99     1,235,138     9,897.43       120
159      010-00000378   48304        1,250,000      6.9500%   10/29/98     1,217,630     8,794.91       120
160      020-00000064   89502        1,210,000      8.2500%   10/13/99     1,199,831     9,540.25       120
161      020-00000022   98005        1,300,000      7.4500%   06/18/98     1,193,708    12,014.26       180
162      010-00000446   88220        1,200,000      8.6000%   06/18/99     1,174,346    10,489.96       240
164      020-00000034   97224        1,200,000      7.3000%   09/15/98     1,113,460    10,988.21       180
165      010-00000312   92121        1,141,000      7.4000%   07/29/98     1,109,656     8,357.82       120
166      010-00000429   77093        1,220,000      8.1000%   03/05/99     1,108,351    14,866.52       120
168      010-00000484   76063        1,100,000      8.3000%   07/29/99     1,092,922     8,302.64       120
169      010-00000465   95370        1,100,000      8.4000%   05/20/99     1,085,992     8,783.50       120
171      010-00000350   93706        1,150,000      7.5000%   11/13/98     1,076,254    10,660.65       180
172      020-00000051   98011        1,100,000      7.0000%   12/22/98     1,074,565     7,774.58       120
173      010-00000275   92626        1,060,000      7.3000%   08/03/98     1,031,555     7,695.94       120
175      010-00000266   61615        1,065,000      7.7000%   06/26/98     1,017,191     8,710.28       144
177      010-00000349   11725        1,010,000      7.0500%   09/18/98       983,112     7,170.72       132
178      010-00000528   57105          990,000      8.0500%   07/23/99       978,515     7,673.81       120

                                                             SCHEDULE OF AMCC MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                               CALCU-
                                                               LATED
                         REMAINING                 STATED     ORIGINAL   CALCULATED
                           TERM        SCHED-     ORIGINAL     AMORT-    REMAINING       LOAN     CROSS COLLATER-   ANTICI-
                       TO MATURITY /    ULED       AMORT-     IZATION      AMORT-     BALANCE AT      ALIZED         PATED
CONTROL                     ARD       MATURITY  IZATION TERM    TERM    IZATION TERM  MATURITY /     (MORTGAGE      REPAY-
NUMBER   LOAN NUMBER     (MONTHS)       DATE      (MONTHS)    (MONTHS)    (MONTHS)       ARD        LOAN GROUP)    MENT DATE
-------  ------------  -------------  --------  ------------  --------  ------------  ----------  ---------------  ---------
143      010-00000281        96       08/01/08      300         300         276        1,187,025          No          NAP
145      010-00000504       108       08/01/09      360         360         348        1,252,438          No          NAP
146      010-00000333        97       09/01/08      264         264         241        1,025,972          No          NAP
148      010-00000370        99       11/01/08      300         300         279        1,096,485          No          NAP
150      010-00000452       106       06/01/09      300         300         286        1,078,093          No          NAP
152      020-00000043        98       10/01/08      300         300         278        1,046,504          No          NAP
153      010-00000311       121       09/01/10      300         300         277          969,258          No          NAP
154      010-00000308       157       09/01/13      180         180         157                0          No          NAP
155      020-00000054       100       12/01/08      300         300         280        1,048,021          No          NAP
156      010-00000550       112       12/01/09      360         360         352        1,124,770          No          NAP
157      010-00000280        95       07/01/08      240         240         215          901,332          No          NAP
158      010-00000462       107       07/01/09      300         300         287        1,039,757          No          NAP
159      010-00000378        99       11/01/08      300         300         279          998,317          No          NAP
160      020-00000064       111       11/01/09      300         300         291        1,004,561          No          NAP
161      020-00000022       155       07/01/13      180         180         155                0          No          NAP
162      010-00000446       227       07/01/19      240         240         227                0          No          NAP
164      020-00000034       158       10/01/13      180         180         158                0          No          NAP
165      010-00000312        96       08/01/08      300         300         276          924,159          No          NAP
166      010-00000429       104       04/01/09      120         120         104                0          No          NAP
168      010-00000484       108       08/01/09      360         360         348          991,031          No          NAP
169      010-00000465       106       06/01/09      300         300         286          917,392          No          NAP
171      010-00000350       160       12/01/13      180         180         160                0          No          NAP
172      020-00000051       101       01/01/09      300         300         281          879,858          No          NAP
173      010-00000275        97       09/01/08      300         300         277          855,795          No          NAP
175      010-00000266       119       07/01/10      240         240         215          643,451          No          NAP
177      010-00000349       110       10/01/09      300         300         278          780,150          No          NAP
178      010-00000528       108       08/01/09      300         300         288          817,460          No          NAP

                                                            SCHEDULE OF AMCC MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                          INTEREST
CONTROL                                                      OWNERSHIP    ACCRUAL    MASTER SERVICING   YIELD MAINTENANCE
NUMBER   LOAN NUMBER   DEFEASE START DATE  DEFEASE END DATE   INTEREST     METHOD        FEE RATE       CALCULATION METHOD
-------  ------------  ------------------  ----------------  ----------  ----------  ----------------  --------------------
143      010-00000281            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
145      010-00000504            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
146      010-00000333            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
148      010-00000370            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
150      010-00000452            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
152      020-00000043            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
153      010-00000311            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 1
154      010-00000308            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
155      020-00000054            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
156      010-00000550            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
157      010-00000280            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
158      010-00000462            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
159      010-00000378            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
160      020-00000064            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
161      020-00000022            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
162      010-00000446            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
164      020-00000034            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
165      010-00000312            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
166      010-00000429            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
168      010-00000484            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
169      010-00000465            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
171      010-00000350            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
172      020-00000051            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
173      010-00000275            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
175      010-00000266            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
177      010-00000349            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
178      010-00000528            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2

                                             SCHEDULE OF AMCC MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------------------------------

CONTROL                  MORTGAGE
NUMBER    LOAN NUMBER   LOAN SELLER          LOAN / PROPERTY NAME                PROPERTY ADDRESS             CITY         STATE
-------   ------------  -----------  -----------------------------------  -------------------------------  --------------  -----
179       020-00000036   AMCC                     Philomath Self-Storage                 2809 Main Street       Philomath  OR
180       010-00000398   AMCC                             Aztec Building             4116 Avenida Cochise    Sierra Vista  AZ
181       010-00000279   AMCC          Stone Mountain Carpet Mill Outlet     3501 Pan American Freeway NE     Albuquerque  NM
183       010-00000258   AMCC              Williams Road Office Building               3707 Williams Road        San Jose  CA
184       010-00000267   AMCC                    Wheeling Service Center        3728-3770 Wheeling Street          Aurora  CO
185       010-00000447   AMCC               650 New Road Office Building                     650 New Road         Linwood  NJ
187       010-00000385   AMCC                        The Certex Building            1460 West Canal Court       Littleton  CO
188       010-00000461   AMCC               Pheasant Run Shopping Center          9830-9860 Mallard Drive          Laurel  MD
189       010-00000331   AMCC                        Runnin' Rebel Plaza      4530 South Maryland Parkway       Las Vegas  NV
190       010-00000473   AMCC             Vic Huber Photography Building             1731 Reynolds Avenue          Irvine  CA
191       010-00000434   AMCC                   Hollywood Video-Westland            31250 Michigan Avenue        Westland  MI
193       010-00000463   AMCC        National Die & Button Mould Company              70 Moonachie Avenue       Moonachie  NJ
194       010-00000371   AMCC        Metropolitan Square Shopping Center        3223-3269 East 3300 South  Salt Lake City  UT

                                                      SCHEDULE OF AMCC MORTGAGE LOANS
---------------------  ----------------------------------------------------------------------------------------

                                                                                                      ORIGINAL
                                                                                                      TERM TO
                                                                                         MONTHLY     MATURITY /
CONTROL                                              MORT-               CUT-OFF DATE  DEBT SERVICE     ARD
NUMBER   LOAN NUMBER   ZIP CODE  ORIGINAL BALANCE  GAGE RATE  NOTE DATE    BALANCE       PAYMENT      (MONTHS)
-------  ------------  --------  ----------------  ---------  ---------  ------------  ------------  ----------
179      020-00000036   97370        1,000,000      7.3500%   09/29/98       974,736     7,292.62       120
180      010-00000398   85635          990,000      7.5000%   11/02/98       926,514     9,177.42       180
181      010-00000279   87107        1,000,000      7.5500%   07/07/98       922,364     9,298.56       180
183      010-00000258   95128          945,000      7.5500%   06/16/98       918,706     7,014.23       120
184      010-00000267   80239        1,000,000      7.5000%   06/09/98       918,553     9,270.12       180
185      010-00000447   08221          925,000      8.3000%   05/24/99       912,988     7,324.10       120
187      010-00000385   80120          960,000      7.2500%   10/30/98       893,859     8,763.49       180
188      010-00000461   20708          850,000      8.4000%   05/25/99       831,321     7,322.79       120
189      010-00000331   89119          900,000      7.7000%   07/23/98       830,942     8,445.73       180
190      010-00000473   92714          830,000      8.5000%   07/14/99       821,183     6,683.39       120
191      010-00000434   48186          822,500      7.9000%   02/24/99       808,449     6,293.80       120
193      010-00000463   07074          800,000      8.6000%   06/17/99       784,289     6,993.31       120
194      010-00000371   84109          900,000      6.7500%   10/08/98       782,840    10,334.18       120

                                                             SCHEDULE OF AMCC MORTGAGE LOANS
---------------------  -----------------------------------------------------------------------------------------------------
                                                               CALCU-
                                                               LATED
                         REMAINING                 STATED     ORIGINAL   CALCULATED
                           TERM        SCHED-     ORIGINAL     AMORT-    REMAINING       LOAN     CROSS COLLATER-   ANTICI-
                       TO MATURITY /    ULED       AMORT-     IZATION      AMORT-     BALANCE AT      ALIZED         PATED
CONTROL                     ARD       MATURITY  IZATION TERM    TERM    IZATION TERM  MATURITY /     (MORTGAGE      REPAY-
NUMBER   LOAN NUMBER     (MONTHS)       DATE      (MONTHS)    (MONTHS)    (MONTHS)       ARD        LOAN GROUP)    MENT DATE
-------  ------------  -------------  --------  ------------  --------  ------------  ----------  ---------------  ---------
179      020-00000036        98       10/01/08      300         300         278          808,698          No          NAP
180      010-00000398       160       12/01/13      180         180         160                0          No          NAP
181      010-00000279       156       08/01/13      180         180         156                0          No          NAP
183      010-00000258        95       07/01/08      300         300         275          769,014          No          NAP
184      010-00000267       155       07/01/13      180         180         155                0          No          NAP
185      010-00000447       106       06/01/09      300         300         286          769,280          No          NAP
187      010-00000385       159       11/01/13      180         180         159                0          No          NAP
188      010-00000461       106       06/01/09      240         240         226          608,014          No          NAP
189      010-00000331       156       08/01/13      180         180         156                0          No          NAP
190      010-00000473       108       08/01/09      300         300         288          694,114          No          NAP
191      010-00000434       103       03/01/09      300         300         283          676,408          No          NAP
193      010-00000463       107       07/01/09      240         240         227          576,263          No          NAP
194      010-00000371        99       11/01/08      120         120          99                0          No          NAP

                                                            SCHEDULE OF AMCC MORTGAGE LOANS
---------------------  ----------------------------------------------------------------------------------------------------

                                                                          INTEREST
CONTROL                                                      OWNERSHIP    ACCRUAL    MASTER SERVICING   YIELD MAINTENANCE
NUMBER   LOAN NUMBER   DEFEASE START DATE  DEFEASE END DATE   INTEREST     METHOD        FEE RATE       CALCULATION METHOD
-------  ------------  ------------------  ----------------  ----------  ----------  ----------------  --------------------
179      020-00000036            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
180      010-00000398            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 1
181      010-00000279            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
183      010-00000258            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
184      010-00000267            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
185      010-00000447            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
187      010-00000385            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
188      010-00000461            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
189      010-00000331            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 1
190      010-00000473            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
191      010-00000434            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
193      010-00000463            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
194      010-00000371            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2

                                             SCHEDULE OF AMCC MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------------------------------

CONTROL                  MORTGAGE
NUMBER    LOAN NUMBER   LOAN SELLER          LOAN / PROPERTY NAME                PROPERTY ADDRESS             CITY         STATE
-------   ------------  -----------  -----------------------------------  -------------------------------  --------------  -----
172       020-00000051   AMCC                              AT&T Building          18715-120th Avenue N.E.         Bothell  WA
173       010-00000275   AMCC                                    PBR III         720-730 West 17th Street      Costa Mesa  CA
175       010-00000266   AMCC                           Knoxville Square  9126-9128 North Lindbergh Drive          Peoria  IL
177       010-00000349   AMCC             Larkfield Road Office Building               777 Larkfield Road         Commack  NY
178       010-00000528   AMCC                     Kings Kourt Apartments  2500 & 2504 South Dakota Avenue     Sioux Falls  SD
179       020-00000036   AMCC                     Philomath Self-Storage                 2809 Main Street       Philomath  OR
180       010-00000398   AMCC                             Aztec Building             4116 Avenida Cochise    Sierra Vista  AZ
181       010-00000279   AMCC          Stone Mountain Carpet Mill Outlet     3501 Pan American Freeway NE     Albuquerque  NM
183       010-00000258   AMCC              Williams Road Office Building               3707 Williams Road        San Jose  CA
184       010-00000267   AMCC                    Wheeling Service Center        3728-3770 Wheeling Street          Aurora  CO
185       010-00000447   AMCC               650 New Road Office Building                     650 New Road         Linwood  NJ
187       010-00000385   AMCC                        The Certex Building            1460 West Canal Court       Littleton  CO
188       010-00000461   AMCC               Pheasant Run Shopping Center          9830-9860 Mallard Drive          Laurel  MD
189       010-00000331   AMCC                        Runnin' Rebel Plaza      4530 South Maryland Parkway       Las Vegas  NV
190       010-00000473   AMCC             Vic Huber Photography Building             1731 Reynolds Avenue          Irvine  CA
191       010-00000434   AMCC                   Hollywood Video-Westland            31250 Michigan Avenue        Westland  MI
193       010-00000463   AMCC        National Die & Button Mould Company              70 Moonachie Avenue       Moonachie  NJ
194       010-00000371   AMCC        Metropolitan Square Shopping Center        3223-3269 East 3300 South  Salt Lake City  UT

                                                      SCHEDULE OF AMCC MORTGAGE LOANS
---------------------  ----------------------------------------------------------------------------------------

                                                                                                      ORIGINAL
                                                                                                      TERM TO
                                                                                         MONTHLY     MATURITY /
CONTROL                                              MORT-               CUT-OFF DATE  DEBT SERVICE     ARD
NUMBER   LOAN NUMBER   ZIP CODE  ORIGINAL BALANCE  GAGE RATE  NOTE DATE    BALANCE       PAYMENT      (MONTHS)
-------  ------------  --------  ----------------  ---------  ---------  ------------  ------------  ----------
172      020-00000051   98011        1,100,000      7.0000%   12/22/98     1,074,565     7,774.58       120
173      010-00000275   92626        1,060,000      7.3000%   08/03/98     1,031,555     7,695.94       120
175      010-00000266   61615        1,065,000      7.7000%   06/26/98     1,017,191     8,710.28       144
177      010-00000349   11725        1,010,000      7.0500%   09/18/98       983,112     7,170.72       132
178      010-00000528   57105          990,000      8.0500%   07/23/99       978,515     7,673.81       120
179      020-00000036   97370        1,000,000      7.3500%   09/29/98       974,736     7,292.62       120
180      010-00000398   85635          990,000      7.5000%   11/02/98       926,514     9,177.42       180
181      010-00000279   87107        1,000,000      7.5500%   07/07/98       922,364     9,298.56       180
183      010-00000258   95128          945,000      7.5500%   06/16/98       918,706     7,014.23       120
184      010-00000267   80239        1,000,000      7.5000%   06/09/98       918,553     9,270.12       180
185      010-00000447   08221          925,000      8.3000%   05/24/99       912,988     7,324.10       120
187      010-00000385   80120          960,000      7.2500%   10/30/98       893,859     8,763.49       180
188      010-00000461   20708          850,000      8.4000%   05/25/99       831,321     7,322.79       120
189      010-00000331   89119          900,000      7.7000%   07/23/98       830,942     8,445.73       180
190      010-00000473   92714          830,000      8.5000%   07/14/99       821,183     6,683.39       120
191      010-00000434   48186          822,500      7.9000%   02/24/99       808,449     6,293.80       120
193      010-00000463   07074          800,000      8.6000%   06/17/99       784,289     6,993.31       120
194      010-00000371   84109          900,000      6.7500%   10/08/98       782,840    10,334.18       120

                                                             SCHEDULE OF AMCC MORTGAGE LOANS
---------------------  -----------------------------------------------------------------------------------------------------
                                                               CALCU-
                                                               LATED
                         REMAINING                 STATED     ORIGINAL   CALCULATED
                           TERM        SCHED-     ORIGINAL     AMORT-    REMAINING       LOAN     CROSS COLLATER-   ANTICI-
                       TO MATURITY /    ULED       AMORT-     IZATION      AMORT-     BALANCE AT      ALIZED         PATED
CONTROL                     ARD       MATURITY  IZATION TERM    TERM    IZATION TERM  MATURITY /     (MORTGAGE      REPAY-
NUMBER   LOAN NUMBER     (MONTHS)       DATE      (MONTHS)    (MONTHS)    (MONTHS)       ARD        LOAN GROUP)    MENT DATE
-------  ------------  -------------  --------  ------------  --------  ------------  ----------  ---------------  ---------
172      020-00000051       101       01/01/09      300         300         281          879,858          No          NAP
173      010-00000275        97       09/01/08      300         300         277          855,795          No          NAP
175      010-00000266       119       07/01/10      240         240         215          643,451          No          NAP
177      010-00000349       110       10/01/09      300         300         278          780,150          No          NAP
178      010-00000528       108       08/01/09      300         300         288          817,460          No          NAP
179      020-00000036        98       10/01/08      300         300         278          808,698          No          NAP
180      010-00000398       160       12/01/13      180         180         160                0          No          NAP
181      010-00000279       156       08/01/13      180         180         156                0          No          NAP
183      010-00000258        95       07/01/08      300         300         275          769,014          No          NAP
184      010-00000267       155       07/01/13      180         180         155                0          No          NAP
185      010-00000447       106       06/01/09      300         300         286          769,280          No          NAP
187      010-00000385       159       11/01/13      180         180         159                0          No          NAP
188      010-00000461       106       06/01/09      240         240         226          608,014          No          NAP
189      010-00000331       156       08/01/13      180         180         156                0          No          NAP
190      010-00000473       108       08/01/09      300         300         288          694,114          No          NAP
191      010-00000434       103       03/01/09      300         300         283          676,408          No          NAP
193      010-00000463       107       07/01/09      240         240         227          576,263          No          NAP
194      010-00000371        99       11/01/08      120         120          99                0          No          NAP

                                                            SCHEDULE OF AMCC MORTGAGE LOANS
---------------------  ----------------------------------------------------------------------------------------------------

                                                                          INTEREST
CONTROL                                                      OWNERSHIP    ACCRUAL    MASTER SERVICING   YIELD MAINTENANCE
NUMBER   LOAN NUMBER   DEFEASE START DATE  DEFEASE END DATE   INTEREST     METHOD        FEE RATE       CALCULATION METHOD
-------  ------------  ------------------  ----------------  ----------  ----------  ----------------  --------------------
172      020-00000051            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
173      010-00000275            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
175      010-00000266            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
177      010-00000349            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
178      010-00000528            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
179      020-00000036            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
180      010-00000398            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 1
181      010-00000279            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
183      010-00000258            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
184      010-00000267            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
185      010-00000447            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
187      010-00000385            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2
188      010-00000461            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
189      010-00000331            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 1
190      010-00000473            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
191      010-00000434            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
193      010-00000463            NAP                NAP      Fee Simple  Actual/360       0.0500%      Present Value Type 2
194      010-00000371            NAP                NAP      Fee Simple      30/360       0.0500%      Present Value Type 2

                                    EXHIBIT B

         The Seller hereby represents and warrants, as of the Closing Date, that:

                  (a) The Seller is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  (h) The transfer of the Mortgage Loans by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (i) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

                  (j) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

                  (k) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                  (l) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  (m) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                                    EXHIBIT C

                  The Seller hereby represents and warrants, as of the Closing Date (or as of such other date specified in the particular representation and warranty) with respect to each Mortgage Loan, subject to the exceptions attached hereto as Schedule C-1, that:

                           (1) Immediately prior to the transfer thereof by Seller to the Purchaser and the assignment thereof to the Trustee, Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, charges, encumbrances or any other ownership, participation or other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage Loan). Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest.

                           (2) The Seller has no knowledge of any material default (or any event, circumstance or condition that would under the Mortgage Loan documents be considered a material default) by a related Borrower resulting from the material representations and warranties made by such Borrower in the related Mortgage Loan documents being untrue at the time of origination of the related Mortgage Loan. Seller had full right and authority to sell, assign and transfer such Mortgage Loan to the Purchaser; and each Mortgage Loan is properly endorsed as provided in the Pooling and Servicing Agreement, and such endorsement is genuine.

                           (3) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct, and met the requirements of this Agreement and the Pooling and Servicing Agreement, in all material respects as of the Cut-off Date.

                           (4) Such Mortgage Loan was not, as of the Cut-off Date or at any time since origination, more than thirty (30) days delinquent in respect of any Scheduled P&I Payment required thereunder, without giving effect to any applicable grace period.

                           (5) Each Mortgage securing such Mortgage Loan constitutes a legal, valid and, subject to the exceptions in paragraph 12 below, enforceable first lien upon the Borrower's interest in the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such

                           Mortgage, except for) (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan or approved after origination, which do not materially and adversely affect the current use of the Mortgaged Property, the security interest intended to be provided by such Mortgage or the value of the Mortgaged Property, (c) the rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d) and (e), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), or materially and adversely affect the current use or value of the related Mortgaged Property or the current ability of such Mortgaged Property to generate Net Operating Income sufficient to service the Mortgage Loan. Except as contemplated by clause (e) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or pari passu with the lien of the related Mortgage. With respect to personal property of the related Borrower constituting part of the related Mortgaged Property which is material to the value of the related real estate constituting part of such Mortgaged Property, or which, if no UCC financing statement were filed with respect to such personal property, would result in a material impairment of the security for the related Mortgage Loan (such personal property is herein referred to as "Material Personal Property"),
                           (a) a UCC financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in the Material Personal Property;
                           (b) an assignment of such UCC financing statement has been executed by the Seller in favor of the Trustee or in blank (which the Trustee or its designated agent may complete and file in the same filing office in which such UCC financing statement was filed); and
                           (c) any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject to the exceptions in paragraph 12 below, enforceable first lien and first priority security interest in the property of the related Borrower described therein, subject to any purchase money security interest or any security interest to secure a line of credit or similar financing attaching subsequent to the date of origination of such Mortgage Loan and of which Seller has no actual (as opposed to constructive) knowledge.

                           (6) The lien of each related Mortgage is insured by an American Land Title Insurance ("ALTA") lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company or its subsidiary, insuring the originator of such Mortgage Loan, its successors and assigns (as sole insured), as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to Seller's knowledge as of the Closing Date, no material claims have been made thereunder and no claims have been paid thereunder (and Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would, and Seller has no actual knowledge of any other circumstance that would, materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Purchaser, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Purchaser without the consent of or notice to the insurer. To Seller's knowledge, the insurance company that issued (or is obligated to issue) such title policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Such policy contains no material exclusion for or affirmatively insures (except for any Mortgaged Property located in jurisdictions where such affirmative insurance is not available) (a) access to a physically open street, (b) encroachments of any part of the buildings thereon over easements,
                           (c) that the area shown on the survey is the same as the property legally described in the Mortgage, (d) that the Mortgaged Property constitutes one or more separate tax parcels containing no other real property, and (e) that, to the extent the Mortgaged Property consists of more than one parcel used as a single tract of real property (other than separate parcels with respect to Mortgage Loans secured by more than one property), such parcels are contiguous. The Mortgage has been properly recorded on the related Mortgaged Property and all applicable Mortgage recording taxes have been paid.

                           (7) Neither Seller nor, to Seller's knowledge, any prior holder of such Mortgage Loan has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, except that certain post-closing conditions or requirements that would either be reasonably acceptable to a prudent commercial lender or that would not otherwise materially and adversely affect the security intended to be provided for such Mortgage Loan, may not have yet been completed.

                           (8) As of the Closing Date there is no valid offset, defense, counterclaim or right to rescission, including the defense of usury, with respect to any of the Mortgage Note, Mortgage or other agreements executed in connection therewith (except in each case with respect to any excess interest on an ARD Loan after the related Anticipated Repayment Date and any Default Interest, late charges, Prepayment Premiums and Yield Maintenance Charges).

                           (9) As of the Cut-off Date and as of the Closing Date, to Seller's knowledge, there is no proceeding pending or threatened for condemnation affecting all or a material portion of the related Mortgaged Property. To the Seller's knowledge based upon a site inspection conducted in connection with the origination of the Mortgage Loan and a review of the related engineering report, there is no unremedied damage at the related Mortgaged Property that materially and adversely affects the use, operation, or value of such Mortgaged Property (except in such case where an escrow of funds or letter of credit exists in an amount at least equal to 125% of the amount estimated to be sufficient to effect the necessary repairs and maintenance).

                           (10) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws (including, without limitation, laws pertaining to usury) relating to the origination, funding and terms of such Mortgage Loan or, to the best of Seller's knowledge, servicing of such Mortgage Loan.

                           (11) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

                           (12) The Mortgage and Mortgage Note for such Mortgage Loan and all other documents to which the related Borrower is a party and which evidence or secure such Mortgage Loan, are each the legal, valid and binding obligations of the related Borrower (subject to any non-recourse provisions and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provisions nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby.

                           (13) The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least A:VIII from A.M. Best Company or "A" (or the equivalent) from Moody's Investor Service, Inc., Standard & Poor's Rating Services, or its equivalent, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, on a full replacement cost basis (or without deduction for depreciation)(excepting, however, each Mortgaged Property which is a multifamily mobile home park without material improvements), with (if applicable) an appropriate endorsement to avoid the application of any co-insurance provisions with respect to such Mortgaged Property, and is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by institutional lenders, and (except if such Mortgaged Property is operated as a mobile home park) by business interruption or rental loss insurance in an amount equal to the gross rentals for at least a 12-month period (or an 18 month period for a Mortgaged Property which is not an office, retail, self storage, industrial, multifamily mobile home park or mixed use of the foregoing). An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the property in the event of an earthquake. In such instance the PML was based on a return period of not less than 100 years, an exposure period of 50 years and a 10% probability of excedence. If the resulting report concluded the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A:VIII by A.M. Best Company or "A" (or the equivalent) from Moody's Investor Services, Inc., Standard & Poor's Rating Services or its equivalent. In addition, no such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty (30) days' prior written notice, and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; all such policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage Loan; and the related Mortgage obligates the related Borrower to maintain all such insurance and, at the related Borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the related Borrower's cost and expense and to seek reimbursement from such Borrower. Further, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area, the related Borrower is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof) to the extent available under the National Flood Insurance Act of 1968. To Seller's knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located. Subject to clause (I) of paragraph 51 below with respect to ground lease properties, any insurance proceeds in respect of a casualty loss or taking, will be applied either to
                           (A) the repair or restoration of all or part of the related Mortgaged Property or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon, except that in the case of a ground-leased property casualty and condemnation proceeds are required to be paid first to the owner of the fee interest in the related property in accordance with terms of the related ground lease and then in accordance with the related Mortgage.

                           (14) A "Phase I" environmental site assessment meeting ASTM requirements (or an update of a previously conducted assessment) was performed by a licensed third-party professional experienced in environmental matters with respect to the related Mortgaged

                           Property within the 24-month period prior to the Closing Date, and in the case of the Mortgage Loan identified on the Mortgage Loan Schedule as Niagra Kmart, a "Phase II" environmental site assessment was performed in connection with the origination of each such loan. Either (x) the related environmental reports did not reveal any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date(s) of such environmental report(s), in material violation of any applicable environmental laws or (y) if any such environmental report did reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation (and the Borrower has covenanted in the Mortgage Loan documents to perform such remediation), or (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment. Seller has no knowledge of any environmental condition or circumstance affecting such Mortgaged Property and not disclosed in the related environmental report(s), which would impact such Mortgaged Property's soil or groundwater quality or require remediation by the related Borrower under, or otherwise would be a material violation of, applicable environmental law. All such environmental assessments that were in the possession of the Seller and that relate to a Mortgaged Property which is insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy. The related Mortgage or other loan documents contain covenants on the part of the related Borrower requiring its compliance with applicable federal and state environmental laws and regulations in respect of the related Mortgaged Property. To Seller's actual knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to the environmental hazards other than as disclosed in such environmental reports, and to Seller's actual knowledge, Seller has received no notice of violation of such laws issued by any governmental agency or authority, which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to the environmental hazards. Each Borrower represents and warrants in the related

                           Mortgage Loan documents that except as set forth in certain environmental reports and to its knowledge there is not located on the related Mortgaged Property and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations or orders relating to the environment. The related Borrower (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of any kind whatsoever (including reasonable attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from any violation by Borrower of applicable environmental law relating to the related Mortgaged Property or any claims asserted against such party due to the existence of hazardous substances at, or the release or discharge of hazardous substances from or onto the Mortgaged Property.

                           (15) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool. Each Mortgage securing a Cross-Collateralized Mortgage Loan or other Mortgage Loan secured by more than one related Mortgaged Property secures an amount no less than the aggregate original loan balance of the related Mortgage Loan combined with that of any other Mortgage Loans in the related Cross-Collateralized Group, if any; provided, that in the case of each Mortgage on a related Mortgaged Property located in Florida or New York, the Mortgage secures an amount no less than 150% of the allocated loan amount for such Mortgaged Property.

                           (16) The terms of the Mortgage Note and Mortgage for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except those that occurred prior to the Cut-off Date by written instrument which is specifically set forth in the related Mortgage File and which is duly recorded to the extent required to perfect, maintain, or continue the validity and priority of the Mortgage Loan Documents. No Mortgage has been satisfied, canceled, rescinded or subordinated, no material portion of the related Mortgaged Property has been released, and no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

                           (17) There are no delinquent insurance premiums (to the best knowledge of Seller), or delinquent taxes, water charges, sewer rents or other similar outstanding charges affecting the related

                           Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

                           (18) The interest of the Borrower in the related Mortgaged Property consists of a fee simple and/or in the case of the Mortgaged Property identified on the Mortgage Loan Schedule as Southcenter Retail Center, leasehold estate or interest in real property and the improvements thereon.

                           (19) Such Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

                           (20) The assignment of the related Mortgage to the Purchaser has been duly authorized, executed and delivered by Seller, is in a recordable form and constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment of such Mortgage from the relevant assignor to the Purchaser, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Purchaser constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment thereof from the relevant assignor to the Purchaser.

                           (21) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrows and deposits are conveyed hereunder to the Purchaser. Any and all requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released.

                           (22) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s).

                           (23) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent (except to the extent that it may constitute a legal non-conforming use or structure or title insurance was provided with respect thereto); no improvements on adjoining properties encroach upon such Mortgaged Property (except to the extent not material or covered by title insurance); and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances and any non-material violation does not materially and adversely affect the use, operation or value of such Mortgaged Property (provided, however, that, although it does not constitute a violation of law, the improvements on such Mortgaged Property may constitute a legal non-conforming use or structure).

                           (24) To the extent required under applicable law as of the date of origination and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

                           (25) With respect to each Mortgage Loan: (a) since the date of origination of the such Mortgage Loan, there has been no declaration by the Seller of an event of acceleration under the related Mortgage or Mortgage Note; (b) there is no existing material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases; (c) to Seller's knowledge there has not been a material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases since the origination of the related Mortgage Loan; and (d) Seller has not, without having reviewed any public records, received notice of any event (other than payments due but not yet 30 days' delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any other paragraph of this Exhibit C and provided, further, that certain post-closing conditions or requirements may not have yet been completed.

                           (26) If such Mortgage Loan is secured in whole or in part by the interest of a Borrower under a Ground Lease and by the related fee interest, such fee interest is encumbered by the related Mortgage, and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

                           (27) No Mortgage Loan contains any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, except for ARD Loans, provide for the negative amortization of interest. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Borrower under the Mortgage Loan. The Mortgage Loan was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

                           (28) No holder of such Mortgage Loan has, to Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by thirty (30) days the first Due Date under the related Mortgage Note.

                           (29) To Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (a)(i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable laws for its ownership and occupancy of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations) and (ii) with respect to each Mortgaged Property improved by a hotel or health care facility, the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations), and (b) all such licenses, permits and authorizations were valid and in full force and effect. The Mortgage Loan requires the related Borrower (if not an individual) to be qualified to do business and for the Borrower to cause the Mortgaged Property to be in material compliance with all regulations, licenses, permits, zoning, and building laws.

                           (30) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 12 above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                           (31) Such Mortgage Loan is (and, if such Mortgage loan is an asset of a Loan REMIC, the related Loan REMIC Regular Interest also is) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2)). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation
                           Section 1.860G-1(b)(2).

                           (32) No fraud with respect to such Mortgage Loan has taken place on the part of Seller or, to Seller's knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

                           (33) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of the Pooling and Servicing Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

                           (34) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards utilized by institutional and commercial mortgage lenders and loan servicers the main business of which is the origination and servicing of similar commercial and multifamily mortgage loans.

                           (35) There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and (subject to the exceptions set forth in paragraph 12 above) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity. Seller has the full right to assign to the Purchaser such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the Borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the lender to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

                           (36) At the time of origination of the related Mortgage Loan the Mortgaged Property was not encumbered by, and without having reviewed any public records since origination, Seller has no actual knowledge (as opposed to constructive knowledge) that the related Mortgaged Property is presently encumbered by, any debt (excluding preferred equity and mezzanine debt) other than the related Mortgage Loan or another Mortgage Loan.

                           (37) Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed to a transferee reasonably acceptable to the lender in accordance with certain provisions set forth in the related Mortgage, and excluding transfers for estate planning purposes, transfers to affiliates or family members, transfers for or other purposes where no change of control occurs or such transfers which have been pre-approved to transferees which otherwise have met the Mortgage Loan Seller's underwriting criteria, the related Mortgage contains a "due-on-sale" clause which provides for the acceleration of, or permits the lender to accelerate, the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of the Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan documents, either (a) the related Borrower transfers ownership of the related Mortgaged Property subject to such Mortgage or (b) any controlling interest in the related Borrower is directly or indirectly transferred or sold. The related Mortgage requires the related Borrower to pay all of the lender's reasonable fees and expenses relating to obtaining consent and approval, including the cost of any REMIC opinion required under the related Mortgage Loan documents.

                           (38) Seller has not waived any claims against the related Borrower or any related guarantor under any non-recourse exceptions contained in the related Mortgage Note.

                           (39) The related Mortgage and/or Mortgage Note provides either (a) that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of, or (b) that the related Mortgage Loan shall become a recourse obligation of the Borrower and an individual guarantor in the event of, any fraud or intentional material misrepresentation by the related Borrower. Further, the related Mortgage and/or Mortgage Note provides that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of the related Borrower's misapplication or misappropriation of rents (after the occurrence of a default), insurance proceeds or condemnation awards, acts of waste (or failure to maintain and repair the related Mortgage Property in accordance with the Mortgage Loan documents to the extent not covered by insurance proceeds made available to the lender) and breaches of environmental covenants.

                           (40) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date, and it provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer;
                           (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Scheduled P&I Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures; and (v) if the property manager for the related Mortgaged Property can be removed by or at the direction of the lender on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such Mortgage Loan's Anticipated Repayment Date.

                           (41) At origination of such Mortgage Loan, neither the related Borrower nor any related guarantor was, to Seller's knowledge (based on customary and usual due diligence conducted by prudent institutional commercial mortgage lenders), a debtor in any pending state or federal bankruptcy or insolvency proceeding. Furthermore, at the Closing Date, without having reviewed any public records, Seller has no knowledge that the related Borrower was a debtor in any pending state or federal bankruptcy or insolvency proceeding.

                           (42) The servicing and collection practices used with respect to such Mortgage Loan have in all material respects been legal and met customary standards used by institutional lenders with respect to comparable mortgage loans.

                           (43) (a) Without having reviewed any public records since origination, Seller has no knowledge of any pending litigation or other pending legal proceedings involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

                  (b) Without having reviewed any public records, Seller has no knowledge of any pending governmental investigations involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

                           (44) If such Mortgage Loan had a Cut-off Date Balance greater than $5,000,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it is a "single purpose entity". For purposes of this representation, "single purpose entity" shall mean an entity, other than an individual, which is limited in its purpose by its organization documents and/or by the terms of the related Mortgage Loan documents to owning and operating a single property or group of properties, and which is not permitted by its organization documents and/or by the related Mortgage Loan documents to engage in any business unrelated to such property and its financing, have any material assets other than those related to its interest in the related Mortgaged Property or its financing, or have any indebtedness prohibited under the related Mortgage Loan. Furthermore, if such Mortgage Loan had a Cut-off Date Balance greater than $7,500,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it shall maintain its own books, records and accounts, in each case which are separate and apart from the books and records and accounts of any other person, conduct its business in its own name, not guarantee or assume the debts or obligations of any other person, not commingle its assets or funds with those of any other person, transact business with affiliates on an arm's length basis and hold itself out as being a legal entity, separate and apart from any other person. To Seller's knowledge, at the time of origination of such Mortgage Loan, the related Borrower was in compliance with the aforementioned provisions/covenants.

                           (45) Except in cases where the related Mortgage Note or the related Mortgage provide for (a) a substitution of governmental securities for such Mortgaged Properties in a defeasance, (b) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, or (c) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements, property performance requirements and/or the payment of a release price or a partial defeasance, neither the related Mortgage Note nor the related Mortgage requires the lender to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

                           (46) Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the date of origination of such Mortgage Loan by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. The Seller has not consented to the encumbrance of the related Mortgage Property by any lien junior to or of equal priority with the lien of the related Mortgage.

                           (47) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or Mortgage provides that the Defeasance Option is not exercisable prior to a date that is at least two (2) years following the Startup Day for REMIC I (or, if such Mortgage Loan is an asset of a Loan REMIC, for such Loan REMIC). In addition, each Mortgage loan that is a Defeasance Loan permits defeasance (i) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, as certified by an independent certified public accountant and (ii) to Seller's knowledge, only for the purpose of facilitating the disposition of mortgaged real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                           (48) If the Mortgage Loan permits defeasance, then the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion, and any a applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction and that the related Mortgage is fully enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity).

                           (49) If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by Seller or any subsequent mortgagee.

                           (50) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

                           (51) If such Mortgage Loan is secured by the interest of the related Borrower as a lessee under a Ground Lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

                  (a) Such Ground Lease was in full force and effect and, to Seller's knowledge, no default existed under such Ground Lease nor did any estoppel from the related ground lessor indicate a material incipient default nor is there any existing condition which, but for the passage of time or giving of notice or both would result in a default; Seller has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease; and, as of the Closing Date, Seller has not received written notice of any, and to Seller's knowledge there is no, default under such Ground Lease;

                  (b) Either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to written notice of and the right to cure any default or breach by the ground lessee, including, when necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings or to take other action so long as the Seller or its assignee is proceeding diligently;

                  (c) Upon the foreclosure of such Mortgage Loan or acceptance of a deed in lieu thereof, the related Ground Lease is assignable to the lender under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder;

                  (d) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, permits the interest of the lessee thereunder to be encumbered by the related Mortgage; such Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially, adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                  (e) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances;

                  (f) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, provides that no notice of termination given under such Ground Lease is effective against the holder unless a copy has been delivered to such lender in the manner described in such Ground Lease;

                  (g) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, requires the ground lessor to enter into a new lease with the holder of such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (h) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the holder of such Mortgage Loan if it becomes the owner of such leasehold interest) that extends not less than the later to occur of (i) ten (10) years beyond the stated maturity of or Anticipated Repayment Date for such Mortgage Loan or (ii) ten (10) years beyond the amortization period of such Mortgage Loan;

                  (i) Under the terms of such Ground Lease, or an estoppel letter or other agreement received by the originator of the Mortgage Loan from the ground lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses or (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, any insurance proceeds or condemnation awards in respect of a total or substantially total loss or taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law);

                  (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and

                  (k) Such Ground Lease may not be amended, modified or, except in the case of a default, canceled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, provided that such holder has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

                           (52) Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

                           (53) Each Mortgaged Property constitutes one or more complete separate tax lots.

                           (54) Seller has inspected or caused to be inspected each related Mortgaged Property within the twelve
                           (12) months preceding the Cut-off Date.

                           (55) The related Mortgage requires the related Borrower to provide the holder of such Mortgage with quarterly and annual operating statements, rent rolls and related information and either quarterly or annual financial statements.

                           (56) The related Mortgage or other related loan document provides that the Borrower shall pay any fees payable to a Rating Agency in connection with the approval of an assumption of the related Mortgage Loan (if such Mortgage or other related loan document provides that Rating Agency approval is a specific condition precedent thereto).

                           (57) The related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than ten (10) days from the applicable Due Date.

                           (58) The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

                           (59) As of the Closing Date, no group of the Seller's Mortgage Loans representing more than 5% of the Initial Pool Balance have the same Borrower or, to the Seller's knowledge, have Borrowers that are affiliates of each other.

                           (60) To Seller's knowledge based on its inquiry and/or engineering reports and/or appraisals obtained in connection with the origination of each Mortgage Loan, each related Mortgaged Property is served by public utilities, water and sewer (or septic facilities).

                                  SCHEDULE C-1

                 EXCEPTIONS TO REPRESENTATIONS FOR ARTESIA LOANS

Representation #13. Loan #010-00000463 (National Die and Button Mold Company). Insurance Rating is A.M. Best A-:IX.

Representation #13. Loan #010-00000312 (I Canyon Road Industrial Condos). Insurance Rating is A.M. Best A-:XIV.

Representation #13. Loan #010-00000280 (Miramar Conference Center). Insurance Rating is A.M. Best A:VII.

Representation #13 Loan #010-00000520 (The Village Apartments). Insurance Rating is A.M. Best A:V with a reinsurance rating with an A:XV carrier.

Representation #13. With respect to Loan #010-00000520 (The Village Apartments) there is co-insurance on the Mortgaged Property.

Representation #13. For the following loans, the PML exceeds 20% of the amount of the replacement costs of the improvements and earthquake insurance was not obtained:

                  Loan #010-00000188 (Park Plaza)

                  Loan #010-00000257 (Kiely Plaza Shopping Center)

                  Loan #010-00000275 (PBR III)

                  Loan #010-00000308 (Blue Devils Building)

Representation #13. For the following loans, the Mortgaged Property is located in seismic zone 3, but an architectural or engineering consultant has not determined the PML for the Mortgaged Property in the event of an earthquake:

                  Loan #010-00000450 (Kalevala Village Apartments)

                  Loan #020-00000037 (Southcenter Retail Center)

                  Loan #020-00000054 (Schuck's Retail Center)

                  Loan #020-00000022 (Belmond Center)

                  Loan #020-00000034 (PGE Buildings)

                  Loan #020-00000051 (AT&T Building)

                  Loan #020-00000036 (Philomath Self Storage)

Representation #13. Loan #s 010-00000560 and 010-00000562 (Niagra Kmart and Lexington Kmart). For both of these loans, the insurance coverage is self-insured by Kmart.

Representation #14. Loan #010-00000560 (Niagra Kmart). A Phase II environmental site assessment was performed on March 6, 2000.

Representation #14. For the following loans, a "Phase I" environmental site assessment (or an update of a previously conducted assessment) has not been performed within the 24-month period prior to the Closing Date:

                  Loan #010-00000188 (Park Plaza). Phase I performed 5/22/98.

                  Loan #010-00000257 (Kiely Plaza Shopping Center). Phase I performed 5/19/98.

                  Loan #010-00000258 (Williams Road Office Building). Limited Phase I performed 4/27/98.

                  Loan #010-00000266 (Knoxville Square). Phase I performed 5/26/98.

                  Loan #010-00000280 (Miramar Commerce Center). Phase I performed 5/16/98.

                  Loan #010-00000281 (Greenway Village Shopping Center). Phase I performed 4/17/98.

                  Loan #010-00000349 (Larkfield Road Office Building). Phase I performed 6/17/98.

                  Loan #010-00000370 (88 Sunnyside Building). Phase I performed 6/30/98.

                  Loan #010-00000371 (Metropolitan Square Shopping). Phase I performed 7/22/98.

                  Loan #010-00000378 (Bloomfield Center). Phase I performed 8/20/98.

                  Loan #010-00000385 (The Certex Building). Phase I performed 8/24/98.

                  Loan #010-00000386 (Hafner Court Apartments). Phase I performed 8/24/98.

                  Loan #020-00000034 (PGE Buildings). Phase I performed 6/26/98.

                  Loan #020-00000022 (Belmond Center). Phase I performed
                  4/27/98.

                  Loan #020-00000037 (Southcenter Strip Retail Center). Phase I performed 8/28/98

                  Loan #020-00000043 (Kennewick Square). Phase I performed 8/25/98.

Representation #16. Loan #010-00000572 (Senter Road). A loan assumption approved prior to the loan closing was recorded on approximately August 9, 2000.

Representation #17. Loan #010-00000463 (National Die and Button). According to the Tax Collector of the Borough of Moonachie, the Borrower is in default of water and sewer bills. The

Borrower was instructed to pay this outstanding bill and forward proof of payment on August 16, 2000.

Representation #29. For the following loans, there is no express requirement that the Borrower be qualified to do business. However, one of the loan documents in makes a representation as of the Closing Date that the Borrower is so qualified and the Mortgage provides for survival and continuation of representations and warranties:

                  Loan #010-00000574 (Scottsdale Gateway II)

                  Loan #010-00000572 (Senter Road Industrial Property)

                  Loan #010-00000440 (Quad 95)

                  Loan #010-00000537 (Pederson-Krag Center Building)

                  Loan #010-00000520 (The Village Apartments)

                  Loan #010-00000498 (Fair Oaks Office/Retail Building)

                  Loan #010-00000490 (Carroll Road Warehouse)

                  Loan #010-00000281 (Greenway Village Shopping Center)

                  Loan #010-00000386 (Hafner Court Apartments)

                  Loan #010-00000543 (Loma Vista Center)

                  Loan #010-00000401 (Sandalwood Apartments)

                  Loan #010-00000333 (3975 Landmark Street)

                  Loan #010-00000452 (Northwest Shopping Center)

                  Loan #010-00000311 (Party City)

                  Loan #010-00000370 (88 Sunnyside Building)

                  Loan #010-00000378 (Bloomfield Center)

                  Loan #010-00000280 (Miramar Commerce Center)

                  Loan #010-00000462 (South Bay Industrial)

                  Loan #010-00000446 (Riverwood Apartments)

                  Loan #010-00000429 (Myrex Industries)

                  Loan #010-00000275 (PBR III)

                  Loan #010-00000312 (I Canyon Road Industrial Condos)

                  Loan #010-00000484 (Walnut Creek Shopping Center)

                  Loan #010-00000528 (Kings Kourt Apartments)

                  Loan #010-00000398 (Aztec Building)

                  Loan #010-00000267 (Wheeling Service Center)

                  Loan #010-00000349 (Larkfield Road Office Building)

                  Loan #010-00000385 (The Certex Building)

                  Loan #010-00000463 (National Die & Button Mould Co.)

                  Loan #010-00000331 (Runnin' Rebel Plaza)

                  Loan #010-00000371 (Metropolitan Square Shopping Center)

                  Loan #010-00000461 (Pheasant Run Shopping Center)

                  Loan #010-00000473 (Vic Huber Photography Building)

                  Loan #010-00000434 (Hollywood Video Westland Michigan)


Representation #29. For the following loans, there is no express requirement that the Borrower be qualified to do business:

                  Loan #010-00000257 (Kiely Plaza Shopping Center)

                  Loan #010-00000450 (Kalevala Village Apartments)

                  Loan #020-00000037 (Southcenter Strip Retail Center)

                  Loan #010-00000188 (The Parkside Plaza Building)

                  Loan #010-00000464 (Southview Apartments)

                  Loan #020-00000054 (Schuck's Retail Center)

                  Loan #010-00000308 (Blue Devils Center)

                  Loan #020-00000043 (Kennewick Square)

                  Loan #010-00000550 (Northwood Estates)

                  Loan #020-00000022 (Belmond Center)

                  Loan #010-00000266 (Knoxville Square)

                  Loan #010-00000350 (Freeway Industries Center)

                  Loan #020-00000034 (PGE Buildings)

                  Loan #020-00000051 (AT&T Building)

                  Loan #010-00000465 (Quail Hollow Mini Storage)

                  Loan #010-00000279 (Stone Mountain Carpet Mill Outlet)

                  Loan #020-00000036 (Philomath Self-Storage)

                  Loan #010-00000258 (Williams Road Office Building)

                  Loan #010-00000439 (Lynnwood Business Center)

Representation #39. Loan #010-00000311 (Party City). There is not an individual serving as guarantor or indemnitor.

Representation #39. Loan #00000378 (Bloomfield Center). The guarantors have not made any nonrecourse guaranty or carveout guaranty; rather, they have made a general guaranty for fifty percent (50%) of the guaranteed obligations.

Representation #39. Loan #010-00000333 (3975 Landmark Street). The original guarantor passed away and has not been replaced.

Representation #39. Loan #010-00000484 (Walnut Creek Shopping Center). The non-recourse provision does not carve out acts of waste by the Borrower.

Representation #39. Loan #010-00000333 (Landmark Street). The original guarantor passed away and there has not been a substitute. No data on status of estate of deceased guarantor.

Representation #41. Loan #010-00000370 (88 Sunnyside Building). The Borrower filed Chapter 11 in February, 1992. The petition was dismissed in 1993 upon the settlement of claim which provided for repayment of principal indebtedness in full. An opinion of counsel was obtained that Borrower has paid all amounts as agreed pursuant to the settlement.

Representation #44. Loan #010-00000574 (Scottsdale Gateway II). The Borrower is not a single purpose entity.

Representation #51(B). Loan #020-00000037 (Southcenter Strip Retail Center). Lender is given concurrent notice (with Tenant) of a default, and has the Tenant cure period of 10 days plus an additional 10 days to cure the failure to pay rent, the Tenant cure period of 30 days plus 10 days to cure or commence and diligently pursue the cure (if not curable within 30 days) other breaches and there is no cure period for bankruptcy, appointment of a receiver or a default under Tenant's mortgage. However, if the Lease is terminated for any reason, the Lender has the right to require the Landlord to enter into a new lease under substantially the same terms and conditions as would have been remaining in the Lease.

Representation #51(C). Loan #020-00000037 (Southcenter Strip Retail Center). Lender's right to assign the Lease post-foreclosure is conditioned. The Lender must assign to an assignee with financial capacity and relevant experience. Any assignment after the first assignment requires the consent of the Landlord. However, the Tenant may sublet without Landlord's prior approval, and furthermore, the Landlord's consent to an assignment shall not be unreasonably withheld and shall be given if the assignee has the financial capability to perform under the terms of the Lease.

Representation #51(I). Loan #020-00000037 (Southcenter Strip Retail Center). After a total loss, proceeds are first applied to outstanding principal and interest under the Loan except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor taking into account the relative duration of the Lease and the Deed of Trust and the ratio of the market value of the property to the outstanding principal balance under the Loan.

Representation #55. Loan #010-00000479 (Computer Science Corp Building). The Mortgage does not require quarterly operating statements, just quarterly rent rolls and annual operating statements. Note, however, that this is a single tenant loan, and quarterly balance sheet and profit and loss statements are required.

Representation #55. For 48 of the Artesia Loans only annual rent rolls and operating statements and related information. Quarterly operating statements are not required.

Representation #55. Loan #010-00000490 (Carroll Road Warehouse). The related Mortgage requires monthly operating statements for the first twelve months of the Loan but requires no annual operating statements. Note, however, that quarterly and annual rent rolls and annual balance sheet and profit and loss statements are required.

Representation #55. Loan #010-00000504 (Banneker Building). The related Mortgage requires only annual rent rolls, quarterly operating statements only for the first twelve months of the Loan and annual operating statements thereafter.

Representation #55. Loan #010-00000446 (Riverwood Apartments). The related Mortgage does not require annual operating statements, only quarterly operating statements.

Representation #57. Loan #010-00000535 (Dover Crossing Kroger Center). The grace period for delinquent monthly payments is 15 days, which is required in the state in which the Mortgaged Property is located.

Representation #7 & #25. Loans #010-00000572 (Senter Road), 010-00000504
(Banneker Building) and 010-00000463 (National Die & Button). With respect to each of the above, the date(s) has/have passed under the related Mortgage Loan documents for which items of work or other conditions to the release of reserved funds was/were to have been completed and/or satisfied, and while the related escrowed funds have not been disbursed, there is thus a non-compliance with the requirements of the Mortgage Loan documents, which would perhaps not prevent the release of funds upon satisfaction of the relevant requirements. For Senter Road, the reserved funds related to the tenanting of the new building and receipt of tenant estoppels. For Banneker Building, the funds relate to lease renewals. The property is 100% occupied, but additional documentation must be provided before the funds are released. For National Die & Button, approximately 1/3 of the funds have already been released for completed repairs. The remaining funds are subject to a third party report to determine the appropriate remedy.

                                   EXHIBIT D-1


                             FORM OF CERTIFICATE OF
                       A SECRETARY OR ASSISTANT SECRETARY
                     OF ARTESIA MORTGAGE CAPITAL CORPORATION

        Certificate of Secretary of Artesia Mortgage Capital Corporation

                  I, __________________, hereby certify that I am a duly elected and acting Secretary of Artesia Mortgage Capital Corporation (the "Company"), and certify further as follows:

                  a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  b) Attached hereto as Exhibit A is a true, correct and complete copy of the certificate of incorporation and by laws of the Company, as in full force and effect on the date hereof.

                  c) Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware, issued within ten days of the date hereof with respect to the good standing of the Company.

                  d) Since the date of the certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of the State of Delaware, or from any other source, that the Company is not in good standing in Delaware.

                  e) Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. There are no resolutions of the board of directors of the Company that would prevent the sale of the Mortgage Loans by the Company to SBMS VII or that are otherwise contrary to the resolutions attached hereto as Exhibit C.

                  f) The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

                  g) To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

                  h) Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the
Indemnification Agreement dated as of August 15, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII,

         Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation, and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such persons appearing on such documents are their genuine signatures.

                  Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name as of August __, 2000.



                                        By: __________________________
                                        Name:
                                        Title:   [Assistant] Secretary


                  The undersigned, an officer of the Company hereby certifies that ______________________________________ is the duly elected and qualified and acting [Assistant] Secretary of the Company and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name as of August __, 2000.



                                        By: __________________________
                                        Name:
                                        Title:

                                   EXHIBIT D-2


                             FORM OF CERTIFICATE OF
                      ARTESIA MORTGAGE CAPITAL CORPORATION

               Certificate of Artesia Mortgage Capital Corporation

                  In connection with the execution and delivery by Artesia Mortgage Capital Corporation (the "Company") of, and the consummation of the transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, the Company hereby certifies that (i) its representations and warranties set forth in the Mortgage Loan Purchase Agreement and in the Indemnification Agreement dated as of August 15, 2000, among the Company, SBMS VII, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation (the "Indemnification Agreement"; and, collectively with the Mortgage Loan Purchase Agreement, the "Agreements"), are true and correct in all material respects at and as of the date hereof (or, in the case of the representations an warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) it has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                  Certified this ___ day of August, 2000.



                                        ARTESIA MORTGAGE CAPITAL CORPORATION



                                        By: __________________________
                                        Name:
                                        Title:

                                   EXHIBIT D-3


                       FORM OF OPINION OF SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER



                                           Moody's Investors Service, Inc.
Salomon Brothers Mortgage                  99 Church Street
Securities VII, Inc.                       New York, New York 10007
388 Greenwich Street
New York, New York 10013

Salomon Smith Barney Inc.                  Fitch, Inc.
388 Greenwich Street                       One State Street Plaza, 31st Floor
New York, New York 10013                   New York, New York  10004

PaineWebber Incorporated                   Artesia Mortgage Capital Corporation
1285 Avenue of the Americas, 38th Floor    1180 Norwest Maple Street, Suite 202
New York, New York  10019                  Issaquah, Washington 98027

Chase Securities Inc.                      Wells Fargo Bank Minnesota, N.A.
270 Park Avenue                            45 Broadway, 12th Floor
New York, New York 10017                   New York, New York 10006

Artesia Banking Corporation
c/o Artesia Mortgage Capital Corporation
1180 Northwest Maple Street, Suite 202
Issaquah, Washington  98027


                                 August 24, 2000



         Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C2

Ladies and Gentlemen:

                  We have acted as special counsel to Artesia Mortgage Capital Corporation ("AMCC") with respect to certain matters in connection with the transactions contemplated by the following agreements (collectively, the "Agreements"):

                  (i) that certain Mortgage Loan Purchase Agreement, dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), between AMCC, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser; and

                  (ii) that certain Indemnification Agreement, dated as of August 15, 2000 (the "Indemnification Agreement"), between AMCC, SBMS VII, Salomon Smith Barney Inc., Paine Webber Incorporated, Chase Securities Inc. and Artesia Banking Corporation.

                  This opinion letter is being provided to you pursuant to
Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in the Mortgage Loan Purchase Agreement and, to the extent not defined therein, in the Indemnification Agreement.

                  For purposes of this opinion letter, we have reviewed the Agreements. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to the authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) except as addressed in Paragraph 1 below, the due organization of all parties to each of the Agreements and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as addressed in Paragraph 1 and Paragraph 4 below, the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or conflict with or violation of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) except as addressed in Paragraph 2 below, the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by the parties thereto, (ix) except as addressed in Paragraph 3 below, the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein.

                  Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law;
(3) the effect of certain
laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

                  In rendering this opinion letter, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and, where expressly referred to below, the federal laws of the United States of America (in each case without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular State or with respect to any matter not expressly addressed below.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. AMCC is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under the Agreements.

                  2. Each Agreement has been duly authorized, executed and delivered by AMCC.

                  3. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of AMCC, enforceable against AMCC in accordance with its terms.

                  4. The execution, delivery and performance of the Agreements by AMCC, will not conflict with or result in a breach or violation of (a) any term or provision of the certificate of incorporation or by-laws of AMCC or (b) any federal or State of New York statute or regulation generally applicable to Delaware corporations in connection with transactions of the type contemplated by the Agreements.

                  5. No consent, approval, authorization or order of any federal or State of New York court, agency or other governmental body is required for the consummation by AMCC of the transactions contemplated by the terms of the Agreements.

                  The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.



                                                          Very truly yours,

                                   EXHIBIT M-4


                      FORM OF ORECM MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of August 15, 2000, between ORIX Real Estate Capital Markets, LLC, a Delaware limited liability company ("ORECM"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

                  ORECM desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                  SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                  SBMS VII will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC"), some of the Other Loans from Paine Webber Real Estate Securities Inc. ("PWRES"), and the remaining Other Loans from Artesia Mortgage Capital Corporation ("AMCC"; and, collectively with SBRC and PWRES, the "Other Loan Sellers").

                  SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("Salomon"), PaineWebber Incorporated ("PaineWebber"), Chase Securities Inc. ("Chase") and Artesia Banking Corp. ("Artesia BC"), pursuant to an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among SBMS VII, Salomon, PaineWebber, Chase and Artesia BC; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to Salomon and PaineWebber, pursuant to a certificate purchase agreement, dated the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, Salomon and PaineWebber. The Registered Certificates are more fully described in the prospectus dated August 4, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated August 15, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated August 15, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                  ORECM will indemnify SBMS VII, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and certain related parties with respect to the disclosure regarding the Mortgage Loans and ORECM contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among ORECM, SBMS VII, Salomon, PaineWebber, Chase and Artesia BC.

                  Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  SECTION 1. Agreement to Purchase.

                  The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on August 24, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective scheduled due dates in August 2000 (collectively the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $78,738,581, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be $80,386,254, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                  SECTION 2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any

Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                  (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                  (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                  If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, the original Mortgage Note, the Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnification of the Purchaser, Trustee, Master Servicer and Special Servicer against any losses and expenses that may be incurred by reason of such lost or destroyed Mortgage Note. If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument provided that a photocopy of such non-delivered document or instrument (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of a Mortgage, to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Purchaser, the Trustee or such Custodian within 365 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser may consent to, which consent shall not be unreasonably withheld so long as the Seller is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in the definition of "Mortgage File", with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the

Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified, in the case of a Mortgage, by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to any Mortgage Loan, and notwithstanding the foregoing, the Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Seller by the applicable filing office, and the Seller may deliver assignments of documents and/or instruments that do not contain the recording information for the related documents and/or instruments, as applicable, if such documents and/or instruments have not been returned to the Seller by the applicable recording office. The Seller hereby authorizes the Purchaser, acting in its stead and on its behalf, to fill in any missing filing or recording information or any instrument or document required to be delivered pursuant to this subsection (b). The delivery of an original pro forma or specimen title insurance policy or an original marked, redated and recertified commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf no later than the 90th day following the Closing Date (or such later date provided that the reason for the delay in delivery of the title policy to the Trustee or Custodian is either (i) because of a delay caused by the public recording or filing office where the Mortgage has been delivered for recording or filing in returning a filed copy of the Mortgage or (ii) due to the failure of the title company to forward such title policy in a timely manner).

                  If the Seller cannot deliver, or cause to be delivered, on or before the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments required to be delivered as part of the Mortgage File for such Mortgage Loan, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, and the Seller has satisfied its delivery requirements as to such non-delivered document or instrument by delivering a photocopy thereof (without evidence of recording or filing, but certified by the Seller to be a true and complete copy of the original thereof submitted for recording or filing), then:

                  (i) the Purchaser will, on or about the 115th day following the Closing Date and approximately every 90 days thereafter until it or its designee receives the original or a photocopy of the subject document or instrument reflecting evidence of recordation or filing, prepare and forward or cause to be prepared and forwarded to the Seller a certification, to be signed and returned by the Seller, to the effect that the Seller is in good faith attempting to obtain from the appropriate public recording or filing office such original or photocopy; and

                  (ii) the Seller agrees to execute and return to the Purchaser or its designee each such certification within 15 days following its receipt thereof.

                  In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, on or before the Closing Date (or, if any of the following items are not in the actual possession of the Seller as soon as reasonably or practical, but in any event within 30 days, after Closing Date):
(i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/ engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

                  The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                  (d) The Seller shall be responsible for: (i) all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement (provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer); and (ii) all other reasonable out-of-pocket costs and expenses incurred by the Trustee or a Custodian pursuant to Section 2.01(e) of the Pooling and Servicing Agreement. In connection with the endorsement of any Mortgage Note and the delivery of any assignment from the Seller hereby authorizes the Purchaser or its designee to complete each endorsement or assignment in blank appearing thereon in favor of the Purchaser in such manner as the Purchaser shall determine the exercise of its sole discretion, provided that such endorsement will be without recourse, representation or warranty of the Seller except as expressly set forth in this Agreement. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Purchaser or an assignee thereof, which may include the Trustee or its Custodian or its agent, shall notify the Seller of same. The Seller shall cure such defect within 90 days following such notice or the Purchaser may prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Purchaser shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate, all at the Seller's expense. The Purchaser may (and, at the Purchaser's request, the Seller shall) execute any replacement assignment or instrument of transfer, being filed in substitution for any such lost or returned unrecorded or unfiled assignment or instrument of transfer, at the Seller's expense, and the Seller shall assist the Purchaser or its designee or agent in recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee or to file any UCC-3 in those jurisdictions where, in the written opinion of the local counsel to Purchaser or Trustee or such other evidence as is acceptable to the Trustee or its designee such recordation and/or filing is not required to protect the Purchaser's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Seller, and the reasonable costs of such opinion and/or other evidence shall be borne by the Seller. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                  (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan).

                  (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

                  The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 except as such remedies are otherwise limited by the terms of this Agreement.

                  SECTION 4. Representations, Warranties and Covenants of the Seller.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                  (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

         SECTION 4A. Representations, Warranties and Covenants of Purchaser.

         The Purchaser hereby represents and warrants, as of the Closing Date, that:

                  (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  SECTION 5. Notice of Breach; Cure, Repurchase and
Substitution.

                  (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, to be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan was, as of the Closing Date, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"),
(ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and
(iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have up to an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                  If a Breach or Document Defect exists with respect to any Mortgage Loan constituting part of a Cross-Collateralized Group, then the determination as to whether such Breach or Document Defect, as the case may be, is a Material Breach or a Material Document Defect, as applicable, shall be made as follows:

                  (i) if such Mortgage Loan has become a Specially Serviced Mortgage Loan by reason of such Breach or Document Defect, then based solely upon such Mortgage Loan and the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding thereto, without regard to the cross-collateralization; and

                  (ii) otherwise, treating such Cross-Collateralized Group as a single Mortgage Loan secured by all of the related Mortgaged Properties.

For purposes of applying the remedies contemplated by this Section 5(a) in connection with any Material Breach or Material Document Defect in respect of any Cross-Collateralized Group or any particular Cross-Collateralized Mortgage Loan that is part of such Cross-Collateralized Group, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                  If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                  The Seller hereby acknowledges the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligations of the Seller to cure Material Breaches/Material Document Defects or repurchase Defective Mortgage Loans pursuant to this Section 5(a). In addition, the Seller hereby acknowledges and agrees that, pursuant to Section 2.03(d) of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) have the right, for the benefit of the Certificateholders, to enforce the obligations of the Seller under this Agreement. If the Seller is required to repurchase a Defective Mortgage Loan, the reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Purchaser, the Trustee, the Custodian, the Master Servicer and the Special Servicer as a result of such repurchase shall be part of the purchase price.

                  (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                  SECTION 6. Closing.

                  The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                  (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                  (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                  Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents.

                  The Closing Documents shall consist of the following:

                  (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

                  (b) The Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of Salomon, PaineWebber, Chase and Artesia BC;

                  (c) The Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                  (d) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, Salomon, PaineWebber, Chase, Artesia BC, the Other Loan Sellers and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in
(g) below;

                  (e) A certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware dated not earlier than 10 days prior to the Closing Date;

                  (f) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (g) Resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                  (h) A written opinion of Akin, Gump, Strauss, Hauer & Feld, LLP as special counsel for the Seller, substantially in the form of Exhibit D-3 hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement, Salomon, PaineWebber, Chase, Artesia BC and each Rating Agency; and such other written opinions as may be required by a Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

                  (i) One or more accountants' comfort letters relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

                  (j) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  SECTION 8. Costs.

                  Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated May 30, 2000 (the "Term Sheet").

                  SECTION 9. Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no. 212-816-8306, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 1717 Main Street, Suite 1400, Dallas, Texas 75201, attention: Edgar L. Smith, II and Richard Curlin, facsimile no.: (214) 237-2035, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                  SECTION 10. Characterization.

                  The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

                  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 12. Severability of Provisions.

                  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 13. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 14. GOVERNING LAW.

                  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 15. Further Assurances.

                  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  SECTION 16. Successors and Assigns.

                  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                  SECTION 17. Amendments.

                  (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                  (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects, the Seller, shall be effective against the Seller.

                  SECTION 18. Entire Agreement.

                  Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                        ORIX REAL ESTATE CAPITAL MARKETS, LLC



                                        By: _____________________________
                                        Name:
                                        Title:


                                        SALOMON BROTHERS MORTGAGE
                                        SECURITIES VII, INC.



                                        By: _____________________________
                                        Name:
                                        Title:

                                    EXHIBIT A


                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]

                         SCHEDULE OF ORIX MORTGAGE LOANS

CONTROL   LOAN     MORTGAGE         LOAN / PROPERTY NAME           PROPERTY ADDRESS               CITY           STATE     ZIP
NUMBER   NUMBER  LOAN SELLER                                                                                               CODE





-----------------------------------------------------------------------------------------------------------------------------------
   3      3727       ORIX      Medical Mutual of Ohio Office   3737 Sylvania Avenue          Toledo                OH      43623
                               Building - Toledo
   4      3729       ORIX      Medical Mutual of Ohio Office   23700 Commerce Park Road      Beachwood             OH      44122
                               Building - Beachwood
  11      3452       ORIX      250 Plaza Office Building       250 East Wisconsin Avenue     Milwaukee             WI      53202
  24      3583       ORIX      Distribution Services Limited   US Highway 41 and 100 County  Princeton             IN      47670
                                                               Road West
  40      3808       ORIX      SugarOak Office Retreat         423 - 491 Carlisle Drive      Herndon               VA      20170
  41      3589       ORIX      Dronningens Gade Portfolio      7A, 36A-2, 37A, & 38A         Charlotte Amalie,     VI      00803
                                                               Dronningens Gade, Queen's     St. Thomas
                                                               Quarter
  49      3288       ORIX      Bayshore Executive Plaza        10800 Biscayne Boulevard      Miami                 FL      33161
  55      3476       ORIX      Lyrewood Pointe Apartments      7806 Lyrewood Lane            Oklahoma City         OK      73132
  58      3510       ORIX      Park Square Court               400 Sibley Street             St. Paul              MN      55101
  76      3710       ORIX      Renner Plaza Office Building    251 Renner Parkway            Richardson            TX      75080
  119     3379       ORIX      CountryHouse Residences         900 West 46th Street          Davenport             IA      52806
  124     3753       ORIX      Miami Gardens Office Center     99 NW 183rd Street            North Miami Beach     FL      33169

CONTROL      LOAN     ORIGINAL        MORT-        NOTE      CUT-OFF DATE     MONTHLY     ORIGINAL      REMAIN-        SCHED-
NUMBER      NUMBER    BALANCE       GAGE RATE      DATE         BALANCE        DEBT       TERM TO     ING TERM TO       ULED
                                                                              SERVICE     MATURITY     MATURITY /     MATURITY
                                                                              PAYMENT      / ARD      ARD (MONTHS)      DATE
                                                                                          (MONTHS)


----------------------------------------------------------------------------------------------------------------------------------
   3         3727    14,700,000       8.6200%    03/28/00     14,671,955    114,282.80       120           116        04/01/10

   4         3729     5,100,000       8.6200%    03/28/00      5,090,270     39,649.14       120           116        04/01/10

  11         3452    15,000,000       7.6700%    07/12/99     14,886,077    106,633.79       120           108        08/01/09
  24         3583     9,750,000       8.1700%    10/15/99      9,700,591     72,700.87       120           111        11/01/09

  40         3808     6,100,000       8.2400%    05/15/00      6,093,573     45,784.39       120           118        06/01/10
  41         3589     6,077,000       9.3100%    01/26/00      6,061,116     50,258.43       120           114        02/01/10


  49         3288     5,325,000       7.5700%    05/25/99      5,276,287     37,488.75       120           106        06/01/09
  55         3476     5,045,000       8.3300%    09/17/99      5,018,358     38,185.51       120           110        10/01/09
  58         3510     4,950,000       8.1400%    09/10/99      4,922,476     36,805.61       120           110        10/01/09
  76         3710     3,250,000       8.9600%    02/04/00      3,243,376     26,056.75       120           115        03/01/10
  119        3379     1,933,000       9.1400%    11/03/99      1,921,171     16,407.38       120           112        12/01/09
  124        3753     1,856,000       8.3100%    04/27/00      1,853,331     14,021.87       120           117        05/01/10

CONTROL      LOAN      STATED       CALCU-    CALCULATED         LOAN         CROSS      ANTICI-    DEFEASE    DEFEASE     OWNERSHIP
NUMBER      NUMBER    ORIGINAL      LATED      REMAINING      BALANCE AT    COLLATER-     PATED      START     END DATE    INTEREST
                       AMORT-      ORIGINAL     AMORT-        MATURITY /      ALIZED      REPAY-      DATE
                      IZATION      AMORT-      IZATION           ARD        (MORTGAGE     MENT
                       TERM       IZATION       TERM                        LOAN GROUP)   DATE
                      (MONTHS)       TERM      (MONTHS)
                                   (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
   3         3727        360         360          356         13,335,030    Yes (a)        NAP      09/01/02   12/31/09   Fee Simple

   4         3729        360         360          356          4,626,438    Yes (a)        NAP      09/01/02   12/31/09   Fee Simple

  11         3452        360         360          348         13,311,696       No          NAP      09/01/02   04/30/09   Fee Simple
  24         3583        360         360          351          8,755,485       No          NAP      09/01/02   07/31/09   Fee Simple

  40         3808        360         360          358          5,485,618       No          NAP      09/01/02   02/28/10   Fee Simple
  41         3589        360         360          354          5,594,558       No          NAP      09/01/02   10/31/09   Fee Simple


  49         3288        360         360          346          4,714,063       No          NAP      09/01/02   02/28/09   Fee Simple
  55         3476        360         360          350          4,548,197       No          NAP      09/01/02   06/30/09   Fee Simple
  58         3510        360         360          350          4,442,824       No          NAP      09/01/02   06/30/09   Fee Simple
  76         3710        360         360          355          2,971,016       No          NAP      09/01/02   11/30/09   Fee Simple
  119        3379        300         300          292          1,644,598       No          NAP      09/01/02   08/31/09   Fee Simple
  124        3753        360         360          357          1,672,115       No          NAP      09/01/02   01/31/10   Fee Simple

CONTROL      LOAN         INTEREST      MASTER      YIELD MAINTENANCE
NUMBER      NUMBER        ACCRUAL      SERVICING        CALCULATION
                           METHOD       FEE RATE          METHOD




---------------------------------------------------------------------
   3         3727        Actual/360     0.0400%             NAP

   4         3729        Actual/360     0.0525%             NAP

  11         3452        Actual/360     0.0400%             NAP
  24         3583        Actual/360     0.0400%             NAP

  40         3808        Actual/360     0.0525%             NAP
  41         3589        Actual/360     0.0525%             NAP


  49         3288        Actual/360     0.0525%             NAP
  55         3476        Actual/360     0.0525%             NAP
  58         3510        Actual/360     0.0650%             NAP
  76         3710        Actual/360     0.0950%             NAP
  119        3379        Actual/360     0.1450%             NAP
  124        3753        Actual/360     0.1450%             NAP

                                    EXHIBIT B

         The Seller hereby represents and warrants, as of the Closing Date, that:

                  (a) The Seller is a duly formed limited liability company, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's certificate of formation, limited liability agreement or other organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  (h) The transfer of the Mortgage Loans by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (i) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

                  (j) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

                  (k) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                  (l) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  (m) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                                    EXHIBIT C

         The Seller hereby represents and warrants, as of the Closing Date (or as of such other date specified in the particular representation and warranty) with respect to each Mortgage Loan, that:

                  (1) Immediately prior to the transfer thereof by Seller to the Purchaser and the assignment thereof to the Trustee, Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, charges, encumbrances or any other ownership, participation or other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage Loan). Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest.

                  (2) The Seller has no knowledge of any material default (or any event, circumstance or condition that would under the Mortgage Loan documents be considered a material default) by a related Borrower resulting from the material representations and warranties made by such Borrower in the related Mortgage Loan documents being untrue at the time of origination of the related Mortgage Loan. Seller had full right and authority to sell, assign and transfer such Mortgage Loan to the Purchaser; and each Mortgage Loan is properly endorsed as provided in the Pooling and Servicing Agreement, and such endorsement is genuine.

                  (3) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct, and met the requirements of this Agreement and the Pooling and Servicing Agreement, in all material respects as of the Cut-off Date.

                  (4) Such Mortgage Loan was not, as of the Cut-off Date or at any time since origination, more than thirty (30) days delinquent in respect of any Scheduled P&I Payment required thereunder, without giving effect to any applicable grace period.

                  (5) Each Mortgage securing such Mortgage Loan constitutes a legal, valid and, subject to the exceptions in paragraph 12 below, enforceable first lien upon the Borrower's interest in the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such

                  Mortgage, except for) (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan or approved after origination, which do not materially and adversely affect the current use of the Mortgaged Property, the security interest intended to be provided by such Mortgage or the value of the Mortgaged Property, (c) the rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and
                  (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d) and (e), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), or materially and adversely affect the current use or value of the related Mortgaged Property or the current ability of such Mortgaged Property to generate Net Operating Income sufficient to service the Mortgage Loan. Except as contemplated by clause (e) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or pari passu with the lien of the related Mortgage. With respect to personal property of the related Borrower constituting part of the related Mortgaged Property which is material to the value of the related real estate constituting part of such Mortgaged Property, or which, if no UCC financing statement were filed with respect to such personal property, would result in a material impairment of the security for the related Mortgage Loan (such personal property is herein referred to as "Material Personal Property"), (a) a UCC financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in the Material Personal Property; (b) an assignment of such UCC financing statement has been executed by the Seller in favor of the Trustee or in blank (which the Trustee or its designated agent may complete and file in the same filing office in which such UCC financing statement was filed); and (c) any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject to the exceptions in paragraph 12 below, enforceable first lien and first priority security interest in the property of the related Borrower described therein, subject to any purchase money security interest or any security interest to secure a line of credit or similar financing attaching subsequent to the date of origination of such Mortgage Loan and of which Seller has no actual (as opposed to constructive) knowledge.

                  (6) The lien of each related Mortgage is insured by an American Land Title Insurance ("ALTA") lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company or its subsidiary, insuring the originator of such Mortgage Loan, its successors and assigns (as sole insured), as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to Seller's knowledge as of the Closing Date, no material claims have been made thereunder and no claims have been paid thereunder (and Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would, and Seller has no actual knowledge of any other circumstance that would, materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Purchaser, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Purchaser without the consent of or notice to the insurer. To Seller's knowledge, the insurance company that issued (or is obligated to issue) such title policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Such policy contains no material exclusion for or affirmatively insures (except for any Mortgaged Property located in jurisdictions where such affirmative insurance is not available) (a) access to a physically open street, (b) encroachments of any part of the buildings thereon over easements, (c) that the area shown on the survey is the same as the property legally described in the Mortgage, (d) except for the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Dronnigens Gade, which is comprised of three separate non-contiguous lots (each of which is a separate tax parcel and no other property is included within such tax parcel that is not covered by the related Mortgage), that the Mortgaged

                  Property constitutes one or more separate tax parcels containing no other real property, and (e) that, to the extent the Mortgaged Property consists of more than one parcel used as a single tract of real property (other than separate parcels with respect to Mortgage Loans secured by more than one property), such parcels are contiguous. The Mortgage has been properly recorded on the related Mortgaged Property and all applicable Mortgage recording taxes have been paid.

                  (7) Neither Seller nor, to Seller's knowledge, any prior holder of such Mortgage Loan has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, except that certain post-closing conditions or requirements that would either be reasonably acceptable to a prudent commercial lender or that would not otherwise materially and adversely affect the security intended to be provided for such Mortgage Loan, may not have yet been completed.

                  (8) As of the Closing Date there is no valid offset, defense, counterclaim or right to rescission, including the defense of usury, with respect to any of the Mortgage Note, Mortgage or other agreements executed in connection therewith (except in each case with respect to any excess interest on an ARD Loan after the related Anticipated Repayment Date and any Default Interest, late charges, Prepayment Premiums and Yield Maintenance Charges).

                  (9) As of the Cut-off Date and as of the Closing Date, to Seller's knowledge, there is no proceeding pending or threatened for condemnation affecting all or a material portion of the related Mortgaged Property. To the Seller's knowledge based upon a site inspection conducted in connection with the origination of the Mortgage Loan and a review of the related engineering report, there is no unremedied damage at the related Mortgaged Property that materially and adversely affects the use, operation, or value of such Mortgaged Property (except in such case where an escrow of funds or letter of credit exists in an amount at least equal to 125% of the amount estimated to be sufficient to effect the necessary repairs and maintenance).

                  (10) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws (including, without limitation, laws pertaining to usury) relating to the origination, funding and terms of such Mortgage Loan or, to the best of Seller's knowledge, servicing of such Mortgage Loan.

                  (11) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

                  (12) The Mortgage and Mortgage Note for such Mortgage Loan and all other documents to which the related Borrower is a party and which evidence or secure such Mortgage Loan, are each the legal, valid and binding obligations of the related Borrower (subject to any non-recourse provisions and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provisions nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby.

                  (13) Except for the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Dronnigens Gade for which the commercial property, general liability and umbrella coverage are written by underwriters at Lloyds (London), the related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least A:VIII from A.M. Best Company or "A" (or the equivalent) from Moody's Investor Service, Inc., Standard & Poor's Rating Services, or its equivalent, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, on a full replacement cost basis (or without deduction for depreciation)(excepting, however, each Mortgaged Property which is a multifamily mobile home park without material improvements), with (if applicable) an appropriate endorsement to avoid the application of any co-insurance provisions with respect to such Mortgaged Property, and is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by institutional lenders, and (except if such Mortgaged Property is operated as a mobile home park) by business interruption or rental loss insurance in an amount equal to the gross rentals for at least a 12-month period (or an 18 month period for a Mortgaged Property which is not an office, retail, self storage, industrial, multifamily mobile home park or mixed use of the foregoing). An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the property in the event of an earthquake. In such instance the PML was based on a return period of not less than 100 years, an exposure period of 50 years and a 10% probability of excedence. If the resulting report concluded the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A:VIII by A.M. Best Company or "A" (or the equivalent) from Moody's Investor Services, Inc., Standard & Poor's Rating Services or its equivalent. In addition, no such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty (30) days' prior written notice, and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; all such policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage Loan; and the related Mortgage obligates the related Borrower to maintain all such insurance and, at the related Borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the related Borrower's cost and expense and to seek reimbursement from such Borrower. Further, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area, the related Borrower is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof) to the extent available under the National Flood Insurance Act of 1968. To Seller's knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located. Subject to clause (I) of paragraph 51 below with respect to ground lease properties, any insurance proceeds in respect of a casualty loss or taking, will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon, except that in the case of a ground-leased property casualty and condemnation proceeds are required to be paid first to the owner of the fee interest in the related property in accordance with terms of the related ground lease and then in accordance with the related Mortgage.

                  (14) A "Phase I" environmental site assessment meeting ASTM requirements (or an update of a previously conducted assessment) was performed by a licensed third-party professional experienced in environmental matters with respect to the related Mortgaged Property within the 24-month period prior to the Closing Date. Either (x) the related environmental reports did not reveal any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date(s) of such environmental report(s), in material violation of any applicable environmental laws or (y) if any such environmental report did reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or
                  (ii) a sufficient escrow of funds exists for purposes of effecting such remediation (and the Borrower has covenanted in the Mortgage Loan documents to perform such remediation), or
                  (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment. Seller has no knowledge of any environmental condition or circumstance affecting such Mortgaged Property and not disclosed in the related environmental report(s), which would impact such Mortgaged Property's soil or groundwater quality or require remediation by the related Borrower under, or otherwise would be a material violation of, applicable environmental law. All such environmental assessments that were in the possession of the Seller and that relate to a Mortgaged Property which is insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy. The related Mortgage or other loan documents contain covenants on the part of the related Borrower requiring its compliance with applicable federal and state environmental laws and regulations in respect of the related Mortgaged Property. To Seller's actual knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to the environmental hazards other than as disclosed in such environmental reports, and to Seller's actual knowledge, Seller has received no notice of violation of such laws issued by any governmental agency or authority, which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to the environmental hazards. Each Borrower represents and warrants in the related Mortgage Loan documents that except as set forth in certain environmental reports and to its knowledge there is not located on the related Mortgaged Property and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations or orders relating to the environment. The related Borrower (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of any kind whatsoever (including reasonable attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan.

                  (15) Except for the Mortgage Loans identified on the Mortgage Loan Schedule as Medical Mutual of Ohio-Beachwood and Medical Mutual of Ohio-Toledo, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool. Each Mortgage securing a Cross-Collateralized Mortgage Loan or other Mortgage Loan secured by more than one related Mortgaged Property secures an amount no less than the aggregate original loan balance of the related Mortgage Loan combined with that of any other Mortgage Loans in the related Cross-Collateralized Group, if any; provided, that in the case of each Mortgage on a related Mortgaged Property located in Florida or New York, the Mortgage secures an amount no less than 150% of the allocated loan amount for such Mortgaged Property.

                  (16) The terms of the Mortgage Note and Mortgage for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except those that occurred prior to the Cut-off Date by written instrument which is specifically set forth in the related Mortgage File and which is duly recorded to the extent required to perfect, maintain, or continue the validity and priority of the Mortgage Loan Documents. No Mortgage has been satisfied, canceled, rescinded or subordinated, no material portion of the related Mortgaged Property has been released, and no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

                  (17) There are no delinquent insurance premiums (to the best knowledge of Seller), or delinquent taxes, water charges, sewer rents or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

                  (18) The interest of the Borrower in the related Mortgaged Property consists of a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

                  (19) Such Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

                  (20) The assignment of the related Mortgage to the Purchaser has been duly authorized, executed and delivered by Seller, is in a recordable form and constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment of such Mortgage from the relevant assignor to the Purchaser, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Purchaser constitutes the legal, valid, binding and, subject to the exceptions in paragraph 12 above, enforceable and full assignment thereof from the relevant assignor to the Purchaser.

                  (21) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrows and deposits are conveyed hereunder to the Purchaser. Any and all requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released.

                  (22) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s).

                  (23) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent (except to the extent that it may constitute a legal non-conforming use or structure or title insurance was provided with respect thereto); no improvements on adjoining properties encroach upon such Mortgaged Property (except to the extent not material or covered by title insurance); and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances and any non-material violation does not materially and adversely affect the use, operation or value of such Mortgaged Property (provided, however, that, although it does not constitute a violation of law, the improvements on such Mortgaged Property may constitute a legal non-conforming use or structure).

                  (24) To the extent required under applicable law as of the date of origination and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

                  (25) With respect to each Mortgage Loan: (a) since the date of origination of the such Mortgage Loan, there has been no declaration by the Seller of an event of acceleration under the related Mortgage or Mortgage Note; (b) there is no existing material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases; (c) to Seller's knowledge there has not been a material default or breach under the related Mortgage, Mortgage Note or Assignment of Leases since the origination of the related Mortgage Loan; and (d) Seller has not, without having reviewed any public records, received notice of any event (other than payments due but not yet 30 days' delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any other paragraph of this Exhibit C and provided, further, that certain post-closing conditions or requirements may not have yet been completed.

                  (26) If such Mortgage Loan is secured in whole or in part by the interest of a Borrower under a Ground Lease and by the related fee interest, such fee interest is encumbered by the related Mortgage, and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

                  (27) No Mortgage Loan contains any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, except for ARD Loans, provide for the negative amortization of interest. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Borrower under the Mortgage Loan. The Mortgage Loan was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

                  (28) No holder of such Mortgage Loan has, to Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by thirty (30) days the first Due Date under the related Mortgage Note.

                  (29) To Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (a)(i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable laws for its ownership and occupancy of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations) and (ii) with respect to each Mortgaged Property improved by a hotel or health care facility, the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated (excepting those which any tenant must possess for its occupancy and operations), and (b) all such licenses, permits and authorizations were valid and in full force and effect. The Mortgage Loan requires the related Borrower (if not an individual) to be qualified to do business and for the Borrower to cause the Mortgaged Property to be in material compliance with all regulations, licenses, permits, zoning, and building laws.

                  (30) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 12 above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  (31) Such Mortgage Loan is (and, if such Mortgage loan is an asset of a Loan REMIC, the related Loan REMIC Regular Interest also is) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2)). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

                  (32) No fraud with respect to such Mortgage Loan has taken place on the part of Seller or, to Seller's knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

                  (33) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of the Pooling and Servicing Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

                  (34) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards utilized by institutional and commercial mortgage lenders and loan servicers the main business of which is the origination and servicing of similar commercial and multifamily mortgage loans.

                  (35) There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and

                  (subject to the exceptions set forth in paragraph 12 above) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity. Seller has the full right to assign to the Purchaser such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the Borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the lender to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

                  (36) At the time of origination of the related Mortgage Loan the Mortgaged Property was not encumbered by, and without having reviewed any public records since origination, Seller has no actual knowledge (as opposed to constructive knowledge) that the related Mortgaged Property is presently encumbered by, any debt (excluding preferred equity and mezzanine debt) other than the related Mortgage Loan or another Mortgage Loan.

                  (37) Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed to a transferee reasonably acceptable to the lender in accordance with certain provisions set forth in the related Mortgage, and excluding transfers for estate planning purposes, transfers to affiliates or family members, transfers for or other purposes where no change of control occurs or such transfers which have been pre-approved to transferees which otherwise have met the Mortgage Loan Seller's underwriting criteria, the related Mortgage contains a "due-on-sale" clause which provides for the acceleration of, or permits the lender to accelerate, the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of the Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan documents, either (a) the related Borrower transfers ownership of the related Mortgaged Property subject to such Mortgage or (b) any controlling interest in the related Borrower is directly or indirectly transferred or sold. The related Mortgage requires the related Borrower to pay all of the lender's reasonable fees and expenses relating to obtaining consent and approval, including the cost of any REMIC opinion required under the related Mortgage Loan documents.

                  (38) Seller has not waived any claims against the related Borrower or any related guarantor under any non-recourse exceptions contained in the related Mortgage Note.

                  (39) The related Mortgage and/or Mortgage Note provides either
                  (a) that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of, or (b) that the related Mortgage Loan shall become a recourse obligation of the Borrower and an individual guarantor in the event of, any fraud or intentional material misrepresentation by the related Borrower. Further, the related Mortgage and/or Mortgage Note provides that the related Borrower and another individual shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the lender or lender's successors or assigns by reason of or in connection with and to the extent of the related Borrower's misapplication or misappropriation of rents (after the occurrence of a default), insurance proceeds or condemnation awards, acts of waste (or failure to maintain and repair the related Mortgage Property in accordance with the Mortgage Loan documents to the extent not covered by insurance proceeds made available to the lender) and breaches of environmental covenants.

                  (40) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date, and it provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Scheduled P&I Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures; and (v) if the property manager for the related Mortgaged Property can be removed by or at the direction of the lender on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such Mortgage Loan's Anticipated Repayment Date.

                  (41) At origination of such Mortgage Loan, neither the related Borrower nor any related guarantor was, to Seller's knowledge (based on customary and usual due diligence conducted by prudent institutional commercial mortgage lenders), a debtor in any pending state or federal bankruptcy or insolvency proceeding. Furthermore, at the Closing Date, without having reviewed any public records, Seller has no knowledge that the related Borrower was a debtor in any pending state or federal bankruptcy or insolvency proceeding.

                  (42) The servicing and collection practices used with respect to such Mortgage Loan have in all material respects been legal and met customary standards used by institutional lenders with respect to comparable mortgage loans.

                  (43) (a) Without having reviewed any public records since origination, Seller has no knowledge of any pending litigation or other pending legal proceedings involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

         (b) Without having reviewed any public records, Seller has no knowledge of any pending governmental investigations involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

                  (44) If such Mortgage Loan had a Cut-off Date Balance greater than $5,000,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it is a "single purpose entity". For purposes of this representation, "single purpose entity" shall mean an entity, other than an individual, which is limited in its purpose by its organization documents and/or by the terms of the related Mortgage Loan documents to owning and operating a single property or group of properties, and which is not permitted by its organization documents and/or by the related Mortgage Loan documents to engage in any business unrelated to such property and its financing, have any material assets other than those related to its interest in the related Mortgaged Property or its financing, or have any indebtedness prohibited under the related Mortgage Loan. Furthermore, if such Mortgage Loan had a Cut-off Date Balance greater than $7,500,000, the related Borrower has provided in its organizational documents and/or covenanted in the Mortgage Loan documents that it shall maintain its own books, records and accounts, in each case which are separate and apart from the books and records and accounts of any other person, conduct its business in its own name, not guarantee or assume the debts or obligations of any other person, not commingle its assets or funds with those of any other person, transact business with affiliates on an arm's length basis and hold itself out as being a legal entity, separate and apart from any other person. To Seller's knowledge, at the time of origination of such Mortgage Loan, the related Borrower was in compliance with the aforementioned provisions/covenants.

                  (45) Except in cases where the related Mortgage Note or the related Mortgage provide for (a) a substitution of governmental securities for such Mortgaged Properties in a defeasance, (b) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, or (c) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements, property performance requirements and/or the payment of a release price or a partial defeasance, neither the related Mortgage Note nor the related Mortgage requires the lender to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

                  (46) Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the date of origination of such Mortgage Loan by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. The Seller has not consented to the encumbrance of the related Mortgage Property by any lien junior to or of equal priority with the lien of the related Mortgage.

                  (47) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or Mortgage provides that the Defeasance Option is not exercisable prior to a date that is at least two (2) years following the Startup Day for REMIC I (or, if such Mortgage Loan is an asset of a Loan REMIC, for such Loan REMIC). In addition, each Mortgage loan that is a Defeasance Loan permits defeasance (i) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, as certified by an independent certified public accountant and (ii) to

                  Seller's knowledge, only for the purpose of facilitating the disposition of mortgaged real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  (48) If the Mortgage Loan permits defeasance, then the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion, and any a applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction and that the related Mortgage is fully enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity).

                  (49) If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by Seller or any subsequent mortgagee.

                  (50) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

                  (51) If such Mortgage Loan is secured by the interest of the related Borrower as a lessee under a Ground Lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

(a) Such Ground Lease was in full force and effect and, to Seller's knowledge, no default existed under such Ground Lease nor did any estoppel from the related ground lessor indicate a material incipient default nor is there any existing condition which, but for the passage of time or giving of notice or both would result in a default; Seller has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease; and, as of the Closing Date, Seller has not received written notice of any, and to Seller's knowledge there is no, default under such Ground Lease;

(b) Either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to written notice of and the right to cure any default or breach by the ground lessee, including, when necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings or to take other action so long as the Seller or its assignee is proceeding diligently;

(c) Upon the foreclosure of such Mortgage Loan or acceptance of a deed in lieu thereof, the related Ground Lease is assignable to the lender under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder;

(d) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, permits the interest of the lessee thereunder to be encumbered by the related Mortgage; such Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially, adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

(e) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances;

(f) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, provides that no notice of termination given under such Ground Lease is effective against the holder unless a copy has been delivered to such lender in the manner described in such Ground Lease;

(g) Such Ground Lease, or an estoppel letter or other agreement received by the originator of such Mortgage Loan from the ground lessor, requires the ground lessor to enter into a new lease with the holder of such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

(h) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the holder of such Mortgage Loan if it becomes the owner of such leasehold interest) that extends not less than the later to occur of (i) ten (10) years beyond the stated maturity of or Anticipated

Repayment Date for such Mortgage Loan or (ii) ten (10) years beyond the amortization period of such Mortgage Loan;

(i) Under the terms of such Ground Lease, or an estoppel letter or other agreement received by the originator of the Mortgage Loan from the ground lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses or (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, any insurance proceeds or condemnation awards in respect of a total or substantially total loss or taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law);

(j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and

(k) Such Ground Lease may not be amended, modified or, except in the case of a default, canceled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, provided that such holder has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

                  (52) Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

                  (53) Each Mortgaged Property constitutes one or more complete separate tax lots.

                  (54) Seller has inspected or caused to be inspected each related Mortgaged Property within the twelve (12) months preceding the Cut-off Date.

                  (55) The related Mortgage requires the related Borrower to provide the holder of such Mortgage with quarterly and annual operating statements, rent rolls and related information and either quarterly or annual financial statements.

                  (56) The related Mortgage or other related loan document provides that the Borrower shall pay any fees payable to a Rating Agency in connection with the approval of an assumption of the related Mortgage Loan (if such Mortgage or other related loan document provides that Rating Agency approval is a specific condition precedent thereto).

                  (57) The related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than ten (10) days from the applicable Due Date.

                  (58) The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

                  (59) As of the Closing Date, no group of the Seller's Mortgage Loans representing more than 5% of the Initial Pool Balance has the same Borrower or, to the Seller's knowledge, has Borrowers that are affiliates of each other.

                  (60) To Seller's knowledge based on its inquiry and./or engineering reports and/or appraisals obtained in connection with the origination of each Mortgage Loan, each related Mortgaged Property is served by public utilities, water and sewer (or septic facilities).

                                   EXHIBIT D-1


                  FORM OF CERTIFICATE OF ASSISTANT SECRETARY OF


                      ORIX REAL ESTATE CAPITAL MARKETS, LLC


I, the undersigned, J. Russell Akin, hereby certify that I was validly appointed to the office of, and am, the Assistant Secretary of ORIX Real Estate Capital Markets, LLC (the "Company"), a Delaware limited liability company, and do further certify as follows:

                  (a) Attached hereto as Exhibit A is a true and correct excerpt from the Resolutions of the Company adopted by its Board of Managers on May 21, 1997 ("Resolutions"), which Resolutions have not been amended, modified or rescinded, except as set forth in the February Resolutions described below, and, subject to the February Resolutions, remain in full force and effect.


                  (b) Attached hereto as Exhibit A-1 is a true and correct excerpt from the Resolutions of the Company adopted by its Board of Managers on February 11, 1999 ("February Resolutions"), which February Resolutions have not been amended, modified or rescinded, and remain in full force and effect.


                  (c) Attached hereto as Exhibit A-2 is a true, correct and complete copy of the Minutes of Actions Taken in Writing Without a Meeting by All of the Members of Banc One Mortgage Capital Markets, LLC dated as of July 1, 1999, authorizing (among other things) the amending of the name of the Company to ORIX Real Estate Capital Markets, LLC, with the Company continuing as a Delaware limited liability company under its existing charter ("Members Resolutions"), which Members Resolutions have not been amended, modified or rescinded and remains in full force and effect. The effective date of such name change in compliance with the Members Resolution is July 12, 1999.


                  (d) Attached hereto as Exhibit A-3 is a true, correct and complete copy of the Limited Delegation of Authority dated as of August 1, 2000, to Edgar L. Smith, II, Chief


                                      D-1-1

                  Operating Officer, from James R. Thompson, Chief Executive Officer and President of ORIX Real Estate Capital Markets, LLC.


                  (e) The person set forth below is, as of the date hereof, a duly elected officer of the Company authorized to act on behalf of the Company in connection with the Resolutions, and the signature set forth opposite his name is the genuine signature of such person.

Office            Name                       Signature

Chief Operating
Officer           Edgar L. Smith, II         ___________________________________

                  (f) Attached hereto as Exhibit B is a true, correct and complete copy of the Limited Delegation of Authority (ORECM Servicing) dated as of April 5, 2000, designating the Servicing Officers of the Company, which Servicing/Special Servicing Officer Designations has not been amended, modified or rescinded and remains in full force and effect.


                  (g) Attached hereto as Exhibit C is a true, correct and complete copy of the Amended and Restated Limited Liability Company Agreement of ORIX Real Estate Capital Markets, LLC dated as of July 12, 1999 (amending and restating that certain Amended and Restated Limited Liability Company Agreement of Banc One Mortgage Capital Markets, LLC dated as of March 31, 1997.)


                  (h) Attached hereto as Exhibits D, E, and F respectively are true, correct and complete copies of the Certificate of Formation of Banc One Mortgage Capital Markets, LLC dated as of March 13, 1997; Certificate of Correction to Certificate of Formation of Banc One Mortgage Capital Markets, LLC dated as of March 14, 1997; and the State of Delaware Certificate of Amendment of Banc One Mortgage Capital Markets, LLC dated as of July 1, 1999, effective as of July 12, 1999, changing the name of the Company to ORIX Real Estate Capital Markets, LLC, with the Company continuing as a Delaware limited liability company under its existing charter, none of which have been amended, modified or rescinded and all of which remain in full force and effect (except to the extent the Certificate of Correction to Certificate of Formation of


                                      D-1-2

                  Banc One Mortgage Capital Markets, LLC revises the Certificate of Formation of Banc One Mortgage Capital Markets, LLC and the State of Delaware Certificate of Amendment of Banc One Mortgage Capital Markets, LLC changes the name of the Company.)


                  (i) Attached hereto as Exhibits G, H, and I are the Certificate of Good Standing and Existence of the Office of the Secretary of State of the State of Delaware, dated August 4, 2000; the Certificate of Authority of the Secretary of State for the State of Texas dated August 4, 2000; and the Certificate of Account Status from the Texas Comptroller of Public Accounts dated August 4, 2000, each relating to ORIX Real Estate Capital Markets, LLC.


                                      D-1-3

                                   EXHIBIT D-2


                             FORM OF CERTIFICATE OF
                                   OFFICER OF
                      ORIX REAL ESTATE CAPITAL MARKETS, LLC

         I, the undersigned, Edgar L. Smith, II, hereby certify that I was validly appointed to the office of, and am, the Chief Operating Officer of ORIX Real Estate Capital Markets, LLC, a Delaware limited liability company, (the "Company"), and do further certify as follows:

         (1) The Amended and Restated Limited Liability Company Agreement of ORIX Real Estate Capital Markets, LLC dated as of July 12, 1999 (amending and restating that certain Amended and Restated Limited Liability Company Agreement of Banc One Mortgage Capital Markets, LLC dated as of March 31, 1997), (the "LLC Agreement") for the Company, is in full force and effect on this date, and constitutes the complete agreement with respect to the LLC Agreement. The Company is duly organized pursuant to the Certificate of Formation of Banc One Mortgage Capital Markets, LLC dated as of March 13, 1997, for the Company, as amended by the Certificate of Correction to Certificate of Formation of Banc One Mortgage Capital Markets, LLC dated as of March 14, 1997 (collectively, the "Certificate of Formation"), and as further amended by the State of Delaware Certificate of Amendment of Banc One Mortgage Capital Markets, LLC dated as of July 1, 1999, effective as of July 12, 1999, changing the name of the Company to ORIX Real Estate Capital Markets, LLC, with the Company continuing as a Delaware limited liability company under its existing charter, each of which has been filed with the Secretary of State of the State of Delaware, and is in full force and effect on this date.

         (2) The Company has taken all organizational actions necessary to authorize the execution and delivery of, and to perform all of the obligations arising from or that relate to, that certain (i) Mortgage Loan Purchase Agreement dated as of August 15, 2000 (the "Mortgage Loan Purchase Agreement"), by and between ORIX Real Estate Capital Markets, LLC, as Seller, and Salomon Brothers Mortgage Securities VII, Inc., as Purchaser, (ii) Indemnification Agreement dated as of August 15, 2000, by and among ORIX Real Estate Capital Markets, LLC, as Mortgage Loan Seller, Salomon Brothers Mortgage Securities VII, Inc., as Depositor, PaineWebber Incorporated, Artesia Banking Corporation and Chase Securities Inc., and (iii) Pooling and Servicing Agreement dated as of August 1, 2000, by and among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, relating to Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (collectively, the "Transaction Documents"). The Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof.

         (3) Either (i) no approval, authorization, consent or order, registration, filing, qualification, license or permit of, or with, any court or governmental agency or body or third party is required for the consummation of the transactions contemplated by the Transaction


                                     D-1-1

Documents, or the execution, delivery or performance of the Transaction Documents by the Company, or (ii) any required consent, approval, authorization or order has been obtained. The respective Transaction Documents are consistent with the general policies of the Company as contemplated by the resolutions adopted by the Company's Board of Managers.

         (4) Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the respective Transaction Documents, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default of the Company under the Certificate of Formation, the LLC Agreement, or, to the best of my knowledge, the terms of any indenture or other agreements or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

         (5) There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company or which would draw into question the validity of the respective Transaction Documents or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the respective Transaction Documents.

         (6) The representations and warranties of the Company contained in the Transaction Documents are true and correct on the date hereof.

Dated as of August 24, 2000               ORIX Real Estate Capital Markets, LLC,
                                          a Delaware limited liability company


                                          By:___________________________________
                                             Name:  Edgar L. Smith, II
                                             Title: Chief Operating Officer


                                     D-1-2

         I, J. Russell Akin, Assistant Secretary of ORIX Real Estate Capital Markets, LLC, hereby certify that Edgar L. Smith, II is the duly appointed, qualified, and acting Chief Operating Officer of ORIX Real Estate Capital Markets, LLC, that the signature appearing above is his genuine signature, and that he is authorized to execute and deliver the Transaction Document on behalf of the Company.


         IN WITNESS WHEREOF, I have hereunto signed my name.


Dated as of August 24, 2000               ORIX Real Estate Capital Markets, LLC,
                                          a Delaware limited liability company


                                          By:___________________________________
                                             Name:  J. Russell Akin
                                             Title: Assistant Secretary


                        _________________________________


                                     D-1-3

                                  EXHIBIT D-3B


              FORM OF OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD,
                          SPECIAL COUNSEL TO THE SELLER



                                 August 24, 2000

Salomon Brothers Mortgage Securities            PaineWebber, Incorporated
VII, Inc.                                       1285 Avenue of the Americas
388 Greenwich Street                            38th Floor
New York, New York  10013                       New York, New York  10019

Wells Fargo Bank Minnesota, N.A.                Chase Securities Inc.
1100 Broken Land Parkway                        450 West 33rd Street
Columbia, Maryland  21044-3562                  14th Floor
                                                New York, New York  10001

Fitch, Inc.                                     Moody's Investor's Service, Inc.
One State Street Plaza                          99 Church Street
New York, New York  10004                       New York, New York  10007

Artesia Banking Corporation                     Salomon Smith Barney Inc.
1180 Northwest Maple Street, Suite 202          388 Greenwich Street
Issaquah, WA  98027                             New York, New York  10013



         Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2

Ladies and Gentlemen:

         We have acted as special counsel for ORIX Real Estate Capital Markets, LLC with respect to that certain Pooling and Servicing Agreement dated as of August 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, relating to Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Agreement"), with respect the Mortgage Loan Purchase Agreement dated as of August 15, 2000 between ORIX Real Estate Capital Markets, LLC, as Seller, and Salomon Brothers Mortgage Securities VII, Inc., as Purchaser (the "Mortgage Loan Purchase Agreement"), and with respect to the Indemnification Agreement dated as of August 15, 2000, among ORIX Real Estate Capital Markets, LLC, as Mortgage Loan Seller, Salomon Brothers Mortgage Securities VII, Inc., as Depositor, Salomon Smith Barney Inc., PaineWebber Incorporated, Chase Securities Inc. and Artesia Banking Corporation (the "Indemnification Agreement"; and the Agreement, the Mortgage Loan Purchase Agreement and the Indemnification


                                     D-1-1

Agreement, collectively, the "Transaction Documents"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

         This opinion letter is furnished pursuant to your request.

         In our examination, we have assumed the genuineness of all signatures (other than that of ORIX Real Estate Capital Markets, LLC), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of the documents executed by the parties thereto, we have assumed that such parties (other than ORIX Real Estate Capital Markets, LLC) had the power, corporate or otherwise, to enter into and perform all of their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties (other than ORIX Real Estate Capital Markets, LLC) of such documents and the validity and binding effect thereof against such parties (other than ORIX Real Estate Capital Markets, LLC). As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of ORIX Real Estate Capital Markets, LLC. In addition, we have assumed that no provision of the respective Transaction Documents violates any banking or securities laws or regulations governing the activities of the parties other than ORIX Real Estate Capital Markets, LLC.

         For the purpose of rendering the opinions expressed in this opinion letter, our review has been limited solely to originals or copies of the following documents, and we have made no other investigation or inquiry:

                  (a) The Certificate of Formation of Banc One Mortgage Capital Markets, LLC dated March 13, 1997; the Certificate of Correction to Certificate of Formation of Banc One Mortgage Capital Markets, LLC dated as of March 14, 1997; the State of Delaware Certificate of Amendment of Banc One Mortgage Capital Markets, LLC dated as of July 1, 1999, effective as of July 12, 1999, changing the name of the company to ORIX Real Estate Capital Markets, LLC, with the company continuing as a Delaware limited liability company under its existing charter; and the Amended and Restated Limited Liability Company Agreement of ORIX Real Estate Capital Markets, LLC dated as of July 12, 1999 (amending and restating that certain Amended and Restated Limited Liability Company Agreement of Banc One Mortgage Capital Markets, LLC dated as of March 31, 1997), all of which are filed with the Secretary of State of Delaware, and the Limited Delegation of Authority dated as of August 1, 2000, executed by James R. Thompson, Chief Executive Officer and President of ORIX Real Estate Capital Markets, LLC (the "Constituent Documents");

                  (b) The Certificate of Officer of ORIX Real Estate Capital Markets, LLC dated as of August 24, 2000, attached hereto;


                                     D-1-2

                  (c) A copy of each of the Transaction Documents executed on behalf of ORIX Real Estate Capital Markets, LLC, which respective copies we have assumed conform to the related originals executed by the other parties to the respective Transaction Documents;

                  (d) A Certificate of Good Standing and Existence of the Office of the Secretary of State of the State of Delaware, dated August 4, 2000; the Certificate of Authority of the Secretary of State of the State of Texas, dated August 4, 2000, and the Certificate of Account Status from the Texas Comptroller of Public Accounting dated August 4, 2000, each relating to ORIX Real Estate Capital Markets, LLC (the "Public Authority Documents").


         We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of Texas with respect to the opinions expressed in paragraphs (6) and (7)(i) below, the limited liability company law of the State of Delaware, and the federal laws of the United States of America.

         We have not conducted any search of any public records nor made any other inquiry concerning the existence of or state of title to any property referenced in the respective Transaction Documents. We express no opinion as to matters of title or priority of liens.

         We have made no independent examination of the business, assets or properties of ORIX Real Estate Capital Markets, LLC or corporate or partnership records thereof (except with respect to copies of the Constituent Documents).

         We have not been asked to render, and do not render, any opinion with respect to the characterization of the nature of the transactions evidenced by the Transaction Documents.

         We have assumed that all right, title and interest in, to and under the Mortgage Loans will be validly transferred to and vested in Wells Fargo Bank Minnesota, National Association, as Trustee, as contemplated by the terms of the Agreement.

         We express no opinion as to the applicability of, or compliance with, any provisions of the Internal Revenue Code of 1986, as amended.

         Based upon and subject to the foregoing and the qualifications herein set forth, we are of the opinion that:

                  (a) ORIX Real Estate Capital Markets, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business in, and is in good standing in, the State of Texas. In rendering this opinion, we have relied exclusively on the Public Authority Documents and the Constituent Documents.


                                     D-1-3

                  (b) ORIX Real Estate Capital Markets, LLC has full limited liability company power and authority to own its properties and conduct its business as presently being conducted by it and to execute, deliver, perform and enter into, and to consummate all transactions and obligations contemplated by, the respective Transaction Documents.


                  (c) ORIX Real Estate Capital Markets, LLC has duly authorized by all necessary limited liability company action the execution, delivery and performance of the respective Transaction Documents.


                  (d) The Transaction Documents have each been duly and validly executed and delivered by ORIX Real Estate Capital Markets, LLC and each constitutes the legal, valid and binding obligation of ORIX Real Estate Capital Markets, LLC enforceable in accordance with its respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                  (e) Execution and delivery by ORIX Real Estate Capital Markets, LLC of, and performance of its agreements in, the respective Transaction Documents do not violate ORIX Real Estate Capital Markets, LLC's Constituent Documents.


                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by ORIX Real Estate Capital Markets, LLC of or compliance by ORIX Real Estate Capital Markets, LLC with the terms of the respective Transaction Documents, or the consummation of the transactions contemplated by the respective Transaction Documents.


                  (g) Neither the consummation of the transactions contemplated by, nor the execution, delivery and performance by ORIX Real Estate Capital Markets, LLC or compliance by ORIX Real Estate Capital Markets, LLC with the terms of the respective Transaction Documents, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under: (i) any statute, rule or regulation; (ii) to our knowledge, the terms of any indenture or other agreement or instrument to which ORIX Real Estate Capital Markets, LLC is a party or by which it is bound or to which it is subject, or (iii) any writ, injunction or decree, known to us, of any court, governmental authority or regulatory body to which ORIX Real Estate Capital Markets, LLC is subject or by which it is bound.


                  (h) To our knowledge, there is no action, suit, proceeding or investigation pending or threatened which may result in any material adverse change in the business, operations, financial conditions, properties or assets of ORIX Real Estate Capital Markets, LLC or in any material impairment of the right or ability of ORIX Real Estate Capital Markets, LLC to carry on its business substantially as now conducted or in any material liability on the part of ORIX Real Estate Capital Markets, LLC or which would draw into question the validity of the respective Transaction Documents or of any action taken or to be taken in connection with the


                                     D-1-4
transactions contemplated thereby, or which would be likely to impair materially the ability of ORIX Real Estate Capital Markets, LLC to perform under the respective terms of the respective Transaction Documents.


         Solely for matters of fact, for purposes of the opinions expressed in paragraphs (6), (7)(ii) and (iii) and (8) we have made inquiry of, and received the Certificate of Officer of ORIX Real Estate Capital Markets, LLC from the Chief Operating Officer and are relying on the Certificate of Officer of ORIX Real Estate Capital Markets, LLC as to matters of fact. Our opinions expressed in paragraphs (1) and (2) are based solely on the provisions of the Limited Liability Company Act, Title 6, Chapter 18 of the Delaware Code, as amended, and the Texas Limited Liability Company Act, Article 1528n of the Texas Revised Civil Statutes, to the extent such act is applicable to ORIX Real Estate Capital Markets, LLC as a foreign limited liability company, and are not based on the review of any case law or judicial precedent of the State of Delaware, the State of Texas or elsewhere.

         All portions of this opinion letter which are limited to the extent of our knowledge or to matters "known to us" or by words of similar import (i) are limited to the actual knowledge of the pertinent facts possessed by the attorneys in this firm who have given substantive legal attention to the representation of ORIX Real Estate Capital Markets, LLC in connection with the transactions contemplated by the respective Transaction Documents, or have represented ORIX Real Estate Capital Market LLC in the past year, and, with your consent, we have made no independent investigation or review of any such matter for purposes of this opinion letter except to obtain the Certificate of Officer of ORIX Real Estate Capital Markets, LLC, (ii) do not include constructive knowledge or inquiry knowledge, and (iii) do not require or imply any examination of the firm's files or that any inquiry be made of ORIX Real Estate Capital Markets, LLC, any lawyer (other than the lawyers in this firm who have rendered substantive attention to the transactions contemplated by the respective Transaction Documents or have represented ORIX Real Estate Capital Market LLC in the past year), or any other person.

         The foregoing opinions, insofar as they relate to the legality, validity, binding nature and enforceability of the respective Transaction Documents are qualified to the extent that (a) no opinion is expressed as to the enforceability of any indemnification provisions of any of the Transaction Documents to the extent that any such provisions provide for indemnification against, or contribution in respect of, securities law liabilities and (b) certain remedial, waiver and similar provisions of the respective Transaction Documents may be further limited or rendered unenforceable by applicable laws, rules, regulations, statutes, administrative interpretations and judicial decisions (collectively, the "Laws"), but in our opinion such Laws do not, subject to the other qualifications contained herein, make the remedies generally afforded by the respective Transaction Documents inadequate for the practical realization of the material benefits purported to be provided by the respective Transaction Documents, except for the economic consequences of procedural or other delays. In addition, we have assumed that, to the extent that any party to the respective Transaction Documents exercises its rights or enforces any remedies under the respective Transaction Documents, it will do so in good faith and in a commercially reasonable manner and that it will abide by any implied covenant of good faith and fair dealing which may be imposed by any of the Laws.


                                     D-1-5

         No opinion may be inferred as to any matter other than as expressly provided herein, and no opinion may be implied or inferred therefrom or from any of the limitations, qualifications, and assumptions set forth herein. Specifically, we express no opinion as to (a) the financial ability of ORIX Real Estate Capital Markets, LLC to meet its obligations under the respective Transaction Documents, (b) the truthfulness or accuracy of any reports, documents, certificates or other matters furnished by ORIX Real Estate Capital Markets, LLC to any person in connection with the respective Transaction Documents, or (c) the truthfulness or accuracy of any representation or warranty made by ORIX Real Estate Capital Markets, LLC.

         This opinion is being furnished to you pursuant to your request therefor and has been rendered to you on the condition that the opinions expressed herein may not be published or otherwise communicated by you to any other person without our specific prior written approval in each instance, except that copies of this opinion may be distributed to the parties to the transactions contemplated by the respective Transaction Documents.

                                                      Very truly yours,




                                                      AKIN, GUMP, STRAUSS,
                                                        HAUER & FELD, L.L.P.


                                     D-1-6

                                    EXHIBIT N


                      SCHEDULE OF DESIGNATED SUB-SERVICERS


                             [SEE ATTACHED SCHEDULE]

             SCHEDULE OF MORTGAGE LOANS WITH RETAINED SUB-SERVICERS

                    MORTGAGE
 CONTROL   LOAN       LOAN
 NUMBER   NUMBER     SELLER          LOAN / PROPERTY NAME                        PROPERTY ADDRESS              CITY          STATE
----------------------------------------------------------------------------------------------------------------------------------

    1     6603043     SBRC     Northpointe Plaza                       9604-10220 North Newport Highway       Spokane          WA

    7     6602507     SBRC     Metatec Building                        7001 Metatec Boulevard                 Dublin           OH

   20     6603488     SBRC     Fountain Oaks                           3603-3697 West Waters Avenue           Tampa            FL

   21     6603311     SBRC     Park Central Office Development         6551-6601 Park Of Commerce Boulevard   Boca Raton       FL

   25     6603150     SBRC     St. Joseph Professional Building        2000 Crawford Street                   Houston          TX

   27     6603051     SBRC     Airport Plaza Office Center - Phase 1   1754 Technology Drive                  San Jose         CA

   29     6602253     SBRC     Hampton Inn - Columbus                  4280 International Gateway             Columbus         OH

   30     7000000     SBRC     Comfort Suites Hotel                    4270 Sawyer Road                       Columbus         OH

   31     6604495     SBRC     Raintree Corporate Center - Phase I     15300 North 90th Street                Scottsdale       AZ
----------------------------------------------------------------------------------------------------------------------------------

   32     6604157     SBRC     For Eyes Optical Portfolio
   32A    6604157A    SBRC     For Eyes Optical - Hialeah              285 West 74th Place                    Hialeah          FL
   32B    6604157B    SBRC     For Eyes Optical - Hialeah 2            7535 West 4th Avenue                   Hialeah          FL
   32C    6604157C    SBRC     For Eyes Optical - Philadelphia 2       1630 Walnut Street                     Philadelphia     PA
   32D    6604157D    SBRC     For Eyes Optical - Lauderhill           5251 North University Drive            Lauderhill       FL
   32E    6604157E    SBRC     For Eyes Optical - Casselberry          3405 US Highway 17-92 South            Casselberry      FL
   32F    6604157F    SBRC     For Eyes Optical - Coral Gables         3542-3544 Coral Way                    Miami            FL
   32G    6604157G    SBRC     For Eyes Optical - Richmond             8107-8111 Midlothian Turnpike          Richmond         VA
   32H    6604157H    SBRC     For Eyes Optical - Rosemont             1213 Lancaster Avenue                  Rosemont         PA
   32I    6604157I    SBRC     For Eyes Optical - Philadelphia         2144 South Broad Street                Philadelphia     PA
----------------------------------------------------------------------------------------------------------------------------------

   47     6604369     SBRC     Sorrento Glen                           11189 & 11199 Sorrento Valley Road     San Diego        CA

   50     6603952     SBRC     Gates Park Crossing Apartments          150 Peyton Place, S.W.                 Atlanta          GA

   57     6603590     SBRC     Cambridge Village Apartments            12945 South Post Oak Road              Houston          TX

   60     6603263     SBRC     Pinon  Trails Apartments                1501 Lomaland Drive                    El Paso          TX

   68     6603174     SBRC     Balboa Palms Apartments                 8441 Balboa Boulevard                  Northridge       CA

   69     6603178     SBRC     Tarzana Palms Apartments                5725 Reseda Boulevard                  Los Angeles      CA

   73     6602817     SBRC     Campbell Hill Apartments                308-330 Campbell Hill Road             Bowling
                                                                                                              Green            OH

   75     6603419     SBRC     Lamar Crossing Shopping Center          3945-4045 Lamar Street                 Paris            TX

   79     6603491     SBRC     Vacaville Town Center                   741-791 East Monte Vista Avenue        Vacaville        CA

   87     6603175     SBRC     Independence Court Apartments           7255 Independence Avenue               Canoga Park      CA

   95     6603246     SBRC     Spartacus Apartments                    4401 Spartacus Drive                   Huntsville       AL

   97     6603225     SBRC     Village Place Shopping Center           7701-7739 West Bellfort Avenue         Houston          TX

   102    6603238     SBRC     Golden Sands Apartments                 15930 Nisqualli Road                   Victorville      CA

   115    6603511     SBRC     Crosstown Self Storage                  950 Crosstown Drive                    Peachtree
                                                                                                              City             GA

   176    6603177     SBRC     Parthenia Garden Apartments             15455 Parthenia Street                 North Hills      CA


 CONTROL   LOAN                     ORIGINAL           MORT-                         CUT-OFF
 NUMBER   NUMBER    ZIP CODE        BALANCE          GAGE RATE      NOTE DATE     DATE BALANCE    RETAINED PRIMARY SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

    1     6603043     99218         31,700,000         7.8000%       08/13/99       31,483,555    LJ Melody & Company, Inc.

    7     6602507     43017         19,000,000         8.2000%       07/28/99       18,874,391    Huntington Capital Corp.

   20     6603488     33614         11,500,000         8.0600%       08/30/99       11,426,513    LJ Melody & Company, Inc.

   21     6603311     33487         11,150,000         8.0300%       08/23/99       11,078,196    LJ Melody & Company, Inc.

   25     6603150     77002          8,500,000         8.2500%       08/06/99        8,448,309    LJ Melody & Company, Inc.

   27     6603051     95110          8,100,000         7.8500%       07/15/99        8,041,261    LJ Melody & Company, Inc.

   29     6602253     43219          6,000,000         7.2600%       09/04/98        5,795,196    Huntington Capital Corp.

   30     7000000     43219          2,080,000         7.2600%       09/04/98        2,009,001    Huntington Capital Corp.

   31     6604495     85260          7,300,000         8.5300%       01/07/00        7,276,618    LJ Melody & Company, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

   32     6604157                    6,950,000         8.9300%       02/29/00        6,935,696    GMAC Commercial Mortgage Corp.
   32A    6604157A    33014
   32B    6604157B    33014
   32C    6604157C    19103
   32D    6604157D    33351
   32E    6604157E    32707
   32F    6604157F    33145
   32G    6604157G    23235
   32H    6604157H    19010
   32I    6604157I    19145
-----------------------------------------------------------------------------------------------------------------------------------

   47     6604369     92121          5,425,000         8.4100%       03/20/00        5,414,017    Holliday Fenoglio Fowler, L.P.

   50     6603952     30311          5,250,000         8.2800%       10/14/99        5,224,150    Financial Federal Savings Bank

   57     6603590     77045          4,965,000         8.0200%       09/10/99        4,936,494    LJ Melody & Company, Inc.

   60     6603263     79935          4,300,000         7.9400%       08/25/99        4,271,663    LJ Melody & Company, Inc.

   68     6603174     91325          2,000,000         7.8300%       12/09/99        1,991,407    LJ Melody & Company, Inc.

   69     6603178     91356          1,680,000         7.8300%       12/09/99        1,672,782    LJ Melody & Company, Inc.

   73     6602817     43402          3,570,000         8.4300%       10/27/99        3,553,108    Huntington Capital Corp.

   75     6603419     75462          3,330,000         8.5100%       11/03/99        3,316,711    Financial Federal Savings Bank

   79     6603491     95688          3,185,000         8.0400%       08/17/99        3,164,542    Ward Cook

   87     6603175     91303          2,800,000         7.8300%       12/09/99        2,787,969    LJ Melody & Company, Inc.

   95     6603246     35805          2,640,000         7.4900%       06/01/99        2,617,493    Financial Federal Savings Bank

   97     6603225     77071          2,596,528 (@)     8.1500%       05/21/99        2,579,991    Holliday Fenoglio Fowler, L.P.

   102    6603238     92392          2,500,000         7.4200%       05/14/99        2,476,260    LJ Melody & Company, Inc.

   115    6603511     30269          2,000,000         8.4300%       07/30/99        1,978,457    Financial Federal Savings Bank

   176    6603177     91343          1,000,000         7.8300%       12/09/99          995,703    LJ Melody & Company, Inc.


                                      N-1